UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)
SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Check appropriate box:

☑  Preliminary information statement.
☐  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
☐  Definitive information statement.

BROOKE CAPITAL CORPORATION
(Name of Registrant As Specified In Its Charter)

Payment of filing fee (check the appropriate box):

☐	No fee required

☑	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock of Brooke Capital Corporation

(2)	Aggregate number of securities to which transaction applies:

Up to 7,250,000 shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to the Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$6.25 per share based on the average of the high and low prices reported on the American Stock Exchange as of September 19, 2007.

(4)	Proposed maximum aggregate value of transaction:

$45,312,500

(5)	Total fee paid: $1,391.09

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

BROOKE CAPITAL CORPORATION
8500 COLLEGE BOULEVARD
OVERLAND PARK, KANSAS 66210

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held October   , 2007

To the Stockholders of Brooke Capital Corporation:

We will hold a special meeting of the stockholders of Brooke Capital Corporation, a Kansas corporation (“Capital”), on          , October   , 2007, at 10:00 a.m. local time, at          , for the following purpose:

•	To consider and vote upon the proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of August 31, 2007, as amended (the “Merger Agreement”), among Capital, Brooke Corporation, a Kansas corporation (“Brooke Corp.”), and Brooke Franchise Corporation, a Missouri corporation (“Brooke Franchise”). Under the Merger Proposal, Brooke Franchise will be merged with and into Capital, with Capital remaining as the surviving corporation (the “Merger”).

•	To consider and vote upon the proposal (the “Exchange Proposal”) to adopt the Exchange Agreement, dated as of August 31, 2007, as amended (the “Exchange Agreement”), among Capital, Delta Plus Holdings, Inc. (“Delta Plus”) and Brooke Corp. Under the Exchange Proposal, Brooke Corp. will contribute to Capital all of the outstanding stock of Delta Plus in exchange for consideration equal to 500,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to earn-out provisions in the Exchange Agreement (the “Exchange”).

•	To approve an amendment (the “Incentive Plan Amendment”) to the Brooke Capital Corporation 2007 Equity Incentive Plan to increase the total number of shares of common stock that may be awarded under such plan from 400,000 to 2,400,000; and

•	The transaction of such other business as may properly come before the Special Meeting and any adjournment(s) or postponement(s) thereof.

Only stockholders of record at the close of business on September   , 2007 (the “Record Date”) are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. A list of the stockholders entitled to vote at the special meeting will be available for examination at the offices of Capital. The affirmative vote of a majority of the total number of outstanding shares of Capital common stock is required for approval of the Merger Proposal, the Exchange Proposal, and the Incentive Plan Amendment. As of the Record Date there were 3,475,817 shares of Capital common stock outstanding and, therefore, an affirmative vote of more than 1,737,909 shares of Capital common stock is required for the approval and adoption of the Merger Proposal, the Exchange Proposal and the Incentive Plan Amendment. The board of directors has been advised that Brooke Corp., our largest stockholder (holding 1,795,467 shares of our common stock), will vote its shares in favor of the Merger Proposal, the Exchange Proposal, and the Incentive Plan Amendment. The Merger Agreement, as amended, and the Exchange Agreement, as amended, have been attached as Annex A and Annex B, respectively, to the Information Statement that accompanies this Notice.

By Order of the Board of Directors

Robert Orr, Director

Overland Park, Kansas
October   , 2007

BROOKE CAPITAL CORPORATION

INFORMATION STATEMENT

We are not asking for a Proxy and you are requested not to send us a Proxy.

This Information Statement is first being mailed or furnished to stockholders of Brooke Capital Corporation, a Kansas corporation (“Capital”) on or about October   , 2007. The special meeting of stockholders will be held at          , on          , October   , 2007 at 10:00 a.m. local time (the “Special Meeting”).

At the Special Meeting, stockholders will be asked to consider and vote on the proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger dated as of August 31, 2007, among Capital, Brooke Corporation, a Kansas corporation (“Brooke Corp.”), and Brooke Franchise Corporation, a Missouri corporation and a wholly owned subsidiary of Brooke Corp. (“Brooke Franchise”). Under the Merger Proposal, Brooke Franchise will be merged with and into Capital, with Capital remaining as the surviving corporation.

Stockholders will also be asked to consider and vote on the proposal (the “Exchange Proposal”) to adopt the Exchange Agreement dated as of August 31, 2007, among Capital, Brooke Corp. and Delta Plus Holdings, Inc. (“Delta Plus”) in which Brooke Corp. will contribute all of the outstanding capital stock of Delta Plus to Capital in exchange for shares of Capital common stock.

Finally, stockholders will be called to consider and vote on an amendment (the “Incentive Plan Amendment”) to the Brooke Capital Corporation 2007 Equity Incentive Plan to increase the total number of shares that may be awarded under the plan from 400,000 to 2,400,000.

Capital is not asking you to submit a proxy to vote your shares at the meeting. You are welcome to attend the meeting in person to vote your shares. However, the anticipated vote by our largest stockholder will be sufficient, without any further action, to provide the requisite approval by the votes of a majority of the outstanding shares of common stock to adopt the Merger Proposal, the Exchange Proposal and the Incentive Plan Amendment.

This Information Statement is being furnished to you solely for the purpose of informing you and the other stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

This Information Statement is dated October   , 2007.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why has Capital called this special meeting of stockholders?

A.	Under the Merger Proposal, Brooke Capital Corporation (“Capital”), Brooke Corporation (“Brooke Corp”) and Brooke Franchise Corporation (“Brooke Franchise”) have entered into an Agreement and Plan of Merger dated as of August 31, 2007, as amended, that is described in this information statement. This agreement, as amended, is referred to as the Merger Agreement. Under the terms of the Merger Agreement, Brooke Franchise will be merged with and into Capital, whereupon the separate existence of Brooke Franchise will cease, and Capital will be the surviving entity of the Merger and constitute the combined companies. As a result of the Merger, Brooke Corp. will receive at closing merger consideration of 5,000,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to a contingent, performance based earn-out based on Capital’s adjusted earnings in fiscal years 2007 and 2008 from operations and using assets of Brooke Franchise as it existed prior to the Merger. To comply with Kansas corporation law, stockholders holding at least a majority of our common stock must approve the Merger Agreement. Under the Exchange Proposal, Capital, Brooke Corp. and Delta Plus Holdings, Inc. (“Delta Plus”) have entered into an Exchange Agreement dated as of August 31, 2007 that is described in this information statement. This agreement is referred to as the Exchange Agreement. Under the terms of the Exchange Agreement, Brooke Corp. will contribute to Capital all of the outstanding stock of Delta Plus in exchange for consideration equal to 500,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to earn-out provisions in the Exchange Agreement. To comply with the rules of the American Stock Exchange, stockholders holding at least a majority of our common stock must approve the Exchange Agreement. Capital also proposes an amendment (the “Incentive Plan Amendment”) to the Brooke Capital Corporation 2007 Equity Incentive Plan to increase the total number of shares that may be awarded under the plan from 400,000 to 2,400,000. The Incentive Plan Amendment requires the approval of stockholders holding at least a majority of our common stock.

Q.	Why is Capital proposing the Merger?

A.	We believe that Brooke Franchise is an attractive target for us because it fits with our strategic objectives since Brooke Franchise is a franchise business that distributes insurance services through a network of more than 800 franchise locations, 1,700 licensed agents and 450 employees and includes non-standard auto insurance companies, through which nearly 40% of Brooke Franchise’s sales commissions are received. Capital’s business plans include the distribution of insurance policies and other compatible services through independent insurance agents. Furthermore, as a public company, Capital is positioned to raise the capital required to increase insurance premium revenues

Q.	What is being voted on?

A.	There are three proposals on which the Capital stockholders are being asked to vote. The first proposal is to adopt and approve the Merger Agreement and the transactions contemplated thereby.

The second proposal is to adopt and approve the Exchange Agreement and the transactions contemplated thereby.

The third proposal is to adopt and approve an amendment to the Brooke Capital Corporation 2007 Equity Incentive Plan to increase the number of shares of Capital common stock issuable pursuant to awards under the Plan from 400,000 to 2,400,000.

Q.	Are the proposals conditioned upon approval of the other proposals?

A.	The obligation to close on the Exchange Agreement is subject to the Merger having first been effectuated.

Q.	What vote is required in order to adopt the Merger Proposal?

A.	The Merger Proposal will be approved upon the affirmative vote of the holders of a majority of the shares of Capital’s common stock present or represented at the meeting.

Q.	What vote is required in order to adopt the Exchange Proposal?

A.	The Exchange Proposal will be approved upon the affirmative vote of the holders of a majority of the shares of Capital’s common stock present or represented at the meeting.

Q.	What vote is required in order to adopt the Incentive Plan Amendment?

A.	The approval of the Incentive Plan Amendment will require the affirmative vote of the holders of a majority of the shares of Capital’s common stock present or represented at the meeting.

Q.	Does the Capital board recommend voting in favor of the three proposals?

A.	Yes. The Capital independent directors committee and board of directors have both carefully considered the terms and conditions of the Merger Agreement, the Exchange Agreement, and the proposal to amend the incentive plan. The independent directors committee has determined that the Merger and the transactions thereby, the Exchange and the transactions contemplated thereby, and the amendment to the incentive plan are fair to the stockholders of Capital other than Brooke Corp. Based on this determination, the Capital directors have determined that the Merger and the transactions contemplated thereby, the Exchange Proposal and the transactions contemplated thereby, and the amendment to the incentive plan are fair to and in the best interests of Capital and its stockholders. The board of directors recommends that Capital stockholders vote for each of (i) the Merger, (ii) the Exchange Proposal, and (iii) the Incentive Plan Amendment. Some of the members of Capital’s board of directors have interests in the Merger Proposal and the Exchange Proposal that are different from, or in addition to, your interests as a stockholder. For a description of such interests and the factors considered by Capital’s board of directors in making its determination with respect to the Merger and the Exchange, please see the section entitled “Item 1: The Merger Proposal — Interests of Capital Directors and Officers in the Proposed Transactions” and the section entitled “Item 1: The Merger Proposal — Reason for Approval of the Merger and the Exchange by the Capital Board of Directors; Recommendations by the Board.”

Q.	What will happen in the proposed Merger?

A.	As a consequence of the Merger, Brooke Franchise will be merged with and into Capital, and as a result the combined company will continue to be a public company owned by the stockholders of Capital, including Brooke Corp.

Q.	What will happen in the proposed Exchange?

A.	Upon the closing of the Exchange Agreement, Delta Plus will become a wholly owned subsidiary of Capital.

Q.	How does Brooke Corp., our largest stockholder, intend to vote its shares?

A.	Brooke Corp., our largest stockholder (holding 1,795,467 shares of our common stock), has advised us that its intends to vote its shares in favor of the Merger Proposal, the Exchange Proposal, and the Incentive Plan Amendment. For that reason, we are not asking you to submit a proxy to vote your shares at the meeting. You are welcome to attend the meeting in person to vote your shares.

Q.	What is the consideration for the Merger?

A.	As a result of the Merger, at Closing, Brooke Corp. will receive merger consideration of 5,000,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to a contingent, performance based earn-out based on Capital’s adjusted earnings in fiscal years 2007 and 2008 from operations and using assets of Brooke Franchise as it existed prior to the Merger.

If Capital, excluding earnings from any subsidiaries, has Brooke Franchise-related adjusted earnings, more particularly referred to as Franchise EBITDA, as that term is defined in the Merger Agreement, for fiscal year 2007, equal to or in excess of $7,900,000, Brooke Corp. will receive additional merger consideration equal to 900,000 shares of Capital common stock; provided that, to the extent Franchise EBITDA for fiscal year 2007 exceeds $11,850,000, Brooke Corp. will receive an additional 225,000 shares of Capital common stock (in addition to the 900,000 shares for meeting the $7,900,000 Franchise EBITDA target).

If Capital, excluding earnings from any subsidiaries, has Franchise EBITDA for fiscal year 2008, equal to or in excess of $9,900,000, Brooke Corp. will receive additional merger consideration equal to 900,000 shares of Capital common stock; provided that, to the extent Franchise EBITDA for fiscal year 2008 exceeds $14,850,000, Brooke Corp. will receive an additional 225,000 shares of Capital common stock (in addition to the 900,000 shares for meeting the $9,900,000 Franchise EBITDA target).

The merger consideration is subject to equitable adjustment in the event of stock splits, stock dividends, reverse stock splits or other charges on Capital’s outstanding stock.

Q.	What is the consideration for the Exchange?

A.	Under the Exchange Agreement, Brooke Corp. will contribute to Capital all of the outstanding stock of Delta Plus in exchange for consideration equal to 500,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to an earn-out.

If Delta Plus, on a consolidated basis, has Net Income, as defined in the Exchange Agreement, for fiscal year 2007, equal to or in excess of $600,000, Brooke Corp. will receive additional exchange consideration equal to 100,000 shares of Capital common stock; provided that, to the extent Delta Plus’s consolidated Net Income for fiscal year 2007 equals or exceeds $900,000, Brooke Corp. will receive an additional 25,000 shares of Capital common stock (in addition to the 100,000 shares for meeting the $600,000 consolidated Net Income target). If Delta Plus, on a consolidated basis, has Net Income for fiscal year 2008, equal to or in excess of $1,600,000, Brooke Corp. will receive additional merger consideration equal to 100,000 shares of Capital common stock; provided that, to the extent Delta Plus’s consolidated Net Income for fiscal year 2008 equals or exceeds $2,400,000, Brooke Corp. will receive an additional 25,000 shares of Capital common stock (in addition to the 100,000 shares for meeting the $1,600,000 consolidated Net Income target).

Q.	What will our stockholders receive in the proposed Merger and Exchange?

A.	Our stockholders will own the combined company if the Merger Proposal is approved. The combined company will own Delta Plus if the Exchange Agreement is effectuated.

Q.	Who will manage the combined company after the Merger and Exchange?

A.	Under the terms of the Merger Agreement and Exchange Agreement, two executive officers of Brooke Franchise, Kyle L. Garst and Dane Devlin, will become directors of Capital. Subject to board approval, Mr. Garst will become our Chairman of the Board and Chief Executive Officer. Subject to board approval, Mr. Devlin will become our President and Chief Operating Officer. For additional information concerning our anticipated officers and directors following the Merger and Exchange, see the section entitled “Executive Officers, Directors, and Other Information about the Combined Company”.

Q.	When do you expect the Merger to be completed?

A.	The closing of the Merger will take place promptly following the satisfaction of the conditions described under the section entitled, “The Merger Agreement — Conditions to the Closing of the Merger,” unless Capital and Brooke Corp. agree in writing to another time. The Merger is expected to be consummated within two (2) business days following the approval of the Merger at the Special Meeting.

Q.	When do you expect the Exchange to be completed?

A.	Subject to receipt of regulatory approval, the Exchange Agreement is expected to be closed shortly after the Merger is effectuated.

Q.	What do I need to do now?

A.	Capital urges you to read carefully and consider the information contained in this information statement, including the exhibits, and to consider how the Merger and Exchange will affect you as a stockholder of Capital.

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Q.	What are the federal income tax consequences of the Merger and the Exchange to Capital and its stockholders?

A.	For federal income tax purposes, it is intended that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code and this discussion assumes that the Merger will be treated as such. Holders of Capital stock will not recognize any gain or loss for federal income tax purposes as a result of the Merger. No gain or loss will be recognized by Capital pursuant to or as a result of the Merger.

For federal income tax purposes, it is intended that the Exchange will constitute a tax-free transaction pursuant to Section 351(a) of the Internal Revenue Code and this discussion assumes that the Exchange will be treated as such. Holders of Capital stock will not recognize any gain or loss for federal income tax purposes as a result of the Exchange. No gain or loss will be recognized by Capital pursuant to or as a result of the Exchange.

For a description of the material federal income tax consequences of the Merger and the Exchange, respectively, please see the information set forth in “Item 1: The Merger Proposal — Material Federal Income Tax Consequences Of The Merger.” and “Item 2: The Exchange Proposal — Material Federal Income Tax Consequences Of The Exchange.”

Q.	Who can help answer my questions?

A.	If you have questions about the Merger, the Exchange, or the Incentive Plan Amendment or if you need additional copies of the information statement you should contact William Morton, Chief Financial Officer of Capital at billmorton@brookeagent.com or by calling (913) 383-9700 x4532.

You may also obtain additional information about Capital from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY

This summary highlights selected information contained elsewhere in this Information Statement, including the material terms of the Merger Proposal, the Exchange Proposal and the incentive plan amendment. The proposals are described in greater detailed information contained elsewhere in this Information Statement. You should carefully read this entire document and the other documents to which this document refers you.

Reasons for the Special Meeting

Capital’s board of directors has called a special meeting of stockholders to consider and vote on the following proposals:

•	The Merger Proposal to adopt the Agreement and Plan of Merger, dated as of August 31, 2007, as amended (the “Merger Agreement”), among Capital, Brooke Corp. and Brooke Franchise, and the approval of the transactions contemplated thereby;

•	The Exchange Proposal to adopt the Exchange Agreement, dated as of August 31, 2007, as amended (the “Exchange Agreement”), among Capital, Brooke Corp. and Delta Plus, and the approval of the transactions contemplated thereby; and

•	The Incentive Plan Amendment to increase the number of shares that may be awarded under such plan from 400,000 to 2,400,000.

The Merger Proposal, the Exchange Proposal, and the Incentive Plan Amendment must each be approved by the stockholders of Capital in order for the Merger Proposal, the Exchange Proposal, and the Incentive Plan Amendments to be consummated.

The Merger Proposal

The Parties:

Brooke Capital Corporation (“Capital”) is a Kansas corporation that sells proprietary life insurance and annuity products through its wholly owned subsidiary First Life America Corporation, a Kansas domiciled life insurance company. Capital also brokers loans to managing general insurance agencies through its wholly owned subsidiary Brooke Capital Advisors, Inc. The common stock of Capital began trading on the American Stock Exchange on August 30, 2007 under the symbol BCP.

Brooke Franchise Corporation (“Brooke Franchise”) is a Missouri corporation whose primary business is distributing property and casualty insurance through a network of independent insurance agencies franchised under the “Brooke” trade name.

Brooke Corporation (“Brooke Corp.”) is a Kansas corporation that acts as a holding company, including its ownership of 100% of the common stock of Brooke Franchise, approximately 52% of the common stock of Capital and 100% of the common stock of Delta Plus Holdings, Inc. (“Delta Plus”). Brooke Corp. also has a 62% ownership of Brooke Credit Corporation (symbol BRCR (OTCBB: BRCR.OC) and 100% ownership of Brooke Brokerage Corporation (parent of Brooke Savings Bank).

The Merger Agreement

Structure of the Merger.  Under the terms of the Merger Agreement, Brooke Franchise will be merged with and into Capital, whereupon the separate existence of Brooke Franchise will cease, and Capital will be the surviving entity of the Merger of the combined companies.

Merger Consideration.  As a result of the Merger, at Closing, Brooke Corp. will receive merger consideration of 5,000,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to a contingent, performance based earn-out based on Capital’s adjusted earnings in fiscal years 2007 and 2008 from operations and using assets of Brooke Franchise as it existed prior to the Merger. If Capital, excluding earnings from any subsidiaries, has Brooke Franchise-related adjusted earnings, more particularly referred to as Franchise EBITDA, as that term is defined in the Merger Agreement, for fiscal year 2007, equal to or in excess of $7,900,000, Brooke Corp. will receive additional merger consideration equal to 900,000 shares of Capital common stock; provided that, to the extent Franchise EBITDA for fiscal year 2007 exceeds $11,850,000, Brooke Corp. will receive an additional 225,000 shares of Capital common stock (in addition to the 900,000 shares for meeting the $7,900,000 Franchise EBITDA target). If Capital, excluding earnings from any subsidiaries, has Franchise EBITDA for fiscal year 2008, equal to or in excess of $9,900,000, Brooke Corp. will receive additional merger consideration equal to 900,000 shares of Capital common stock; provided that, to the extent Franchise EBITDA for fiscal year 2008 exceeds $14,850,000, Brooke Corp. will receive an additional 225,000 shares of Capital common stock (in addition to the 900,000 shares for meeting the $9,900,000 Franchise EBITDA target). The merger consideration is subject to equitable adjustment in the event of stock splits, stock dividends, reverse stock splits or other charges on Capital’s outstanding stock.

Determinations of Franchise EBITDA for comparison to earn-out payment thresholds will be made in accordance with GAAP, be calculated by Capital and be derived from and/or consistent with Capital’s earnings before interest, taxes, depreciation and amortization reported in Capital’s Form 10-K filing with the SEC for the applicable period, and reviewed by Capital’s independent auditor as part of the annual audit performed for SEC filings. The statement of Franchise EBITDA proposed by Capital will then be subject to Brooke Corp. review. Any dispute over the statement of Franchise EBITDA proposed by Capital not otherwise resolved by Brooke Corp. and Capital will be submitted to independent accountants selected by Brooke Corp. and Capital and the independent accountants’ determinations regarding the disputed items will be final and binding on the parties.

Notwithstanding the foregoing, if after the Merger but prior to December 31, 2008, there occurs a “Change in Control,” as defined in the Merger Agreement and outlined below, all potential earn-out shares (totaling 2,250,000 shares of Capital common stock) shall be paid to Brooke Corp. as merger consideration regardless of whether the targeted Franchise EBITDA thresholds are met. A Change in Control would consist of (a) a sale of all or substantially all of Capital’s assets and assumption of all or substantially all of Capital’s liabilities, (b) a sale by Capital of its voting capital stock in a transaction or series of transactions that result in persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transactions, owning less than 50% of the voting capital stock of Capital immediately after such transactions, (c) a sale by the stockholders of Capital of their voting capital stock of Capital in a transaction or series of transactions that result in persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transactions, owning less than 50% of the voting capital stock of Capital immediately after such transactions, provided that the independent directors of the board of directors of Capital have approved such transactions, (d) a merger or consolidation of Capital with or into any other entity, irrespective of whether Capital is the surviving or resulting entity, other than a merger for the sole purpose of reincorporating into a state other than Capital’s original state of incorporation, (e) a sale of all or substantially all of the assets and assumption of all or substantially all of the liabilities of the Franchise Division (i.e. the Brooke Franchise-related assets and liabilities and operations merged into Capital per the Merger), or (f) a transaction by which the Franchise Division is spun off from, split up from, or otherwise divested or transferred separate and apart from the other assets and subsidiaries of Capital.

Conditions of Capital to Closing the Merger.  The obligations of Capital to consummate the Merger and related transactions are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Capital (capitalized terms in the following list of conditions not otherwise defined herein, have the meanings given them in the Merger Agreement):

•	The representations and warranties of Brooke Corp. and Brooke Franchise contained in the Merger Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material” or “materiality” qualifiers or qualifications for a “Company Material Adverse Effect”, and except for those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Brooke Corp. and Brooke Franchise to consummate the Merger and related transactions.

•	All covenants, agreements and obligations required by the terms of the Merger Agreement to be performed, satisfied or complied with by Brooke Corp. and Brooke Franchise, at or before the Closing Date shall have been duly and properly performed and complied with in all material respects.

•	There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated in the Merger Agreement or renders it unlawful to consummate such transactions.

•	Capital shall have distributed this Information Statement to its stockholders.

•	The independent directors and the board of directors of Capital shall have duly approved the Merger Agreement and all transactions contemplated thereby, and Capital shall have obtained the approval by majority vote of its stockholders.

•	All approvals, consents and waivers of all persons and authorities that are required to effect the transactions contemplated in the Merger Agreement shall have been received, and executed counterparts thereof shall have been delivered to Capital not less than two business days prior to the Closing.

•	No litigation shall have been commenced or threatened against Capital, Brooke Corp., Brooke Franchise, or any of the affiliates, officers or directors of any of them, with respect to the Merger or related transactions, which, in the reasonable judgment of counsel to Capital, could have a Company Material Adverse Effect or prevent consummation of the Merger or related transactions.

•	There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Company Material Adverse Effect.

•	The fairness opinion received by the Independent Directors Committee of Capital on August 31, 2007 from Duff & Phelps shall not have been changed, modified or withdrawn on or before the Closing Date;

•	Capital shall have received the Solvency Opinion, as defined in the Merger Agreement, satisfactory to the Independent Directors Committee and the Board of Directors of Capital in its and their sole discretion, confirming the Solvency, as defined in the Merger Agreement, of Brooke Franchise, on a consolidated basis immediately prior to the transactions contemplated in the Merger Agreement and the Solvency of Capital on a consolidated basis immediately after the transactions contemplated by Merger Agreement.

•	Capital shall have received from the other parties each of the deliverables to be provided pursuant to the Merger Agreement.

•	Brooke Corp. shall have paid in cash to Brooke Franchise an amount equal to the Parent Receivable, as defined in the Merger Agreement, valued on and as of the Closing Date.

•	The board of directors of Brooke Franchise, and Brooke Corp. in Brooke Corp.’s capacity as stockholder of Brooke Franchise, shall have duly approved the Merger Agreement and all transactions contemplated therein, and the board of directors of Brooke Corp. shall have duly approved the Merger Agreement and all transactions contemplated therein.

•	Brooke Franchise must have Net Working Capital, shown on the Closing Balance Sheet, of no less than $22,800,000.

Conditions of Brooke Corp. and Brooke Franchise to Closing the Merger.  The obligations of Brooke Corp. and Brooke Franchise to consummate the Merger and related transactions are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Brooke Corp. (capitalized terms in the following list of conditions not otherwise defined herein, have the meanings given them in the Merger Agreement):

•	The representations and warranties of Capital on the other hand, contained in the Merger Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material” or “materiality” qualifiers or qualifications for a “Capital Material Adverse Effect” on the other hand, and except for those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Capital Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Capital to consummate the Merger and related transactions.

•	All covenants, agreements and obligations required by the terms of the Merger Agreement to be performed, satisfied or complied with by Capital, at or before the Closing Date, shall have been duly and properly performed and complied with in all material respects.

•	There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated in the Merger Agreement or renders it unlawful to consummate such transactions.

•	The board of directors of Brooke Franchise, and Brooke Corp. in Brooke Corp.’s capacity as stockholder of Brooke Franchise, shall have duly approved the Merger Agreement and all transactions contemplated therein, and the board of directors of Brooke Corp. shall have duly approved the Merger Agreement and all related transactions.

•	All approvals, consents and waivers of all persons and authorities that are required to effect the transactions contemplated in the Merger Agreement shall have been received, and executed counterparts thereof shall have been delivered to Brooke Corp. and Brooke Franchise not less than two business days prior to the Closing.

•	No litigation shall have been commenced or threatened against Capital, Brooke Corp., Brooke Franchise, or any of the affiliates, officers or directors of any of them, with respect to the Merger or related transactions, which, in the reasonable judgment of counsel to Brooke Corp., could have a Company Material Adverse Effect or prevent consummation of the Merger or related transactions.

•	Brooke Corp. and Brooke Franchise shall have received from the other parties each of the deliverables to be provided pursuant to the Merger Agreement.

•	There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Capital Material Adverse Effect.

•	The Articles of Incorporation of Capital shall not have been amended to provide for cumulative voting rights, classification of directors, diminution of the rights of any controlling stockholder or extraordinary treatment of minority stockholders or management members.

•	Brooke Corp. shall have paid any and all amounts owed to Brooke Franchise and Brooke Franchise shall have paid any and all amounts owed to Brooke Corp.

•	Brooke Franchise shall have executed and delivered to Brooke Corp. an Amended and Restated Servicing and Tax Allocation Agreement. Among other provisions, the Amended and Restated Servicing and Tax Allocation Agreement shall provide for: (i) a monthly fee of zero dollars ($00); (ii) the continuation of specified services during a transition period ending on December 31, 2007; and (iii) for the reimbursement by Brooke Franchise to Brooke Corp. of all out of pocket expenses reasonably incurred by Brooke Corp. in connection with the operations of the Company or the support provided by Brooke Corp. to Brooke Franchise.

•	The opinion from the investment bank of national reputation that the transaction contemplated by Merger Agreement is entirely fair to the shareholders of Brooke Corp. that was received by Brooke Corp. immediately prior to the signing of the Merger Agreement shall remain in effect and such investment bank shall have confirmed same in writing on and as of the Closing Date.

•	Brooke Corp. shall have received a solvency opinion, satisfactory to its Board of Directors in its sole discretion, confirming the Solvency, as defined in the Merger Agreement, of Brooke Franchise, on a consolidated basis immediately prior to the transactions contemplated in the Merger Agreement and the Solvency of Capital on a consolidated basis immediately after the transactions contemplated by Merger Agreement.

•	Brooke Franchise shall have declared and paid the Parent Dividend, as defined in Merger Agreement.

•	Brooke Corp. shall have received a written opinion, in form and substance reasonably acceptable to the Brooke Corp. and its legal counsel, issued by legal counsel to Capital that the shares constituting the Initial Merger Consideration under the Merger Agreement have been duly authorized, validly issued, and are fully paid and nonassessable.

Termination of the Merger.  The Merger Agreement and the transactions contemplated thereby may be terminated at any time prior to Closing:

•	By the mutual written consent of Capital and Brooke Corp.;

•	By either Capital or Brooke Corp. by written notice to the other party if the Closing shall not have occurred on or before December 31, 2007; provided, however, that such termination may not be effectuated if the failure to consummate the transactions contemplated in the Merger Agreement prior to the December 31, 2007 date is the direct or indirect result of any breach of any covenant, representation or warranty of such party or because any of the conditions precedent to the obligations of the other party have not been satisfied due to any action or failure to act by the party seeking termination;

•	By Capital, by prior written notice to Brooke Corp., if Brooke Corp. or Brooke Franchise shall fail to perform in any material respect any material obligation of Brooke Corp. or Brooke Franchise herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Capital has notified Brooke Corp. of its intent to terminate for such failure;

•	By Brooke Corp., by prior written notice to Capital, if Capital shall fail to perform in any material respect any material obligation of Capital herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Brooke Corp. has notified Capital of its intent to terminate for such failure; or

•	By Brooke Corp., if Brooke Corp. has not received the Fairness Opinion specified in Section 7.13 of the Merger Agreement, indicating that the transactions contemplated in the Merger Agreement are not entirely fair to all of the shareholders of Brooke Corp., on or before December 31, 2007.

The Related Delta Plus Exchange

Contingent upon closing of the transactions contemplated in the Merger Agreement and effectuation of the Merger, Brooke Corp. and Capital intend to close the transactions contemplated in that certain Exchange Agreement dated August 31, 2007 among Brooke Corp., Delta Plus and Capital (the “Exchange Agreement”). Under the Exchange Agreement (which is attached to the Information Statement as “Annex B”), Brooke Corp. will contribute to Capital all of the outstanding stock of Delta Plus in exchange for consideration equal to 500,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to an earn-out.

If Delta Plus, on a consolidated basis, has Net Income, as defined in the Exchange Agreement, for fiscal year 2007, equal to or in excess of $600,000, Brooke Corp. will receive additional exchange consideration equal to 100,000 shares of Capital common stock; provided that, to the extent Delta Plus’s consolidated Net Income for fiscal year 2007 equals or exceeds $900,000, Brooke Corp. will receive an additional 25,000 shares of Capital common stock (in addition to the 100,000 shares for meeting the $600,000 consolidated Net Income target). If Delta Plus, on a consolidated basis, has Net Income for fiscal year 2008, equal to or in excess of $1,600,000, Brooke Corp. will receive additional merger consideration equal to 100,000 shares of Capital common stock; provided that, to the extent Delta Plus’s consolidated Net Income for fiscal year 2008 equals or exceeds $2,400,000, Brooke Corp. will receive an additional 25,000 shares of Capital common stock (in addition to the 100,000 shares for meeting the $1,600,000 consolidated Net Income target).

The Exchange Agreement

Structure of the Exchange.  Under the terms of the Exchange Agreement, Brooke Corp. will contribute to Capital all of the outstanding capital stock of Delta Plus in exchange for Capital common stock.

Exchange Consideration.  As a result of the exchange between Brooke Corp. and Capital of Delta Plus’s stock in return for Capital stock (the “Exchange”), at Closing, Capital will receive all of the outstanding Delta Plus common stock and Brooke Corp. will receive exchange consideration equal to 500,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to an earn-out.

If Delta Plus, on a consolidated basis, has Net Income for fiscal year 2007, equal to or in excess of $600,000, Brooke Corp. will receive additional merger consideration equal to 100,000 shares of Capital common stock; provided that, to the extent Delta Plus’s consolidated Net Income for fiscal year 2007 exceeds $900,000, Brooke Corp. will receive an additional 25,000 shares of Capital common stock (in addition to the 100,000 shares for meeting the $600,000 consolidated Net Income target). If Delta Plus, on a consolidated basis, has Net Income for fiscal year 2008, equal to or in excess of $1,600,000, Brooke Corp. will receive additional merger consideration equal to 100,000 shares of Capital common stock; provided that, to the extent Delta Plus’s consolidated Net Income for fiscal year 2008 exceeds $2,400,000, Brooke Corp. will receive an additional 25,000 shares of Capital common stock (in addition to the 100,000 shares for meeting the $1,600,000 consolidated Net Income target).

Notwithstanding the foregoing, if after the Exchange but prior to December 31, 2008, there occurs a “Change in Control,” as defined in the Exchange Agreement and outlined below, all potential earn-out shares (totaling 250,000 shares of Capital common stock) shall be paid to Brooke Corp. as exchange consideration regardless of whether the targeted Delta Plus’s consolidated Net Income thresholds are met. A Change in Control would consist of (a) a sale of all or substantially all of Capital’s assets and assumption of all or substantially all of Capital’s liabilities, (b) a sale by Capital of its voting capital stock in a transaction or series of transactions that result in persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transactions, owning less than 50% of the voting capital stock of Capital immediately after such transactions, (c) a sale by the stockholders of Capital of their voting capital stock of Capital in a transaction or series of transactions that result in persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transactions, owning less than 50% of the voting capital stock of Capital immediately after such transactions, provided that the independent directors of the board of directors of Capital have approved such transactions, (d) a merger or consolidation of Capital with or into any other entity, irrespective of whether Capital is the surviving or resulting entity, other than a merger for the sole purpose of reincorporating into a state other than Capital’s original state of incorporation, (e) a sale of all or substantially all of Delta Plus’s assets and assumption of all or substantially all of Capital’s liabilities, (f) a sale by Delta Plus of its voting capital stock in a transaction or series of transactions that result in persons who beneficially owned more than 50% of the voting capital stock of Delta Plus immediately prior to such transactions, owning less than 50% of the voting capital stock of Delta Plus immediately after such transactions, (g) a sale by the stockholders of Delta Plus of their voting capital stock of Delta Plus in a transaction or series of transactions that result in persons who beneficially owned more than 50% of the voting capital stock of Delta Plus immediately prior to such transactions, owning less than 50% of the voting capital stock of Delta Plus immediately after such transactions, provided that the independent directors of the board of directors of Delta Plus have approved such transactions, or (h) a merger or consolidation of Delta Plus with or into any other entity, irrespective of whether Delta Plus is the surviving or resulting entity, other than a merger for the sole purpose of reincorporating into a state other than Delta Plus’s original state of incorporation.

Determinations of consolidated Net Income for comparison to earn-out payment thresholds will be made in accordance with GAAP, be calculated by Capital and be derived and/or consistent with Capital’s after-tax net income reported in Capital’s Form 10-K filing with the SEC for the applicable period, and reviewed by Capital’s independent auditor as part of the annual audit performed for SEC filings. The statement of Net Income proposed by Capital will then be subject to Brooke Corp. review. Any dispute over the statement of Net Income proposed by Capital not otherwise resolved by Brooke Corp. and Capital will be submitted to independent accountants selected by Brooke Corp. and Capital and the independent accountants’ determinations regarding the disputed items will be final and binding on the parties.

Conditions to Closing the Exchange.

Conditions of Capital to Closing the Exchange.  The obligations of Capital to consummate the Exchange and related transactions are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Capital (capitalized terms in the following list of conditions not otherwise defined herein, have the meanings given them in the Exchange Agreement):

•	The representations and warranties of Brooke Corp. and Delta Plus, contained in the Exchange Agreement, shall be true and correct as of the Closing Date as though made at that time (without regard to any “material” or “materiality” qualifiers or qualifications for a “Company Material Adverse Effect,” and except for those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Brooke Corp. and Delta Plus to consummate the Exchange and related transactions.

•	All covenants, agreements and obligations required by the terms of the Exchange Agreement to be performed, satisfied or complied with by Brooke Corp. and Delta Plus, at or before the Closing Date, shall have been duly and properly performed and complied with in all material respects.

•	There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated in the Exchange Agreement or renders it unlawful to consummate such transactions.

•	Capital shall have received the Solvency Opinion, as defined in the Exchange Agreement, satisfactory to the Independent Directors Committee and the Board of Directors of Capital in its and their sole discretion, confirming the Solvency, as defined in the Exchange Agreement, of Delta Plus, on a consolidated basis immediately prior to the transactions contemplated in the Exchange Agreement and the Solvency of Capital on a consolidated basis immediately after the transactions contemplated by Exchange Agreement.

•	The independent directors and the board of directors of Capital shall have duly approved the Exchange Agreement and all transactions contemplated thereby, and Capital shall have obtained the approval by majority vote of its stockholders.

•	All approvals, consents and waivers of all persons and authorities that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Capital, not less than two business days prior to the Closing.

•	No litigation shall have been commenced or threatened against Capital, Brooke Corp., Delta Plus, or any of the affiliates, officers or directors of any of them, with respect to the Merger or related transactions, which, in the reasonable judgment of counsel to Capital, could have a Company Material Adverse Effect or prevent consummation of the Exchange or related transactions.

•	There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Company Material Adverse Effect.

•	The fairness opinion received by the Independent Directors Committee of Capital on August 31, 2007 from Duff & Phelps shall not have been changed, modified or withdrawn on or before the Closing Date.

•	Capital shall have received from the other parties each of the deliverables to be provided pursuant to the Exchange Agreement.

•	The boards of directors of Delta Plus and Brooke Corp., in Brooke Corp.’s capacity as stockholder of Delta Plus, shall have duly approved the Exchange Agreement and all transactions contemplated therein, and the board of directors of Brooke Corp. shall have duly approved the Exchange Agreement and all related transactions.

•	Delta Plus on a consolidated basis must have Tangible Book Value on and as of the Closing Date that is equal to or great than zero, and Brooke Corp. shall have made any necessary cash contribution to Delta Plus to ensure said level of Tangible Book Value.

Conditions of Brooke Corp. and Delta Plus to Closing the Exchange.  The obligations of Brooke Corp. and Delta Plus to consummate the Exchange and related transactions are subject to the satisfaction, at or before the

Closing Date, of each of the following conditions, unless waived in writing by Brooke Corp. (capitalized terms in the following list of conditions not otherwise defined herein, have the meanings given them in the Exchange Agreement):

•	The representations and warranties of Capital, contained in the Exchange Agreement, shall be true and correct as of the Closing Date as though made at that time (without regard to any “material” or “materiality” qualifiers or qualifications for a “Capital Material Adverse Effect”, and except for those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Capital Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Capital to consummate the Exchange and related transactions.

•	All covenants, agreements and obligations required by the terms of the Exchange Agreement to be performed, satisfied or complied with by Capital, on or before the Closing Date, shall have been duly and properly performed and complied with in all material respects.

•	There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated by the Exchange Agreement or renders it unlawful to consummate such transactions.

•	The boards of directors of Delta Plus and Brooke Corp., in Brooke Corp.’s capacity as stockholder of Delta Plus, shall have duly approved the Exchange Agreement and all transactions contemplated therein, and the board of directors of Brooke Corp. shall have duly approved the Exchange Agreement and all related transactions.

•	All approvals, consents and waivers of all persons and authorities that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Brooke Corp. and Delta Plus, not less than two business days prior to the Closing.

•	No litigation shall have been commenced or threatened against Capital, Brooke Corp., Delta Plus, or any of the affiliates, officers or directors of any of them, with respect to the Merger or related transactions, which, in the reasonable judgment of counsel to Brooke Corp., could have a Company Material Adverse Effect or prevent consummation of the Exchange or related transactions.

•	Brooke Corp. shall have received from the other parties each of the deliverables to be provided pursuant to the Exchange Agreement.

•	Delta Plus shall have paid in cash to Brooke Corp. an amount equal to the Parent Payable, as defined in the Exchange Agreement, valued on and as of the Closing Date.

•	There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Capital Material Adverse Effect.

•	The Articles of Incorporation of Capital shall not have been amended to provide for cumulative voting rights, classification of directors, diminution of the rights of any controlling stockholder or extraordinary treatment of minority stockholders or management members.

•	Brooke Corp. shall have paid any and all amounts owed to Delta Plus and Delta Plus shall have paid any and all amounts owed to Brooke Corp.

•	Brooke Corp. shall have received the Solvency Opinion, as defined in the Exchange Agreement, satisfactory to its Board of Directors, in its sole discretion, confirming the Solvency, as defined in the Exchange Agreement, of Delta Plus, on a consolidated basis immediately prior to the transactions contemplated in the Exchange Agreement and the Solvency of Capital on a consolidated basis immediately after the transactions contemplated by Exchange Agreement.

•	The opinion from the investment bank of national reputation that the transaction contemplated by Exchange Agreement is entirely fair to the shareholders of Brooke Corp. that was received by Brooke Corp.

immediately prior to the signing of the Exchange Agreement shall remain in effect and such investment bank shall have confirmed same in writing on and as of the Closing Date.

•	Delta Plus, on a consolidated basis shall have a Tangible Book Value, as defined in the Exchange Agreement, that is equal to or greater than zero on and as of the Closing Date.

•	The transactions contemplated by and in the Merger Agreement shall have been consummated.

•	Brooke Corp. shall have received a written opinion, in form and substance reasonably acceptable to the Brooke Corp. and its legal counsel, issued by legal counsel to Capital that the shares constituting the Initial Exchange Consideration under the Exchange Agreement have been duly authorized, validly issued, and are fully paid and nonassessable.

Termination of the Exchange.  The Exchange Agreement and the transactions contemplated thereby may be terminated at any time prior to Closing:

•	By the mutual written consent of Capital and Brooke Corp.;

•	By either Capital or Brooke Corp., by written notice to the other party if the Closing shall not have occurred on or before December 31, 2007; provided, however, that such termination may not be effectuated if the failure to consummate the transactions contemplated in the Exchange Agreement prior to the December 31, 2007 date is the direct or indirect result of any breach of any covenant, representation or warranty of such party or because any of the conditions precedent to the obligations of the other party have not been satisfied due to any action or failure to act by the party seeking termination;

•	By Capital, by prior written notice to Brooke Corp., if Brooke Corp. or Delta Plus shall fail to perform in any material respect any material obligation of Brooke Corp. or Delta Plus required in the Exchange Agreement to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Capital has notified Brooke Corp. of its intent to terminate for such failure;

•	By Brooke Corp., by prior written notice to Capital, if Capital shall fail to perform in any material respect any material obligation of Capital required in the Exchange Agreement to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Brooke Corp. has notified Capital of its intent to terminate for such failure; or

•	By Brooke Corp., if Brooke Corp. has not received the Fairness Opinion specified in the Exchange Agreement, indicating that the transactions contemplated by the Exchange Agreement are not entirely fair to all of the shareholders of Brooke Corp., on or before December 31, 2007.

Business Rationale for Proposed Transactions

We believe that Brooke Franchise and Delta Plus are attractive targets for us because they fit with our strategic objectives as follows:

•	Brooke Franchise is a franchise business that distributes insurance services through a network of more than 800 franchise locations, 1,700 licensed agents and 450 employees.

•	The value of Brooke Franchise is its insurance agency distribution system of more than 800 franchise locations, 1,700 licensed agents and 450 employees. Brooke Franchise proposes to increase its profit margins by combining its insurance agency distribution system with insurance companies so it can increase profit margins by receiving a larger share of insurance premiums by generating underwriting profits in addition to receiving sales commissions.

•	Nearly 40% of Brooke Franchise’s sales commissions are received from non-standard auto insurance companies. Traders Insurance Company, a wholly owned subsidiary of Delta Plus, primarily issues non-standard auto insurance policies but requires additional capital to support significant increases in insurance premium revenues.

•	Capital’s business plans include the distribution of insurance policies and other compatible services through independent insurance agents. Furthermore, as a public company, Capital is positioned to raise the capital required to increase insurance premium revenues.

Interests of Capital’s Directors and Officers in the Proposed Transactions.

Some of the members of Capital’s board of directors and officers have interests in the Merger Proposal and the Exchange Proposal that are different from, or in addition to, your interests as a stockholder. For a description of such interest, please see the section entitled “Item 1: The Merger Proposal — Interests of Capital Directors and Officers in the Proposed Transactions.”

The Amendment to the Equity Incentive Plan

The Brooke Capital Corporation 2007 Equity Incentive Plan (“Plan”) was approved at the annual meeting of shareholders of Capital on June 7, 2007. The Plan was created to provide Capital’s compensation committee flexibility to determine what types of awards are beneficial to Capital, its employees, directors and shareholders as changes occur with respect to compensation trends, accounting treatment of awards, tax treatment of awards to the Capital or our employees or directors, or our cash flow needs.

Capital shareholders are being asked to approve an amendment to the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan from 400,000 to 2,400,000. The proposed increase is recommended by the Board of Directors of Capital to ensure that the combined company has a sufficient number of shares of Common Stock available under the Plan to provide non-cash incentives to the larger employee base of the combined company.

Appraisal or Dissenter Rights

No appraisal rights are available under the Kansas General Corporation Law for the stockholders of Capital in connection with the proposals contained in this Information Statement.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following presents selected historical financial data of Capital, Brooke Franchise and Delta Plus, Inc.

The following table sets forth selected historical financial data of Capital. We are providing the following selected financial information to assist you in your analysis of the financial aspects of the Merger. The annual information presented below was derived from Brooke Capital’s audited financial statements as of December 31, 2006, 2005, 2004, 2003 and 2002. The data for the six months ended June 30, 2007 and 2006 has been derived from Brooke Capital’s interim financial statements, which in the opinion of Brooke Capital’s management include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period. The information is only a summary. The financial data set forth below should be read in conjunction with “Brooke Capital Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its audited financial statements as of and for the years ended December 31, 2006, 2005 and 2004 and the related notes included elsewhere in this Information Statement. The historical results of operations are not necessarily indicative of future results.

	For the	For the
	Six Months	Six Months
	Ended	Ended	Year Ended December 31,
	06/30/07	06/30/06	2006	2005	2004	2003	2002
			(In thousands)

Total operating revenues	$7,043	$2,515	$6,162	$4,861	$4,697	$4,314	$4,159
Net income (loss)	1,732	(124)	756	(701)	(233)	(486)	(547)
Total investments	22,440	16,215	18,027	17,912	14,633	12,883	11,587
Total assets	36,786	25,860	31,257	26,678	22,955	20,679	18,747
Total policy and contract liabilities	23,692	18,354	20,184	16,242	11,288	8,418	5,733
Shareholders’ equity	11,302	6,783	10,258	7,323	8,967	9,429	9,895

The following table sets forth selected historical financial data of Brooke Franchise. We are providing the following selected financial information to assist you in your analysis of the financial aspects of the Merger. The annual information presented below was derived from Brooke Franchise’s audited financial statements as of December 31, 2006, 2005, 2004, 2003 and 2002. The data for the six months ended June 30, 2007 and 2006 has been derived from Brooke Franchise’s interim financial statements, which in the opinion of Brooke Franchise’s management include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period. The information is only a summary. The financial data set forth below should be read in conjunction with “Brooke Franchise Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its audited financial statements as of and for the years ended December 31, 2006, 2005 and 2004 and the related notes included elsewhere in this Information Statement. The historical results of operations are not necessarily indicative of future results.

	For the	For the
	Six Months	Six Months
	Ended	Ended	Year Ended December 31,
	06/30/07	06/30/06	2006	2005	2004	2003	2002
			(In thousands)

Total operating revenues	$84,820	$73,614	$142,348	$119,018	$85,283	$53,171	$115
Net income (loss)	2,348	3,513	2,422	4,766	6,332	2,363	(32)
Accounts receivable	15,128	13,549	18,082	9,590	4,545	2,505	—
Total assets	81,945	63,251	63,043	58,141	47,300	25,277	1,098
Debt	37,981	26,736	28,337	27,167	25,773	13,364	—
Shareholders’ equity	22,328	21,072	19,980	17,558	9,792	3,460	1,097

The following table sets forth selected historical financial data of Delta Plus. We are providing the following selected financial information to assist you in your analysis of the financial aspects of the Merger. The annual information presented below was derived from Delta Plus’s audited financial statements as of December 31, 2006, 2005, 2004, 2003 and 2002. The data for the six months ended June 30, 2007 has been derived from Delta Plus’s interim financial statements, which in the opinion of Delta Plus’s management include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period. The information is only a summary. The financial data set forth below should be read in conjunction with the audited financial statements as of and for the years ended December 31, 2006, 2005 and 2004 and the related notes included elsewhere in this Information Statement. The historical results of operations are not necessarily indicative of future results.

	For the
	Six Months
	Ended	Year Ended December 31,
	06/30/07	2006	2005	2004	2003	2002
	(In thousands)

Total operating revenues	$8,023	$15,706	$14,376	$14,176	$13,746	$13,287
Net income	97	56	243	961	993	81
Total investments	9,219	9,210	8,716	7,775	7,813	6,615
Total assets	21,789	20,075	18,708	18,987	17,893	16,167
Loss and loss adjustment reserve	7,898	7,749	7,221	6,836	6,242	6,459
Shareholders’ equity (deficit)	877	1,268	1,239	1,123	217	(746)

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following summary unaudited pro forma condensed consolidated financial information is designed to show how the merger of Brooke Capital, Brooke Franchise and Delta Plus might have affected historical financial statements if the Merger had been completed at an earlier time. The following summary unaudited pro forma condensed consolidated financial information was prepared based on the historical financial results of Brooke Capital, Brooke Franchise and Delta Plus. The following should be read in connection with the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” and Brooke Capital’s, Brooke Franchise’s and Delta Plus’s financial statements, which are included in this Information Statement.

The unaudited pro forma balance sheet data assumes that the Merger took place on June 30, 2007 and combines Brooke Capital’s June 30, 2007 condensed consolidated balance sheet data with Brooke Franchise’s and Delta Plus’s June 30, 2007 condensed consolidated balance sheet data. The unaudited pro forma statement of operations data for the year ended December 31, 2006 and the six-month period ended June 30, 2007 gives effect to the Merger as if it had occurred on January 1, 2006 and January 1, 2007, respectively, and combines the results of operations of Brooke Capital, Brooke Franchise and Delta Plus for the year ended December 31, 2006 and the six-month period ended June 30, 2007.

The summary unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single entity during these periods.

Brooke Capital, Brooke Franchise and Delta Plus Pro Forma Financial Information

	For the Six Months Ended	For the Year Ended
	June 30, 2007	December 31, 2006
	(In thousands, except per share data)

Total operating revenues	$99,886	$164,216
Net income	4,177	3,234

	For the Six Months Ended		For the Year Ended
	June 30, 2007		December 31, 2006
	Maximum	Minimum	Maximum	Minimum
	Shares	Shares	Shares	Shares

Basic earnings per share	$0.41	$0.47	$0.37	$0.44
Diluted earning per share	$0.31	$0.38	$0.26	$0.33

	For the Six Months Ended
	June 30, 2007
	Maximum	Minimum
	Shares*	Shares**

Total assets	$116,805	$116,805
Total Debt	40,517	40,517
Shareholders’ equity	13,388	13,388

*	Assumes maximum number of shares issued based on earn out provisions.

**	Assumes minimum number of shares issued based on earn out provisions.

COMPARATIVE UNAUDITED HISTORICAL AND PRO FORMA PER SHARE DATA

Following completion of the Merger and the Exchange, and assuming no earnout shares are issued: (i) Brooke Capital stockholders of record, other than Brooke Corp., will own 1,680,350 shares of the combined company’s common stock, or 18.7% of the shares, and (ii) Brooke Corp. will own 7,295,467 shares of the combined company’s common stock, which is 81.3% of shares.

Assuming all earnout shares are issued following the Merger and the Exchange: (i) Brooke Capital stockholders of record, other, than Brooke Corp., will own 1,680,350 shares of the combined company’s common stock, or 14.6% of the shares, and (ii) Brooke Corporation will own 9,795,467 of the shares of the combined company’s common stock, which is 85.4% of the shares.

The following table sets forth unaudited pro forma per share ownership information of Brooke Capital, Brooke Franchise and Delta Plus after giving effect to the Merger. You should read this information in conjunction with the selected historical financial information included elsewhere in this Information Statement, and the historical financial statements of Brooke Capital and related notes that are also included elsewhere in this Information Statement. The unaudited Brooke Capital, Brooke Franchise and Delta Plus’s pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial information and related notes included in the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements”.

The unaudited pro forma condensed earnings per share information below does not purport to represent the earnings per share that would have occurred had the companies been combined, nor earnings per share for any future date or period.

	Historical for the	Pro Forma for the		Historical for the	Pro Forma for the
	Six Months Ended	Six Months Ended		Year Ended	Year Ended
	June 30, 2007	June 30, 2007		December 31, 2006	December 31, 2006
	Brooke	Maximum	Minimum	Brooke	Maximum	Minimum
	Capital	Shares	Shares	Capital	Shares	Shares

Basic EPS	$0.57	$0.41	$0.47	$0.50	$0.37	$0.44
Diluted EPS	0.57	0.31	0.38	0.39	0.26	0.33
Shares used to compute basic EPS	3,063,890	10,203,890	8,953,890	1,497,638	8,637,638	7,387,638
Shares used to compute diluted EPS	3,063,890	13,463,890	10,963,890	1,958,672	12,358,672	9,858,672

RISK FACTORS

The following is a summary of the risks related to an investment in the combined company. Unless the context otherwise requires, all references to the” company”, “we”, “our”, or “us” in this Risk Factor section is to the combined company following the Merger and assuming closing of the Exchange.

Risks Related to Our Franchise Business Segment

A significant part of our business strategy involves adding new franchise locations, originating new loans, and providing collateral preservation services, and our failure to grow may adversely affect our business, prospects, results of operations and financial condition.

Our expansion strategy consists principally of adding new franchise locations, originating new loans, and providing collateral preservation services for such loans. Our continued growth is dependent upon a number of factors, including the availability of adequate financing and suitable franchise locations on acceptable terms, experienced management employees, the ability to obtain required government permits and licenses and other factors, some of which are beyond our control. In addition, we compete for acquisition and expansion opportunities with entities that have substantially greater resources than we possess. We cannot assure you that we will be able to continue to provide effective collateral preservation services or grow our business successfully through adding new franchise locations or by growing the operations of existing franchisees. Our failure to grow could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our borrowers’ financial performance may adversely affect their ability to repay amounts due to us.

We have credit exposure with respect to our franchisees’ monthly statement balances. To fund long-term producer development of our franchisees, including hiring and training costs, we also extend credit to our franchisees that we refer to as “non-statement balances.” Our franchisees depend on commission income to pay amounts due to us in respect of their statement balances, and in respect of their non-statement balances used to finance long-term producer development. If our franchisees are not successful, our franchisees may be unable to pay statement or non-statement balances to us that would have a detrimental effect on us. As of December 2006, franchise statement balances totaled approximately $6.2 million, of which approximately $5.5 million we identified as “watch” balances, because the balances were not repaid in full at least once in the previous four months. Non-statement balances as of December 2006 totaled $9.1 million owed to us by our franchisees.

Our credit loss reserves are determined primarily by our watch statement balances. Other factors we consider in determining credit loss reserves are statement loss experience, management’s evaluation of the potential for future losses and management’s evaluation of the potential for future recoveries. We may not be able to accurately predict credit losses and, as a result, the amount we have budgeted for credit losses may not be sufficient to cover future losses, in which case, our financial condition and results of operations will be adversely affected.

Carrier override and contingent or profit sharing commissions are difficult to predict, and any decrease in our receipt of such payments will adversely affect us.

We derive a portion of our revenues from carrier override and contingent or profit sharing commissions based upon the terms of the contractual relationships between our insurance companies and us. Carrier override commissions are commissions paid by insurance companies in excess of the standard commission rates on specific classes of business. These amounts may be, but are not always, contingent on achieving a specific premium volume or profitability of the business. Contingent or profit sharing commissions are commissions paid by insurance companies based on the estimated profit that the companies make on the overall volume of business that we place with such companies. We generally receive these contingent commissions in the first and second quarters of each year. We do not account for carrier overrides separately. However, contingent or profit sharing commissions accounted for approximately three percent of our total revenues for the year ended December 31, 2006.

Due to the nature of these commissions, it is difficult for us to predict their payment. Increases in loss ratios experienced by insurance companies will result in a decreased profit to them and may result in decreases in payments of contingent or profit sharing commissions to us. Furthermore, we have no control over insurance companies’ ability to estimate loss reserves, which affects our profit sharing calculation. In addition, tightening of underwriting criteria by certain insurance companies, due in part to high loss ratios, may result in a lower volume of business that we are able to place with them. Our company override and contingent or profit sharing commissions affect our revenues, and decreases in their payment to us may have an adverse effect on our results of operations.

Potential litigation and regulatory proceedings regarding commissions, fees, contingency payments, profit sharing and other compensation paid to brokers or agents could materially adversely affect our financial condition.

The insurance industry has in recent years come under a significant level of scrutiny by various regulatory bodies, including state Attorneys General and the departments of insurance for various states, with respect to contingent compensation and other volume or profit based compensation arrangements. Attorneys General have issued subpoenas to various insurance brokerages and insurance companies. Certain of these investigations have led to complaints being filed against brokerages and insurance companies and some brokerages and insurance companies have stated that they will discontinue accepting or making, respectively, volume based and profit based payments. In addition to government investigations, class action lawsuits relating to these business practices have been filed against various members of the insurance industry. Negative publicity associated with these investigations, lawsuits and resulting settlements have precipitated increased volatility in the prices of securities issued by companies throughout the insurance industry. We received inquiries from departments of insurance which were related to such compensation arrangements or were related to unethical or unlawful sales practices. These inquiries were not related to specific or general allegations of wrongdoing on our behalf. Rather, these inquiries were sent to numerous agents and brokers based upon their status as a licensed agent or broker, the volume of business they produce or other factors unrelated to allegations of wrongdoing. We cannot predict whether we will receive further inquiries or will receive subpoenas, or will become subject to investigations, regulatory actions, proceedings or lawsuits. The outcome of any such subpoena, investigation, regulatory action, proceeding or lawsuit could have a material adverse effect on our business or financial condition.

The insurance industry has also recently come under a significant level of scrutiny by consumer advocacy groups, and certain media reports have advocated governmental action with respect to contingent and other volume or profit based compensation arrangements. The consumer groups and media reports typically characterize these payments as creating an unacceptable conflict of interest and adding an unnecessary or even unfair consumer cost. If negative characterizations of such compensation arrangements become accepted by consumers, this could have a material adverse effect on the demand for our franchisees’ products and services and could materially adversely affect our results of operations and financial condition. Negative perception of such compensation arrangements or other activities could also result in us being subject to more restrictive laws and regulations as well as increased litigation, which may increase further our costs of doing business and adversely affect our profitability by impeding our ability to market our products and services, requiring us to change our marketing practices, products or services and increasing the regulatory burdens under which we operate.

Our business is impacted by the cyclical pricing of property and casualty insurance, which may adversely affect our franchisees’ performance and, thus, our financial performance.

Our franchisees are primarily engaged in insurance agency and brokerage activities and derive revenues from commissions paid by insurance companies, which commissions are based in large part on the amount of premiums paid by their customers to such insurance companies. In turn, we earn fees from our franchisees based upon the amount of such commissions payable by insurance companies, which fees make up a substantial portion of our revenues. Neither we nor our franchisees or other insurance agency borrowers determine insurance premiums. Premium rates are determined by insurers based on a fluctuating market. Historically, property and casualty insurance premiums have been cyclical in nature, characterized by periods of severe price competition and excess underwriting capacity, or soft markets, which generally have an adverse effect upon the amount of commissions earned by our franchisees, followed by periods of high premium rates and shortages of underwriting capacity, or hard markets. The current insurance market generally may be characterized as “soft,” with a flattening or decreasing of premiums in most lines of insurance. As insurance carriers continue to outsource the production of premium revenue to independent brokers or agents, such as our franchisees, those insurance carriers may seek to reduce further their expenses by reducing the commission rates payable to such brokers or agents. The reduction of these commission rates, along with general volatility and/or declines in premiums, may significantly undermine the profitability of our franchisees and our profitability. Because we do not determine the timing and extent of premium pricing changes, we cannot accurately forecast our commission revenues, including whether they will significantly decline. As a result, our budgets for future acquisitions, capital expenditures, credit loss reserves, dividend payments, loan repayments and similar items may have to be adjusted to account for unexpected changes in revenues.

We may not be able to successfully convert new franchises.

Our ability to successfully identify suitable acquisition candidates, complete acquisitions, convert acquired businesses into our franchisees, and expand into new markets will require us to continue to implement and improve our operations, financial and management information systems. Our new franchises may not achieve levels of revenue, profitability, or productivity comparable to our existing franchises, or otherwise perform as expected. In addition, when we make an acquisition and effect a conversion, we are subject to a number of special risks, such as entry into unfamiliar markets and unanticipated problems or legal liabilities, some or all of which could have a material adverse effect on our results of operations and financial condition.

We are dependent on key personnel.

We are dependent upon the continued services of senior management, particularly the services of Kyle L. Garst and Dane Devlin. We have entered into an employment agreement with each of them. The loss of the services of any of these key personnel, by termination, death or disability, or our inability to identify, hire and retain other highly qualified personnel in the future, could have a material adverse effect on us. We currently do not maintain key employee insurance with respect to any of our officers or employees.

Our business, results of operations, financial condition or liquidity may be materially adversely affected by errors and omissions.

Our franchisees are subject to claims and litigation in the ordinary course of business resulting from alleged errors and omissions. Because we are agent of record on policies written through our franchisees, claims against our franchisees may also allege liability against us for all or part of the amounts in question. Claimants may seek large damage awards and these claims may involve potentially significant defense costs. Errors and omissions could include, for example, our employees or sub-agents failing, whether negligently or intentionally, to place coverage or to notify insurance companies of claims on behalf of clients, to provide insurance companies with complete and accurate information relating to the risks being insured or to appropriately apply funds that we hold for our clients. It is not always possible to prevent and detect errors and omissions and the precautions we take may not be effective in all cases. While most of the errors and omissions claims made against us have been covered by our professional liability insurance, subject to our self-insured deductibles, our results of operations, financial condition or liquidity may be adversely affected if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which we self-insure. In addition, errors and omissions claims may harm our reputation or divert management resources away from operating our business.

Termination of our professional liability insurance policy would adversely impact our financial prospects and our ability to continue our relationships with insurance companies.

Without professional liability insurance, it is unlikely that we would be able to continue our relationships with insurance companies, which would adversely impact our financial prospects. Although we have an acceptable claims history, there can be no assurance that we will be able to maintain our professional liability insurance and in the event of the termination or non-renewal of our professional liability insurance policy, we may be unable to acquire this insurance on acceptable terms, or at all.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures; non-compliance with the Sarbanes-Oxley Act may adversely affect us. If we fail to maintain an effective system of internal controls over financial reporting in accordance with the Sarbanes-Oxley Act, we may not be able to accurately report our financial results or prevent fraud.

The Sarbanes-Oxley Act of 2002 that became law in July 2002 and rules subsequently implemented by the Securities and Exchange Commission and AMEX require changes to some of our accounting and corporate governance practices, including the requirement that we issue a report on our internal controls as required by Section 404 of the Sarbanes-Oxley Act. We expect to be required to comply with Section 404 of the Sarbanes-Oxley Act with respect to the year ending December 31, 2007. We expect these rules and regulations to continue to increase our accounting, legal and other costs, and to make some activities more difficult, time consuming and/or costly. In the event that we are unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports, effectively prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results will be harmed. The restatement of our previously issued financial statements could expose us to legal and regulatory risk. The defense of any such actions could cause the diversion of management’s attention and resources, and we could be required to pay damages to settle such actions if any such actions are not resolved in our favor. Even if resolved in our favor, such actions could cause us to incur significant legal and other expenses. Moreover, we may be the subject of negative publicity focusing on the financial statement inaccuracies and resulting restatement and negative reactions from our stockholders, creditors or others with which we do business. The occurrence of any of the foregoing could harm our business and reputation and cause the price of our securities to decline.

Because a significant part of our insurance-related revenues and loans derive from operations located in four states, our business may be adversely affected by conditions in these states.

A substantial portion of our insurance-related revenues and loans derive from operations located in the states of Texas, California, Kansas and Florida. Our franchisees’ and our revenues and profitability are affected by the prevailing regulatory, economic, demographic, weather, competitive, industry and other conditions in these states. Changes in any of these conditions could make it more costly or difficult for our franchisees and us to conduct our business. Adverse regulatory or industry developments in these states, which could include fundamental changes to the design or implementation of the insurance regulatory framework, could have a material adverse effect on our results of operations and financial condition.

If we fail to effectively manage our growth, our financial results could be adversely affected.

We must continue to refine and expand our marketing capabilities, our management procedures, our network of suppliers, our internal controls and procedures, our access to financing sources and our technology. As we grow, we must continue to hire, train, supervise and manage new employees. We may not be able to hire and train sufficient personnel or develop management and operating systems to manage our expansion effectively. If we are unable to manage our growth effectively, our operations and financial results could be adversely affected.

We may not achieve the same levels of growth in revenues and profits in the future as we have in the past.

Our business has experienced rapid growth. Our ability to continue to grow our business will be subject to a number of risks and uncertainties and will depend in large part on, among other factors: (i) finding new opportunities in our existing and new markets; (ii) hiring, training and retaining skilled managers and employees; (iii) expanding and improving the efficiency of our operations and systems; (iv) maintaining loan quality; (v) maintaining and growing our funding sources and proprietary funding network; (vi) growing and maintaining our network of proprietary loan sources; (vii) maintaining and growing our network of collateral preservation providers; and (viii) maintaining and attracting customers. Accordingly, we may not achieve the same levels of growth in revenues and profits as we have historically.

Our reliance on the Internet could have a material adverse effect on our operations and our ability to meet customer expectations.

We rely heavily on the Internet in conducting our operations. A main component of our franchise program is providing franchisees and their personnel access to documents and other data over the Internet. This service requires efficient operation of Internet connections from franchisees and franchisee personnel to our system. These connections, in turn, depend on efficient operation of web browsers, Internet service providers and Internet backbone service providers, all of which have experienced periodic operational problems or outages in the past and over which we have no control. Any system delays, failures or loss of data, whatever the cause, could reduce customer satisfaction with our services and products. Moreover, despite the implementation of security measures, our computer system may be vulnerable to computer viruses, program errors, attacks by third parties or similar disruptive problems. These events could have a material adverse effect on our operations and our ability to meet customer expectations.

Our network may be vulnerable to security breaches and inappropriate use by Internet users, which could disrupt or deter future use of our services.

Concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet and other online services. Our failure to successfully prevent security breaches could significantly harm our business, reputation and results of operations and could expose us to lawsuits by state and federal consumer protection agencies, by governmental authorities in the jurisdictions in which we operate, and by consumers. Anyone who is able to circumvent our security measures could misappropriate proprietary information, including personal customer data, cause interruptions in our operations or damage our brand and reputation. A breach of our security measures could involve the disclosure of personally identifiable information and could expose us to a material risk of litigation, liability or governmental enforcement proceedings. We cannot assure you that our financial systems and other technology resources are completely secure from security breaches, password lapses or sabotage, and we have occasionally experienced attempts at “hacking.” We may be required to incur significant additional costs to protect against security breaches or to alleviate problems caused by any of these types of breaches. Any well publicized compromise of our security or the security of any other Internet provider could deter people from using our services or the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials, which could have a detrimental impact on our franchise network. Furthermore, computer viruses may affect our ability to provide our services and adversely affect our revenues. Moreover, if a computer virus affecting our system were highly publicized, our reputation could be significantly damaged, resulting in the loss of current and future franchisees and customers.

We are in highly competitive markets, which could result in reduced profitability.

We expect the historical success of our company to attract others to our target markets that will strive to compete directly or indirectly against us. Increased competition may reduce demand for our products and limit the amount of revenues and earnings we report.

Our franchisees face significant competition. The popularity of Internet sales and enactment of the Financial Services Modernization Act have increased the number of potential competitors and allow highly capitalized competitors, like banks, to offer certain kinds of insurance products and services which are competitive with the products and services of our franchisees and life insurance subsidiary. If our prediction that the number of agents will increase is accurate, we will face greater competition for the services we provide to our franchisees.

Our management, facilities and labor force may be insufficient to accommodate expected growth.

If we grow more quickly than anticipated, our management, facilities and labor force may become insufficient to accommodate our expected growth. Also, although we have safeguards for emergencies and have arranged for back-up facilities to process information if the processing center in Phillipsburg, Kansas is not functioning, the occurrence of a major catastrophic event or other system failure at our processing center could interrupt document processing or result in the loss of stored data.

We compete in highly regulated industries, which may result in increased expenses or restrictions in our operations.

We conduct business in a number of states and are subject to comprehensive regulation and supervision by government agencies in many of the states in which we do business. The primary purpose of such regulation and supervision is to provide safeguards for policyholders rather than to protect the interests of shareholders. The laws of the various state jurisdictions establish supervisory agencies with broad administrative powers with respect to, among other things, licensing to transact business, licensing of agents and unfair trade practices.

Although we believe that we are currently in material compliance with statutes, regulations and ordinances applicable to our business and commitments made to government agencies, we cannot assure you that we will be able to maintain compliance without incurring significant expense, or at all. There is also no assurance that we have correctly determined the applicability of all statutes, regulations, ordinances and government commitments to our business, including, without limitation, the applicability of federal preemption of state law for activities believed by us to be subject to such preemption. In addition, our franchisees are also subject to comprehensive regulations and supervision and we cannot ensure their correct determination of the applicability of statutes, regulations and ordinances to their businesses and their material compliance therewith. Our failure to comply, or the failure of our franchisees to comply, with any current or subsequently enacted statutes, regulations, ordinances and commitments to government agencies could result in regulatory actions and negative publicity and have a material adverse effect on us.

Furthermore, the adoption of additional statutes, regulations and ordinances, the agreement to further commitments to government agencies, changes in the interpretation and enforcement of current statutes, regulations and ordinances, changes in our ability to exert federal preemption, or the expansion of our business into jurisdictions that have adopted more stringent regulatory requirements than those in which we currently conduct business, could have a material adverse effect on us.

We are subject to franchise law and regulations that govern our status as a franchisor and regulate some aspects of our franchise relationships. Our ability to develop new franchise locations and to enforce contractual rights against franchisees may be adversely affected by these laws and regulations, which could cause our franchise revenues to decline and adversely affect our growth strategy.

We are subject to federal and state laws and regulations, including the regulations of the Federal Trade Commission, as well as similar authorities in individual states, in connection with the offer, grant and termination of franchises and the regulation of the franchisor-franchisee relationship. Our failure to comply with these laws could subject us to liability to franchisees and to fines or other penalties imposed by governmental authorities. In addition, we may become subject to litigation with, or other claims filed with state or federal authorities by, franchisees based on alleged unfair trade practices, implied covenants of good faith and fair dealing, payment of royalties, location of stores, advertising expenditures, franchise renewal criteria or express violations of franchise agreements. We cannot assure you that we will not encounter compliance problems from time to time, or that material disputes will not arise with one or more franchisees. Accordingly, our failure to comply with applicable franchise laws and regulations, or disputes with franchisees, could have a material adverse effect on our results of operations, financial condition and growth strategy.

A significant factor of our business strategy involves the success of our affiliate, Brooke Credit, in funding loans to our franchisees.

Our expansion strategy consists principally of adding new franchise locations. Continued growth is dependent upon a number of factors, including the availability of loans for the new franchisees from Brooke Credit. The ability of Brooke Credit to be a lending source is dependent upon a number of factors including: the ability of its borrowers to repay loans made to them, the willingness of its funding sources to make loans to Brooke Credit, its perception with rating agencies and collateral preservation providers, and other factors, many of which may be beyond the control of Brooke Credit. We cannot assure you that Brooke Credit will be able to continue to provide loans to our franchisees. The inability of Brooke Franchise to originate loans could reduce our ability to grow our business and our profitability.

We share brand name identity with Brooke Corp., Brooke Credit and other affiliates.

In the event of circumstances involving any of these entities that have a negative effect on the “Brooke” brand, we could likewise suffer if the negative impact harms our reputation or credibility in the marketplace, which could reduce the number of independent agencies willing to join our franchise network or otherwise reduce the number of our franchisees contracting for our services. In such event, our profitability and growth prospects would be reduced.

Most of the advances we make are to privately owned small and medium-sized companies which present a greater risk of loss than advances to larger companies.

Our advances and extensions of credit are made primarily to small and medium-sized, privately owned businesses. Compared to larger, publicly owned firms, these companies generally have limited access to capital and higher funding costs. They may be in a weaker financial position and may need more capital to expand or compete. These financial challenges may make it difficult for our franchisees to make scheduled payments of interest and principal on our advances. Accordingly, advances and extensions of credit made to these types of borrowers entails higher risks than advances made to companies that are able to access traditional credit sources.

Risks Related to Our Non-Standard Auto Insurance Segment

The expansion of the business of Delta Plus will be dependent upon the availability of outside financing.

Capital, as the surviving company, plans to expand Delta Plus’s business by Capital by distributing its non-standard insurance products through Capital’s franchise network. While Capital intends to internally fund a portion of these expansion costs, it anticipates that outside financing will be required for the expansion. There can be no assurance that outside financing will be available to Capital on terms and conditions acceptable to it.

Delta Plus operations could be disrupted by the failure of its information technology and telecommunications systems because it is dependent on these systems.

Delta Plus’s business is highly dependent upon the successful and uninterrupted functioning of its current information technology and telecommunications systems as well as future integrated policy and claims system. These systems are relied upon to process new and renewal business, provide customer service, make claims payments and facilitate collections and cancellations, as well as to perform actuarial and other analytical functions necessary for pricing and product development. As a result, the failure of these systems could interrupt operations and adversely affect financial results. Because information technology and telecommunications systems interface with and depend on third-party systems, service denials could be experienced if demand for such service exceeds capacity or such third-party systems fail or experience interruptions. If sustained or repeated, a system failure or service denial could result in a deterioration of Delta Plus’s ability to write and process new and renewal business and provide customer service or compromise its ability to pay claims in a timely manner. This could result in a material adverse effect on Delta Plus’s business.

Delta Plus may not be able to accurately report financial results or prevent fraud if it fails to effectively upgrade its information technology systems.

Delta Plus is upgrading its existing information technology system. Delta Plus may experience difficulties in transitioning to new or upgraded systems, including loss of data and decreases in productivity until personnel become familiar with new systems. In addition, management information systems will require modification and refinement as Delta Plus grows and as its business needs change, which could prolong difficulties experienced with systems transitions, and the most effective systems for our purposes may not always be employed. If difficulties are experienced in implementing new or upgraded information systems or significant system failures are experienced, or if modifications to management information systems do not adequately respond to changes in business needs, Delta Plus’s operating results could be harmed or it may fail to meet its reporting obligations.

Delta Plus’s ability to earn profits may be restricted by comprehensive regulation.

Delta Plus is subject to comprehensive regulation and supervision by government agencies in Missouri, where its insurance company subsidiary is domiciled, as well as in the states where Delta Plus’s insurance company sells insurance products, issues policies and handle claims. Certain states impose restrictions or require prior regulatory approval of certain corporate actions, which may adversely affect Delta Plus’s ability to operate, innovate, obtain necessary rate adjustments in a timely manner or grow its business profitably. These regulations provide safeguards for policy owners and are not intended to protect the interests of stockholders. Delta Plus’s ability to comply with these laws and regulations and to obtain necessary regulatory action in a timely manner is and will continue to be critical to its success.

Compliance with laws and regulations addressing these and other issues often will result in increased administrative costs. In addition, these laws and regulations may limit Delta Plus’s ability to underwrite and price risks accurately, preventing it from obtaining timely rate increases necessary to cover increased costs and may restrict its ability to discontinue unprofitable relationships or exit unprofitable markets. These results, in turn, may adversely affect Delta Plus’s profitability or its ability or desire to grow its business in certain jurisdictions. The failure to comply with these laws and regulations may also result in actions by regulators, fines and penalties, and in extreme cases, revocation of Delta Plus’s ability to do business in that jurisdiction. In addition, Delta Plus may face individual and class action lawsuits by policyholders and other parties for alleged violations of certain of these laws or regulations.

Delta Plus’s business could be adversely affected if regulation becomes more extensive in the future.

New or more restrictive regulation in any state in which Delta Plus conducts business could make it more expensive for it to conduct its business, restrict the premiums it is able to charge or otherwise change the way it does business. In such events, Delta Plus may seek to reduce its writings in, or to withdraw entirely, from these states. In addition, from time to time, the United States Congress and certain federal agencies investigate the current condition of the insurance industry to determine whether federal regulation is necessary. Delta Plus is unable to predict whether and to what extent new laws and regulations that would affect its business will be adopted in the future, the timing of any such adoption and what effects, if any, they may have on its operations, profitability and financial condition.

Delta Plus’s failure to meet minimum capital and surplus requirements could subject it to regulatory action.

Delta Plus’s insurance company is subject to risk-based capital standards and other minimum capital and surplus requirements imposed under applicable state laws, including the laws of its state of domicile. The risk-based capital standards, based upon the Risk-Based Capital Model Act adopted by the National Association of Insurance Commissioners, or NAIC, require insurance companies to report their results of risk-based capital calculations to state departments of insurance and the NAIC. These risk-based capital standards provide for different levels of regulatory attention depending upon the ratio of an insurance company’s total adjusted capital, as calculated in accordance with NAIC guidelines, to its authorized control level risk-based capital. Authorized control level risk-based capital is the number determined by applying the NAIC’s risk-based capital formula, which measures the minimum amount of capital that an insurance company needs to support its overall business operations.

Failure to meet applicable risk-based capital requirements or minimum statutory capital requirements could subject Delta Plus to further examination or corrective action imposed by state regulators, including limitations on writing of additional business, state supervision or liquidation. Any changes in existing risk-based capital requirements or minimum statutory capital requirements may require Delta Plus’s insurance company to increase its statutory capital levels.

Delta Plus’s profitability could be adversely affected by negative developments and cyclical changes in the non-standard personal automobile industry because it has a concentration in this industry.

Substantially all of Delta Plus’s gross premiums are generated from sales of non-standard personal automobile insurance policies. As a result of a concentration in this line of business, negative developments in the business, economic, competitive or regulatory conditions affecting the non-standard personal automobile insurance industry could have a negative effect on profitability. Examples of such negative developments would be increasing trends in automobile repair costs, automobile parts costs, used car prices and medical care expenses, increased regulation, as well as increased litigation of claims and higher levels of fraudulent claims. All of these events can result in reduced profitability.

In addition, the non-standard personal automobile insurance industry historically has been cyclical in nature, characterized by periods of severe price competition and excess underwriting capacity followed by periods of high premium rates and shortages of underwriting capacity. These fluctuations in the non-standard personal automobile insurance business cycle may negatively impact our profitability.

Delta Plus’s profitability could be adversely affected by competition.

The non-standard personal automobile insurance business is highly competitive and, except for regulatory considerations, there are relatively few barriers to entry. Delta Plus’s insurance company competes with other insurance companies that sell non-standard personal automobile insurance policies through independent agencies as well as with insurance companies that sell such policies directly to their customers. Some competitors have substantially greater financial and other resources than Delta Plus has and may offer a broader range of products or competing products at lower prices. In addition, existing competitors may attempt to increase market share by lowering rates and new competitors may enter this market, particularly larger insurance companies that do not presently write non-standard personal automobile insurance. In this environment, Delta Plus may experience a reduction in underwriting margins or sales of insurance policies may decrease as individuals purchase lower-priced products from other insurance companies. A loss of business to competitors offering similar insurance products at lower prices or having other competitive advantages could negatively affect revenues and net income.

Delta Plus’s success depends on its ability to price accurately the risks it underwrites.

The results of our operations and the financial condition of our insurance companies depend on our ability to underwrite and set premium rates accurately for a wide variety of risks. Rate adequacy is necessary to generate sufficient premiums to pay losses, loss adjustment expenses and underwriting expenses and to earn a profit. In order to price products accurately, Delta Plus must collect and properly analyze a substantial amount of data; develop, test and apply appropriate rating formulas; closely monitor and timely recognize changes in trends and project both severity and frequency of losses with reasonable accuracy. Delta Plus’s ability to undertake these efforts successfully, and as a result price its products accurately, is subject to a number of risks and uncertainties, some of which are outside its control. Consequently, Delta Plus could underprice risks, which would negatively affect profit margins, or Delta Plus could overprice risks, which could reduce sales volume and competitiveness. In either event, the profitability of Delta Plus’s insurance company could be materially and adversely affected.

Delta Plus could incur additional charges to earnings if its actual losses and loss adjustment expenses exceed loss and loss adjustment expense reserves.

Delta Plus maintains reserves to cover its estimated ultimate liability for losses and the related loss adjustment expenses for both reported and unreported claims on insurance policies issued by its insurance company. The establishment of appropriate reserves is an inherently uncertain process, involving actuarial and statistical projections of what Delta Plus expects to be the cost of the ultimate settlement and administration of claims based on historical claims information, estimates of future trends in claims severity and other variable factors such as inflation. Due to the inherent uncertainty of estimating reserves, it has been necessary, and will continue to be necessary, to revise estimated future liabilities as reflected in Delta Plus reserves for claims and related expenses.

Delta Plus cannot be sure that its ultimate losses and loss adjustment expenses will not materially exceed its reserves. To the extent that reserves prove to be inadequate in the future, Delta Plus would be required to increase reserves for losses and the related loss adjustment expenses and incur a charge to earnings in the subsequent period during which such reserves are increased, which could have a material and adverse impact on its financial condition and results of operations in the subsequent period.

Delta Plus’s business, financial condition and results of operations could be adversely affected if it is not successful in reducing risk and increasing underwriting capacity through reinsurance arrangements.

In order to reduce underwriting risk and increase underwriting capacity, Delta Plus may choose to transfer portions of its insurance risk to other insurers through reinsurance contracts. Historically, Delta Plus has ceded a portion of its non-standard automobile insurance premiums and losses to unaffiliated reinsurers in accordance with these contracts. The availability, cost and structure of reinsurance protection is subject to changing market conditions that are outside of Delta Plus’s control. In order for these contracts to qualify for reinsurance accounting and thereby provide the additional underwriting capacity that may be needed, the reinsurer generally must assume significant risk and have a reasonable possibility of a significant loss.

Although the reinsurer is liable to Delta Plus to the extent it transfers, or “cedes,” risk to the reinsurer, Delta Plus remains ultimately liable to the policyholder on all risks reinsured. As a result, ceded reinsurance arrangements do not limit Delta Plus’s ultimate obligations to policyholders to pay claims. Delta Plus is subject to credit risks with respect to the financial strength of its reinsurers. Delta Plus is also subject to the risk that its reinsurers may dispute their obligations to pay claims. As a result, Delta Plus may not recover claims made to its reinsurers in a timely manner, if at all. In addition, if insurance departments deem that under Delta Plus’s existing or future reinsurance contracts the reinsurer does not assume significant risk and has a reasonable possibility of significant loss, Delta Plus may not be able to increase its ability to write business based on this reinsurance. Any of these events could have a material adverse effect on Delta Plus’s business, financial condition and results of operations.

Delta Plus’s revenues and business operations could be adversely affected by new pricing, claim and coverage issues emerging in the automobile insurance industry.

As automobile insurance industry practices and regulatory, judicial and consumer conditions change, unexpected and unintended issues related to claims, coverages, business practices and premium financing plans may emerge. These issues can have an adverse effect on Delta Plus’s business by changing the way it prices products, by extending coverage beyond underwriting intent, or by increasing the size of claims. The effects and costs of these and other unforeseen emerging issues could negatively affect Delta Plus’s revenues and business operations.

Delta Plus’s business, financial results and capital requirements could be adversely affected if it fails to pay claims accurately.

Delta Plus must accurately evaluate and pay claims that are made under its policies. Many factors affect Delta Plus’s ability to pay claims accurately, including the training and experience of claims representatives, the claims organization culture, the effectiveness of management, Delta Plus’s ability to develop or select and implement appropriate procedures and systems to support claims functions and other factors. Delta Plus’s failure to pay claims accurately could lead to material litigation, undermine its reputation in the marketplace, impair its image and negatively affect its financial results.

Delta Plus’s ability to implement its business strategy could be adversely affected by its inability to retain and recruit qualified personnel.

Delta Plus’s success depends in part on its ability to attract and retain qualified personnel. The inability to recruit and retain qualified personnel could prevent Delta Plus from fully implementing its business strategies and could materially and adversely affect its business, growth and profitability.

Delta Plus’s financial results could be adversely affected by litigation.

Delta Plus is named as a defendant in a number of lawsuits. Litigation, by its very nature, is unpredictable and the outcome of these cases is uncertain. The precise nature of the relief that may be sought or granted in any lawsuits is uncertain and may, if these lawsuits are determined adversely to Delta Plus, negatively impact its earnings.

In addition, potential litigation involving new claim, coverage and business practice issues could adversely affect Delta Plus’s business by changing the way products are priced, extending coverage beyond underwriting intent or increasing the size of claims. The effects of unforeseen emerging claims, coverage and business practice issues could negatively impact Delta Plus’s profitability and its methods of doing business.

Delta Plus’s investment portfolio could be adversely affected by adverse securities market conditions.

Delta Plus’s results of operations depend in part on the performance of its invested assets. As of December 31, 2006 virtually all of Delta Plus’s investment portfolio was invested in fixed income securities. Certain risks are inherent in connection with fixed maturity securities including loss upon default and price volatility in reaction to changes in interest rates and general market factors. In general, the fair value of a portfolio of fixed income securities increases or decreases inversely with changes in the market interest rates, while net investment income realized from future investments in fixed income securities increases or decreases along with interest rates

Severe weather conditions and other catastrophes may result in an increase in the number and amount of claims filed against Delta Plus.

Delta Plus’s business is exposed to the risk of severe weather conditions and other catastrophic events, such as rainstorms, snowstorms, hail and ice storms, hurricanes, tornadoes, earthquakes, fires and other events such as explosions, terrorist attacks and riots. The incidence and severity of catastrophes and severe weather conditions are inherently unpredictable. Such conditions generally result in higher incidence of automobile accidents and an increase in the number of claims filed, as well as the amount of compensation sought by claimants.

Risks Related to the Structure of the Proposed Transactions

Brooke Corp.’s obligation to reimburse Capital for Uncollectible Receivables.

As a result of the Merger, the surviving company will acquire all of the assets of Brooke Franchise, including its accounts receivable. Pursuant to the terms of the Merger Agreement, Brooke Corp. has agreed that promptly after the eighth month anniversary of the closing date of the Merger Agreement, it will reimburse the surviving company for certain receivables, called Specified Company Receivables, that remain uncollected as of such eighth-month anniversary. “Specified Company Receivables” is defined as all accounts receivable of Brooke Franchise on its June 30, 2007 combined balance sheet generated from all agents and customers of Brooke Franchise. Brooke Corp.’s reimbursement obligation is unsecured. Accordingly, the surviving company is subject to the risk that Brooke Corp. may not be able to perform on its obligation under the Merger Agreement to reimburse the surviving company for losses in the receivables transferred to it as a result of the Merger.

The structure of the Brooke Franchise acquisition as a direct merger of Brooke Franchise into Capital may expose Capital’s other assets to the claims of creditors of Brooke Franchise business to satisfy those liabilities.

For various reasons, the acquisition of Brooke Franchise has been structured as a direct merger of Brooke Franchise with and into Capital instead of into a subsidiary of Capital. After the Merger, Capital, as the surviving company, will hold all of the assets of Brooke Franchise and will be responsible for all of its current and future liabilities, known and unknown, and the assets of Capital and the cash flows produced from its other business segments may be available to creditors of the Brook Franchise business to satisfy those liabilities.

As a result of the Merger, the surviving company’s indebtedness will increase significantly.

As a result of the Merger, the surviving company on a standalone basis is projected to assume approximately $38,000,000 of the indebtedness of Brooke Franchise (of which approximately $27,000,000 is currently due within the next twelve months). If the surviving company is not able to pay the principal and interest payments on the current debt owed by Brooke Franchise or any additional debt that is incurred in the future to finance its operations, then the surviving company could be declared to be in default on those obligations and creditors holding that defaulted debt could pursue legal recourse against all of the assets of the surviving company.

As a result of the Proposed Transactions, Brooke Corp. will continue to be able to exert significant control over us and may act in a manner that is adverse to our other stockholders’ interests.

Immediately after the closing of the Merger Agreement and the Exchange Agreement, Brooke Corp. will beneficially own approximately 81% of our outstanding common stock. If certain contingent performance targets are met in 2007 and 2008, Brooke Corp. will beneficially own approximately 85% of our then-outstanding common stock. As a result, Brooke Corp will continue to be able to exert significant influence over:

•	the nomination, election and removal of our Board of Directors;

•	the adoption of amendments to our charter documents;

•	our management and policies; and

•	the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and sale of all or substantially all of our assets.

Brooke Corp.’s interests may conflict with the interests of other holders of our common stock and it may take actions affecting us with which other stockholders may disagree. For example, in order to retain control, Brooke Corp. may decide not to enter into a transaction in which our stockholders would receive consideration for their shares that is much higher than the costs of their investment in our common stock or than the then current market price of our common stock.

Capital’s Position regarding Material Income Tax Consequences of the Merger and the Exchange.

For federal income tax purposes, it is intended that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. Likewise, for federal income tax purposes, it is intended that the Exchange will constitute a tax-free transaction pursuant to Section 351(a) of the Internal Revenue Code. For these reasons, Capital believes that the holders of Capital stock will not recognize any gain or loss for federal income tax purposes as a result of the Merger or the Exchange. In addition, Capital believes that no gain or loss will be recognized by Capital pursuant to or as a result of the Merger or the Exchange. However, no ruling from the Internal Revenue Service will be obtained as to the U.S. federal income tax consequences to either Capital or to the holders of Capital stock as a result of the Merger or the Exchange. In addition, no opinion of counsel will be obtained as to the U.S. federal income tax consequences to either Capital or to the holders of Capital stock as a result of the Merger or the Exchange.

Consolidation for federal and state income tax purposes may impose additional burdens on the minority stockholders of Capital; nonconsolidation may give rise to an excess loss account. Brooke Corp. has a conflict of interest in deciding whether to consolidate.

Management has not yet decided whether to file consolidated returns. After the closing of the Proposed Transactions, Brooke Corp. will be eligible to file consolidated returns for federal and state income tax purposes for Brooke Corp. and Capital (as the surviving corporation of the Merger). Management of Brooke Corp. and Capital has not yet decided whether to elect to file consolidated returns. A consolidated tax return is a single tax return filed for all companies in an affiliated group, such as Brooke Corp., as a parent corporation, and any subsidiaries for which Brooke Corp. owns 80% or more. As a result of the Proposed Transactions, Brooke Corp. will own at least 80% of Capital, although there are circumstances under which Brooke Corp.’s ownership could be less than 80% (if, for example, certain outstanding Capital stock options were to be exercised).

Advantages and disadvantages of consolidated returns. There are basic advantages and disadvantages of filing a consolidated return. In general, advantages include, without limitation:

•	that losses of one member of the group may be used to offset the income or gains of other members of the group during the consolidated return year;

•	dividends received by members of the group from other members are generally not included in the gross income of the distributee and are, therefore, not subject to tax;

•	if some members of the group have sold goods to, or performed services for, other members of the group, which the other members have capitalized, the profits on such transactions may be deferred until a later period; and

•	the tax basis of a subsidiary’s stock owned by another member of the group is adjusted to reflect the subsidiary’s distributions and taxable income or loss, certain tax-exempt income, and noncapital, nondeductible items taken into account for the period that subsidiary is a member of the consolidated group.

Major disadvantages include, without limitation, that the loss disallowance regulations (LDR) disallow the deduction of losses on member stock in many situations and that the group may find compliance with the often complex consolidated return rules to be administratively burdensome.

Consolidated returns can result in Capital minority stockholders either being unduly penalized or other stockholders receiving a windfall. The consolidated tax return rules and regulations allocate the tax liability of a consolidated group among its members for purposes of determining the amounts by which their earnings and profits are reduced for taxes. However, the rules and regulations do not reflect the absorption by one member of another’s tax attributes. The result is that Capital minority shareholders can be either unduly penalized or other stockholders could receive a windfall. For example, if Capital had a $100,000 loss and a second member of the Brooke Corp. consolidated group had a $100,000 profit, no amount is allocated under the rules and regulations and the loss of Capital and the profit of the second member will be eliminated. If Capital could have used its loss in later years or could have carried back its loss to earlier years, the Capital minority shareholders will have suffered to the extent of their share of the tax value of the loss. By the same token, any minority shareholders of the profit member will have received a windfall.

Brooke Corp. has a conflict of interest in deciding whether to consolidate. Because consolidation could result in some stockholders being unduly penalized and others receiving a windfall, Brooke Corp. will have an inherent conflict of interest in making the decision to consolidate.

Excess loss accounts. In the event consolidated returns are not filed, there is a possibility that gain may be recognized by Brooke Corp. upon the transfer to Capital of the shares of Delta Plus and Brooke Franchise. On a consolidated return, a subsidiary’s losses may be used by other members of the group. If the amount so used exceeds the group’s investment in the loss subsidiary, an excess loss account (ELA) must be established. On separate returns, loss sharing is not possible, with the result that a subsidiary’s losses can be used only to offset the subsidiary’s own income within the carryback-carryover period. Accordingly, there is no need for ELA rules under separate return. So under the consolidated return regulations, the consolidated group is permitted a loss to be deducted even though it exceeds the group’s investment in the loss subsidiary. Management believes that any recognition of gain as a result of the ELA will not be material and will not have any material adverse effect on the shareholders of Brooke Corp. or Capital.

FORWARD-LOOKING STATEMENTS

Some of the statements in this Information Statement and the accompanying disclosure materials constitute forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding Capital’s expectations, beliefs, hopes, intentions or strategies regarding the future. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievement to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under the sections entitled “Risk Factors” and elsewhere in this Information Statement and the accompanying disclosure materials. Although Capital believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither Capital nor any other person assumes responsibility for the accuracy and completeness of such statements. Capital is under no duty to update any of the forward-looking statements contained in this Information Statement and the accompanying disclosure materials after the date hereof or to conform such statements to actual results.

THE SPECIAL MEETING, VOTING RIGHTS AND REQUIREMENTS

Date, Time and Place

The Special Meeting will be held at          , on          , October   , 2007, at 10:00 a.m. local time.

Record Date and Voting Rights

Only holders of record of Capital common stock at the close of business on September   , 2007, the record date for the Special Meeting (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. At the close of business on such date, there were 3,475,817 shares of Capital common stock outstanding held by           stockholders of record. Each share of Capital common stock will entitle the holder thereof to one vote. In order for such shares to be voted at the Special Meeting, the holders entitled to vote such shares must be present in person or by proxy at the Special Meeting. While you are welcome to attend the Special Meeting and vote your shares, the vote of our largest stockholder will be sufficient to necessary stockholder approval of the proposals at the Special Meeting.

Vote Required

Under the KGCL, the approval and adoption of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Capital common stock. In addition, the approval and adoption of the Merger Proposal by the holders of Capital common stock will constitute approval of each of the transactions contemplated by the Merger Agreement. Under the rules of the American Stock Exchange and Capital’s bylaws, the Exchange Proposal and the Incentive Plan Amendment both require the affirmative vote of the holders of a majority of the outstanding shares of Capital common stock. In determining the number of shares that have been affirmatively voted for the Merger Proposal, the Exchange Proposal, and the Incentive Plan Amendment, shares not represented at the Special Meeting, and shares represented by Capital Stockholders that abstained from voting are not considered to be votes affirmatively cast, which is equivalent to voting against the Merger Agreement. Holders of at least one-third (33.3%) of the outstanding shares of Capital common stock must be represented, either in person or by proxy, at the Special Meeting for a quorum to be present.

No Solicitation of Proxies

Capital’s management is not soliciting proxies in connection with the Special Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of the Record Date regarding ownership of common stock of the Company by (i) the only persons known by management to own beneficially more than 5% thereof; (ii) the executive officers and directors individually; and (iii) all officers and directors as a group. As of the Record Date, 3,475,817 shares of Capital common stock were issued and outstanding.

		Amount of
Name and Address of Beneficial Owner	Status of Holder	Beneficial Ownership	Percent of Class(1)

Brooke Corporation(2)	Beneficial Owner	1,795,467	52%
10959 Grandview, Suite 600 Overland Park, KS 66210
Robert Orr(3)	Director, Officer,	1,795,467	52%
210 West State Street	Beneficial Owner
Phillipsburg, KS 67661
Paul E. Burke, Jr.	Director	26,666	*
2009 Camelback Drive Lenexa, KS 66047
Keith E. Bouchey	Director	10,000	*
9820 Metcalf, Suite 110 Overland Park, KS 66212
Richard E. Gill	Director	10,000	*
215 West Main Street Cherryvale, KS 67335
William R. Morton, Jr.	Officer	10,000	*
8500 College Boulevard Overland Park, KS 66210
Michael S. Hess	Director, Officer,
8500 College Boulevard	Beneficial Owner	250,000	7%
Overland Park, KS 66210
All Directors and Officers as a Group (6 persons)		2,119,133	61%

*	Indicates less than 1% ownership.

(1)	All percentages represent the total number of shares as beneficially owned by the individual, group, or entity or as a percentage of (i) 3,475,817 shares of common stock issued and outstanding as of the Record Date, plus (ii) any shares that the individual, group, or entity has the right to purchase within 60 days after such date pursuant to the exercise of a vested stock option, warrants, conversion privileges or other rights.

(2)	As of the Record Date, Brooke owned directly 1,795,467 shares of Capital common stock that represents approximately 52% of the shares then outstanding. As of that date, a group consisting of Brooke Holdings, Inc., Robert D. Orr, Leland S. Orr, Anita F. Larson, Michael S. Lowry, and Kyle T. Garst beneficially owned these shares.

(3)	As of the Record Date, Robert D. Orr owned 65.45% of the common stock of Brooke Holdings, Inc. Brooke Holdings, Inc. in turn owned, as of that date, 41.13% of Brooke Corp. Brooke Holdings, Inc. and the following executive officers of Brooke and/or its subsidiaries: Robert D. Orr, Leland S. Orr, Anita F. Larson, Michael S. Lowry and Kyle L. Garst have orally agreed to vote their shares of Brooke Corp. common stock together and, as a group, beneficially owned 45.37% of the shares of Brooke Corp. common stock on the Record Date. Based on Robert D. Orr’s ownership of Brooke Holdings, Inc. and his and Brooke Holdings, Inc.’s participation in the group, Robert D. Orr is deemed to beneficially own 1,778,801 shares of Capital common stock.

ITEM 1:  THE MERGER PROPOSAL

The Merger

The discussion in this document of the Merger Proposal and the principal terms of the merger agreement is qualified in its entirety by reference to the merger agreement, as amended (the “Merger Agreement”), a copy of which is attached as Annex A to this Information Statement.

Pursuant to the Merger Agreement, Brooke Franchise will merge with and into Capital. The combined companies will operate under the name of “Brooke Capital Corporation”. At the closing under the Merger Agreement, Brooke Corp. will receive merger consideration of 5,000,000 shares of the combined company’s common stock, 2,250,000 additional shares of the combined company’s common stock will be reserved for issuance to Brooke Corp. as merger consideration pursuant to contingent earn-out payments tied to adjusted earnings of Capital (excluding its subsidiaries) in fiscal years 2007 and 2008, and 2,000,000 additional shares of the combined company’s common stock will be reserved for issuance in connection with stock or options expected to be granted pursuant to Capital’s 2007 Equity Incentive Plan, as amended by the Incentive Plan Amendment.

Brooke Corp. has agreed to reimburse the combined company for any credit losses resulting from balances owed by franchisees to Brooke Franchise as of June 30, 2007. Additionally, Brooke Corp. has agreed to indemnify the combined company in amounts up to $1,000,000 for expenses related to actual and threatened litigation as specifically listed in the Merger Agreement.

Subject to closing of the Merger Agreement, Capital and Brooke Corp will close on the Exchange Agreement. Under the Exchange Agreement, Brooke Corp will contribute to Capital all of the outstanding capital stock of Delta Plus, the parent company of Traders Insurance Company, in exchange for 500,000 shares of Capital common stock at closing, with 250,000 additional shares of Capital’s common stock being reserved for issuance to Brooke Corp. as consideration pursuant to contingent earn-out payments tied to net income of Delta Plus in fiscal years 2007 and 2008.

The practical effect of the proposed Merger is a combination of two Brooke Corp. subsidiaries into one public company subsidiary with a common business purpose.

Background of the Proposed Transactions

Robert D. Orr is Chief Executive Officer of both Brooke Corp and Capital. As a result, negotiations between Brooke Corp and Capital were not arms length negotiations. However, approval of the transaction on behalf of Capital is subject to approval of the Independent Directors Committee of the Board of Directors of Capital, made up its independent directors. Under the Independent Directors Committee Charter, the Independent Directors Committee is charged with determining the fairness of any related party transactions involving Brooke Corp. with respect to the shareholders of Capital other than Brooke Corp. Mr. Orr is not a member of the Independent Directors Committee.

Mr. Orr consulted with the Boards of Directors of Brooke Corp and Capital and the Independent Directors Committee of Capital during the course of negotiations as they considered the interests of their respective companies and stockholders in connection with the proposed Merger Agreement. The following is a brief discussion of the past transactions between the parties and their affiliates and the background of the negotiations between the parties, the Merger Agreement, the Exchange Agreement and related transactions.

As the result of consummation of a series of transactions contemplated by the terms of the Stock Purchase and Sale Agreement dated October 6, 2006 (the “2006 Stock Purchase Agreement”) between Capital and Brooke Corp., Brooke Corp. recently acquired a majority of the outstanding common stock of Capital. Pursuant to the 2006 Stock Purchase Agreement, Brooke Corp. first acquired approximately 46.8% of the then issued and outstanding common stock of Capital on December 8, 2006. Pursuant to the same agreement, Brooke Corp. also acquired a warrant to purchase additional shares of Capital common stock that would represent, when exercised approximately 8.2% of the then outstanding shares of common stock of Capital. On January 31, 2007, Brooke Corp. exercised its warrant to acquire the additional shares. At that time, Brooke Corp. owned in total approximately 55% of the then outstanding shares of common stock of Capital. Brooke Corp paid a total of $3 million in cash for the common stock. In addition, Brook Corp. transferred its loan brokerage business unit to Capital and made certain future commitments regarding

Capital’s capital and shareholder liquidity. For example, Brooke Corp. is required to pay up to $6 million in additional consideration to Capital should Brooke Capital Advisors, Inc. (“BCA”), Capital’s loan brokerage subsidiary, not meet a three-year, $6 million pretax profit goal in accordance with an agreed-upon schedule set forth in the 2006 Stock Purchase Agreement.

In the 2006 Stock Purchase Agreement, Capital entered into a servicing agreement with Brooke Corp. with a term through December 31, 2007. Under the servicing agreement, which became effective on December 7, 2006, Brooke Corp. provides human resources, accounting compliance and communications services to Capital in exchange for a $5,000 monthly fee.

As previously agreed in the 2006 Stock Purchase Agreement, six members of the Board tendered their resignations from on January 31, 2007. The remaining two directors accepted these resignations, reduced by board resolution the number of directors comprising the Board and appointed new members to the Board, including Mr. Orr and Mr. Hess.

On February 14, 2007, Capital entered into a Stock Purchase Agreement (the “2007 Stock Purchase Agreement”) with Brooke Brokerage Corporation (“BBC”), a Kansas corporation and wholly owned subsidiary of Brooke Corp., pursuant to which Capital would acquire all of the issued and outstanding shares of capital stock of Brooke Savings Bank from BBC in exchange for approximately $10,100,000 of Capital common stock. The closing of the transaction was approved by the United States Office of Thrift Supervision on August 20, 2007 but the Independent Directors Committee of Capital has yet to approve the transaction. Either party may terminate the 2007 Stock Purchase Agreement after 365 days following the date of the agreement if the transaction contemplated thereby has not been consummated. The agreed upon purchase price of approximately $10.1 million equals the price paid by BBC to a third party to acquire Brooke Savings Bank on January 8, 2007.

For the purpose of the proposed transaction, the shares of Capital common stock were valued at $1.67 per share, which converts to a current value of $5.01 per share as a result of a subsequent reverse stock split. This valuation equals the approximate price per share paid by Brooke Corp. for its 55% ownership interest in Capital in the change of control transaction that occurred in December 2006 and January 2007 pursuant to the terms of the 2006 Stock Purchase Agreement. Based on the number of Capital shares of common stock currently outstanding, the proposed transaction would result in an increase in Brooke Corp.’s combined direct and indirect ownership of the Capital from 52% to approximately 75%. The proposed transaction, after adjustments, would also reduce Brooke Corp.’s indirect ownership of Brooke Savings Bank from 100% to approximately 75%.

During November 2006, Brooke Corp. entered into discussions with the shareholders of Delta Plus to acquire their combined 100% ownership of Delta Plus. Subsequently, a stock purchase agreement (“Delta Plus Agreement”) was executed on February 5, 2007. The purchase agreement provided for a total purchase price of $13,500,000 subject to certain pre and post closing purchase price adjustments. Of the total purchase price, approximately $8,800,000 was allocated to the retail, or insurance agency, subsidiary (Christopher Joseph & Company) and approximately $4,700,000 was allocated to the wholesale, or insurance company, subsidiaries (Traders Insurance Connection, Traders Insurance Company and Professional Claims, Inc.). The purchase agreement provided for adjustments to the purchase price based on insurance agency commissions received during the six months after closing, adjustments based on insurance company profitability during the twelve months after closing and finalization of Delta Plus’s balance sheet, including the adjustments required for the balance of Delta Plus’s net tangible book value to be zero as of closing. The parties agreed that payment of $5,684,000 of the total purchase price would be deferred until thirteen and 1/2 months after closing.

Brooke Corp. consummated the acquisition of Delta Plus on March 30, 2007 and immediately sold all of the insurance agency assets of Christopher Joseph & Company to Brooke Franchise for a total purchase of $8,984,000 with $3,300,000 cash paid by Brooke Franchise at closing and the remaining balance of $5,684,000 paid by Brooke Franchise’s assumption of Brooke Corp.’s obligation to pay the $5,684,000 deferred purchase price to the sellers of Delta Plus. Brooke Franchise immediately sold most of the acquired insurance agency assets to its franchisees. On March 30, 2007 Brooke Corp. also loaned Delta Plus $4,596,000 to provide Delta Plus with the funds required to repay a loan to its reinsurance company.

At Brooke Corp’s regular board meeting held on April 26, 2007, Mr. Orr proposed that Brooke Franchise consider strategic alternatives related to Brooke Corp’s ownership of Brooke Franchise. Mr. Orr noted that his preference was for Brooke Franchise to become part of a public company with Brooke Corp retaining a significant ownership in the resulting public company. Mr. Orr provided the following rationale for Brooke Franchise becoming part of a separate public company of which Brooke Corp would own a significant interest:

•	improve retention and performance of Brooke Franchise’s management by providing a substantial direct ownership stake in their business through an incentive stock compensation plan,

•	as a franchisor, Brooke Franchise is an entrepreneurial organization with entrepreneurial managers that are more likely to succeed if their companies’ performance is directly tied to their personal wealth,

•	separating Brooke Corp’s insurance agency activities, conducted through Brooke Franchise, from its finance company activities, conducted through Brooke Credit Corporation, simplifies and clarifies Brooke Corp’s business and allows investors to more easily compare valuations for these separate business activities with other similar businesses,

•	as a public company, Brooke Franchise provides its shareholders, including Brooke Corp, with more liquidity and therefore more ownership flexibility,

•	as a public company, Brooke Franchise has more access to capital markets, which allows Brooke Corp to diversify its investment risk in Brooke Franchise without selling shares.

The Brooke Corp Board of Directors approved Mr. Orr’s proposal to consider strategic alternatives as outlined above and he began discussions with Brooke Franchise management immediately after the Brooke Corp. Board meeting.

Following these discussions, Brooke Franchise management concluded that an alliance with a non-standard auto insurance company was desirable for the following reasons:

•	Brooke Franchise could increase its profit margins by combining with an auto insurance company and thereby receive a larger share of insurance premiums by receiving underwriting profits in addition to sales commissions,

•	a significant portion of the non-standard auto insurance policies sold by Brooke Franchise’s insurance agents could be transferred with minimal disruption for agents to an insurance company with which Brooke Franchise is allied,

•	an alliance by Brooke Franchise with a non-standard auto insurance company is not expected to jeopardize its relationship with other standard insurance companies with which Brooke Franchise does business.

After considering various alternatives, Brooke Franchise management sent a letter to the Capital Board of Directors on June 18, 2007 proposing a combination with Capital. The June 18th letter noted that Capital’s business plan included the sale of life insurance policies issued by First Life America Corporation, a life insurance company subsidiary of Capital, by accessing the insurance agent distribution system of Brooke Franchise. The letter allowed that the sale of life insurance through the insurance agency network of Brooke Franchise would probably not be very successful without the full support of Brooke Franchise and that the best way to get full support would be the merger of Brooke Franchise into Capital. In the letter, Brooke Franchise management required as a condition of the proposed merger that Capital acquire and capitalize non-standard auto insurance company in addition to its existing life insurance company. The letter suggested that Capital’s consulting subsidiary, Brooke Capital Advisors, has the required expertise to capitalize a non-standard auto insurance company.

At various times between June 18, 2007 and the July 30, 2007, Mr. Orr informally communicated with some of the Brooke Capital Board of Directors regarding the strategic benefits he perceived arising from a business combination of capital with Brooke Franchise.

On July 18, 2007, Capital engaged the law firm of Polsinelli Shalton Flanagan Suelthaus (“PSFS”) to represent Capital in the transaction.

On July 25, 2007, Brooke Corp. engaged the law firm of Kutak Rock, LLP to represent it in the transaction.

On July 26, 2007 the Capital Board of Directors met by teleconference to discussion Brooke Franchise’s June 18, 2007 letter. At that time, Robert Orr summarized the strategic reasons he believed the Merger and the Delta Plus Exchange would be beneficial to Capital and its stockholders. After discussion, the board authorized management to conduct a search for an independent financial advisor for the purpose of analyzing the fairness, from a financial point of view, of the consideration to be paid by Capital in the proposed Merger and the Exchange (collectively, sometimes referred to in the Information Statement as the “Proposed Transactions”).

At a meeting of the Capital Board of Directors on July 30, 2007, Mr. Orr and Michael Hess, Vice Chairman of Capital, provided more detailed information regarding the Brooke Franchise proposal. Preliminary information concerning the value of Brooke Franchise was provided to the Board. Mr. Orr advised the board that the management of Capital believed the transactions involving Brooke Franchise and Delta Plus would be beneficial to Capital and its stockholders for the following reasons:

•	an alliance with Brooke Franchise significantly expands the distribution opportunities of First Life America Corporation, the life insurance company subsidiary of Capital,

•	Brooke Capital Advisors, the consulting and brokerage subsidiary of Capital, has expertise in capitalizing property and casualty insurance companies as proposed by Brooke Franchise,

•	a merger with Brooke Franchise will significantly increase the market capitalization of Capital, which should correspondingly generate investor interest and capital raising opportunities with more than 800 insurance agency locations, 1,700 licensed agents and 450 employees, Brooke Franchise represents significant insurance distribution opportunities,

•	by combining with Brooke Franchise, Capital acquires significant management depth and experience.

At this meeting the role of the Independent Directors Committee in the transaction was also discussed. PSFS confirmed that the Proposed Transactions would require, under the terms of Capital’s Independent Directors Charter of the Capital Board of Directors, the prior approval of the Capital’s Independent Directors Committee. The Charter of the Independent Directors Committee sets forth the scope and authority and responsibilities of the Independent Directors Committee of the Capital board. The charter specifies that the committee is responsible for reviewing for fairness to the stockholders of Capital other than Brooke Corp., and to approve or disapprove, transactions between Capital and any of its affiliates and Brooke Corp or any of its affiliates. At this time, the Independent Directors Committee consisted of Richard Gill, Paul Burke and Keith Bouchey. As a result of these discussions, the Board determined that the Board approval of the transaction would be subject to approval of the Independent Directors Committee. Mr. Orr thereafter requested that Independent Committee meet in private in executive session to approve Capital’s engagement of Duff & Phelps, LLC (“D&P”), an independent financial advisor and investment banking firm, to provide an opinion to the Independent Directors Committee as to the fairness to Capital, from a financial point of view of the consideration to be paid by Capital in the Proposed Transactions.

Immediately following the July 30, 2007 Capital Board of Directors meeting, the Independent Directors Committee convened in executive session to discuss the Proposed Transactions. After discussion, the Independent Directors Committee approved the engagement of D&P for the purpose of analyzing the fairness, from a financial point of view, of the consideration to be paid by Capital in the Proposed Transactions and issuing a fairness opinion. D&P was subsequently engaged by Capital to provide an opinion to the Independent Directors Committee as to the fairness to Capital from a financial point of view of the proposed consideration to be paid by Capital in the Proposed Transactions.

On August 3, 2007, Brooke Corp. delivered a first draft of the Merger Agreement to Capital that resulted in additional discussions and negotiations regarding the Proposed Transactions. A first draft of the Exchange Agreement was delivered on August 6, 2007. Succeeding drafts of the transaction documents for both the Merger and the Delta Plus Exchange were prepared in response to the comments and suggestions of the parties and their counsel, with management and counsel for both Brooke Corp. and Capital engaging in numerous telephonic conferences and negotiating sessions. Between August 3, 2007 and August 30, 2007, legal and professional advisors of Brooke Corp. and Capital conducted extensive negotiations of the business and legal terms and conditions contained in the Merger Agreement and the Exchange Agreement.

At a meeting of the Capital Board of Directors held on August 6, 2007, the Directors were provided with drafts of the proposed merger agreement between Brooke Franchise and Capital and the proposed exchange agreement whereby Capital would exchange Delta Plus with Capital. Mr. Orr also provided the Directors with information concerning Brooke Franchise. Mr. Orr provided the Board information regarding the approval process and the timetable for consideration of the transaction.

The Independent Directors Committee convened immediately following the August 6, 2007 Board meeting to discuss the information received at the Board meeting. The Independent Directors Committee decided to reconvene its meeting on August 7, 2007 to meet with D&P.

On August 7, 2007, the Independent Directors Committee met by teleconference with D&P to discuss the process and methodologies that the firm would employ in analyzing the fairness of the Proposed Transactions to Capital. At that time, D&P advised the Independent Directors Committee on outstanding items that it needed to receive from management to analyze the fairness of the Proposed Transactions to Capital from a financial point of view.

On August 9, 2007, the Independent Directors Committee met by teleconference with D&P to discuss its initial observations of the transaction documents from a financial perspective.

On August 13, 2007, the Independent Directors Committee met with PSFS and D&P to discuss the proposed transaction and to discuss D&P’s preliminary analysis of the transaction. At the conclusion of the meeting, the Independent Directors Committee directed PSFS to advise Brooke Corp. that it would need additional documentation supporting Brooke Corp.’s proposed valuation parameters to approve the transactions based on the purchase price (the number of shares of Capital) proposed by Brooke Corp.

On August 17, 2007, Brooke Corp. proposed revised terms for the transactions, which contained materially lower purchase price amounts, a contingent performance payment mechanism, and a share lock-up provision. On that same day, Brooke Corp. delivered revised drafts of the Merger Agreement and Exchange Agreement to Capital. The revised drafts resulted in further discussion and negotiation of the performance benchmarks to be used for the performance payment.

On August 21, 2007, Brooke Corp. proposed revised performance payment benchmarks with respect to the performance payments.

On August 21, 2007, the Independent Directors Committee met with PSFS to discuss the status of the financial advisers analysis of the proposed transaction, to review changes to the material terms of the transactions, including the revised performance payment benchmarks, and to discuss areas of due diligence inquiry. In addition, PSFS advised the Independent Committee of the legal standards applicable to its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Exchange Agreement. PSFS also reviewed the committee’s duties and responsibilities under the Charter of the Independent Committee.

On August 22, 2007, the Independent Directors Committee met with D&P and PSFS to receive a briefing of the preliminary fairness analysis of the Proposed Transactions’ terms as then currently proposed. The Independent Directors Committee also took up a number of due diligence matters with D&P.

On August 23, 2007, the Independent Directors Committee received D&Ps preliminary fairness analysis and board presentation analyzing the transactions as then proposed.

On August 29, 2007, management of Capital convened a meeting of the Independent Directors Committee. At this meeting, management of Capital updated the committee on the status of negotiations between Capital and Brooke Corp. regarding the terms of the Merger Agreement and the Exchange Agreement. Robert Orr again reviewed the reasons for the Merger and the Delta Plus Exchange. Robert Orr and Michael Hess of management also addressed questions of the Independent Directors Committee concerning Brooke Franchise, Delta Plus and their respective businesses. Later that day, the Independent Directors Committee met by teleconference with D&P and PSFS to review the status of negotiations on the agreements. At that time, D&P briefed the committee of the items that remained to be received and analyzed in order for it to determine the fairness of the Proposed Transactions to Capital from a financial point of view.

Following the Independent Directors Committee’s receipt on August 30, 2007 of substantially final versions of the Merger Agreement and the Exchange Agreement, the Independent Directors Committee convened a teleconference meeting to consider approval of the agreements. At this meeting, PSFS provided the committee with a review of the final terms of the agreements, with particular attention to the revisions to the agreements that had recently been agreed to concerning performance award shares and additional closing conditions. PSFS reminded the committee of the legal standards applicable to its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Exchange Agreement. The Independent Directors Committee then received a briefing by D&P advising the committee that based on the current versions of the Merger Agreement and Exchange Agreement that D&P would be able to opine that the transactions are fair to Capital from a financial point of view. After discussions, the Independent Directors Committee approved the terms of the Merger and the Delta Plus Exchange as being fair to the stockholders of Capital other than Brooke Corp.

On August 31, 2007, the full Capital Board of Directors met by telephone conference to receive and discuss the Independent Directors Committee’s approval of the agreements. PSFS briefed the Board on the Independent Committee’s August 30, 2007 approval of the fairness of the transactions to the stockholders of Capital other than Brooke Corp. In addition, PSFS reviewed last minute changes to the Merger Agreement and the Exchange Agreement. PSFS also advised the Board of the legal standards applicable to its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Exchange Agreement. After discussion, the Capital Board of Directors unanimously approved execution of the Merger Agreement and the Exchange Agreement. Immediately following the meeting, Brooke Corp., Brooke Franchise and Capital entered into the Merger Agreement and Brooke Corp., Delta Plus, and Capital entered into the Exchange Agreement. The Proposed Transactions were announced to the public on the same day. Following receipt of copies of the executed Merger Agreement and Exchange Agreement, D&P delivered its fairness opinion dated August 31, 2007 to the Independent Directors Committee that the proposed consideration to be paid by Capital in the Proposed Transactions is fair to Capital from a financial point of view as of the date of the D&P opinion.

On September 14, 2007, after the final decision of the Independent Directors Committee to approve the Proposed Transactions on behalf of Capital on August 30, 2007, Brooke Corp. announced that Keith Bouchey, a member of the Independent Directors Committee, had accepted an offer to become the President and CEO of Brooke Corp.

On September 16, 2007, Mr. Bouchey informed counsel for Capital that a representative of Brooke Corp. had approached him on July 30, 2007 about the Brooke Corp. position and that he had informational discussions about this possibility with the Brooke Corp. representative at various times from August 1, 2007 until September 8, 2007. On September 8, 2007 more formal discussions about the position occurred between Mr. Bouchey and his counsel and representatives of Brooke Corp. These formal discussions culminated on September 13, 2007 when Bouchey entered into an employment agreement with Brooke Corp.

Mr. Orr subsequently provided information, on behalf of Brooke Corp., comfirming Mr. Bouchey’s rendition and characterization of the discussions between Mr. Bouchey and Brooke Corp concerning the position.

Mr. Gill and Mr. Burke, the other members of the Independent Directors Committee, met by conference call on September 20, 2007 to review the foregoing facts. These members of the Independent Directors Committee then reviewed the entire process that they had undertaken since the date of the first contact by Brooke Corp with Mr. Bouchey with respect to his employment with Brooke Corp. After extensive discussion, they determined that (i) at no time had Mr. Bouchey attempted to influence the process or the other members of the Independent Directors Committee to give any inappropriate favoritism to Brooke Corp., the Proposed Transactions that it was proposing, or the terms of the Merger Agreement and Exchange Agreement that it proposed; (ii) that at no time did Mr. Bouchey attempt to negatively impact the efforts of the Independent Directors Committee to aggressively negotiate the terms of the Transactions and the Merger Agreement and Exchange Agreement for the benefit of the stockholders of Brooke Capital other than Brooke Corp.; and (iii) at no time did Mr. Bouchey attempt to assert any inappropriate influence on the other members of the Independent Directors Committee on behalf of, or inappropriately advocate in favor of, the interests of Brooke Corp. in the Proposed Transactions or the terms of the Merger Agreement or Exchange Agreement. Based on these and all other relevant factors, the remaining members of the Independent Directors Committee unanimously concluded that the discussions between representatives of Brooke Corp. and

Mr. Bouchey described above, and the fact that these discussions had not been disclosed to them on or before August 30, 2007, had not had any material impact on their deliberations and decisions with respect to the Proposed Transactions and the terms of the Merger Agreement and the Exchange Agreement. As a result, the remaining members of the Independent Directors Committee voted to ratify the prior decisions of the Independent Directors Committee approving the Proposed Transactions and the Merger Agreement and the Exchange Agreement.

At the same time, Mr. Gill and Mr. Burke accepted the resignation of Mr. Bouchey as a member of the Independent Directors Committee effective as of October 1, 2007, the effective date of his employment with Brooke Corp.

On September 20, 2007, the Merger Agreement and the Exchange Agreement were amended to clarify certain closing conditions in these agreements.

Independent Fairness Opinion

Pursuant to an engagement letter dated July 30, 2007, the Independent Directors Committee retained Duff & Phelps (previously defined as D&P), a financial advisor and investment banking firm, to act as its independent financial advisor with respect to the proposed merger with Brooke Franchise and the proposed Delta Plus Exchange. In selecting D&P, the Independent Directors Committee considered, among other things, the fact that D&P is a nationally recognized investment banking firm with substantial experience advising companies in the financial services industry as well as substantial experience providing strategic advisory services. The Independent Directors Committee also considered D&P’s familiarity with Capital. Previously, D&P provided Capital with a buy-side fairness analysis (opinion delivered on May 31, 2007) related to Capital’s proposed acquisition of Brooke Savings Bank. The opinion delivered by D&P assumes that Capital’s proposed acquisition of Brooke Savings Bank has not closed.

D&P’s professional fee was paid by Capital. D&P’s professional fee was not contingent upon its conclusions reached in its fairness analysis and/or the consummation of the Proposed Transactions.

At the August 30, 2007 meeting of the Independent Directors Committee, D&P delivered its oral opinion, which was subsequently confirmed in writing on August 31, 2007 (the “Opinion Date”), that as of August 31, 2007 and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be paid by Capital in the Proposed Transactions was fair as of the Opinion Date, from a financial point of view, to Capital. D&P’s fairness opinion was provided to the Independent Directors Committee of Capital in connection with its evaluation of the aggregate consideration paid by Capital from a financial point of view. D&P’s fairness opinion does not address any other aspects or implications of the Proposed Transactions and does not constitute a recommendation to any of our stockholders as to how such stockholder should vote or act on any matters relating to the Proposed Transactions.

The D&P fairness opinion is not, and should not be misconstrued as, a valuation opinion, investment advice, investment recommendation, solvency opinion, financing feasibility analysis, tax-related opinion, credit rating, an accounting opinion, and/or an analysis of the business and/or strategic rationale for the Proposed Transactions. D&P did not make any independent evaluation, appraisal or physical inspection of Capital’s, Brooke Franchise’s or Delta Plus’ solvency or of any specific assets or liabilities (contingent or otherwise). In performing its analysis and rendering its opinion, D&P, among other things, assumed that all contracts, agreements and transactions among Brooke Corp., Brooke Franchise, Capital, Delta Plus or any affiliate of Brooke Corp. (collectively, “Related Party Transactions”), are on commercially reasonable terms equivalent to those which would be obtained on an arms’-length basis between unrelated parties and D&P did not assume any responsibility to undertake any analysis to determine whether the Related Party Transactions were entered into on commercially reasonable terms equivalent to those which would be obtained on an arms’-length basis between unrelated parties. In addition, D&P is not expressing any opinion as to the market price or value of the common stock of Capital, Brooke Franchise or Delta Plus after the date hereof and/or any opinion as to the purchase price to be paid by subsequent acquirers of the common stock (whether on or off exchange) or any other of securities of Capital, Brooke Franchise or Delta Plus. D&P’s opinion is not, and should not be misconstrued as an analysis of the relative merits of the Proposed Transactions and any alternatives to the Proposed Transactions. D&P’s opinion is related to the Merger Agreement and Exchange Agreement only and is not, and should not be misconstrued as, an analysis of a subsequent proposal related to amending Capital’s management incentive plan. D&P was not asked to consider and did not consider the merits of this incentive plan amendment. The Independent Directors Committee did not place any limitations on D&P with respect to the procedures to be followed or factors to be considered by it in performing its analysis or providing its opinion.

The full text of D&P’s written opinion addressed to the Independent Directors Committee is attached as Annex C to this Information Statement.

Reasons for Approval of the Merger and the Exchange by the Capital Board of Directors; Recommendations of the Board

In reaching its decision to approve the Merger Agreement and the transactions related thereto, including the Exchange Agreement, the Independent Directors Committee consulted with Capital’s management as well as outside legal counsel and its independent financial advisor, and considered a number of factors, including:

•	its knowledge of Capital’s business operations, financial condition, earnings and prospects and of the business operations, financial condition, earnings and prospects of Brooke Franchise and Delta Plus;

•	its knowledge of the property and casualty insurance businesses, including continuing trends of consolidation, decrease in third-party commission payments, increased operating costs, and increased nationwide competition;

•	its belief that the combined company would be in a better position to market and distribute the life insurance products of the combined company, by enhanced distribution through the Brooke Franchise insurance agency distribution system, and to market the loan brokerage services of the combined company;

•	its belief that the four business segments of the combined company (insurance agency franchising, non-standard automobile insurance, life insurance, and loan brokerage services) offers superior diversification as compared with Capital’s current product offerings (life insurance and loan brokerage services);

•	its belief that the combined company will be in a position to benefit from offering propriety non-standard automobile insurance through increased insurance premium revenues;

•	its belief that the increased market capitalization provided by the combined company offers an opportunity for increased stockholder liquidity;

•	the financial analysis and presentation of D&P to the Independent Directors Committee and its opinion, dated August 31, 2007, to the effect that as of that date and subject to the assumptions, qualifications and limitations set forth in its opinion, consideration to be paid by Capital pursuant to the Merger Agreement and the Exchange Agreement was fair, from a financial point of view, to Capital;

•	the final terms and conditions of the Merger Agreement and the Exchange Agreement, as materially enhanced over the terms first proposed, and the Committee’s assessment of the likelihood that the Merger would be completed in a timely manner and that the management team of the combined company would be able to successfully integrate and operate the businesses of the combined company after the Merger and the Exchange ; and

•	regulatory and other approvals required in connection with the Merger and the Exchange and the likelihood regulatory approvals will be received in a timely manner and without unacceptable conditions.

In view of the wide variety of factors considered in connection with its evaluation of the Merger and the Exchange and the complexities of these matters, the Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors it considered in reaching its determination to approve the Merger Agreement and the Exchange Agreement. In addition, individual members of the Committee may have given differing weights to different factors. The Committee conducted an overall analysis of the factors described above, including through discussions with and questions of Capital management and outside counsel for Capital. The Committee also considered the fairness analysis of D&P, its independent financial advisor, as well as D&P’s analysis of the financial terms of the Merger Agreement and the Exchange Agreement as it related to its opinion as to fairness, from a financial point of view, of the consideration to be paid by Capital in Proposed Transactions. The Committee collectively made its determination based on the conclusions reached by its members in light of the factors that each of them considered appropriate that the Merger and the Exchange are fair to the stockholders of Capital other than Brooke Corp.

The Committee also considered the potential risks outlined below but concluded that the anticipated benefits of combining with Brooke Franchise and acquiring Delta Plus would likely to outweigh substantially these risks. These risks included:

•	the potential for a negative impact on the market price of Capital’s stock;

•	the potential risk of diverting management’s focus and resources from other strategic opportunities and from operational matters while working to implement the Merger and the Exchange;

•	the substantial Merger and Exchange-related restructuring charges;

•	that either the Merger or the Exchange, or both, might not receive necessary regulatory approvals and clearances to complete the transactions;

•	the risks related to the structure of the proposed transactions described under “Risk Factors — Risk Related to the Structure of the Proposed Transactions”;

•	the risks related to Brooke Franchise and its business described under “Risk Factors — Risks Related to Our Franchise Business Segment”; and

•	the risks related to Delta Plus and its business described under “Risk Factors — Risks Related to Our Non-Standard Insurance Segment”.

The Committee realizes that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Committee concluded that the potential positive factors outweighed the potential risks of completing the transactions.

It should be noted that this explanation of the Committee’s reasoning and all other information represented in this section is forward looking in nature and therefore should be read in light of the factors discussed under the heading “Precautionary Statement Regarding Forward-Looking Statements.”

With the exception of D&P’s fairness opinion, the factors considered by the Capital Board in reaching its decision to adopt the Merger Agreement and the Exchange Agreement and recommend adoption of the Merger Agreement and the Exchange Agreement to the Capital stockholders are substantially the same as those considered by the Committee in determining the fairness of the Proposed Transactions.

In view of the wide variety of factors considered in connection with its evaluation of the Merger and the Exchange and the complexities of these matters, the Capital Board, like the Committee, did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors it considered in reaching its determination to approve the Merger Agreement and the Exchange Agreement. In addition, individual members of the Board may have given differing weights to different factors. The Board collectively made its determination based on the conclusions reached by its members in light of the factors that each of them considered appropriate that the Merger and the Exchange are fair to the stockholders of Capital other than Brooke Corp.

The Board realizes that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Board concluded that the potential positive factors outweighed the potential risks of completing the transactions.

After consideration of these factors, the Capital Board determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Exchange Agreement, are advisable and in the best interests of Capital and its stockholders, and unanimously approved and adopted the Merger Agreement. The Capital Board unanimously recommends that the Capital stockholders vote “FOR” the adoption of the Merger Agreement.

Interests of Capital Directors, Executive Officers and Certain Stockholders in the Proposed Transactions

Robert Orr, our current Chairman of the Board, President and Chief Executive Officer, is also the Chief Executive Officer of Brooke Corp. He is also a member of a group that controls Brooke Corp.

Michael Hess, our current Vice Chairman of the Board and President of our subsidiary, Brooke Capital Advisors, Inc., is an original investor in, and a current stockholder of, Brooke Corp. As previously discussed, Brooke Corp., Keith Bouchey, a member of our Board, accepted an offer to become the President and Chief Executive Officer of Brooke Corp on September 13, 2007.

As previously discussed, Brooke Corp., which currently owns 100% of Brooke Franchise and Delta Plus and 52% of Capital, will receive additional shares of Capital common stock upon consummation of the Merger and the Exchange.

As a result of these relationships, these individuals and Brooke Corp. each have an interest in the Proposed Transactions that is different from, or in addition to, your interest as a stockholders of Capital.

Anticipated Accounting Treatment

The accounting for these transactions will be in accordance with paragraphs D11 through D18, “Transactions between Entities under Common Control”, as set forth in Statement of Financial Accounting Standards No. 141, Business Combinations, issued by the Financial Accounting Standards Board.

These transactions represent exchanges of shares of stock between entities under common control. Accordingly, the entity receiving the net assets or equity interests (Capital) shall initially recognize the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity (i.e. Brooke Corp’s carrying amounts for Brooke Franchise and Delta Plus) at the date(s) of transfer. In practice, the accounting method used to record this type of transaction is similar to the “pooling of interests” method wherein the accounts of Brooke Franchise and Delta Plus are added together with Capital’s accounts (with appropriate entries made in the stockholders’ equity section of the balance sheet to properly state the common stock and additional paid-in capital accounts of Capital).

Capital will report its results of operations for the period in which the transfer occurs as though the exchange of equity interests had occurred at the beginning of the period. Results of operations for that period will thus comprise those of the previously separate entities combined from the beginning of the period to the date the transfer is completed and those of the combined operations from that date to the end of the period. Similarly, Capital would present its statements of financial position and other financial information as of the beginning of the period as though the assets and liabilities had been transferred at that date.

Capital’s financial statements and information presented for prior years should be restated to furnish comparative information for the period during which the entities are under common control. The effects of inter-company transactions should be eliminated to the extent possible in determining the results of operations for the periods before the combination so that those results will be on substantially the same basis as the results of operations for the periods after the date(s) of combination.

The Merger Agreement

The following summary of the material provisions of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Information Statement. All stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

General; Structure of Merger

On August 31, 2007, Capital entered into an Agreement and Plan of Merger with Brooke Corp. and Brooke Franchise (the “Merger Agreement”). If the transactions contemplated in the Merger Agreement are consummated, Brooke Franchise will be merged with and into Capital, and as a result the combined company will become a public company owned by Brooke Corp. and the other current stockholders of Capital. At closing of the Merger Agreement, Brooke Corp. will receive merger consideration of 5,000,000 shares of the combined company’s common stock (the “Closing Payment”). In addition, 2,250,000 shares of Capital common stock will be reserved for issuance in connection with contingent earn-out payments of additional merger consideration to be paid to Brooke Corp. based upon meeting adjusted earnings criteria set for Capital (excluding its subsidiaries) for fiscal years 2007 and 2008.

In addition to the Closing Payment, Brooke Corp. has an opportunity to receive additional shares of Capital common stock pursuant to an earn-out based on Capital’s adjusted earnings in fiscal years 2007 and 2008 from operations and using assets, of Brooke Franchise as it existed prior to the Merger. If Capital, excluding earnings from any subsidiaries, has Brooke Franchise-related adjusted earnings, more particularly referred to as Franchise EBITDA, as that term is defined in the Merger Agreement, for fiscal year 2007, equal to or in excess of $7,900,000, Brooke Corp. will receive additional merger consideration equal to 900,000 shares of Capital common stock; provided that, to the extent Franchise EBITDA for fiscal year 2007 exceeds $11,850,000, Brooke Corp. will receive an additional 225,000 shares of Capital common stock (in addition to the 900,000 shares for meeting the $7,900,000 Franchise EBITDA target). If Capital has Franchise EBITDA for fiscal year 2008, equal to or in excess of $9,900,000, Brooke Corp. will receive additional merger consideration equal to 900,000 shares of Capital common stock; provided that, to the extent Franchise EBITDA for fiscal year 2008 exceeds $14,850,000, Brooke Corp. will receive an additional 225,000 shares of Capital common stock (in addition to the 900,000 shares for meeting the $9,900,000 Franchise EBITDA target). The merger consideration is subject to equitable adjustment in the event of stock splits, stock dividends, reverse stock splits or other charges on Capital’s outstanding stock.

Determinations of Franchise EBITDA for comparison to earn-out payment thresholds will be made in accordance with GAAP, be calculated by Capital and be derived from and/or consistent with Capital’s earnings before interest, taxes, depreciation and amortization reported in Capital’s Form 10-K filing with the SEC for the applicable period, and reviewed by Capital’s independent auditor as part of the annual audit performed for SEC filings. The statement of Franchise EBITDA proposed by Capital will then be subject to Brooke Corp. review. Any dispute over the statement of Franchise EBITDA proposed by Capital not otherwise resolved by Brooke Corp. and Capital will be submitted to independent accountants selected by Brooke Corp. and Capital and the independent accountants’ determinations regarding the disputed items will be final and binding on the parties.

Notwithstanding the foregoing, if after the Merger but prior to December 31, 2008, there occurs a “Change in Control,” as defined in the Merger Agreement and outlined below, all potential earn-out shares (totaling 2,250,000 shares of Capital common stock) shall be paid to Brooke Corp. as merger consideration regardless of whether the targeted Franchise EBITDA thresholds are met. A Change in Control would consist of (a) a sale of all or substantially all of Capital’s assets and assumption of all or substantially all of Capital’s liabilities, (b) a sale by Capital of its voting capital stock in a transaction or series of transactions that result in persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transactions, owning less than 50% of the voting capital stock of Capital immediately after such transactions, (c) a sale by the stockholders of Capital of their voting capital stock of Capital in a transaction or series of transactions that result in persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transactions, owning less than 50% of the voting capital stock of Capital immediately after such transactions, provided that the independent directors of the board of directors of Capital have approved such transactions, (d) a merger or consolidation of Capital with or into any other entity, irrespective of whether Capital is the surviving or resulting entity, other than a merger for the sole purpose of reincorporating into a state other than Capital’s original state of incorporation, (e) a sale of all or substantially all of the assets and assumption of all or substantially all of the liabilities of the Franchise Division, as that term is defined in the Merger Agreement (i.e. Brooke Franchise-related assets and liabilities merged into Capital per the Merger), or (f) a transaction by which the Franchise Division is spun off from, split up from, or otherwise divested or transferred separate and apart from the other assets and subsidiaries of Capital.

Reference is made to the Merger Agreement attached hereto as Annex A which provides a more detailed explanation of the calculation of Capital’s Franchise EBITDA. As noted, the earn-out Franchise EBITDA thresholds are tied to Capital’s earnings through operations and assets of Brooke Franchise as it existed prior to the Merger, and without consideration of any other Capital assets and without consolidating or otherwise taking into account the financial results of Capital’s subsidiaries or any other entities. The result of examining Franchise EBITDA will be that Brooke Franchise’s pre-Merger operations will be isolated. As such, Franchise EBITDA will be materially equivalent to Brooke Franchise’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) had the Merger not taken place.

Brooke Franchise’s EBITDA, calculated in the manner for determining Franchise EBITDA under the provisions of the Merger Agreement, for the last three fiscal years was approximately $5,675,000 in 2006, $9,187,000 in 2005 and $11,367,000 in 2004.

The boards of directors for each of Brooke Corp. and Capital approval of the Merger Agreement and the transactions contemplated thereby. The board of Capital also recommended approval of the Merger Agreement and the Exchange Agreement by the stockholders of Capital. Accordingly, the only action required to be taken by Brooke Corp. or Capital to effectuate the Merger Agreement, the Exchange Agreement and the transactions contemplated thereby is approval by the Capital stockholders.

Closing and Effective Time of the Merger

The closing of the Merger will take place promptly following the satisfaction of the conditions described below under “The Merger Agreement — Conditions to the Closing of the Merger,” unless Capital and Brooke Corp. agree in writing to another time. The Merger is expected to be consummated within two (2) business days following the approval of the Merger at the Special Meeting of Capital’s stockholders described in this Information Statement.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Brooke Corp. and Brooke Franchise relating, among other things, to:

•	proper corporate organization, foreign qualifications and similar corporate matters;

•	the authorization, performance and enforceability of the Merger Agreement;

•	the capitalization of Brooke Franchise and its subsidiaries;

•	the absence of violation of any applicable law or any agreement to which Brooke Corp. or Brooke Franchise is a party;

•	that the transactions contemplated in the Merger Agreement will not disable Brooke Franchise’s ability to operate its business post-Closing consistent with past practice;

•	financial statements and related information including representation on Net Working Capital at Closing;

•	absence of undisclosed liabilities and encumbrances;

•	taxes;

•	absence of brokers or finders;

•	absence of an untrue statement of material fact or material omission necessary to make the representations and warranties not misleading;

•	the compliance with the rules and regulations of the SEC in all Brook Franchise and Brooke Corp. filings since January 1, 2004;

•	acquisition for own account;

•	absence of certain changes;

•	absence of litigation and administrative actions;

•	compliance with laws;

•	title to and condition of properties, including all equipment and real properties;

•	insurance;

•	contracts and commitments;

•	labor matters;

•	employee and employee benefits matters; and

•	intellectual property.

The Merger Agreement contains representations and warranties of Capital relating, among other things, to:

•	proper corporate organization, foreign qualifications and similar corporate matters;

•	the authorization, performance and enforceability of the Merger Agreement;

•	the capitalization of Capital and its subsidiaries;

•	the absence of violation of any applicable law or any agreement to which Capital is a party;

•	SEC reports;

•	financial statements and related information;

•	absence of undisclosed liabilities;

•	taxes;

•	absence of brokers or finders;

•	absence of an untrue statement of material fact or material omission necessary to make the representations and warranties not misleading;

•	acquisition for own account;

•	continuity of the business enterprise of Brooke Franchise;

•	absence of certain changes;

•	absence of litigation and administrative actions;

•	compliance with laws;

•	title to and condition of properties, including all equipment and real properties;

•	insurance;

•	contracts and commitments;

•	labor matters;

•	employee and employee benefits matters; and

•	intellectual property.

Covenants and Agreements

Subject to normal terms and conditions set forth in the Merger Agreement, including, without limitation, obtaining applicable stockholder approvals, Capital, Brooke Corp. and Brooke Franchise have each agreed to take such actions as are necessary, proper or advisable to consummate the Merger. Capital and Brooke Franchise have also agreed, subject to certain exceptions, to continue to operate and cause their respective subsidiaries to operate each of its and their respective businesses in the ordinary course prior to the closing and not, among other actions, to take or permit their subsidiaries to take, the following actions without the prior written consent of the other:

•	amend its organizational documents;

•	authorize or issue any shares of capital stock or any subscription, option, warrant, call right, preemptive right or other agreement or commitment obligation to issue, sell, deliver or transfer any interest or security in it;

•	other than declaration and payment of the Parent Dividend and payment of the Parent Receivable, sell, transfer or agree to sell or transfer any assets other than in the ordinary course of business;

•	acquire any assets except in the ordinary course of business, or merge with any other entity;

•	create or incur any material encumbrance of any kind on any assets or properties;

•	change any financial or tax accounting practice, policy or method, make or revoke any election relating to taxes, file any amended tax return or claim for refund, or settle any material claim relating to taxes;

•	violate or breach any material contract;

•	make any loan, advance or capital contribution to or investment in any other entity or person other than in the ordinary course of business;

•	incur any indebtedness or enter into any guarantee of indebtedness, or incur any other material liability or obligation other than in the ordinary course of business;

•	other than in the ordinary course of business, cancel or forgive any material debts or claims or redeem or repay any indebtedness for borrowed money;

•	take any action that would prevent the Merger from qualifying as a reorganization under the Internal Revenue Code; or

•	authorize, permit or agree to take any of the foregoing actions.

The Merger Agreement also contains additional covenants and agreements of the parties, including covenants and agreements providing that:

•	Capital and Brooke Corp. shall provide access to the other to all its and its subsidiaries’ respective properties, books, records, and employees, for the purpose of performing due diligence pending the closing;

•	Capital and Brooke Corp. shall maintain as confidential the books, records and other information pertaining to the business of the other;

•	Capital and Brooke Franchise shall cooperate with one another in the public announcements pertaining to the Merger;

•	Capital and Brooke Corp. shall each file a Form 8-K announcing the closing and such other information that may be required to be disclosed with respect to the Merger Proposal;

•	Each party will use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of any Governmental Authority that may be necessary for its execution and delivery of, and the performance of its obligations and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals;

•	Neither Brooke Corp. nor Brooke Franchise shall authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by either of them to, directly or indirectly (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of the capital stock of Brooke Franchise or its assets (other than assets to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any merger, consolidation or other business combination with Brooke Franchise, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to Brooke Franchise, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing.

•	Each of Brooke Corp. and Brooke Franchise shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing. And each of Brooke Corp. and Brooke Franchise shall notify Capital promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Capital, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact;

•	Capital shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by Capital, directly or indirectly, (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of the capital stock of any person other than Brooke Franchise, or its assets, (ii) to enter into any merger, consolidation or other business combination with any person other than Brooke Franchise, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to any person other than Brooke Franchise, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing.

•	Capital immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing.

•	Capital shall notify Brooke Corp. promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Brooke Corp., indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

•	For a period of five years following the closing, Brooke Corp. and its affiliates shall be prohibited from materially competing with the business conducted by Brooke Franchise immediately prior to the closing in the U.S.;

•	For a period of one year following the closing, Brooke Corp. shall not solicit for employment any employee who was an employee of Brooke Franchise immediately prior to the closing except with the prior consent of Capital or if such employee has not been employed by either Brooke Franchise or Capital for a period of six months prior to such solicitation;

•	As soon as is reasonably practicable after receipt by Capital from Brooke Corp. and Brooke Franchise of all financial and other information relating to Brooke Corp. and Brooke Franchise as Capital may reasonably request, Capital shall prepare and file with the SEC this Information Statement and take such actions as are reasonably necessary so as to make the Information Statement be declared effective;

•	upon filing of the Information Statement, Capital shall hold a meeting of its stockholders for the purpose of obtaining a vote in favor of the Merger and the adoption of the incentive plan;

•	Capital shall ensure that the disclosures contained in the Information Statement are in compliance with the General Corporation Law of the State of Kansas, and Brooke Corp. and Brooke Franchise shall ensure that the disclosures contained in the Information Statement with respect to Brooke Franchise do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

•	At least one day prior to closing on the Merger, Capital shall prepare a draft form 8-K announcing the closing and in such form as is required for filing with the SEC. In addition, Capital and Brooke Corp. will prepare a press release announcing the consummation of the Merger Proposal;

•	Brooke Corp. and its respective affiliates shall not engage in any transactions involving the securities of Capital prior to the time of making a public announcement of the Merger and will attempt to cause its directors, officers, employees and representatives to also refrain from such activities;

•	Capital and its respective affiliates shall not engage in any transactions involving the securities of Parent prior to the time of making a public announcement of the Merger and will attempt to cause its directors, officers, employees and representatives to also refrain from such activities;

•	Immediately after the closing of the Merger, Capital shall register the capital stock received by Brooke Corp. as the Closing Payment in the Merger with the SEC and each applicable state securities commissioner on an appropriate registration statement, and Capital shall use its best efforts to cause such registration statement to be declared effective by the SEC and such commissioners as promptly as practicable after the closing;

•	On or before the closing date under the Merger Agreement and to the extent permitted by Missouri law, Brooke Franchise shall declare and pay a cash dividend in the amount of $22,328,000 to Brooke Corp.;

•	Immediately after the effectiveness of the Merger, Brooke Corp. and Capital shall consummate the Exchange transaction contemplated in the Exchange Agreement for the contribution of Delta Plus’s stock to Capital in return for Capital common stock;

•	The parties will cooperate with each other with respect to ongoing litigation or claims;

•	At any time and from time to time prior to the eight (8) month anniversary of the closing date of the Merger Agreement that certain Brooke Franchise accounts receivable remain uncollected for more than ninety (90) days after the applicable invoice date of such receivables, then Capital may elect to tender in writing ownership of such delinquent receivable to Brooke Corp. and within five (5) business days after the delivery of such tender, Brooke Corp. shall pay to Capital by wire transfer of immediately available funds the full amount of such delinquent receivable and thereafter Brooke Corp. shall have all rights as the holder of such receivable. Promptly after the eighth-month anniversary of the closing date of the Merger Agreement, Brooke Corp. will reimburse Capital for certain defined receivables that remain uncollected as of such eighth-month anniversary; provided, however, that, after the closing of the Merger, Capital will continue to collect, and process such receivables, consistent with the past practices of Brooke Franchise; and provided, further that, Capital promptly will return to Brooke Corp. dollar for dollar any monies that are collected in respect of receivables subsequent to Brooke Corp. reimbursement payment;

•	Brooke Corp., for a period of one hundred eighty (180) days after the effectiveness of the Merger, will not, without the prior written consent of Capital, (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Capital’s capital stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for the capital stock received under the Merger Agreement or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capital’s stock or other securities, in cash, or otherwise. Notwithstanding the foregoing, Brooke Corp. may pledge shares of the Capital’s stock so long as its lender, which takes a security interest in such shares, agrees to be bound by the terms and conditions of the applicable section of the Merger Agreement;

•	Brooke Corp. and Capital will enter into a license agreement reasonably acceptable to each of them, whereby Capital would have a worldwide, perpetual, royalty-free license for the trademark “Brooke,” for use in conjunction with Capital’s insurance business, with Brooke Corp. retaining and rights to use of such mark in non-insurance activities; and

•	Kyle L. Garst and Dane S. Devlin will be appointed and elected as additional Capital directors.

Conditions to Closing of the Merger

Conditions of Capital to Closing the Merger.  The obligations of Capital to consummate the Merger and related transactions are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Capital (capitalized terms in the following list of conditions not otherwise defined herein, have the meanings given them in the Merger Agreement):

•	The representations and warranties of Brooke Corp. and Brooke Franchise contained in the Merger Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material” or “materiality” qualifiers or qualifications for a “Company Material Adverse Effect”, and except for those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Brooke Corp. and Brooke Franchise to consummate the Merger and related transactions.

•	All covenants, agreements and obligations required by the terms of the Merger Agreement to be performed, satisfied or complied with by Brooke Corp. and Brooke Franchise, at or before the Closing Date shall have been duly and properly performed and complied with in all material respects.

•	There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated in the Merger Agreement or renders it unlawful to consummate such transactions.

•	Capital shall have distributed this Information Statement to its stockholders.

•	The independent directors and the board of directors of Capital shall have duly approved the Merger Agreement and all transactions contemplated thereby, and Capital shall have obtained the approval by majority vote of its stockholders.

•	All approvals, consents and waivers of all persons and authorities that are required to effect the transactions contemplated in the Merger Agreement shall have been received, and executed counterparts thereof shall have been delivered to Capital not less than two business days prior to the Closing.

•	No litigation shall have been commenced or threatened against Capital, Brooke Corp., Brooke Franchise, or any of the affiliates, officers or directors of any of them, with respect to the Merger or related transactions, which, in the reasonable judgment of counsel to Capital, could have a Company Material Adverse Effect or prevent consummation of the Merger or related transactions.

•	There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Company Material Adverse Effect.

•	The fairness opinion received by the Independent Directors Committee of Capital on August 31, 2007 from Duff & Phelps shall not have been materially changed, modified or withdrawn on or before the Closing Date;

•	Capital shall have received the Solvency Opinion, as defined in the Merger Agreement, satisfactory to the Independent Directors Committee and the Board of Directors of Capital in its and their sole discretion, confirming the Solvency, as defined in the Merger Agreement, of Brooke Franchise, on a consolidated basis immediately prior to the transactions contemplated in the Merger Agreement and the Solvency of Capital on a consolidated basis immediately after the transactions contemplated by Merger Agreement.

•	Capital shall have received from the other parties each of the deliverables to be provided pursuant to the Merger Agreement.

•	Brooke Corp. shall have paid in cash to Brooke Franchise an amount equal to the Parent Receivable, as defined in the Merger Agreement, valued on and as of the Closing Date.

•	The board of directors of Brooke Franchise, and Brooke Corp. in Brooke Corp.’s capacity as stockholder of Brooke Franchise, shall have duly approved the Merger Agreement and all transactions contemplated therein, and the board of directors of Brooke Corp. shall have duly approved the Merger Agreement and all transactions contemplated therein.

•	Brooke Franchise must have Net Working Capital, shown on the Closing Balance Sheet, of no less than $22,800,000.

Conditions of Brooke Corp. and Brooke Franchise to Closing the Merger.  The obligations of Brooke Corp. and Brooke Franchise to consummate the Merger and related transactions are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Brooke Corp. (capitalized terms in the following list of conditions not otherwise defined herein, have the meanings given them in the Merger Agreement):

•	The representations and warranties of Capital on the other hand, contained in the Merger Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material” or “materiality” qualifiers or qualifications for a “Capital Material Adverse Effect” on the other hand, and except for those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Capital Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Capital to consummate the Merger and related transactions.

•	All covenants, agreements and obligations required by the terms of the Merger Agreement to be performed, satisfied or complied with by Capital, at or before the Closing Date, shall have been duly and properly performed and complied with in all material respects.

•	There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated in the Merger Agreement or renders it unlawful to consummate such transactions.

•	The board of directors of Brooke Franchise, and Brooke Corp. in Brooke Corp.’s capacity as stockholder of Brooke Franchise, shall have duly approved the Merger Agreement and all transactions contemplated therein, and the board of directors of Brooke Corp. shall have duly approved the Merger Agreement and all related transactions.

•	All approvals, consents and waivers of all persons and authorities that are required to effect the transactions contemplated in the Merger Agreement shall have been received, and executed counterparts thereof shall have been delivered to Brooke Corp. and Brooke Franchise not less than two business days prior to the Closing.

•	No litigation shall have been commenced or threatened against Capital, Brooke Corp., Brooke Franchise, or any of the affiliates, officers or directors of any of them, with respect to the Merger or related transactions, which, in the reasonable judgment of counsel to Brooke Corp., could have a Company Material Adverse Effect or prevent consummation of the Merger or related transactions.

•	Brooke Corp. and Brooke Franchise shall have received from the other parties each of the deliverables to be provided pursuant to the Merger Agreement.

•	There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Capital Material Adverse Effect.

•	The Articles of Incorporation of Capital shall not have been amended to provide for cumulative voting rights, classification of directors, diminution of the rights of any controlling stockholder or extraordinary treatment of minority stockholders or management members.

•	Brooke Corp. shall have paid any and all amounts owed to Brooke Franchise and Brooke Franchise shall have paid any and all amounts owed to Brooke Corp.

•	Brooke Franchise shall have executed and delivered to Brooke Corp. an Amended and Restated Servicing and Tax Allocation Agreement. Among other provisions, the Amended and Restated Servicing and Tax Allocation Agreement shall provide for: (i) a monthly fee of zero dollars ($00); (ii) the continuation of specified services during a transition period ending on December 31, 2007; and (iii) for the reimbursement by Brooke Franchise to Brooke Corp. of all out of pocket expenses reasonably incurred by Brooke Corp. in connection with the operations of the Company or the support provided by Brooke Corp. to Brooke Franchise.

•	The opinion from the investment bank of national reputation that the transaction contemplated by Merger Agreement is entirely fair to the shareholders of Brooke Corp. that was received by Brooke Corp.

immediately prior to the signing of the Merger Agreement shall remain in effect and such investment bank shall have confirmed same in writing on and as of the Closing Date.

•	Brooke Corp. shall have received the Solvency Opinion, satisfactory to its Board of Directors in its sole discretion, confirming the Solvency, as defined in the Merger Agreement, of Brooke Franchise, on a consolidated basis immediately prior to the transactions contemplated in the Merger Agreement and the Solvency of Capital on a consolidated basis immediately after the transactions contemplated by Merger Agreement.

•	Brooke Franchise shall have declared and paid the Parent Dividend, as defined in Merger Agreement.

•	Brooke Corp. shall have received a written opinion, in form and substance reasonably acceptable to the Brooke Corp. and its legal counsel, issued by legal counsel to Capital that the shares constituting the Initial Merger Consideration under the Merger Agreement have been duly authorized, validly issued, and are fully paid and nonassessable.

Indemnification

Brooke Corp. agrees to indemnify, defend and hold harmless the combined company and its directors, officers, and employees for any damages or losses that arise as a result of or in connection with the inaccuracy, misrepresentation and breach of representations and warranties, including breaches of agreements and covenants of Brooke Corp. Capital, as the survivor of the Merger, agrees to indemnify, defend and hold harmless Brooke Corp. and its directors, officers, and employees for any damages or losses, which arise as a result of or in connection with the inaccuracy, misrepresentation and breach of representations and warranties, including breaches of agreements and covenants of Capital. With certain exceptions, claims for indemnification for breach of a representation, warranty, agreement or covenant may be asserted by either party only if the indemnifying party’s obligations exceed $50,000, after which point the indemnifying party is only obligated to indemnify the other party from and against all damages in excess of $50,000. With certain exemptions, the aggregate liability of the indemnifying party for breaches of representations, warranties, agreements and covenants is capped at $7,500,000.

Notwithstanding the foregoing, no claim for indemnification for a breach of a representation or warranty may be made by the parties after the lapse of twenty-four months following the closing, provided, however, there are certain representations and warranties which will survive to and support indemnification claims until, the applicable statute of limitations. All covenants and agreements of Capital, Brooke Corp. or Brooke Franchise that are required by their terms to be performed prior to the closing shall terminate as of the closing. All other covenants and agreements of Capital, Brooke Corp. or Brooke Franchise shall survive the closing and continue indefinitely.

Brooke Corp. shall indemnify Capital and Brooke Franchise for any losses (reduced by any recovery from any third party, such as an insurer) incurred by Brooke Franchise in connection with litigation, arbitrations, mediations, or settlements disclosed in connection with representations made in the Merger Agreement and reasonable legal costs and expenses (excluding expenses associated with employees’ time) incurred in connection with such proceedings provided: (a) that Brooke Corp. be consulted before and consent to the litigation strategy and disposition of any proceeding; (b) Brooke Franchise and Capital use commercially reasonable efforts to defend and prosecute the proceedings, (c) the maximum amount of the indemnification will not exceed $1,000,000, (d) such losses are accrued within 12 months of the effective time of the Merger, and (e) the payment of such losses will be included in the limitation of liability maximum amount of indemnity.

Termination

Termination of the Merger.  The Merger Agreement and the transactions contemplated thereby may be terminated at any time prior to Closing:

•	By the mutual written consent of Capital and Brooke Corp.;

•	By either Capital or Brooke Corp., by written notice to the other party if the Closing shall not have occurred on or before December 31, 2007; provided, however, that such termination may not be effectuated if the failure to consummate the transactions contemplated in the Merger Agreement prior to the December 31,

2007 date is the direct or indirect result of any breach of any covenant, representation or warranty of such party or because any of the conditions precedent to the obligations of the other party have not been satisfied due to any action or failure to act by the party seeking termination;

•	By Capital, by prior written notice to Brooke Corp., if Brooke Corp. or Brooke Franchise shall fail to perform in any material respect any material obligation of Brooke Corp. or Brooke Franchise herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Capital has notified Brooke Corp. of its intent to terminate for such failure;

•	By Brooke Corp., by prior written notice to Capital, if Capital shall fail to perform in any material respect any material obligation of Capital herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Brooke Corp. has notified Capital of its intent to terminate for such failure; or

•	By Brooke Corp., if Brooke Corp. has not received the Fairness Opinion specified in Section 7.13, indicating that the transactions contemplated by the Merger Agreement are not entirely fair to all of the shareholders of Capital, on or before December 31, 2007.

If permitted under applicable law, either Brooke Corp. or Capital may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement. We cannot assure you that all of the conditions will be satisfied or waived.

Effect of Termination

In the event of proper termination by either Capital or Brooke Corp., the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Capital or Brooke Corp., except that:

•	the rights of the parties to bring actions against each other for breach of the Merger Agreement will survive; and

•	the parties’ obligations relating to confidentiality, public disclosure and indemnification shall survive termination of the Merger Agreement.

Fees and Expenses

Brooke Franchise shall pay all costs and expenses incurred on behalf of Brooke Corp. and itself in connection with the negotiation, preparation and execution of the Merger Agreement and the consummation of the related transactions, including, without limitation, the fees and expenses of attorneys and accountants. Capital shall pay all costs and expenses incurred on its behalf in connection with the negotiation, preparation and execution of the Merger Agreement and the consummation of the related transactions, including, without limitation, the fees and expenses of attorneys and accountants.

Public Announcements

Capital and Brooke Corp. have agreed that until closing or termination of the Merger Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Merger Agreement and the transactions governed by it; and

•	not issue or otherwise make any public announcement or communication pertaining to the Merger Agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable laws or court process.

Choice of Law and Jurisdiction

The Merger Agreement is construed and shall be interpreted under the laws of the State of Kansas, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Under the terms of the

Merger Agreement, the parties stipulate that any action or other proceeding may be commenced and prosecuted in the federal or state courts having jurisdiction over Johnson County, Kansas, and the parties stipulate to the personal jurisdiction thereof.

Material Federal Income Tax Consequences of the Merger

The following is a discussion of the material United States federal income tax consequences to Capital and the holders of Capital Stock resulting from the Merger. This summary is limited to holders of Capital Stock that are U.S. holders and who hold their Capital stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date hereof, all of which may change, possibly with retroactive effect. Any such change could affect the continuing validity of the discussion. This discussion assumes that the Merger and other transactions will be completed in accordance with the terms of the Merger Agreement.

This summary discussion does not address all aspects of U.S. federal income taxation which may be important to a U.S. holder in light of that holder’s particular circumstances or to a U.S. holder subject to special rules, including:

•	tax-exempt organizations;

•	holders whose “functional currency” as defined in the Code is other than the U.S. dollar;

•	a bank, insurance company, or other financial institution;

•	a dealer or broker in securities;

•	traders in securities;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

•	S corporations and other pass-through entities;

•	a stockholder exercising dissenter’s rights;

•	a person liable for the alternative minimum tax;

•	holders who acquired their shares of stock pursuant to the exercise of options or similar derivative securities, through a tax-qualified retirement plan or otherwise as compensation; or

•	holders who hold their shares as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction.

In addition, this summary does not address any United States federal estate or gift tax consequences nor any state, local, or foreign tax consequences to holders of Capital Stock. Consequently, each Capital shareholder should consult his or her own tax adviser as to the specific tax consequences of the Merger to him or her.

For federal income tax purposes, it is intended that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code and this discussion assumes that the Merger will be treated as such.

Federal Income Tax Consequences to Holders of Capital Stock.

Holders of Capital Stock will not recognize any gain or loss for federal income tax purposes as a result of the Merger.

Federal Income Tax Consequences to Capital.

Capital and Brooke Franchise will each be “a party to a reorganization” within the meaning of IRC Section 368(b). No gain or loss will be recognized by Capital pursuant to or as a result of the Merger. The basis of Brooke Franchise’s assets in the hands of Capital will be the same as the basis of such assets in the hands of the

Brooke Franchise immediately prior to the Merger. The holding period of each asset of Brooke Franchise in the hands of Capital will include the period during which such assets were held by Brooke Franchise. As provided in IRC Section 381(c)(2) and related Treasury regulations, Capital will succeed to and take into account the earnings and profits, or deficit earnings and profits, of Brooke Franchise as of the effective date of the Merger. Pursuant to IRC Section 381(a) and related Treasury regulations, Capital will succeed to and take into account the items of Brooke Franchise described in IRC section 381(c), subject to the conditions and limitations of IRC Sections 381, 382, 383 and 384 and the Treasury regulations thereunder. The Merger will not result in an ownership change of Brooke Capital under IRC Section 382.

No ruling from the Internal Revenue Service (“IRS”) will be obtained as to the U.S. federal income tax consequences to either Capital or to the holders of Capital stock as a result of the Merger. No opinion of counsel will be obtained as to the U.S. federal income tax consequences to either Capital or to the holders of Capital Stock as a result of the Merger.

THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CAPITAL AND TO THE HOLDERS OF CAPITAL STOCK. THIS DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT ADDRESS THE TAX CONSEQUENCES THAT MAY VARY WITH OR ARE CONTINGENT UPON INDIVIDUAL CIRCUMSTANCES. MOREOVER, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU.

ITEM 2:	THE EXCHANGE PROPOSAL

The Exchange Agreement

The following summary of the material provisions of the Exchange Agreement, as amended, is qualified by reference to the complete text of the Exchange Agreement, a copy of which is attached as Annex B to this Information Statement. All stockholders are encouraged to read the Exchange Agreement in its entirety for a more complete description of the terms and conditions of the Exchange.

General; Structure of Exchange Transaction

On August 31, 2007, Capital entered into the Exchange Agreement with Brooke Capital and Delta Plus. If the transactions contemplated in the Exchange Agreement are consummated, Brooke Corp. will contribute to Capital all of the outstanding stock of Delta Plus in exchange for consideration equal to 500,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to an earn-out.

If Delta Plus, on a consolidated basis, has Net Income, as defined in the Exchange Agreement, for fiscal year 2007, equal to or in excess of $600,000, Brooke Corp. will receive additional exchange consideration equal to 100,000 shares of Capital common stock; provided that, to the extent Delta Plus’s consolidated Net Income for fiscal year 2007 exceeds $900,000, Brooke Corp. will receive an additional 25,000 shares of Capital common stock (in addition to the 100,000 shares for meeting the $600,000 consolidated after-tax net income target). If Delta Plus, on a consolidated basis, has Net Income for fiscal year 2008, equal to or in excess of $1,600,000, Brooke Corp. will receive additional exchange consideration equal to 100,000 shares of Capital common stock; provided that, to the extent Delta Plus’s consolidated Net Income for fiscal year 2008 exceeds $2,400,000, Brooke Corp. will receive an additional 25,000 shares of Capital common stock (in addition to the 100,000 shares for meeting the $1,600,000 consolidated Net Income target).

Determinations of Delta Plus’s consolidated Net Income for comparison to earn-out payment thresholds will be determined in accordance with GAAP, be composed by Capital and be consistent with Delta Plus’s consolidated Net Income reported in Capital’s Form 10-K filing with the SEC for the applicable period, and be reviewed by Capital’s independent auditor as part of the annual audit performed for SEC filings. The statement of Delta Plus consolidated Net Income proposed by Capital will then be subject to Brooke Corp. review. Any dispute over the statement of Delta Plus’s consolidated Net Income proposed by Capital not otherwise resolved by Brooke Corp. and Capital will be submitted to independent accountants selected by Brooke Corp. and Capital and the independent accountants’ determinations regarding the disputed items will be final and binding on the parties.

Reference is made to the Exchange Agreement attached hereto as Annex B which provides a more detailed explanation of the calculation of Delta Plus’s Net Income.

Delta Plus’s Net Income, calculated in the manner for determining Net Income under the provisions of the Exchange Agreement, for the last three fiscal years was approximately $56,000 in 2006, $243,000 in 2005 and $961,000 in 2004.

The boards of directors for each of Brooke Corp. and Capital have approved the Exchange Agreement and the transactions contemplated thereby. Accordingly, no further action need be taken by Brooke Corp. or Capital to approve the Exchange Agreement and no shareholder approval of Brooke Corp. or Capital is required to authorize the Exchange.

Closing and Effective Time of the Exchange

The closing of the Exchange is conditioned upon the prior closing of the transactions contemplated in the Merger Agreement and will otherwise take place promptly following the satisfaction of the conditions described below under “The Exchange Agreement — Conditions to the Closing of the Exchange,” unless Capital and Brooke Corp. agree in writing to another time.

Representations and Warranties

The Exchange Agreement contains representations and warranties of each of Brooke Corp. and Delta Plus relating, among other things, to:

•	proper corporate organization, foreign qualifications and similar corporate matters;

•	the authorization, performance and enforceability of the Exchange Agreement;

•	the capitalization of Delta Plus and its subsidiaries;

•	the absence of violation of any applicable law or any agreement to which Brooke Corp. or Delta Plus is a party;

•	that the transactions contemplated in the Exchange Agreement will not disable Delta Plus and its subsidiaries’ ability to operate its and their businesses post-closing consistent with past practice;

•	financial statements and related information;

•	absence of undisclosed liabilities and encumbrances, including any liabilities related to the transaction by which Brooke Corp. acquired the stock of Delta Plus;

•	taxes;

•	absence of brokers or finders;

•	absence of an untrue statement of material fact or material omission necessary to make the representations and warranties not misleading;

•	acquisition for own account;

•	absence of certain changes;

•	absence of litigation and administrative actions;

•	compliance with laws including Delta Plus’s subsidiary’s compliance with insurance regulations;

•	title to and condition of properties, including all equipment and real properties;

•	insurance;

•	contracts and commitments;

•	labor matters;

•	employee and employee benefits matters; and

•	intellectual property.

The Exchange Agreement contains representations and warranties of Capital relating, among other things, to:

•	proper corporate organization and similar corporate matters;

•	the authorization, performance and enforceability of the Exchange Agreement;

•	the capitalization of Capital and its subsidiaries;

•	the absence of violation of any applicable law or any agreement to which Capital is a party;

•	financial statements and related information;

•	absence of undisclosed liabilities;

•	taxes;

•	absence of brokers or finders;

•	absence of an untrue statement of material fact or material omission necessary to make the representations and warranties not misleading;

•	acquisition for own account;

•	absence of certain changes;

•	absence of litigation and administrative actions;

•	compliance with laws;

•	title to and condition of properties, including all equipment and real properties;

•	insurance;

•	contracts and commitments;

•	labor matters;

•	employee and employee benefits matters; and

•	intellectual property.

Covenants

Subject to normal terms and conditions set forth in the Exchange Agreement, Capital, Brooke Corp. and Delta Plus have each agreed to take such actions as are necessary, proper or advisable to consummate the Exchange. Capital and Delta Plus have also agreed, subject to certain exceptions, to continue to operate and cause their respective subsidiaries to operate each of its and their respective businesses in the ordinary course prior to the closing and not, among other actions, to take or permit their subsidiaries to take, the following actions without the prior written consent of the other:

•	amend its organizational documents;

•	authorize or issue any shares of capital stock or any subscription, option, warrant, call right, preemptive right or other agreement or commitment obligation to issue, sell, deliver or transfer any interest or security in it;

•	other than declaration and payment of the Parent Dividend and payment of the Parent Receivable, sell, transfer or agree to sell or transfer any assets other than in the ordinary course of business;

•	acquire any assets except in the ordinary course of business, or merge with any other entity;

•	create or incur any material encumbrance of any kind on any assets or properties;

•	change any financial or tax accounting practice, policy or method, make or revoke any election relating to taxes, file any amended tax return or claim for refund, or settle any material claim relating to taxes;

•	violate or breach any material contract;

•	make any loan, advance or capital contribution to or investment in any other entity or person other than in the ordinary course of business;

•	incur any indebtedness or enter into any guarantee of indebtedness, or incur any other material liability or obligation other than in the ordinary course of business;

•	cancel or forgive any material debts or claims or redeem or repay any indebtedness for borrowed money;

•	take any action that would prevent the Exchange from qualifying as an exchange within the meaning of Section 351 of the Internal Revenue Code; or

•	authorize, permit or agree to take any of the foregoing actions.

The Exchange Agreement also contains additional covenants and agreements of the parties, including covenants and agreements providing that:

•	Capital and Brooke Corp. shall provide access to the other to all its and its subsidiaries’ respective properties, books, records, and employees, for the purpose of performing due diligence pending the closing;

•	Capital and Brooke Corp. shall maintain as confidential the books, records and other information pertaining to the business of the other;

•	Capital and Brooke Corp. shall cooperate with one another in the public announcements pertaining to the Exchange;

•	Capital and Brooke Corp. shall each file a Form 8-K announcing the closing and such other information that may be required to be disclosed with respect to the Exchange;

•	Each party will use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of any Governmental Authority that may be necessary for its execution and delivery of, and the performance of its obligations and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals;

•	Neither Brooke Corp. nor Delta Plus shall authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by either of them to, directly or indirectly (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of the capital stock of Delta Plus or its assets (other than assets to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any merger, consolidation or other business combination with Delta Plus, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to Delta Plus, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing.

•	Each of Brooke Corp. and Delta Plus shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing. And each of Brooke Corp. and Delta Plus shall notify Capital promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to Capital, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact;

•	Capital shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by Capital, directly or indirectly, (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of the capital stock of any person other than Delta Plus, or its assets, (ii) to enter into any merger, consolidation or other business combination with any person other than Delta Plus, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to any person other than Delta Plus, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing.

•	Capital immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing.

•	Capital shall notify Brooke Corp. promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to Capital, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

•	for a period of five years following the closing, Brooke Corp. and its affiliates shall be prohibited from materially competing with the business conducted by Delta Plus immediately prior to the closing in the U.S.;

•	for a period of one year following the closing, Brooke Corp. shall not solicit for employment any employee who was an employee of Delta Plus immediately prior to the closing except with the prior consent of Capital or if such employee has not been employed by either Delta Plus or Capital for a period of six months prior to such solicitation;

•	for a period of six years following the closing, Capital shall indemnify, defend and hold harmless the officers, directors, employees and agents of Capital, Brooke Corp. and Delta Plus against damages arising out of claims brought or make by third parties based on the actions of such persons in such official capacities prior to the closing;

•	Capital shall ensure that the disclosures contained in this Information Statement are in compliance with the General Corporation Law of the State of Kansas, and Brooke Corp. and Delta Plus shall ensure that the disclosures contained in this Information Statement with respect to Delta Plus do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

•	Capital, Brooke Corp. and their respective affiliates shall not engage in any transactions involving the securities of Capital prior to the time of making a public announcement of the Exchange;

•	Immediately after the closing of the Exchange, Capital shall register the capital stock received by Brooke Corp. in the Exchange with the SEC and each applicable state securities commissioner on an appropriate registration statement, and Capital shall use its best efforts to cause such registration statement to be declared effective by the SEC and such commissioners as promptly as practicable after the closing;

•	The parties will cooperate with each other with respect to ongoing litigation or claims; and

•	Prior to the closing of the Exchange, Delta Plus may borrow up to $2,500,000 from an independent third party lender on terms and conditions that are approved by Capital and Brooke Corp.

Conditions to Closing of the Exchange

Conditions of Capital to Closing the Exchange.  The obligations of Capital to consummate the Exchange and related transactions are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Capital (capitalized terms in the following list of conditions not otherwise defined herein, have the meanings given them in the Exchange Agreement):

•	The representations and warranties of Brooke Corp. and Delta Plus, contained in the Exchange Agreement, shall be true and correct as of the Closing Date as though made at that time (without regard to any “material” or “materiality” qualifiers or qualifications for a “Company Material Adverse Effect,” and except for those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Brooke Corp. and Delta Plus to consummate the Exchange and related transactions.

•	All covenants, agreements and obligations required by the terms of the Exchange Agreement to be performed, satisfied or complied with by Brooke Corp. and Delta Plus, at or before the Closing Date, shall have been duly and properly performed and complied with in all material respects.

•	There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated in the Exchange Agreement or renders it unlawful to consummate such transactions.

•	Capital shall have received the Solvency Opinion, as defined in the Exchange Agreement, satisfactory to the Independent Directors Committee and the Board of Directors of Capital in its and their sole discretion, confirming the Solvency, as defined in the Exchange Agreement, of Delta Plus, on a consolidated basis immediately prior to the transactions contemplated in the Exchange Agreement and the Solvency of Capital on a consolidated basis immediately after the transactions contemplated by Exchange Agreement.

•	The independent directors and the board of directors of Capital shall have duly approved the Exchange Agreement and all transactions contemplated thereby, and Capital shall have obtained the approval by majority vote of its stockholders.

•	All approvals, consents and waivers of all persons and authorities that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Capital, not less than two business days prior to the Closing.

•	No litigation shall have been commenced or threatened against Capital, Brooke Corp., Delta Plus, or any of the affiliates, officers or directors of any of them, with respect to the Merger or related transactions, which, in the reasonable judgment of counsel to Capital, could have a Company Material Adverse Effect or prevent consummation of the Exchange or related transactions.

•	There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Company Material Adverse Effect.

•	The fairness opinion received by the Independent Directors Committee of Capital on August 31, 2007 from Duff & Phelps shall not have been changed, modified or withdrawn on or before the Closing Date.

•	Capital shall have received from the other parties each of the deliverables to be provided pursuant to the Exchange Agreement.

•	The boards of directors of Delta Plus and Brooke Corp., in Brooke Corp.’s capacity as stockholder of Delta Plus, shall have duly approved the Exchange Agreement and all transactions contemplated therein, and the board of directors of Brooke Corp. shall have duly approved the Exchange Agreement and all related transactions.

•	Delta Plus on a consolidated basis must have Tangible Book Value on and as of the Closing Date that is equal to or great than zero, and Brooke Corp. shall have made any necessary cash contribution to Delta Plus to ensure said level of Tangible Book Value.

Conditions of Brooke Corp. and Delta Plus to Closing the Exchange.  The obligations of Brooke Corp. and Delta Plus to consummate the Exchange and related transactions are subject to the satisfaction, at or before the

Closing Date, of each of the following conditions, unless waived in writing by Brooke Corp. (capitalized terms in the following list of conditions not otherwise defined herein, have the meanings given them in the Exchange Agreement):

•	The representations and warranties of Capital, contained in the Exchange Agreement, shall be true and correct as of the Closing Date as though made at that time (without regard to any “material” or “materiality” qualifiers or qualifications for a “Capital Material Adverse Effect”, and except for those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Capital Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Capital to consummate the Exchange and related transactions.

•	All covenants, agreements and obligations required by the terms of the Exchange Agreement to be performed, satisfied or complied with by Capital, on or before the Closing Date, shall have been duly and properly performed and complied with in all material respects.

•	There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated by the Exchange Agreement or renders it unlawful to consummate such transactions.

•	The boards of directors of Delta Plus and Brooke Corp., in Brooke Corp.’s capacity as stockholder of Delta Plus, shall have duly approved the Exchange Agreement and all transactions contemplated therein, and the board of directors of Brooke Corp. shall have duly approved the Exchange Agreement and all related transactions.

•	All approvals, consents and waivers of all persons and authorities that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Brooke Corp. and Delta Plus, not less than two business days prior to the Closing.

•	No litigation shall have been commenced or threatened against Capital, Brooke Corp., Delta Plus, or any of the affiliates, officers or directors of any of them, with respect to the Merger or related transactions, which, in the reasonable judgment of counsel to Brooke Corp., could have a Company Material Adverse Effect or prevent consummation of the Exchange or related transactions.

•	Brooke Corp. shall have received from the other parties each of the deliverables to be provided pursuant to the Exchange Agreement.

•	Delta Plus shall have paid in cash to Brooke Corp. an amount equal to the Parent Payable, as defined in the Exchange Agreement, valued on and as of the Closing Date.

•	There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Capital Material Adverse Effect.

•	The Articles of Incorporation of Capital shall not have been amended to provide for cumulative voting rights, classification of directors, diminution of the rights of any controlling stockholder or extraordinary treatment of minority stockholders or management members.

•	Brooke Corp. shall have paid any and all amounts owed to Delta Plus and Delta Plus shall have paid any and all amounts owed to Brooke Corp.

•	Brooke Corp. shall have received the Solvency Opinion, as defined in the Exchange Agreement, satisfactory to its Board of Directors, in its sole discretion, confirming the Solvency, as defined in the Exchange Agreement, of Delta Plus, on a consolidated basis immediately prior to the transactions contemplated in the Exchange Agreement and the Solvency of Capital on a consolidated basis immediately after the transactions contemplated by Exchange Agreement.

•	The opinion from the investment bank of national reputation that the transaction contemplated by Exchange Agreement is entirely fair to the shareholders of Brooke Corp. that was received by Brooke Corp.

immediately prior to the signing of the Exchange Agreement shall remain in effect and such investment bank shall have confirmed same in writing on and as of the Closing Date.

•	Delta Plus, on a consolidated basis shall have a Tangible Book Value, as defined in the Exchange Agreement, that is equal to or greater than zero on and as of the Closing Date.

•	The transactions contemplated by and in the Merger Agreement shall have been consummated.

•	Brooke Corp. shall have received a written opinion, in form and substance reasonably acceptable to the Brooke Corp. and its legal counsel, issued by legal counsel to Capital that the shares constituting the Initial Exchange Consideration under the Exchange Agreement have been duly authorized, validly issued, and are fully paid and nonassessable.

Indemnification

Brooke Corp. agrees to indemnify, defend and hold harmless Capital and Delta Plus and its and their directors, officers, and employees for any damages or losses that arise as a result of or in connection with the inaccuracy, misrepresentation and breach of representations and warranties, including breaches of agreements and covenants of Brooke Corp. and Delta Plus. With certain exceptions, claims for indemnification for breach of a representation, warranty, agreement or covenant may be asserted by either party only if the indemnifying party’s obligations exceed $50,000, after which point the indemnifying party is only obligated to indemnify the other party from and against all damages in excess of $50,000. With certain exemptions, the aggregate liability of the indemnifying party for breaches of representations, warranties, agreements and covenants is capped at $1,000,000.

Capital agrees to indemnify, defend and hold harmless Brooke Corp. and its directors, officers, and employees for any damages or losses, which arise as a result of or in connection with the inaccuracy, misrepresentation and breach of representations and warranties, including breaches of agreements and covenants of Capital. With certain exceptions, claims for indemnification for breach of a representation, warranty, agreement or covenant may be asserted by either party only if the indemnifying party’s obligations exceed $50,000, after which point the indemnifying party is only obligated to indemnify the other party from and against all damages in excess of $50,000. With certain exemptions, the aggregate liability of the indemnifying party for breaches of representations, warranties, agreements and covenants is capped at $1,000,000.

Notwithstanding the foregoing, no claim for indemnification for a breach of a representation and warranty may be made by the parties after the lapse of twenty-four months following the closing, provided, however, there are certain representations and warranties which will survive to and support indemnification claims until, the applicable statute of limitations. All covenants and agreements of Capital, Brooke Corp. or Delta Plus that are required by their terms to be performed prior to the closing shall terminate as of the closing. All other covenants and agreements of Capital, Brooke Corp. or Delta Plus shall survive the closing and continue indefinitely.

Termination

Termination of the Exchange Transaction.  The Exchange Agreement and the transactions contemplated thereby may be terminated at any time prior to Closing:

•	By the mutual written consent of Capital and Brooke Corp.;

•	By either Capital or Brooke Corp., by written notice to the other party if the Closing shall not have occurred on or before December 31, 2007; provided, however, that such termination may not be effectuated if the failure to consummate the transactions contemplated in the Exchange Agreement prior to the December 31, 2007 date is the direct or indirect result of any breach of any covenant, representation or warranty of such party or because any of the conditions precedent to the obligations of the other party have not been satisfied due to any action or failure to act by the party seeking termination;

•	By Capital, by prior written notice to Brooke Corp., if Brooke Corp. or Brooke Franchise shall fail to perform in any material respect any material obligation of Brooke Corp. or Delta Plus required in the Exchange Agreement to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Capital has notified Brooke Corp. of its intent to terminate for such failure;

•	By Brooke Corp., by prior written notice to Capital, if Capital shall fail to perform in any material respect any material obligation of Capital required in the Exchange Agreement to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Brooke Corp. has notified Capital of its intent to terminate for such failure; or

•	By Brooke Corp., if Brooke Corp. has not received the Fairness Opinion specified in Section 7.13, indicating that the transactions contemplated by the Exchange Agreement are not entirely fair to all of the Shareholders of Capital, on or before December 31, 2007.

If permitted under applicable law, either Brooke Corp. or Capital may waive any inaccuracies in the representations and warranties made to such party contained in the Exchange Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Exchange Agreement. We cannot assure you that all of the conditions will be satisfied or waived.

Effect of Termination

In the event of proper termination by either Capital or Brooke Corp., the Exchange Agreement will become void and have no effect, without any liability or obligation on the part of Capital or Brooke Corp., except that:

•	the rights of the parties to bring actions against each other for breach of the Exchange Agreement will survive; and

•	the parties’ obligations relating to confidentiality, public disclosure and indemnification shall survive termination of the Exchange Agreement.

Fees and Expenses

Delta Plus shall pay all costs and expenses incurred on behalf of Brooke Corp. and itself in connection with the negotiation, preparation and execution of the Exchange Agreement and the consummation of the related transactions, including, without limitation, the fees and expenses of attorneys and accountants. Capital shall pay all costs and expenses incurred on its behalf in connection with the negotiation, preparation and execution of the Exchange Agreement and the consummation of the related transactions, including, without limitation, the fees and expenses of attorneys and accountants.

Public Announcements

Capital and Brooke Corp. have agreed that until closing or termination of the Exchange Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Exchange Agreement and the transactions governed by it; and

•	not issue or otherwise make any public announcement or communication pertaining to the Exchange Agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable laws or court process.

Choice of Law and Jurisdiction

The Exchange Agreement is construed and shall be interpreted under the laws of the State of Kansas, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The parties stipulate that any action or other proceeding may be commenced and prosecuted in the federal or state courts having jurisdiction over Johnson County, Kansas, and the parties stipulate to the personal jurisdiction thereof.

Material Federal Income Tax Consequences of the Exchange

The following is a discussion of the material United States federal income tax consequences to Capital and the holders of Capital Stock resulting from the Exchange. This summary is limited to holders of Capital Stock that are U.S. holders and who hold their Capital stock as “capital assets” within the meaning of section 1221 of the Internal

Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date hereof, all of which may change, possibly with retroactive effect. Any such change could affect the continuing validity of the discussion. This discussion assumes that the Exchange and other transactions will be completed in accordance with the terms of the Exchange Agreement.

This summary discussion does not address all aspects of U.S. federal income taxation which may be important to a U.S. holder in light of that holder’s particular circumstances or to a U.S. holder subject to special rules, including:

•	tax-exempt organizations;

•	holders whose “functional currency” as defined in the Code is other than the U.S. dollar;

•	a bank, insurance company, or other financial institution;

•	a dealer or broker in securities;

•	traders in securities;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

•	S corporations and other pass-through entities;

•	a stockholder exercising dissenter’s rights;

•	a person liable for the alternative minimum tax;

•	holders who acquired their shares of stock pursuant to the exercise of options or similar derivative securities, through a tax-qualified retirement plan or otherwise as compensation; or

•	holders who hold their shares as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction.

In addition, this summary does not address any United States federal estate or gift tax consequences nor any state, local, or foreign tax consequences to holders of Capital Stock. This summary does not address the tax consequences of the conversion of Brooke Franchise stock options, if any so exist, into options to purchase Capital common stock. Consequently, each Capital shareholder should consult his or her own tax adviser as to the specific tax consequences of the Exchange to him or her.

For federal income tax purposes, it is intended that the Exchange will constitute a tax-free transaction pursuant to Section 351(a) of the Internal Revenue Code and this discussion assumes that the Exchange will be treated as such.

Federal Income Tax Consequences to Holders of Capital Stock.

Holders of Capital Stock will not recognize any gain or loss for federal income tax purposes as a result of the Exchange.

Federal Income Tax Consequences to Capital.

No gain or loss will be recognized by Capital pursuant to or as a result of the Exchange. Capital’s basis in the stock of Delta Plus will be the same as the basis that Brooke Corp. had in the stock of Delta Plus. The basis of Delta Plus’s assets will not change as a result of the Exchange. The holding period of each asset of Delta Plus will remain the same.

No ruling from the Internal Revenue Service (“IRS”) will be obtained as to the U.S. federal income tax consequences to either Capital or to the holders of Capital stock as a result of the Exchange. No opinion of counsel will be obtained as to the U.S. federal income tax consequences to either Capital or to the holders of Capital Stock as a result of the Exchange

THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE TO CAPITAL AND TO THE HOLDERS OF CAPITAL STOCK. THIS DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE. WE DO NOT ADDRESS THE TAX CONSEQUENCES THAT MAY VARY WITH OR ARE CONTINGENT UPON INDIVIDUAL CIRCUMSTANCES. MOREOVER, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE EXCHANGE. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE TO YOU.

The Capital Board unanimously recommends that the Capital stockholders vote “FOR” the adoption of the Exchange Agreement.

Ownership of Capital Following the Merger and Upon Consummation of the Exchange

Following completion of the Merger and the consummation of the Exchange, and assuming no earnout shares are issued, Brooke Corp. will own 7,295,467 shares of common stock of Capital. Such amount will represent approximately 81% of the total shares then outstanding. The following table sets forth the relative ownership of Capital by Brooke Corp and all other stockholders of Capital upon the closing of the Proposed Transactions of the Merger and Exchange.

Shares Issued
(Exclusive of Earn-Out Payments)

		Brooke	Brooke
	New	Corp.	Corp.	Minority	Minority	Total
	Shares	Shares	Ownership	Shares	Ownership	Shares

Pre-transaction		1,795,467	51.7%	1,680,350	48.3%	3,475,817
Brooke Franchise Merger Closing Payment	5,000,000	6,795,467	80.2%	1,680,350	19.8%	8,475,817
Delta Plus Acquisition Closing Payment	500,000	7,295,467	81.3%	1,680,350	18.7%	8,975,817

The following table sets forth the relative ownership of Capital by Brooke Corp. and all other stockholders of Capital if all earn-out payments are fully realized by Brooke Corp. under the terms of the Merger Agreement and the Exchange Agreement.

Shares Issued
(Inclusive of All Earn-Out Payments)

		Brooke	Brooke
	New	Corp.	Corp.	Minority	Minority	Total
	Shares	Shares	Ownership	Shares	Ownership	Shares

Pre-Earn-Out		7,295,467	81.3%	1,680,350	18.7%	8,975,817
Brooke Franchise Merge Total Additional Earn-Out Shares	2,250,000	9,545,467	85.0%	1,680,350	15.0%	11,225,817
Delta Plus Purchase Total Additional Earn-Out Shares	250,000	9,795,467	85.4%	1,680,350	14.6%	11,475,817

The following table sets forth the relative ownership of Capital by Brooke Corp. and all other stockholders of Capital for all potential payments to Brooke Corp. for each earnout period and level under the terms of the Merger Agreement and the Exchange Agreement.

Shares Issued
(Inclusive of All Earn-Out Payments by each Earn-Out Period and Level)

		Brooke	Brooke
	New	Corp	Corp	Minority	Minority	Total
	Shares	Shares	Ownership	Shares	Ownership	Shares

Pre-transaction		1,795,467	51.7%	1,680,350	48.3%	3,475,817
Brooke Franchise Closing Payment	5,000,000	6,795,467	80.2%	1,680,350	19.8%	8,475,817
Delta Plus Closing Payment	500,000	7,295,467	81.3%	1,680,350	18.7%	8,975,817
Brooke Franchise 2007 Earnout (First Level)	900,000	8,195,467	83.0%	1,680,350	17.0%	9,875,817
Brooke Franchise 2007 Earnout (Second Level)	225,000	8,420,467	83.4%	1,680,350	16.6%	10,100,817
Delta Plus 2007 Earnout (First Level)	100,000	8,520,467	83.5%	1,680,350	16.5%	10,200,817
Delta Plus 2007 Earnout (Second Level)	25,000	8,545,467	83.6%	1,680,350	16.4%	10,225,817
Brooke Franchise 2008 Earnout (First Level)	900,000	9,445,467	84.9%	1,680,350	15.1%	11,125,817
Brooke Franchise 2008 Earnout (Second Level)	225,000	9,670,467	85.2%	1,680,350	14.8%	11,350,817
Delta Plus 2008 Earnout (First Level)	100,000	9,770,467	85.3%	1,680,350	14.7%	11,450,817
Delta Plus 2008 Earnout (Second Level)	25,000	9,795,467	85.4%	1,680,350	14.6%	11,475,817

Regulatory Matters

First Life America Corporation, Capital’s wholly owned life insurance company subsidiary, is a Kansas-domiciled insurance company regulated by the Kansas Insurance Department. Brooke Corp. may be required to comply with the formal filing and approval requirements of the Kansas Insurance Holding Companies Act, specifically those requirements stated in K.S.A. 40-3304(a) of that act, prior to the Merger Agreement being effectuated. Brooke Corp. has advised Capital that it intends to apply to the Kansas Insurance Department for an exemption from the filing and approval requirements of the Kansas Insurance Holding Companies Act with respect to the Merger. K.S.A 40-3304(e) of the Kansas act permits the Kansas Insurance Department to exempt the formal filing and approval requirements with respect to acquisitions it determines were not made or entered into for the purpose of and not having the effect of changing or influence of control of a domestic insurer. Capital will not seek to effectuate closing of the Merger until Brooke Corp’s exemption request has been granted by the Kansas Insurance Department, it has complied with the filing and approval requirements of K.S.A. 40-3304(a), or the requirements of K.S.A. 40-3304(a) have been determined to not be applicable to the Merger.

Traders Insurance Company, Delta Plus’s wholly owned automobile insurance company subsidiary, is a Missouri-domiciled insurance company regulated by the Missouri Department of Insurance, Financial Institutions and Professional Registration (“Missouri Department”). Brooke Corp. may be required to comply with the formal filing and approval requirements of the Missouri Insurance Holding Companies Act, specifically those requirements stated in the RsMo. §§ 382.040 to 382.060, prior to the Exchange Agreement being consummated. Brooke Corp. has advised Capital that it intends to apply to the Missouri Insurance Department for an exemption from the filing and approval requirements of the Missouri Insurance Holding Companies Act with respect to the Delta Plus acquisition. RsMo. § 382.070 permits the Missouri Department to exempt the formal filing and approval requirements with respect to acquisitions it determines were not made or entered into for the purpose of and not having the effect of changing or influencing the control of a domestic insurer, or as otherwise not comprehended within the purposes of the Insurance Holding Companies Act. Capital will not seek to effectuate closing of the Exchange Agreement until Brooke Corp’s exemption request has been granted by the Missouri Department, it has complied with the filing and approval requirements of the Insurance Holdings Companies Act, and specifically, RsMo. §§ 382.040 to 382.060, or the requirements of these filing and approval requirements have been determined to not be applicable to the Delta Plus acquisition.

Brooke Franchise is currently licensed in all 50 states as an insurance agency. The surviving company may need to be so licensed but will not be able to rely on Brooke Franchise’s current licenses with respect to any continued insurance agency activities post-Merger. For this reason, Capital is in the process of obtaining insurance agency licenses in its own name from the insurance departments in the states where Brooke Franchise is currently licensed. Capital does not believe that this re-licensing process will materially delay the closing of the Merger.

ITEM 3:	AMENDMENT OF BROOKE CAPITAL CORPORATION 2007 EQUITY INCENTIVE PLAN

The Brooke Capital Corporation 2007 Equity Incentive Plan (the “Plan”) was approved at the annual meeting of shareholders of Capital on June 7, 2007. The Plan was created to provide Capital’s compensation committee flexibility to determine what types of awards are beneficial to Capital, its employees, directors and shareholders as changes occur with respect to compensation trends, accounting treatment of awards, tax treatment of awards to the Capital or our employees or directors, or our cash flow needs.

Proposed Amendment

The Board of Directors of Capital proposes that the shareholders approve an amendment to the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to awards under the Plan from 400,000 to 2,400,000. As described in “Material Features of the Plan” below, under the terms of the Plan, no amendment may be made that would increase the maximum number of shares of Common Stock that may be issued under the Plan (unless such increase is a result of a change in the capital structure of Capital), without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at a duly constituted meeting of shareholders.

Reasons for Amendment

The proposed increase in the maximum number of shares of Common Stock that may be issued under the Plan is recommended by the Board of Directors of Capital to provide the Committee, which administers the Plan, flexibility to ensure that the combined company has a sufficient number of shares of Common Stock available under the Plan to provide non-cash incentives to the larger employee base of the combined company.

Material Features of the Plan

The material features of the Plan are summarized below.

Administration.  The Compensation Committee of the Board of Directors of Capital (the “Committee”) administers the Plan. All members of the Committee are non-employee directors of Capital and such members are eligible to participate in the Plan. The Committee has the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.

Types Of Awards.  Awards under the Plan may include restricted shares of common stock (“Restricted Shares”), nonqualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), performance shares, performance units, restricted share units, as well as other types of awards that the Committee in its discretion may determine are consistent with the objectives and limitations of the Plan. Restricted Shares are shares of common stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture or resale to Capital, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

The Committee may determine that all or a portion of an award may be vested at such times and upon such terms as the Committee may select, or that a recipient must be an employee or director at the time the award is paid or exercised.

Neither Capital nor any subsidiary receives from the recipient of an award any consideration for the granting of the award.

Eligible Recipients of Awards.  The Committee may grant awards to any of Capital’s employees, to any employee of one of Capital’s direct or indirect subsidiaries, to a member of Capital’s Board of Directors or to a member of the board of directors of one of Capital’s direct or indirect subsidiaries. No ISO may be granted to a director who is not also an employee of Capital or of one of its subsidiaries.

Assignability.  No award granted pursuant to the Plan is transferable or assignable by its recipient other than by will or the laws of descent and distribution.

Shares Subject to the Plan.  Upon the adoption of the Plan, an aggregate of 400,000 shares of common stock were reserved for issuance under the Plan. If the amendment to the Plan is approved, an aggregate of 2,400,000 shares of common stock will be reserved for issuance under the Plan. All shares reserved for issuance may be issued in connection with the exercise of ISOs. Shares of common stock not actually issued (as a result, for example, of the lapse of an option, the failure of a recipient to earn an award or the payment of an award in cash or a combination of cash and common stock) are available for additional grants. Shares of common stock to be delivered or purchased under the Plan may be either authorized but unissued common stock or treasury shares.

Anti-Dilution Protection.  In the event of any changes in the capital structure of Capital, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the Plan as it deems necessary and appropriate.

Merger, Consolidation, Reorganization, Liquidation, Etc.  If we become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors is authorized under the Plan to make such arrangements it deems advisable with respect to outstanding awards, which shall be binding upon the recipients of such awards, including, but not limited to, the substitution of new awards for any awards then outstanding, the assumption of any such awards, and the termination of or payment for such awards.

Market Value Restrictions.  The amounts of certain awards are based on the fair market value of a share of common stock at a specified point in time. The exercise price per share of common stock under each nonqualified stock option or ISO granted under the Plan, which is paid to Capital at the time of the exercise, shall be determined by the Committee, but may not be less than the fair market value of such common stock on the date of grant of such option. “Fair market value” of a share of common stock as of a given date shall be the average of the daily market price for the 10 consecutive trading days immediately preceding the valuation date. The market price for each such trading day shall be: (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by Capital, or (iii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by Capital, or if there shall be no bid and asked prices on such day, the average of the high bid and the low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided (iv) that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of the shares of Common Stock shall be determined by the Committee acting in good faith on the basis of such quotations and other information as it considers, in its absolute discretion, appropriate. The preceding notwithstanding, in the event that the Common Stock is not readily tradable on an established securities market, the Committee shall determine the Fair Market Value of a share of Common Stock in accordance with the requirements of Internal Revenue Code Section 409A (“Section 409A”) and the regulations promulgated thereunder.

On August 24, 2007, the American Stock Exchange (“AMEX”) approved the application of Capital for the listing of its Common Stock. Trading of the Common Stock on AMEX commenced on August 30, 2007, which such trading shall determine the Fair Market Value of the Common Stock as described above.

No Repricing.  Except for adjustments made pursuant to the anti-dilution provisions of the Plan, or by reason of a merger, consolidation, major acquisition of property for stock, reorganization or liquidation, the exercise or purchase price under any outstanding award granted under the Plan may not be decreased after the date of grant, nor may any outstanding award granted under the Plan be surrendered to Capital as consideration for the grant of a new award with a lower exercise or purchase price in the absence of the approval of the holders of a majority of the shares of our common stock present in person or by proxy at a duly constituted meeting of our shareholders.

Unfunded Plan.  The Plan shall be unfunded. Capital shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

Amendments and Termination.  The Board of Directors may at any time terminate or amend the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient, nor shall any such action cause amounts deferred to become taxable under Section 409A. No amendment may be made that would increase the maximum number of shares of common stock that may be issued under the Plan (unless such increase is a result of a change in the capital structure of Capital), materially increase the benefits accruing to participants under the Plan, change the expiration date of the Plan, or delete or amend the market value restrictions contained in the Plan on the stock option exercise price or the base value of an SAR without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at a duly constituted meeting of shareholders. Further, no amendment that would otherwise require shareholder approval as a matter of applicable law, regulation or rule may be made without such approval. The Committee may grant awards under the Plan at any time prior to the tenth anniversary of the effective date of the Plan, on which tenth anniversary date the Plan will expire except as to awards then outstanding thereunder (which Awards shall remain in effect until they have expired according to their terms or until the twentieth anniversary of the 2007 Plan, whichever first occurs). No ISO shall be exercisable later than 10 years following the date it is granted.

Awards to be Granted Under the Plan

The exact types and amounts of any awards to be made by the Committee to any eligible employees or directors pursuant to the Plan are not presently determinable. As a result of the discretionary nature of the Plan, it is not possible to state who the participants in the Plan will be, the number of options or other awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under the Plan during the last fiscal year if the Plan had been in effect during that year.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Plan are as described below. The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Restricted Shares.  A recipient will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such shares to the recipient, elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted shares as of the date of such transfer. Capital will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by Capital, unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the recipient as dividends and will not be deductible by us.

Incentive Stock Options.  The Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes on either the grant or the exercise of the ISO.

If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) Capital will not be entitled to a deduction with respect to the shares of stock so issued.

If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, or (ii) the gain on the sale. We will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is a minimum tax addition. A corresponding minimum tax subtraction is allowed in the year in which the shares are disposed. See “Alternative Minimum Tax,” below.

Nonqualified Stock Options.  The recipient of a nonqualified stock option under the Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. We generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

Stock Appreciation Rights.  A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our common stock from the date of grant of the SAR to the date of exercise) and (b) we will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Performance Shares, Performance Units and Restricted Share Units.  A recipient of performance shares, performance units or restricted share units will not recognize any income for federal income tax purposes on the date of the grant of the right to receive performance shares, performance units or restricted share units. The recipient will recognize ordinary income for federal income tax purposes at the time of receipt of cash and/or common stock with respect to the performance share or units (at the time any restrictions lapse in the case of restricted share units) in an amount equal to the excess, if any, of the fair market value of the performance shares or units on the date the cash and/or common stock is received over the price, if any, of the performance shares or units on the date of grant. Capital will be entitled to a deduction on the date of receipt of the common stock or cash by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term capital gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.

Alternative Minimum Tax.  In addition to the federal income tax consequences described above, a recipient may be subject to the alternative minimum tax (“AMT”), which is payable only to the extent it exceeds the recipient’s regular tax liability. The AMT is assessed on the recipient’s alternative minimum taxable income in excess of an exemption amount that varies by filing status. For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (1) increased by tax preference items and (2) increased or reduced by certain AMT “adjustments.” Federal law currently provides for a minimum tax credit that may be applied against the recipient’s regular tax liability in years following a year in which the recipient is subject to AMT.

The minimum tax credit is limited to the excess, if any, of the regular tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on this item at this special meeting of shareholders will constitute approval of the proposed amendment to the Plan.

The Capital Board unanimously recommends that the Capital stockholders vote “FOR” the adoption of the Incentive Plan Amendment.

INFORMATION ABOUT BUSINESS OF BROOKE FRANCHISE

Description of Brooke Franchise’s Business

Brooke Franchise Corporation (“Brooke Franchise”) is a franchise business with a network of more than 800 franchised locations (737 as of December 31, 2006). Franchisees of Brooke Franchise sell property and casualty insurance, and other services to individuals and small businesses. Brooke Franchise provides franchisees with wealth creation opportunities associated with independent business ownership, while offering operational assistance more typical of a large insurance distribution company. In exchange for initial franchise fees and a share of ongoing revenues, Brooke Franchise provides Brooke franchise agencies with access to the products of many leading insurance companies, marketing assistance and administrative support.

Brooke Franchise is one of the largest franchisors of property and casualty insurance agencies in the United States, based on number of locations. It offers its franchise network access to the products of many leading insurance carriers, marketing and business management support, back office assistance, financial management tools and association with an emerging brand identity. According to Entrepreneur Magazine, January 2007, Brooke Franchise was ranked first in its industry category of franchisors of miscellaneous financial services based on factors such as financial strength, stability, growth rate and size of system.

Currently, Brooke Franchise’s franchise businesses primarily sell property and casualty insurance, such as automobile, homeowners and business owners insurance products. Brooke Franchise has also franchised businesses that primarily sell group and individual health insurance, life insurance, annuities and securities, such as mutual funds.

Based on commission revenue for the year ended December 31, 2006 Brooke Franchise generated approximately 71% of Brooke Franchise’s retail commission income from personal lines insurance, such as auto and homeowners insurance, and approximately 29% from commercial lines insurance such as business owners insurance.

Franchisees.  Brooke Franchise’s franchisees are typically entrepreneurial individuals with experience in the sale of insurance. Brooke Franchise believes that these entrepreneurial individuals and the businesses they operate will benefit from the business, operational and marketing support that the company offers. Because they are locally owned and operated by motivated entrepreneurs, Brooke Franchise believes that its franchises will perform better than their competitors. Brooke Franchise franchisees generally either form a new start up insurance agency or convert an existing insurance agency to a franchise. In January 2006, Brooke Franchise began developing business locations that have not been previously owned by a franchisee or independent insurance agency. These company developed stores may be operated by Brooke Franchise and then sold to a franchisee or set up by Brooke Franchise for operation, with the franchisee commencing operations and assuming the operating expenses. As of December 31, 2006, 2005 and 2004, Brooke Franchise had 737, 552 and 370 franchise locations, respectively.

The following table shows the states that have more than fifteen Brooke Franchise locations as of December 31, 2006.

	Number of	Property and			Company
State	Franchise Locations	Casualty Insurance	Conversions	Start Up	Developed

Texas	129	125	55	73	1
California	101	101	68	33	0
Kansas	79	78	66	13	0
Florida	78	77	61	17	0
Georgia	42	42	4	38	0
Virginia	39	39	31	8	0
Missouri	37	36	17	17	3
Arizona	31	31	17	13	1
North Carolina	27	26	6	21	0
Colorado	23	22	16	5	2
Illinois	21	19	14	7	0
Ohio	20	20	2	18	0

The other 17 states in which Brooke Franchise operates had a total of 110 franchise locations as of December 31, 2006, of which 104 were property and casualty insurance agencies, 74 were conversion franchisees, 36 were start up franchisees, and none were company developed locations. The conversions and start-ups include Brooke Franchise property and casualty insurance agencies as well as Brooke Franchise’s other franchise locations.

Support For Brooke Franchise Franchisees.  Brooke Franchise offers to its franchisees business opportunities and efficiencies more typical of a large company and other resources, including:

Access to the products of leading insurance carriers.  As a general matter, insurance companies require their independent agents to produce specified minimum premium volumes in order to continue selling their products. While smaller insurance agencies may be able to meet such minimum premium volumes for one or even a few carriers, it is often difficult for such insurance agencies to meet these minimum requirements for many carriers, thereby limiting the agent’s ability to offer an array of insurance products. Brooke Franchise aggregates the insurance premium volumes generated by its franchisees, approximately $741,210,000 for the year ended December 31, 2006, in order to gain access to the insurance products of hundreds of insurance companies, including 11 of the 15 largest property and casualty insurers in the United States, as measured by net premiums written, such as Progressive, AIG, Chubb, Travelers and Hartford, and other national carriers such as Safeco, GMAC Insurance and Met Life Auto and Home. This consolidated purchasing power generally allows the company’s franchisees to have far more insurance products to sell than they would have on their own.

Professional marketing.  Brooke Franchise has an advertising center facility on its Phillipsburg campus and specialized teams of marketing professionals with expertise in traditional advertising, direct-mail advertising, yellow pages advertising, public relations, lead generation and office location analysis. These professionals assist the company’s franchisees in identifying potential customers, developing marketing programs, coordinating advertising purchases, and measuring marketing effectiveness. Its lead generation system, which includes referrals from insurance companies, lead brokers, e-mail solicitations and its online quote request system, helps its franchisees identify prospective customers. Brooke Franchise employs a total of 40 marketing professionals to serve its growing network.

Facilities support.  Facilities support is provided by professionals who assist franchisees with office location selection, office setup and ongoing office support. Brooke Franchise has a total of 25 employees on its facilities support teams.

Business administration.  Brooke Franchise provides a range of administrative support services to its franchisees that enhance operating efficiency. First, the company provides cash management services such as daily consolidation of all cash collected by franchisees and reconciliation of sales commissions and other revenue to the franchisee’s account statement. As part of its cash management services, in order to assist its franchisees with the monthly fluctuation of revenues, Brooke Franchise also makes short-term commission advances to its franchisees, which the company generally expects to be repaid within 120 days. As of December 2006, there was approximately $6,214,000 of principal amount of these commission advances outstanding, of which $5,476,000 had been outstanding for more than 120 days. Brooke Franchise also makes advances to franchisees for long-term producer development, including hiring and training of new franchise employees, and for other reasons not related to monthly fluctuations of revenues. As of December 2006, there were approximately $9,115,000 of commission advances outstanding for such purposes. Second, through its Brooke Management System, Brooke Franchise stores its franchisees’ customer documents as universal electronic images and maintains customer name and address data for accurate ownership identification. Third, Brooke Franchise has established buying groups to assist its franchisees in the purchase of office equipment, supplies and services at bulk discounted rates that may otherwise be unavailable to them.

Financial discipline.  Brooke Franchise works with its franchisees to devise budgets and action plans to help enhance agency performance. Brooke Franchise monitors its franchisees’ performance and works with its franchisees to address negative operating trends. As a result, Brooke Franchise generally can identify those franchisees who may have difficulty in meeting their obligations to Brooke Credit or who may become unable to repay short-term commission advances within the specified 120-day period. In cases where Brooke Franchise identifies financial or operational problems, it generally can help instill greater financial discipline by establishing expense controls, making changes in management or, in severe cases, assuming day-to-day management of the franchise pursuant to a management agreement.

Buyers assistance.  Brooke Franchise assists its franchisees in the acquisition and conversion of businesses into its franchises. The company’s services include pre-closing inspections, human resources reviews, facilities and operations reports, marketing and training plan development and operational consulting.

Brooke Franchise believes that these resources and systems provide its franchisees the ability to compete favorably against both independent agencies and the “captive” insurance agencies controlled by large insurance companies, such as Allstate Insurance Group, State Farm, Farmers Insurance and Nationwide Group. Brooke Franchise believes that its franchisees have significantly greater resources, including access to the products of many insurance carriers, than many other independently owned property and casualty insurance agencies. Further, Brooke Franchise believes its franchisees’ ability to offer their customers the products of many insurance carriers provides them with a competitive advantage over “captive” insurance agencies, who generally can offer to their customers only the products of their affiliated insurance carrier.

Business Model.  Brooke Franchise generates revenues through its network of franchise locations in the following ways:

Share of ongoing revenues.  As part of its franchise relationship, Brooke Franchise receives a fee for franchise services in the form of a percentage of the ongoing revenues of each franchisee, which is generally 15% of its insurance agency franchisees’ revenues. Brooke Franchise sometimes receives additional fees in the form of an additional share of franchisees’ commissions in payment for a franchisee’s optional use of its service centers. At such centers, a franchisee shares with other franchisees use of office space and such services as the services of customer service representatives. In most cases, Brooke Franchise receives cash commission payments directly from the insurance companies that write the policies sold by its franchisees. Brooke Franchise then remits to its franchisees the balance of the commissions, net of any loan payments, other amounts owed to Brooke Franchise and its percentage of these commission revenues.

Franchise fees.  Brooke Franchise earns initial franchise fees from franchisees starting up a new franchise, from franchisees acquiring a company developed franchise location, and from those franchisees converting an existing agency into a new franchise. These fees include:

•	Basic services fees. In exchange for a basic franchise fee of $165,000 per location, Brooke Franchise provides its conversion and start up franchisees with a business model, use of a registered trade name, access to the products of its insurance company suppliers, access to the advertising center, facility support and processing center, and use of its Internet-based management system.

•	Buyers assistance fees. For those franchisees acquiring and converting an existing insurance agency into one of its franchised locations, Brooke Franchise provides, among other things, an inspection of the agency to be acquired. Initial franchise fees associated with these services usually equal approximately 50% of the annual gross revenues of the agency to be acquired and converted, less the initial franchise fees for basic services.

•	Start up assistance fees. In 2004, Brooke Franchise began recruiting experienced insurance professionals to start up new franchise locations, opening 41 new start up locations that year, 106 new start up locations in 2005, and 152 new start up locations in 2006. Brooke Franchise did not charge any additional initial franchise fees for start up services provided to these franchisees other than its fee for basic services.

Seller consulting fees.  Brooke Franchise advises the owners of insurance agencies and, to a lesser extent, other businesses, on the sale of their businesses to its franchisees and, in a limited number of cases, to unaffiliated third parties. Brooke Franchise helps sellers develop business profiles and tabulate revenues, share sample sales agreements and assist with general sale preparation. These consulting fees usually equal 10% of the total purchase price of the agency to be sold.

The following table shows the revenues and fees Brooke Franchise received from its franchisees for the years ended December 31, 2006, 2005 and 2004 (in thousands):

	Year Ended December 31,
	2006	2005	2004

Share of Ongoing Revenues(1)	$20,872	$16,257	$10,894
Initial Franchise Fees
Basic Services	31,770	19,375	8,795
Buyers Assistance	3,137	10,133	8,122
Consulting Fees	2,731	4,916	5,236

(1)	Share of ongoing revenues represents Brooke Franchise’s insurance commissions less commission expense.

Typical Transaction.  Brooke Franchise creates new franchises primarily by either helping entrepreneurs to form new franchise agencies or converting existing insurance agencies into franchises. In “start up,” “conversion” and “company developed” franchise transactions, Brooke Franchise generates revenues through initial franchise fees and through receipt of an ongoing share of the franchisee’s revenues. In conversion franchise transactions, Brooke Franchise also may earn a fee from the seller of the conversion agency.

In a typical start up transaction, Brooke Franchise identifies a qualified entrepreneur, enters into its franchise agreement with the entrepreneur, assists in the opening of the new location and assists franchisees in securing short-term financing. Typically, after the start up franchise’s first eight months of operations, Brooke Franchise assists franchisees in securing bridge financing to qualified start up franchisees for an additional 24 months.

In a typical conversion transaction, Brooke Franchise:

Identifies insurance agencies for sale.  Brooke Franchise uses tools such as Internet advertising, direct mail campaigns, magazine and newsletter advertisements, e-mail campaigns and its web site to identify potential sellers of insurance agencies.

Assists the seller.  Brooke Franchise helps the seller prepare the agency for sale, in exchange for a seller fee generally based upon transaction size, as typically determined by the purchase price of the agency.

Identifies a buyer.  Brooke Franchise identifies and recruits potential buyers and conducts an extensive underwriting process (including background checks, personal interviews, applications, skills testing and personality testing) to determine the prospective buyer’s suitability for agency ownership.

Structures the sale and enters into agreement with seller.  Brooke Franchise’s acquisition agreements typically provide for the transfer of the agency’s assets, a down payment and the remaining purchase price generally paid over three or fewer years. Brooke Franchise generally resells the agency to a franchisee on the same day Brooke Franchise acquires it.

Enters into agreements with buyer.  Brooke Franchise then enters into an agreement for sale of agency assets and Brooke Franchise’s franchise agreement with the qualified buyer. When applicable, Brooke Franchise also enters into a buyers assistance agreement pursuant to which Brooke Franchise consults with the franchisee in purchasing agency assets and preparing for business ownership.

Assists in securing the needed financing.  Brooke Franchise assists franchisees in securing loans with terms that typically call for a 5-to-10% down payment; a 12-to-15 year maturity; a personal guarantee by the principals of the franchise; an interest rate based on a spread over the New York prime rate; and loan origination fees.

In a typical transaction involving a company-developed location, Brooke Franchise develops business locations that have not been previously owned by a franchisee or independent insurance agency. Brooke Franchise identifies a location, leases an office, furnishes and equips the office and installs signage. Brooke Franchise then grants a franchise for the location to a franchisee, who is able to commence operations immediately or on a timeframe that is typically shorter than would otherwise occur. In some instances, the company-developed stores may be operated by Brooke Franchise and then sold to a franchisee at the time of the grant of the franchise.

Industry Opportunity.  Brooke Franchise believes that the large number of both independent insurance agents and small insurance agencies in the United States offers Brooke Franchise a significant opportunity to recruit experienced agents and agencies to start up their own franchise locations or to convert to one of its franchises. According to the FutureOne 2006 Agency Universe Study conducted by the Independent Insurance Agents and Brokers of America and member carriers, there were approximately 37,500 independent insurance agencies in the United States in 2006. Of these insurance agencies, over 20,000 had annual revenues of between $150,000 and $1.25 million. Additionally, according to the U.S. Department of Labor, Bureau of Statistics, in 2004, there were approximately 400,000 individual licensed insurance agents in the United States. Brooke Franchise also believes that the average age of these independent agents has been increasing, resulting in increased demand for liquidity and potential availability of agencies for sale.

Corporate Structure and Business History.  Brooke Franchise was incorporated under the laws of the State of Missouri on December 22, 1986, under the name of Interstate Insurance Group, Ltd. Brooke Franchise subsequently amended its articles of incorporation, changing its name to Brooke Franchise Corporation. Brooke Franchise’s principal office is located at 10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210. Brooke Franchise is a wholly owned subsidiary of Brooke Corp. Brooke Holdings, Inc., which owned approximately 45.37% of Brooke Corp.’s outstanding common stock as of December 31, 2006, Robert D. Orr, Leland G. Orr, Michael S. Lowry, Anita F. Larson and Kyle L. Garst, together beneficially owned approximately 52.5% of Brooke Corp.’s outstanding common stock as of December 31, 2006, and have agreed to vote their shares of common stock together as a group.

In 1986, Brooke Franchise acquired its first property and casualty insurance agency. In 1996, Brooke Franchise adopted a “franchise” approach to expansion. In 2005 Brooke Franchise announced the opening of its 500th franchise location. In 2006, Brooke Franchise opened its advertising center on its Phillipsburg campus, Brooke Franchise held its second national franchise convention, and it opened its 700th franchise location.

Competition.  As a franchisor of property and casualty insurance agencies, Brooke Franchise seeks to grow its network of franchises primarily through start up franchise agencies, company developed agencies and conversions of existing insurance agencies to franchises. Brooke Franchise’s competition for these agencies and experienced agents includes large insurance companies that recruit insurance agents and agencies into their systems, such as Allstate Insurance Group, Nationwide Group and State Farm, all of which are larger and have greater financial resources than Brooke Franchise. Because the larger insurance brokers and agents generally seek to acquire agencies with revenues greater than those Brooke Franchise acquire, Brooke Franchise believes that its franchising strategy offers an attractive alternative for smaller insurance agencies. Brooke Franchise also faces competition from regional franchisors of insurance agencies, such as Fed USA Insurance/Financial Services and DCAP Group, Inc., and networks of independently owned insurance agencies, such as Strategic Independent Agents Alliance and The Iroquois Group.

Brooke Franchise franchisees primarily compete against independent insurance agencies located in their communities, against the locally-placed “captive” insurance agencies of large insurance companies and against large insurance agencies and brokers. Brooke Franchise franchisees compete against these companies for the insurance business of the individual and small business end-customers. The popularity of Internet sales and the passage of the Financial Services Modernization Act also have increased the number of potential insurance and financial services competitors. In the sale of other financial services, Brooke Franchise’s competitors include independent securities representatives, life insurance agents and securities dealers.

Service Marks, Trademarks and Patents.  Brooke Franchise sells its services and products under service marks and trademarks owned by Brooke Corp., licenses the use of certain marks to its franchisees, and attempts to obtain protection for these marks by registration with the United States Patent and Trademark Office. Brooke Franchise considers these service marks and trademarks, in the aggregate, to be of material importance to its business, particularly its business segments providing services and products under the “B BROOKE” and design marks and other marks that utilize its “Brooke” name. Brooke Franchise has no registered patents that are material to its business.

Employees.  Brooke Franchise employed 459 people as of December 31, 2006. Brooke Franchise has never had a work stoppage, and none of its employees are currently represented under collective bargaining agreements. Brooke Franchise considers its relations with its employees to be good.

Suppliers.  Most of its revenues currently result from its franchisees’ sales of insurance policies. As such, its primary suppliers are insurance companies, and Brooke Franchise has direct and indirect agency relationships with several hundred insurance companies, including several of the leading writers of personal lines and commercial insurance in the United States. Brooke Franchise’s largest suppliers include Progressive, Safeco, AIG, Travelers and GMAC Insurance, which together account for approximately 27% of the commissions generated by its franchisees. Brooke Franchise has agency agreements with each of the suppliers listed above.

Regulation.  Brooke Franchise is licensed with the state insurance department in each state in which it does business. Each of Brooke Franchise’s franchise agencies is subject to licensing or regulatory approval in the state in which it conducts business. Brooke Franchise’s operations may be dependent on the validity of, and its continued good standing under, the licenses and approvals under which Brooke Franchise operates. Licensing laws and regulations vary from jurisdiction to jurisdiction. In all jurisdictions, the applicable licensing laws and regulations are subject to amendment or interpretation by regulatory authorities, and generally, these authorities are vested with broad discretion as to grant, renewal and revocation of licenses and approvals.

Brooke Franchise and its franchisees are subject to state laws and regulations pertaining to the charging of fees by insurance agents and brokers and the rebating of premiums and/or commissions. The charging of fees and/or rebating may be prohibited in some states or permitted in others with or without certain limitations. Where permitted, the charging of fees may require that certain disclosures be given to customers and/or that customers agree to the fees in writing. The regulation of rebating can extend to an agent giving anything of value to a customer to induce the purchase of a policy or in connection with the purchase of a policy.

Brooke Franchise must comply with regulations adopted by the Federal Trade Commission and with several state laws that regulate the offer and sale of franchises. The Federal Trade Commission’s Trade Regulation Rule on Franchising and certain state laws require that Brooke Franchise furnish prospective franchisees with a franchise offering circular containing information prescribed by the Trade Regulation Rule on Franchising and applicable state laws and regulations.

Brooke Franchise also must comply with a number of state laws that regulate certain substantive aspects of the franchisor-franchisee relationship. These laws may limit a franchisor’s business practices in a number of ways, including limiting the ability to: (1) terminate or not renew a franchise without good cause; (2) interfere with the right of free association among franchisees; (3) disapprove the transfer of a franchise; and (4) discriminate among franchisees with regard to charges, royalties and other fees.

Brooke Franchise manages highly sensitive customer information in all of its operating businesses, which is regulated by law. Many states’ laws require Brooke Franchise to make certain disclosures to its customers regarding its privacy policies and take precautionary steps to protect the confidentiality of customer information.

Brooke Franchise is subject to the unfair trade practices acts of the various states in which it does business. They each define and prohibit unfair methods of competition or unfair or deceptive acts or practices, including misrepresentation of policy terms, false advertising, making false statements, and defamation. Failure to comply with such acts or insurance regulations could have a material adverse effect on Brooke Franchise.

Brooke Franchise is subject to Kansas laws regulating insurance holding company systems, including acquisitions, extraordinary dividends, the terms of affiliate transactions, and other related matters.

Federal, state, local and foreign governments and some self-regulatory organizations have enacted statutes and ordinances, and/or adopted rules and regulations, regulating other aspects of the businesses in which Brooke Franchise is involved. Brooke Franchise seeks to determine the applicability of such statutes, ordinances, rules and regulations (collectively, “Laws”) and comply with those Laws that apply to is activities. Brooke Franchise believes that it is currently in material compliance with all Laws and government commitments to which it is subject and it is unaware of any pending or threatened investigation, action or proceeding by any state, federal or foreign regulatory agency involving Brooke Franchise that would have a material adverse effect on Brooke Franchise. Brooke Franchise cannot predict what effect future Laws, changes in interpretations of existing Laws, or the results of any regulator inquiries with respect to the applicability of Laws may have on Brooke Franchise or its financial results.

BROOKE FRANCHISE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Unless the content otherwise requires, all references to the “Company,” “we,” “our,” or “us” in the Brooke Franchise’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations are to Brooke Franchise prior to the Merger.

Our primary business activity is property and casualty insurance sales through franchisees and most of our revenues are generated from commissions paid on the sale of insurance. Commission revenues typically represent a percentage of insurance premiums paid by policyholders. Premium amounts and commission percentage rates are established by insurance companies, so we have little or no control over the commission amount generated from the sale of a specific insurance policy. Our business also includes lending to businesses that sell insurance and related services.

Most of our revenues are from commissions paid to Brooke Franchise by insurance companies for the sale of insurance policies on a retail basis through exclusive franchisees. Commission revenues typically represent a percentage of insurance premiums paid by policyholders. Premium amounts and commission percentage rates are established by insurance companies, so Brooke Franchise has little or no control over the commission amount generated from the sale of a specific insurance policy. Brooke Franchise primarily relies on the recruitment of additional franchisees to increase retail insurance commission revenues. Brooke Franchise’s franchisees typically sell property and casualty insurance, such as automobile, homeowners and business owners insurance products. Brooke Franchise also consults with business sellers and lenders.

Financial information relating to Brooke Franchise is as follows (in thousands, except percentages):

		2006		2005
	Year Ended	% Increase	Year Ended	% Increase	Year Ended
	December 31,	(Decrease)	December 31,	(Decrease)	December 31,
	2006	Over 2005	2005	Over 2004	2004

REVENUES
Insurance commissions	$99,190	23%	$80,490	40%	$57,619
Consulting fees	2,731	(44)	4,916	(6)	5,236
Gain on sale of businesses	3,059	(1)	3,091	(41)	5,261
Initial franchise fees for basic services	31,770	64	19,375	120	8,795
Initial franchise fees for buyers assistance plans	3,137	(69)	10,133	25	8,122
Interest income	275	98	139	256	39
Other income	2,186	150	874	314	211
Total operating revenues	142,348	20	119,018	40	85,283
EXPENSES
Commission expense	78,318	22	64,233	37	46,725
Payroll expense	23,114	18	19,620	74	11,262
Amortization	68	—	(14)	(103)	429
Other operating expenses	35,241	36	25,978	63	15,929
Total operating expenses	136,741	25	109,817	48	74,345
Income from operations	5,607	(39)	9,201	(16)	10,938
Interest expense	1,700	12	1,515	13	1,344
Income before income taxes	$3,907	(49)%	$7,686	(20)%	$9,594
Total assets (at period end)	$63,043	8%	$58,141	23%	$47,300

	Three Months	Three Months	2007	Six Months	Six Months	2007
	Ended	Ended	% increase	Ended	Ended	% increase
	June 30,	June 30,	(Decrease)	June 30,	June 30,	(Decrease)
	2007	2006	Over 2006	2007	2006	Over 2006

REVENUES
Insurance commissions	$27,615	$24,739	12%	$59,623	$51,376	16%
Consulting fees	1,113	830	34	1,427	1,601	(11)
Gain on sale of businesses	1,161	2,414	(52)	1,842	2,881	(36)
Initial franchise fees for basic services	7,095	8,495	(16)	19,965	14,055	42
Initial franchise fees for buyers assistance plans	70	1,175	(94)	455	2,532	(82)
Interest income	96	67	43	173	122	42
Other income	695	607	14	1,335	1,046	28
Total Revenues	37,845	38,327	(1)	84,820	73,613	15
EXPENSES
Commission expense	22,126	20,142	10	44,967	39,056	15
Payroll expense	5,424	5,750	(6)	10,985	11,434	(4)
Depreciation and Amortization	31	17	82	46	34	35
Other operating expenses	10,286	9,942	3	23,777	16,602	43
Total Operating Expenses	37,867	35,851	6,	79,775	67,126	19
Income from operations	(22)	2,476	(101)	5,045	6,487	(22)
Interest expense	705	395	78	1,258	820	53
Income before income taxes	$(727)	$2,081	(135)%	$3,787	$5,667	(33)%
Total assets (at period end)	$81,945	$63,251	30%	$81,945	$63,251	30%

Commission Revenues  Retail insurance commissions have increased primarily as a result of Brooke Franchise’s continued expansion of franchise operations. Brooke Franchise also received commissions from the sale of investment securities that are not directly related to insurance sales. However, these revenues are not sufficient to be considered material and are, therefore, combined with insurance commission revenues.

Commission expense increased because insurance commission revenues increased and franchisees are typically paid a share of insurance commission revenue. Commission expense represented approximately 80% and 81%, respectively, of Brooke Franchise’s insurance commission revenue for the three month periods ended June 30, 2007 and 2006 and approximately 75% and 76%, respectively, for the six months ended June 30, 2007 and 2006.

Brooke Franchise sometimes retains an additional share of franchisees’ commissions as payment for franchisee optional use of Brooke Franchise’s service or sales centers. However, all such payments are applied to service center/sales center expenses and not applied to commission expense. As of December 31, 2006 and 2005, Brooke Franchise service centers/sales centers totaled 20 and 24, respectively. As of June 30, 2007 and December 31, 2006, Brooke Franchise service centers totaled 10 and 20, respectively. Expenses incurred in the operation of service centers totaled $1,760,000 and $4,855,000, respectively, for the three months ended June 30, 2007 and 2006 and $3,451,000 and 8,030,000, respectively, for the six months ended June 30, 2007 and 2006.

Profit sharing commissions, or Brooke Franchise’s share of insurance company profits paid by insurance companies on policies written by franchisees, and other such performance compensation, increased $607,000, or 12%, to $5,646,000 in 2006 and $1,952,000, or 63%, to $5,039,000 in 2005. Profit sharing commissions represented approximately 6%, 6% and 5%, respectively, of Brooke Franchise’s insurance commissions for the years ended December 31, 2006, 2005 and 2004, were $443,000 for the three months ended June 30, 2007, as compared to $525,000 for the three months ended June 30, 2006. Profit sharing commissions were $4,655,000 for the six months ended June 30, 2007, as compared to $4,702,000 for the six months ended June 30, 2006. Profit sharing commissions represented approximately 2% and 2%, respectively, of Brooke Franchise’s insurance commissions for the three months ended June 30, 2007 and 2006 and approximately 8% and 9%, respectively, for the six months ended June 30, 2007 and 2006. Brooke Franchise typically receives the majority of its profit sharing commissions in the first quarter. Franchisees do not receive any share of Brooke Franchises’ profit sharing commissions.

Net commission refund liability is our estimate of the amount of Brooke Franchise’s share of retail commission refunds due to insurance companies resulting from future policy cancellations. As of December 31, 2006 and 2005, Brooke Franchise recorded corresponding total commission refund liabilities of $535,000 and $716,000, respectively. As of June 30, 2007 and December 31, 2006, Brooke Franchise recorded corresponding total commission refund liabilities of $1,289,000 and $535,000, respectively. The increase is primarily the result of the acquisition of Christopher Joseph & Company (a Delta Plus subsidiary).

Payroll expense  Payroll expense increased during 2006 partially as the result of developing the personnel, processes and systems required to support growth in franchise locations in 2006 and anticipated additional growth in 2007. Payroll expense also increased partially as the result of the provision by Brooke Franchise of additional assistance to franchisees coping with financial stress resulting from less commission revenues from reduction of premium rates by insurance companies and increased expenses from higher interest rates.

Other operating expenses  Other operating expenses represented approximately 25%, 22% and 19%, respectively, of Brooke Franchise’s total revenues for the years ended December 31, 2006, 2005 and 2004. Other operating expenses represented approximately 27% and 26%, respectively, of Brooke Franchise’s total revenues for the three-month periods ended June 30, 2007 and 2006 and approximately 28% and 23%, respectively, for the six months ended June 30, 2007 and 2006. Other operating expenses increased at a faster rate than total operating revenues primarily as the result of increases in expenses for write off of franchise balances, advertising and marketing assistance provided to franchisees and operating expenses for company-owned stores. Other operating expenses also increased at a faster rate than total operating revenues partially as the result of the provision by Brooke Franchise of additional assistance to franchisees coping with financial stress resulting from less commission revenues from reduction of premium rates by insurance companies and increased expenses from higher interest rates.

Expenses for write off of franchise balances increased $319,000, or 39%, to $1,137,000 for the three months ended June 30, 2007 from $818,000 for the three months ended June 30, 2006. Expenses for write off of franchise balances increased $3,365,000, or 411%, to $4,183,000 for the six months ended June 30, 2007 from $818,000 for the six months ended June 30, 2006. Total write off expense increased primarily as the result of an increase in the amount of write off expense related to franchise statement balances. Franchise statement balance write offs have increased as the result of increased management scrutiny and the adverse affect on some franchisees of increased loan interest rates coupled with a reduction of commission revenues resulting from reduction of premium rates by insurance companies.

Advertising expenses increased $2,085,000, or 34%, to $8,305,000 in 2006 from $6,220,000 in 2005. Advertising expenses increased $1,425,000, or 30%, to $6,220,000 in 2005 from $4,795,000 in 2004. Advertising expenses decreased $1,070,000, or 37%, to $1,858,000 for the three months ended June 30, 2007 from $2,928,000 for the three months ended June 30, 2006. Advertising expenses decreased $85,000, or 2%, to $4,283,000 in the six months ended June 30, 2007 from $4,368,000 in the six months ended June 30, 2006. Marketing allowances made to franchisees increased $901,000, or 25%, to $4,533,000 in 2006 from $3,632,000 in 2005. Marketing allowances made to franchisees increased $2,786,000, or 329%, to $3,632,000 in 2005 from $846,000 in 2004. Marketing allowances made to franchisees decreased $141,000, or 8%, to $1,529,000 for the three months ended June 30, 2007 from $1,670,000 for the three months ended June 30, 2006. Marketing allowances made to franchisees increased $424,000, or $16%, to $3,089,000 in the six months ended June 30, 2007 from $2,665,000 in the six months ended June 30, 2006.

Operating expenses for company-owned stores increased $783,000, or 43%, to $2,602,000 for the three months ended June 30, 2007 from $1,819,000 for the three months ended June 30, 2006. Operating expenses for company-owned stores increased $1,594,000, or 51%, to $4,744,000 in the six months ended June 30, 2007 from $3,150,000 in the six months ended June 30, 2006. Although operating expenses from company-owned stores represented a significant part of the overall increase in other operating expenses, these expenses were largely offset by commission revenues generated by company-owned stores totaling $2,141,000 and $1,763,000, respectively, for the three month periods ended June 30, 2007 and 2006 and totaling $3,638,000 and $3,070,000, respectively, for the six months ended June 30, 2007 and 2006.

Operating expenses for company-owned stores increased $1,861,000, or 40%, to $6,494,000 in 2006 from $4,633,000 in 2005. Although operating expenses from company-owned stores represented a significant part of the overall increase in other operating expenses, these expenses were approximately the same as commission revenues generated by company-owned stores totaling $6,151,000 and $4,466,000, respectively, for the years ended December 31, 2006 and 2005. Company-owned stores revenues and expenses for years prior to 2005 are not available.

Initial Franchise Fees for Basic Services  A certain level of basic services is initially provided to all franchisees, whether they acquire an existing business and convert it into a Brooke franchise, start up a new Brooke franchise location or acquire a company developed franchise location. These basic services include services usually provided by other franchisors, including a business model, use of a registered trade name, access to suppliers and a license for an Internet-based management system. The amount of the initial franchise fees typically paid for basic services is currently $165,000. We expect the initial franchise fee rate for basic services to increase as demand for access to our trade name, suppliers and business model increases.

Revenues from initial franchise fees for basic services are recognized as soon as Brooke Franchise delivers the basic services to the new franchisee, such as access to insurance company contracts, access to the Company’s management system, and access to the Company’s brand name. Upon completion of this commitment, Brooke Franchise has no continuing obligation to the franchisee.

Prior to 2006, initial franchise fees for basic services were typically assessed once for each franchisee, even though some franchisees operated multiple locations. Beginning in 2006, an initial franchise fee for basic services was assessed for each location. A total of 227 and 210 new franchise locations were added during the years ended December 31, 2006 and 2005, respectively. The number of new franchise locations increased in 2006 as compared to 2005 primarily because the demand for access to our trade name, suppliers and business model increased in 2006. The increase in the amount of initial franchise fees for basic services resulted from continued expansion of Brooke Franchise’s franchise operations, the increase in the amount of initial franchise fees for basic services and the change to charging initial franchise fees for basic services on a per location basis.

A total of 40 and 63, respectively, new franchise locations were added during the three month periods ended June 30, 2007 and 2006. The number of new franchise locations decreased during the second quarter of 2007 primarily as the result of granting fewer start up franchises. A total of 130 and 112, respectively, new franchise locations were added during the six month periods ended June 30, 2007 and 2006. The number of new franchise locations increased in 2007 as compared to 2006 primarily because the demand for access to our trade name, suppliers and business model increased in 2007. Initial franchise fees revenues increased for the six month period ended June 30, 2007 as the result of granting more conversion franchises and the initial franchise fees revenues decreased for the three month period ended June 30, 2007 as the result of granting fewer start up franchises. Brooke Franchise believes that the decrease in start up franchise activity is temporary.

The following table summarizes information relating to initial franchise fees for basic services.

Summary of Initial Franchise Fees For Basic Services
and the Corresponding Number of Locations

	Start-up Related		Conversion Related		Company Developed	Total Initial
	Initial Franchise Fees		Initial Franchise Fees		Initial Franchise Fees	Franchise Fees
	for Basic Services		for Basic Services		for Basic Services	for Basic Services
	(Locations)		(Locations)		(Locations)	(Locations)
	(In thousands, except number of locations)

Year Ended December 31, 2006	$23,820	(168)	$7,215	(55)	$735 (4)	$31,770	(227)
Year Ended December 31, 2005	12,375	(108)	7,000	(102)	0 (0)	19,375	(210)
Year Ended December 31, 2004	3,800	(41)	4,995	(115)	0 (0)	8,795	(156)

	Start-up Related		Conversion Related		Company Developed
	Initial Franchise Fees		Initial Franchise Fees		Initial Franchise Fees		Total Initial Franchise
	for Basic Services		for Basic		for Basic		Fees For Basic
	(Locations)		Services(Locations)		Services(Locations)		Services(Locations)

Three months ended June 30, 2007	$3,630	(22)	$2,640	(13)	$825	(5)	$7,095	(40)
Six-months ended June 30, 2007	10,395	(63)	7,260	(55)	2,310	(12)	19,965	(130)
Three months ended June 30, 2006	6,200	(47)	2,160	(16)	135	(0)	8,495	(63)
Six-months ended June 30, 2006	10,440	(80)	3,480	(31)	135	(1)	14,055	(112)

Initial Franchise Fees for Buyers Assistance Plans  The amount of the total initial franchise fees for all initial services typically varies based on the level of additional assistance provided by Brooke Franchise, which is largely determined by the size of the acquisition. We typically base our initial franchise fees for buyers assistance plans on the estimated revenues of the acquired business. We allocate initial franchise fees collected in excess of the initial franchise fees for basic services to initial franchise fees for buyers assistance plans. All initial franchise fees are paid to Brooke Franchise when an acquisition closes. A significant part of Brooke Franchise’s commission growth has come from acquisitions of existing businesses that are subsequently converted into Brooke franchises.

The decrease in initial franchise fees for buyers assistance plans is primarily attributable to a decrease in conversion activity, the increase in the amount charged for initial franchise fees for basic services, the change to charging initial franchise fees for basic services on a per location basis, and the establishment of a cap, or maximum amount, on initial franchise fees for buyers assistance plans that are charged for each acquisition.

Brooke Franchise provides assistance regarding the acquisition and conversion of businesses such as compilation of an inspection report which is delivered to franchisees on or prior to closing. As such, Brooke Franchise performs substantially all of the buyers assistance plan services before an acquisition closes and, therefore, typically recognizes all of the initial franchise fee revenue for buyers assistance plan at the time of closing. However, in 2005, a relatively small level of buyers assistance plan services were performed during the four months after acquisition, including reimbursements for advertising and training. For this reason, a relatively small portion of the initial franchise fees for buyers assistance were correspondingly deferred until the service was performed. To reflect revenues not yet earned, we deferred $0, $118,000 and $410,000 of initial franchise fee revenues for buyers assistance plans as of December 31, 2006, 2005 and 2004, respectively.

Buyers assistance plans provide initial conversion assistance for recently acquired businesses and buyers assistance plan services are, therefore, not provided to buyers of businesses that are already franchises. In addition, buyers assistance plans are not typically provided to franchisees selling to other franchisees and are not provided to franchisees purchasing businesses that had previously been purchased by Brooke Franchise in the past twenty-four months. A total of 16, 87 and 115 of the new franchise locations in 2006, 2005 and 2004, respectively, represent businesses that were converted into Brooke franchises and received assistance through initial buyers assistance plans. Businesses that were converted into Brooke franchises and received assistance through initial buyers assistance plans total of 1 and 8, respectively, of the new franchise locations in the three months ended June 30, 2007 and 2006, and 3 and 13, respectively of the new franchise locations in the six months ended June 30, 2007 and 2006.

Seller Related Revenues  Seller related revenues typically are generated when a business is acquired by Brooke Franchise for sale to a franchisee. Seller related revenues include consulting fees paid directly by sellers, gains on sale of businesses from deferred payments, gains on sale of businesses relating to company-owned stores, and gains on sale of businesses relating to inventory. A primary aspect of Brooke Franchise’s business is the buying and selling of businesses. Therefore, all seller related revenues are considered part of normal business operations and are classified on our income statement as operating revenue. Seller related revenues decreased $2,217,000, or 28%, to $5,790,000, in 2006 and decreased $2,490,000, or 24%, to $8,007,000, in 2005. Seller related revenues decreased $970,000, or 30%, to $2,274,000, for the three months ended June 30, 2007 from $3,244,000 for the three months ended June 30, 2006. Seller related revenues decreased $1,213,000, or 27%, to $3,269,000, for the six months ended June 30, 2007 from $4,482,000 for the six months ended June 30, 2006. The trend of decreasing seller related revenues is mostly attributable to an increase in the amount charged for initial franchise fees for basic services and the establishment of a cap, or maximum amount, on initial franchise fees for buyers assistance plans that are charged for each acquisition.

Consulting fees.  Brooke Franchise helps sellers prepare their businesses for sale by developing business profiles, tabulating revenues, sharing its document library and general sale preparation. The scope of the consulting engagement is largely determined by the size of the business being sold. Consulting fees are typically based on the transaction value, are contingent upon closing of the sales transaction, and are paid at closing. Brooke Franchise completes its consulting obligation at closing and is not required to perform any additional tasks for the seller. Therefore, with no continuing obligation on the part of Brooke Franchise, consulting fees paid directly by sellers are recognized immediately.

Gains on Sale of Businesses from Deferred Payments.  Our business includes the buying and selling of insurance agencies and occasionally holding them in inventory. When purchasing an agency, we typically defer a portion of the purchase price, at a low or zero interest rate, to encourage the seller to assist in the transition of the agency to one of our franchisees. We carry our liability to the seller at a discount to the nominal amount we owe, to reflect the below-market interest rate. When we sell an acquired business to a franchisee (typically on the same day it is acquired), we generally sell it for the full nominal price (i.e. before the discount) paid to the seller. When the sale price of the business exceeds the carrying value, the amount in excess of the carrying value is recognized as a gain. Gains on sale resulting primarily from discounted interest rates increased $145,000, or 12%, to $1,330,000 in 2006 and increased $375,000, or 46%, to $1,185,000 in 2005. Gains on sale resulting primarily from discounted interest rates decreased $288,000, or 39%, to $443,000 for the three months ended June 30, 2007 from $731,000 for the three months ended June 30, 2006. Gains on discounted interest rates decreased $55,000, or approximately 5%, to $1,124,000 for the six months ended June 30, 2007 from $1,179,000 for the six months ended June 30, 2006.

We regularly negotiate below-market interest rates on the deferred portion of the purchase prices we pay sellers. We consider these below market interest rates to be a regular source of income related to the buying and selling of businesses. Although we have a continuing obligation to pay the deferred portion of the purchase price when due, we are not obligated to prepay the deferred portion of the purchase price or to otherwise diminish the benefit of the below-market interest rate upon which the reduced carrying value was based.

The calculation of the reduced carrying value, and the resulting gain on sale of businesses, is made by calculating the net present value of scheduled future payments to sellers at a current market interest rate. The following table provides information regarding the corresponding calculations:

Calculation of Seller Discounts Based On Reduced Carrying Values

	Beginning	Weighted	Weighted	Interest Rate Used		Reduced	Gain on Sale
	Principal	Average	Average	for Net Present	Full Nominal	Carrying	from Deferred
	Balance	Rate	Maturity	Value	Purchase Price	Value	Payments
	(In thousands, except percentages and number of days)

2006	$8,047	9.41%	464 days	9.00-9.75%	$23,625	$22,295	$1,330
2005	10,380	7.69%	606 days	6.75-8.75%	24,045	22,860	1,185
2004	7,669	5.91%	807 days	5.50-6.75%	8,221	7,411	810

				Interest Rate
	Beginning	Weighted	Weighted	Used for		Reduced	Gain on Sale
	Principal	Average	Average	Net Present	Full Nominal	Carrying	from Deferred
	Balance	Rate	Maturity	Value	Purchase Price	Value	Payments

Three months ended June 30, 2007	$3,683	9.75%	602 days	9.75%	$13,598	$13,155	$443
Six months ended June 30, 2007	9,561	9.75%	514 days	9.75%	23,982	22,858	1,124
Three months ended June 30, 2006	4,890	9.49%	731 days	9.25-9.50%	16,203	15,472	731
Six months ended June 31, 2006	6,932	9.35%	947 days	9.00-9.50%	21,129	19,950	1,179

Gains on Sale of Businesses — Company-owned Stores.  If we expect to own and operate businesses for more than one year, we consider these businesses to be company-owned stores and treat such transactions under purchase accounting principles, including booking intangible assets and recognizing the related amortization expense. By contrast, businesses purchased for resale to our franchisees (usually within one year) are carried at cost as business inventory, without the booking of intangible assets. Gains on sale resulting from the sale of company-owned stores was $0 in 2006 and $68,000 in 2005. There were no gains on sale resulting from the sale of company-owned stores for the three or six month periods ended June 30, 2007 and 2006.

Gains on Sale of Businesses — Inventoried Stores.  As noted above, acquired businesses are typically sold on the same day as acquired for the same nominal price paid to the seller. However, this is not always the case and businesses are occasionally held in inventory. As such, gains and losses are recorded when an inventoried business is ultimately sold and carrying values of inventoried businesses are adjusted to estimated market value when market value is less than cost. Gains on sale resulting from the sale of inventoried stores decreased $109,000, or 6%, to $1,729,000 in 2006 from $1,838,000 in 2005. Gains on sale resulting from the sale of inventoried stores increased $1,657,000, or 915%, to $1,838,000 in 2005 from $181,000 in 2004. Gains on sale resulting from the sale of inventoried stores were $718,000 and $1,683,000, respectively, for the three months ended June 30, 2007 and 2006. Gains on sale resulting from the sale of inventoried stores were $718,000 and $1,699,000, respectively, for the six months ended June 30, 2007 and 2006.

Income Before Income Taxes  Brooke Franchise’s income before income taxes decreased $3,779,000, or 49%, to $3,907,000 in 2006 from $7,686,000 in 2005. Income before income taxes decreased $1,908,000, or 20%, to $7,686,000 in 2005 from $9,594,000 in 2004. The reduction in income is partially attributable to an increase in payroll and other operating expenses incurred for the development of personnel, systems and infrastructure required to support growth in franchise locations in 2006 and anticipated additional growth in 2007. The reduction of income is also partially attributable to increasing payroll and other operating expenses incurred while assisting franchisees in coping with financial stress resulting from less commission revenues from reduction of premium rates by insurance companies while expenses have increased as the result of higher interest rates.

Brooke Franchise’s income before income taxes decreased $2,808,000, or 135%, to $(727,000) for the three months ended June 30, 2007 from $2,081,000 for the three months ended June 30, 2006. The decrease in Brooke Franchise’s income for the second quarter is primarily the result of decreased revenues from initial franchise fees from granting fewer start up franchises. Income before taxes decreased $1,880,000, or 33%, to $3,787,000 for the six months ended June 30, 2007 from $5,667,000 for the six months ended June 30, 2006. The decrease in Brooke Franchise’s income for the first six months of 2007 was primarily the result of an increase in other operating expenses, especially expenses for write off of franchise balances.

Company-Owned Stores  This discussion of company-owned stores is separated into five store types: 1) inventoried stores, 2) managed stores, 3) pending stores, 4) company-developed stores, and 5) franchisee-developed stores.\ Inventoried stores include businesses purchased by Brooke Franchise for resale to franchisees. Managed stores include businesses as to which Brooke Franchise has entered into agreements with franchisees to manage stores as a result of lender collateral preservation, the disability of the franchisee, the death of the franchisee or other circumstances. Pending stores include businesses that franchisees have contracted to sell, but the transactions have not yet closed, and Brooke Franchise is managing the store to reduce the likelihood of asset deterioration prior to closing. Managed and pending stores are not recorded as an asset on Brooke Franchise’s balance sheet. However, because Brooke Franchise is entitled by agreement to the income and responsible for the expenses of the business until the agreement terminates or ownership is transferred, such income and expenses of managed and pending stores are recorded to Brooke Franchise’s income statement and we, therefore, include the business in our discussions of company-owned stores. Company-developed stores include business locations developed by Brooke Franchise that have not been previously owned by a franchisee. Because the store has been developed by Brooke Franchise instead of purchased from third parties, all income and expenses associated with development and operation are recorded by Brooke Franchise as income and expenses, but an asset is not recorded on Brooke Franchise’s balance sheet. Franchisee-developed stores include franchise businesses for which franchisees have paid part or all of the expenses associated with franchise development, but for which the development process has been interrupted by the franchisee or by Brooke Franchise for lifestyle, financial or other reasons.

Inventoried Stores  The number of total businesses purchased into inventory in 2006, 2005 and 2004 was 33, 69 and 51, respectively. At December 31, 2006, 2005 and 2004, respectively, Brooke Franchise held 3, 4 and 2 businesses in inventory with respective total balances, at the lower of cost or market, of $2,333,000, $5,058,000 and $1,022,000. Write down expense on inventoried stores, resulting from a decrease in the market values of inventoried businesses, for the years ended December 31, 2006, 2005 and 2004 totaled $975,000, $0 and $130,000, respectively. Revenues from the operation of inventoried stores for 2006 and 2005 totaled $941,000 and $1,158,000, respectively. Expenses incurred in the operation of inventoried stores for 2006 and 2005 totaled $499,000 and $994,000, respectively.

The number of total businesses purchased into inventory during the three months ended June 30, 2007 and 2006 was 4 and 14, respectively and during the six months ended June 30, 2007 and 2006 was 11 and 26, respectively. At June 30, 2007 and December 31, 2006, respectively, Brooke Franchise held 5 and 3 businesses in inventory with respective total balances, at the lower of cost or market, of $3,766,000 and $2,333,000. Write down expense on inventoried stores, resulting from a decrease in the market values of inventoried businesses, for the three-month periods ended June 30, 2007 and 2006 totaled $0 and $550,000, respectively, and $300,000 and $550,000, respectively, for the six months ended June 30, 2007 and 2006. Revenues from the operation of inventoried stores for the three months ended June 30, 2007 and 2006 totaled $393,000 and $293,000, respectively, and for the six months ended June 30, 2007 and 2006 totaled $571,000 and $691,000, respectively,. Expenses incurred in the operation of inventoried stores for the three months ended June 30, 2007 and 2006 totaled $171,000 and $179,000, respectively, and $340,000 and $399,000, respectively, for the six months ended June 30, 2007 and 2006.

The number of businesses twice-purchased into inventory within twenty-four months is an important indicator of Brooke Franchise’s success in recruiting qualified buyers. There were 0 and 0, respectively, businesses twice-purchased during the three months ended June 30, 2007 and 2006, and 1 and 0, respectively, businesses twice-purchased during the six moths ended June 30, 2007 and 2006. There were 1 and 0 businesses twice-purchased during the three months ended March 31, 2007 and 2006, respectively. Some franchisees have experienced an adverse affect on profitability and cash flow from increased loan interest rates on agency acquisition loans and lower commissions resulting from the effect of decreased premium rates. Otherwise, Brooke Franchise is not aware of any systemic adverse profitability or cash flow trends being experienced by buyers of businesses from its inventory.

Managed Stores  At December 31, 2006 and 2005, the total number of businesses managed under contract, but not owned, by Brooke Franchise was 13 and 7, respectively. Revenues from the operation of managed stores for the years ended December 31, 2006 and 2005 totaled $4,261,000 and $1,561,000, respectively. Operating expenses incurred by managed stores for the years ended December 31, 2006 and 2005 totaled $3,301,000 and $1,327,000, respectively. Additionally, owner’s compensation expenses incurred by managed stores for the years ended December 31, 2006 and 2005 totaled $1,665,000 and $582,000, respectively.

At June 30, 2007 and December 31, 2006, the total number of businesses managed under contract, but not owned, by Brooke Franchise was 14 and 13, respectively. Revenues from the operation of managed stores for the three months ended June 30, 2007 and 2006 totaled $1,581,000 and $1,341,000, respectively, and for the six months ended June 30, 2007 and 2006 totaled $2,781,000 and $2,126,000, respectively. Operating expenses incurred by managed stores for the three months ended June 30, 2007 and 2006 totaled $1,033,000 and $1,158,000, respectively, and for the six months ended June 30, 2007 and 2006 totaled $2,073,000 and $1,743,000, respectively. Additionally, owner’s compensation expenses incurred by managed stores for the three months ended June 30, 2007 and 2006 totaled $811,000 and $221,000, respectively, and for the six months ended June 30, 2007 and 2006 totaled $1,443,000 and $574,000, respectively.

Pending Stores  At December 31, 2006 and 2005, the total number of businesses under contract for sale and managed by Brooke Franchise pending closing of a sale was 11 and 2, respectively. Revenues from the operation of pending stores for the years ended December 31, 2006 and 2005 totaled $934,000 and $1,747,000, respectively. Operating expenses incurred by pending stores for the years ended December 31, 2006 and 2005 totaled $344,000 and $1,141,000, respectively. Additionally, owner’s compensation expenses incurred by pending stores for the years ended December 31, 2006 and 2005 totaled $494,000 and $589,000, respectively.

At June 30, 2007 and December 31, 2006, the total number of businesses under contract for sale and managed by Brooke Franchise pending closing of a sale was 22 and 11, respectively. Revenues from the operation of pending stores for the three months ended June 30, 2007 and 2006 totaled $37,000 and $119,000, respectively and for the six months ended June 30, 2007 and 2006 totaled $140,000 and $239,000, respectively. Operating expenses incurred by pending stores for the three months ended June 30, 2007 and 2006 totaled $117,000 and $148,000, respectively and for the six months ended June 30, 2007 and 2006 totaled $183,000 and $234,000, respectively. Additionally, owner’s compensation expenses incurred by pending stores for the three months ended June 30, 2007 and 2006 totaled $110,000 and $76,000, respectively and for the six months ended June 30, 2007 and 2006 totaled $225,000 and $147,000, respectively.

Company-Developed Stores  At December 31, 2006 and 2005, the total number of businesses owned and under development by Brooke Franchise was 14 and 1, respectively. Revenues from developed stores for the years ended December 31, 2006 and 2005 totaled $16,000 and $0, respectively. Operating expenses incurred by developed stores for the years ended December 31, 2006 and 2005 totaled $190,000 and $0, respectively.

At June 30, 2007 and December 31, 2006, the total number of businesses owned and under development by Brooke Franchise was 11 and 14, respectively. Revenues from Company-developed stores for the three months ended June 30, 2007 and 2006 totaled $3,000 and $10,000, respectively, and for the six months ended June 30, 2007 and 2006 totaled $19,000 and $14,000, respectively. Operating expenses incurred by Company-developed stores for the three months ended June 30, 2007 and 2006 totaled $76,000 and $37,000, respectively, and for the six months ended June 30, 2007 and 2006 totaled $225,000 and $53,000, respectively.

Franchisee-Developed Stores  At June 30, 2007 and December 31, 2006, the total number of businesses for which the development process was interrupted was 30 and 7, respectively. Revenues from franchisee-developed stores for the three months ended June 30, 2007 and 2006 totaled $127,000 and $0, respectively, and for the six months ended June 30, 2007 and 2006 totaled $127,000 and $0, respectively. Operating expenses incurred by franchisee developed stores for the three months ended June 30, 2007 and 2006 totaled $149,000 and $0, respectively, and for the six months ended June 30, 2007 and 2006 totaled $149,000 and $0, respectively. Additionally, owner’s compensation expenses incurred by franchisee-developed stores for the three months ended June 30, 2007 and 2006 totaled $135,000 and $0, respectively, and for the six months ended June 30, 2007 and 2006 totaled $135,000 and $0, respectively.

Same Store Sales  Revenue generation, primarily commissions from insurance sales, is an important factor in franchise financial performance and revenue generation is carefully analyzed by Brooke Franchise. Twenty-four months after initial conversion of an acquired business, Brooke Franchise considers a franchise “seasoned” and the comparison of current to prior year revenues a more reliable indicator of franchise performance. Combined same store sales of seasoned converted franchises and start up franchises for years ended December 31, 2006 and 2005 decreased 2% and 1%, respectively. Combined same store sales of seasoned converted franchises and start up franchises for twelve months ended June 30, 2007 and 2006 increased .14% and decreased 2.60%, respectively. The median annual revenue growth rates of seasoned converted franchises and qualifying start up franchises for the twelve months ended June 30, 2007 and 2006 were 3.42% and (1.11%).

The median annual revenue growth rates of seasoned converted franchises and qualifying start up franchises for the years ended December 31, 2006 and 2005 were -1% and -1%. The median annual revenue growth rates of seasoned converted franchises and qualifying start up franchises for the twelve months ended March 31, 2007 and 2006 were (.4%) and (1.0%). All same store calculations exclude profit sharing commissions. Same store calculations are based entirely on commissions and fee revenue allocated by Brooke Franchise to franchisees’ monthly statements. Brooke Franchise is unable to determine the impact, if any, on same store calculations resulting from commissions and fee revenue that franchisees receive but do not process through Brooke Franchise as required by their franchise agreement.

Same store sales performance has been adversely affected by the “soft” property and casualty insurance market, which is characterized by a flattening or decreasing of premiums by insurance companies. Our franchisees predominately sell personal lines insurance with more than 50% of our total commissions resulting from the sale of auto insurance policies and Brooke Franchise believes that the insurance market has been particularly soft with regards to premiums on personal lines insurance policies.

Franchise Balances  Brooke Franchise categorizes the balances owed by franchisees as either statement balances or non-statement balances. Statement balances are generally short-term and non-statement balances are generally longer term. We believe the most accurate analysis of franchise balances occurs immediately after settlement of franchisees’ monthly statements and before any additional entries are recorded to their account. Therefore, the following discussion of franchise balances is as of the settlement date that follows the corresponding commission month.

Statement Balances  Brooke Franchise assists franchisees with short-term cash flow assistance by advancing commissions and granting temporary extensions of due dates for franchise statement balances owed by franchisees to Brooke Franchise. Franchisees sometimes require short-term cash flow assistance because of cyclical fluctuations in commission receipts. Short-term cash flow assistance is also required when franchisees are required to pay Brooke Franchise for insurance premiums due to insurance companies prior to receipt of the corresponding premiums from policyholders. The difference in these amounts has been identified as the “uncollected accounts balance” and this balance is calculated by identifying all charges to franchise statements for net premiums due insurance companies for which a corresponding deposit from policyholders into a premium trust account has not been recorded. Despite commission fluctuations and uncollected accounts balances, after initial conversion into its franchise system, Brooke Franchise expects franchisees’ to regularly pay their statement balances. As such, Brooke Franchise categorizes as “watch” those statement balances that have not been repaid in full at least once in the previous four months. The increase in watch statement balances is partially attributable to financial stress resulting from less commission revenues from reduction of premium rates by insurance companies and increased expenses from higher interest rates.

The following table summarizes total statement balances, uncollected account balances and watch statement balances (in thousands) as of December, 2006 and December, 2005.

	As of	As of
	December 31,	December 31,
	2006	2005

Total Statement Balances	$6,214	$4,047
Uncollected Accounts* (Included in Above Total Statement Balances)	$3,778	$3,681
Watch Statement Balances (Included in Above Total Statement Balances)	$5,476	$1,859
Watch Statement Uncollected Accounts**	$1,804	$865

*	These amounts are limited to uncollected balances for franchisees with unpaid statement balances as of December 2006 and 2005.

**	These amounts are limited to uncollected balances for franchisees with watch statement balances as of December 2006 and 2005.

The following table summarizes total statement balances, uncollected account balances and watch statement balances (in thousands) as of June 2007 and December 2006.

	As of	As of
	June 30,	December 31,
	2007	2006

Total Statement Balances	$6,552	$6,214
Uncollected Accounts* (Included in Above Total Statement Balances)	$3,378	$3,778
Watch Statement Balances (Included in Above Total Statement Balances)	$5,866	$5,476
Watch Statement Uncollected Accounts**	$1,152	$1,804

*	These amounts are limited to uncollected balances for franchisees with unpaid statement balances as of June 2007 and December 2006.

**	These amounts are limited to uncollected balances for franchisees with watch statement balances as of June 2007 and December 2006.

Non-statement Balances  Separate from short-term statement balances, Brooke Franchise also extends credit to franchisees for long-term producer development, including hiring and training new franchise employees, and for other reasons not related to monthly fluctuations of revenues. These longer term non-statement balances are not reflected in the short-term statement balances referenced above and totaled $9,115,000 and $3,334,000, respectively, as of December 2006 and 2005 and $9,852,000 as of June 2007.

During the years ended December 2006 and 2005, non-statement balances increased at a faster rate than commissions primarily as a result of the increasing use of our producer development program by an increasing number of start up and company developed franchises.

Brooke Franchise’s experience indicates that producer failure is usually identified within three months of initiating a producer development program and producer failure significantly increases the likelihood of credit losses. Therefore, Brooke Franchise categorizes as “watch” balances all balances for producers who are in the first three months of development. Watch non-statement balances totaled $10,000 and $527,000 as of December 2006 and 2005, respectively. The decrease in watch non-statement balances is attributable to the financing of more producer development expenses through lenders.

Allowance for Doubtful Accounts  The balance of Brooke Franchise’s Allowance for Doubtful Accounts was $1,466,000 and $716,000, respectively, on December 31, 2006 and 2005. The balance of Brooke Franchise’s Allowance for Doubtful Accounts was $1,666,000 and $1,466,000, respectively, on June 30, 2007 and December 31, 2006. The amount of the Allowance for Doubtful Accounts was determined based on analysis of Brooke Franchise’s total franchise balances, watch balances, write off experience and Brooke Franchise’s evaluation of the potential for future losses.

The following table summarizes the Allowance for Doubtful Accounts activity for December 31, 2006, 2005, and 2004 (in thousands). Additions to the allowance for doubtful accounts are charged to expense.

Valuation and Qualifying Accounts

				Write off
	Balance at		Write off	Non-	Balance at
	Beginning	Charges to	Statement	Statement	End of
	of Year	Expenses	Balances	Balances	Year

Allowance for Doubtful Accounts
Year ended December 31, 2004	$0	$1,757	$1,182	$0	$575
Year ended December 31, 2005	575	2,974	1,336	1,497	716
Year ended December 31, 2006	$716	$4,313	$3,026	$537	$1,466

The following table summarizes the Allowance for Doubtful Accounts activity for June 30, 2007 and December 31, 2006 (in thousands). Additions to the allowance for doubtful accounts are charged to expense.

Valuation and Qualifying Accounts

				Write off
	Balance at		Write off	Non-
	Beginning	Charges to	Statement	Statement	Balance at
	of Year	Expenses	Balances	Balances	End of Year

Allowance for Doubtful Accounts
Year ended December 31, 2006	$716	$4,313	$3,026	$537	$1,466
Six months ended June 30, 2007	$1,466	$4,383	$3,368	$815	$1,666

Liquidity and Capital Resources

Our cash and cash equivalents were $16,696,000 as of June 30, 2007, an increase of $5,934,000 from the $10,762,000 balance at December 31, 2006. During 2007, net cash of $13,393,000 was provided by operating activities which primarily resulted from the purchase of business inventory provided by sellers. Net cash of $2,478,000 was used in investing activities primarily from outflows to the parent corporation. Net cash of $4,981,000 was used in financing activities which resulted from payments on long term debt of $4,981,000.

Our cash and cash equivalents were $7,169,000 as of June 30, 2006, an increase of $1,763,000 from the $5,406,000 balance at December 31, 2005. During 2006, net cash of $11,816,000 was provided by operating activities which primarily resulted from the purchase of business inventory provided by sellers. Net cash of $1,414,000 was used in investing activities which resulted from outflows to the parent. Net cash of $8,639,000 was used in financing activities which resulted from payments on long term debt of $8,639,000.

Our current ratios (current assets to current liabilities) were 1.33 and 1.67, respectively, at June 30, 2007 and December 31, 2006, respectively.

Our current ratios (current assets to current liabilities) were 2.07 and 2.05, respectively, as of June 30, 2006 and December 31, 2005, respectively.

Brooke Franchise acquired a short-term loan in 2006 in the amount of $8,500,000 to fund balances owed to Brooke Franchise by its franchisees. Brooke Franchise expects to issue long-term debt in 2007 to replace this short-term loan. To satisfy its normal capital needs, Brooke Franchise is dependent on the recruitment of additional franchisees and on the availability of loans for these new franchisees from Brooke Credit. Brooke Franchise plans to increase profit margins by combining its operations with Delta Plus and expanding Delta Plus’s non-standard auto insurance company thereby receiving a larger share of insurance premiums by generating underwriting profits in addition to receiving sale commissions. Nearly 40% of Brooke Franchise’s sales commissions are received from non-standard auto insurance companies which demonstrate the potential of this business combination. The expansion of Delta Plus by Brooke Franchise will require additional capital. Brooke Franchise does not intend to rely on additional equity capital investments from Brooke Corp. and will likely solicit capital investments from other investors.

Capital Commitments

The following summarizes our contractual obligations as of June 30, 2007 and the effect those obligations are expected to have on our liquidity and cash flow in future periods (in thousands):

	Payments Due by Period
		Less than	1 to 3	3 to 5	More than
Contractual Obligations	Total	1 Year	Years	Years	5 Years

Short-term borrowings	$10,172	$10,172	$—	$—	$—
Long-term debt	27,808	17,915	5,514	1,082	3,297
Interest payments*	6,171	2,872	1,433	744	1,122
Operating leases (facilities)	27,336	10,162	13,973	3,192	9

Total	$71,487	$41,121	$20,920	$5,018	$4,428

*	Includes interest on short-term and long-term borrowings. For additional information on the debt associated with these interest payments see the footnotes to our financial statements.

Our principal capital commitments consist of bank lines of credit, term loans, deferred payments to business sellers and obligations under leases for our facilities. We have entered into enforceable, legally binding agreements that specify all significant terms with respect to the contractual commitment amounts in the table above.

Critical Accounting Policies

Our established accounting policies are summarized in footnotes 1 and 2 to our consolidated financial statements for the years ended December 31, 2006 and 2005, and the three-month periods ended June 30, 2007 and 2006. As part of our oversight responsibilities, we continually evaluate the propriety of our accounting methods as new events occur. We believe that our policies are applied in a manner that is intended to provide the user of our financial statements with a current, accurate and complete presentation of information in accordance with generally accepted accounting principles.

We believe that the following accounting policies are critical. These accounting policies are more fully explained in the referenced footnote 1 to our consolidated financial statements for the years ended December 31, 2006 and 2005, and the three-month and six-month periods ended June 30, 2007 and 2006.

The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and expenses. The following discussions summarize how we identify critical accounting estimates, the historical accuracy of these estimates, sensitivity to changes in key assumptions, and the likelihood of changes in the future. The following discussions also indicate the uncertainties in applying these critical accounting estimates and the related variability that is likely to result during the remainder of 2007.

Franchisees’ Share of Undistributed Commissions  We are obligated to pay franchisees a share of all commissions we receive. Prior to allocation of commissions to a specific policy, we cannot identify the policy owner and do not know the corresponding share (percentage) of commissions to be paid. We estimate the franchisee’s share of commissions to determine the approximate amount of undistributed commissions that we owe to franchisees.

An estimate of franchisees’ shares of undistributed commissions is made based on historical rates of commission payout, management’s experience and the trends in actual and forecasted commission payout rates. Although commission payout rates will vary, we do not expect significant variances from year to year. We regularly analyze and, if necessary, immediately change the estimated commission payout rates based on the actual average commission payout rates. The commission payout rate used in 2007 to estimate franchisees’ share of undistributed commissions was 80% and the actual average commission payout rate to franchisees (net of profit sharing commissions) was 81% for the three months ended June 30, 2007. We believe that these estimates will not change substantially during the remainder of 2007.

Allowance for Doubtful Accounts  Our allowance for doubtful accounts is comprised primarily of allowance for estimated losses related to amounts owed to us by franchisees for short-term credit advances, which are recorded as monthly statement balances, and longer-term credit advances, which are recorded as non-statement balances. Losses from advances to franchisees are estimated by analyzing all advances recorded to franchise statements that had not been repaid within the previous four months; all advances recorded as non-statement balances for producers who are in the first three months of development, total franchise statement balances; total non-statement balances; historical loss rates; loss rate trends; potential for recoveries; and management’s experience. Loss rates will vary and significant growth in our franchise network could accelerate those variances. The effect of any such variances can be significant. The estimated allowance for doubtful accounts as of June 30, 2007 was $1,666,000. The estimated allowance was approximately 24% of the actual amount of losses from advances made to franchisees for the twelve months ended June 30, 2007, approximately 10% of the actual total combined franchise statement and non-statement balances as of June 30, 2007, and approximately 28% of the actual combined advances recorded to franchise statements that had not been repaid during the four-month period ended June 30, 2007 and recorded as non-statement balances for producers in the first three months of development. We believe that this estimate will increase during the remainder of 2007 primarily as a result of our growing franchise operations and increased emphasis on producer development for start up franchises.

Amortization and Useful Lives  We acquire insurance agencies and other businesses that we intend to hold for more than one year. We record these acquisitions as Amortizable intangible assets. Accounting for Amortizable intangible assets, and the subsequent tests for impairment are summarized in footnote 1(g) to our consolidated financial statements for the years ended December 31, 2006 and 2005. The rates of amortization of Amortizable intangible assets are based on our estimate of the useful lives of the renewal rights of customer and insurance contracts purchased. We estimate the useful lives of these assets based on historical renewal rights information, management’s experience, industry standards, and trends in actual and forecasted commission payout rates. The rates of amortization are calculated on an accelerated method (150% declining balance) based on a 15-year life. As of December 31, 2006, we tested Amortizable intangible assets for impairment and the resulting analysis indicated that our assumptions were historically accurate and that the useful lives of these assets exceeded the amortization rate. The Amortizable intangible assets have a relatively stable life and unless unforeseen circumstances occur, the life is not expected to change in the foreseeable future. Because of the relatively large remaining asset balance, changes in our estimates could significantly impact our results.

Income Tax Expense  An estimate of income tax expense is based primarily on historical rates of actual income tax payments. The estimated effective income tax rate used for the six months ended June 30, 2007 to calculate income tax expense was 37%. Although not expected, significant changes in our estimated tax rate could significantly impact our results. We believe this estimate will not change significantly during the remained of 2007.

Revenue Recognition Policies  Revenue recognition is summarized in footnote 1(e) to our consolidated financial statements for the years ended December 31, 2006 and 2005.

With respect to the previously described critical accounting policies, we believe that the application of judgments and assumptions is consistently applied and produces financial information which fairly depicts the results of operations for all years presented.

Off Balance Sheet Arrangements

Brooke Franchise does not have any off-balance sheet transactions.

Recently Issued Accounting Pronouncements

See footnote 18 to our consolidated financial statements for a discussion of the effects of the adoption of new accounting standards.

Related Party Transactions

See footnote 10 to our consolidated financial statements for information about related party transactions.

Impact of Inflation and General Economic Conditions

Although inflation has not had a material adverse effect on our financial condition or results of operations, increases in the inflation rate are generally associated with increased interest rates. A significant and sustained increase in interest rates could adversely affect our franchisees’ ability to repay balances owed to us. Such an interest rate increase could also adversely affect our profitability by increasing our interest expenses and other operating expenses. A significant change in interest rates or in the willingness to extend credit could have a significant and adverse impact on lender’s willingness to make loans and, by extension, to continue expanding our agency network.

Our business is also impacted by the cyclical pricing of property and casualty insurance, which may adversely affect our franchisees’ performance and, thus, our financial performance. Our franchisees primarily derive their revenues from commissions paid by insurance companies, which commissions are based largely on the level of premiums charged by such insurance companies. In turn, we earn fees from our franchisees based upon the commissions earned by our franchisees. Because these premium rates are cyclical, our financial performance is impacted by, in part, the fluctuations in insurance pricing. Although the current insurance market generally may be characterized as “soft,” with a flattening or decreasing of premiums in most lines of insurance, it is likely that insurance pricing will decrease further in the future, subjecting us to lower commissions on the insurance placed by our franchisees.

A steep decline in insurance pricing could have a significant and adverse impact on our franchisees, because the commissions that they earn would likely decrease along with insurance pricing. That adverse impact would likely reduce our share of our franchisees insurance commissions and could also hurt our franchisees ability to make timely payment of principal and interest on our loans.

A general decline in economic activity in the United States or in one of the states or geographic regions in which we operate, such as California, Texas, the Southwest, the Midwest or the Southeast, could also affect our results and financial condition.

An adverse change in economic activity could reduce the ability of individuals and small businesses — the key customers for our franchisees — to purchase insurance and other financial services. In such event, the revenue growth rate of our franchisees could flatten or decline, in turn reducing our revenues and hurting our franchisees’ ability to make timely interest and principal payments on their loans.

All other schedules have been omitted because they are either inapplicable or the required information has been provided in the consolidated financial statements or the notes thereto.

INFORMATION ABOUT BUSINESS OF DELTA PLUS

Overview

Delta Plus is a holding company based in Kansas City, Missouri that directly or indirectly owns 100% of Traders Insurance Connection, Inc. (“Connection”), Traders Insurance Company (“TIC”), Professional Claims, Inc. (“PCI”), and Christopher Joseph & Company (“CJC”). TIC is Delta Plus’s primary operating subsidiary and the revenues of Connection and PCI are primarily derived from providing management, professional and administrative services to TIC.

TIC is a Missouri domiciled property-casualty insurance company that writes non-standard private passenger auto liability and physical damage business in the states of Arkansas, Missouri, Kansas, Oklahoma and New Mexico. TIC’s auto insurance policies are marketed through independent agents. Connection provides management services to TIC, including marketing, sales, risk selection and policy administration services. PCI operates as an independent claims management company for TIC and other unrelated insurance companies, providing for the management, investigation and adjusting of insurance claims. CJC is a retail insurance agency that does not currently generate a significant part of Delta Plus’s revenues.

On March 30, 2007, Brooke Corp. acquired 100% of Delta Plus.

Insurance Company Activities of Traders Insurance Company

TIC underwrites and sells non-standard personal automobile insurance policies that provide coverage to drivers who find it difficult to obtain insurance from standard automobile insurance companies due to lack of prior insurance, age, driving record, limited financial resources or other factors. Non-standard personal automobile insurance policies generally require higher premiums than standard automobile insurance policies for comparable coverage. The highest limits of liability coverage written by TIC are $25,000 per bodily injury incident with aggregate payments of $50,000 and $25,000 property damage liability coverage. In addition to liability coverage, TIC offers collision coverage and comprehensive coverage.

During 2006 approximately 91% of all premiums written by TIC were for liability coverage and approximately 9% were for physical damage coverage. During 2006 approximately 47% of total premiums were written in Oklahoma, 27% in Missouri and 21% in Kansas.

TIC encounters a very competitive environment in its target personal auto insurance market. TIC distributes exclusively through the independent agency system, but it also competes with direct writers such as Progressive Direct and Geico and captive standard carriers that typically relax their underwriting standards during softening markets. New carriers like Phoenix Indemnity and Bristol West continue their expansion into TICs’ markets while current competitors such as Progressive Direct, Unitrin, Infinity, Dairyland, and Viking implement moderate pricing reductions. Falling premiums and the resulting adverse affect on agents’ top line commission revenues, creates upward pressure on TICs’ commission expenses. However, non-standard auto writers are demonstrating a more disciplined pricing and underwriting response to this softening market than they did in prior cycles. It is difficult to predict whether this discipline will continue throughout the cycle or whether top line growth goals will cause them to abandon the pricing discipline in exchange for sales.

TIC remains conservatively invested with 93% of its 2006 net admitted invested assets in U.S. Government or U.S. Government guaranteed obligations, investment grade corporate bonds or cash. U.S. Government obligations represented more than 50% of TIC’s total bond portfolio at December 31, 2006. TIC utilizes a “step-ladder strategy” with its bond portfolio to stagger maturities to ensure available cash to meet its obligations. The “step ladder strategy” also protects TIC’s investment return from volatile swings in interest rates. A relatively small portion of TIC’s total bond portfolio is allocated to equity securities.

TIC utilizes “Quota-Share” reinsurance which allows it to reduce underwriting risk and increase underwriting capacity. TIC has utilized the same reinsurance carrier since 1995 and transfers about 30% of its underwriting exposure, through reinsurance arrangements. The amount of the cession is reviewed annually and is increased or decreased based on projected premium writings and capital & surplus.

TIC is in the 2nd year of a development contract with Information Distribution and Marketing Inc. (“IDMI”) for a web based policy and claims administration system known as PTS. IDMI granted TIC the right to use the system pursuant to a Licensing Agreement. TIC hosts PTS on its network while IDMI provides support and maintenance pursuant to a Maintenance Agreement. TIC expects to complete its migration from its legacy policy administration system before January 1, 2008 and anticipates completing development of the claims administration during the first quarter of 2008. PTS includes a point of sale module which includes automated underwriting functionality that enables policy issuance at point of sale.

The Missouri Insurance Department completed its last Market Conduct Examination and issued its Report and Order covering the period of July 1, 2004 through June 30, 2005 wherein its sole findings involved a claim that the Company did not provide a sufficiently descriptive reason for its non-renewal of certain policies. The Department did not make any significant findings of violations or exceptions and did not assess any fines, settlements or recoveries against the Company. The Missouri Insurance Department completed a full scope association financial examination of TIC covering the period of January 1, 2003 through December 31, 2005 wherein it made no adverse notes, comments or recommendations.

Managing General Agency Activities of Traders Insurance Connection, Inc.

Connection is generally delegated the authority to do all things necessary and incidental to conduct, on behalf of an insurance company (such as TIC), the sale, underwriting and servicing of insurance policies. Such authority includes but is not limited to: 1) selling, underwriting, accepting, issuing, declining and canceling risks; 2) collecting premiums and paying return premiums on policies of insurance; 3) entering into agreements with insurance agents and producers properly licensed by an insurance company, 4) pay commissions to agents and producers commissions for the sale of insurance policies. Connection also provides the reports required by insurance companies to account and report to regulatory agencies.

Connection is paid a commission or a percentage of written premiums and related fees. From the commissions received from an insurance company, Connection pays commissions to agents and producers. For the calendar year 2006 Connection received $5,453,442 in commissions from insurance companies of which $5,086,806 was related to premiums produced on behalf of TIC. The remainder of the commissions was generated on a book of business produced in the state of Arkansas under a contract with an unrelated insurance company. Connection paid agents and producers approximately 39%, or $2,121,345, of the commissions it received from insurance companies.

Managing General Agency Activities of Professional Claims, Inc.

TIC compensates PCI for claims management services on a cost pass through basis by assessing a percentage of the compensation, third party vendor adjusting expenses and other claims related expenses to TIC based on the ratio that Traders’ claims represents the total claims under PCI’s administration. The precise compensation terms are outlined in a Claims Management Agreement and Expense Sharing Agreement filed with and approved by the Department of Insurance Financial Institutions and Professional Registration.

Delta Plus’s philosophy on settling claims is to conduct an early evaluation based upon a thorough investigation. Delta Plus emphasizes immediate contact with insureds and claimants, sound fundamental claim handling skills as well as completion of initial investigation within 15 days. Workloads are kept at a manageable level which permits the individual claim handler to devote ample time to all assigned claims and assure prompt and fair claim settlements and payments. It is the Company’s goal to settle claims in which its insureds are clearly liable if an agreement can be reached regarding the damages. While the Company prefers a rigorous defense on claims where liability is questionable or the damages sought are outside the realm of reasonableness, the Company does evaluate many factors on each file and makes what it ultimately believes to be the best decision for it and it’s policyholders. Working with PCI, Delta Plus makes every effort to evaluate all claims carefully and fairly considering the issues of liability, injuries, damages, cost of defense and compliance with the Unfair Claim Practices Act.

Employees

As of December 31, 2006, Delta Plus employed 169 employees. Delta Plus’s employees are not covered by any collective bargaining agreements.

DELTA PLUS’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Results of Operations

The following table shows income and expenses (in thousands, except percentages and per share data) for the year ended December 31, 2006 and 2005 and the six months ended June 30, 2007 and 2006, and the percentage change from period to period.

		2006%		Six Months	2007%	Six Months
	Year Ended	Increase	Year Ended	Ended	Increase	Ended
	December 31,	(Decrease)	December 31,	June 30	(Decrease)	June 30
	2006	Over 2005	2005	2007	Over 2006	2006

Premium Earned	$9,715,210	—	$9,702,180	$6,086,682	28	$4,750,809
Commission income	3,799,245	25	3,048,762	1,098,721	(44)	1,946,123
Management fees earned	1,479,046	35	1,099,336	488,097	(38)	782,138
Net investment income	346,131	8	321,105	229,949	1	228,246
Net realized gains/(losses) on sales of investments	100,299	—	(9,808)	—	(100)	4,948
Other income	266,159	24	214,531	119,538	9	109,737

Total Revenues	15,706,090	9	14,376,106	8,022,987	3	7,822,001

Losses and loss adjustment expenses	6,836,572	12	6,084,269	3,704,058	74	2,130,648
General and administrative expenses	8,986,668	21	7,417,243	4,193,582	(10)	4,669,754
Interest expense	413,046	(7)	442,620	117,351	(44)	210,291

Total Expenses	16,236,286	16	13,944,132	8,014,991	14	7,010,693

(Loss)/Income before Income Taxes	(530,196)	(223)	431,974	7,996	(99)	811,308
Federal income tax benefit/(expense)	585,707	—	(188,625)	88,684	—	(328,695)

Net Income	$55,511	(77)	$243,349	$96,680	(80)	$482,613

Other Comprehensive Income, net of tax
Net Income	$55,511	(77)	$243,349	$96,680	(80)	$482,613
Net unrealized holding losses arising during the period	(92,762)	—	(120,944)	8,500	—	(63,501)
Less: reclassification adjustment for realized gains/(losses) included in net income	66,197	—	(6,473)	—	—	—

Other Comprehensive Loss	(26,565)	—	(127,417)	8,500	—	(63,501)

Comprehensive Income	$28,946	(75)	$115,932	$105,180	(75)	$419,112

Premiums increased for the six month period ended June 30, 2007 primarily as a result of expanded and more aggressive marketing.

Commission income and management fees income increased in 2006 primarily as the result of increased sales by Christopher Joseph & Company, Delta Plus’s retail insurance agency, through non-affiliated insurance companies. Commission income and management fees income decreased for the six month period ended June 30, 2007 from the same period in the previous year because Christopher Joseph sold most of its insurance agency assets to Brooke Franchise during the first quarter of 2007.

Realized gains increased in 2006 primarily as the result of realizing equity portfolio gains in order to utilize expiring capital loss carry forwards.

Loss and loss adjustment expense increased in 2006 and the six months ended June 30, 2007 from the corresponding prior periods primarily as the result of implementing the “Majestic” program to more accurately target insurance policyholders and more accurately price insurance policy premiums. Beginning in 2006 and continuing through June 30, 2007, transitioning to the Majestic program resulted in increased claims. During 2006, loss expense also increased as the result of one extraordinary claim. During the six months ended June 30, 2007, loss expense also increased as the result of increased premium revenues.

General and administrative expenses increased in 2006 primarily as the result of an increase in loss expenses because ceding commissions, which offset general and administrative expense, generally decrease as the ceded loss ratio increases. General and administrative expenses decreased in 2007 primarily because Christopher Joseph sold most of its insurance agency assets during the first quarter of 2007.

The following table shows selected assets and liabilities (in thousands, except percentages) as of December 31, 2006 and 2005 and June 30, 2007 and 2006 and the percentage change between those dates.

		2006%			2007%
	As of	Increase	As of	As of	Increase	As of
	December 31,	(Decrease)	December 31,	June 30	(Decrease)	June 30
	2006	Over 2005	2005	2007	Over 2006	2006

Investments available for sale	$9,210,002	6	$8,716,452	$9,218,686	1	$9,104,950
Cash & cash equivalents	1,164,036	(48)	2,244,164	2,296,252	58	1,449,753
Accounts receivable	412,105	(2)	422,286	491,006	(16)	584,883
Premiums receivable	2,154,945	59	1,355,618	2,668,283	45	1,840,946
Ceding commission receivable	—	(100)	190,554	—	—	—
Reinsurance recoverable — paid losses	222,326	(42)	386,191	511,707	17	435,834
Reinsurance recoverable — unpaid losses	2,113,167	15	1,835,019	2,000,200	20	1,666,053
Prepaid reinsurance premiums	910,228	49	609,154	1,184,694	53	773,032
Deferred policy acquisition costs	365,378	30	281,523	696,772	143	286,337
Income tax receivable	683,254	5,277	12,706	674,878	—	—
Net deferred income tax asset	405,129	(7)	433,592	353,088	(39)	576,978
Note receivable — related party	163,401	—	163,401	163,401	—	163,401
Goodwill	944,790	(4)	980,843	944,790	—	944,790
Other assets	1,326,214	23	1,076,698	584,971	(28)	807,881

Total Assets	$20,074,975	7	$18,708,201	$21,788,728	17	$18,634,838

Loss and loss adjustment expenses	$7,749,327	7	$7,221,220	$7,897,779	20	$6,582,908
Unearned premiums	3,033,170	49	2,029,591	3,948,057	53	2,575,852
Reinsurance payable	857,691	1	845,648	1,698,368	165	641,560
Accounts payable and accrued expenses	762,785	83	416,816	361,301	(52)	748,232
Parent payable	—	—	—	4,596,015	—	—
Notes payable	5,202,789	(3)	5,378,280	535,834	(90)	5,185,183
Other liabilities	1,201,284	(24)	1,577,663	1,874,265	51	1,243,008

Total Liabilities	18,807,046	8	17,469,218	20,911,619	23	16,976,743

Common Stock	1,000	—	1,000	1,000	—	1,000
Accumulated other comprehensive income	(127,362)	—	(100,797)	(118,862)	—	(164,298)
Retained earnings	1,394,291	4	1,338,780	994,971	(45)	1,821,393

Total Stockholders’ equity	1,267,929	2	1,238,983	877,109	(47)	1,658,095

Total Liabilities and Stockholders’ Equity	$20,074,975	7	$18,708,201	$21,788,728	17	$18,634,838

Cash balances decreased during 2006 primarily as a result of increasing investment balances. Cash balances increased during the six months ended June 30, 2007 primarily due to the increased premium revenues.

The increases in premiums receivable balances during 2006 and during the six months ended June 30, 2007 were mostly offset by increases in unearned premiums balances. The increase in premiums receivable balances during the six months ended June 30, 2007 was partially the result of an increase in premium revenues.

The reinsurance recoverable balance on paid losses decreased during 2006 and increased during the six months ended June 30, 2007. The change in balances is attributable to timing of claim payments and not due to any changes in reinsurance terms or the collectability of the receivable.

Delta Plus’s reinsurance program has remained relatively unchanged since June of 2002 whereby it retains 70% of the loss exposure under a quota-share agreement. The reinsurance recoverable on unpaid losses increased during 2006 primarily as the result of an increase in premiums earned.

Prepaid reinsurance premiums increased during the six months ended June 30, 2007 primarily as the result of an increase in premiums earned.

Deferred policy acquisition costs increased during 2006 primarily because unearned premiums increased and deferred costs are directly related to acquisition costs on unearned premiums. Deferred policy acquisition costs increased during the six months ended June 30, 2007 partially because unearned premiums increased and partially because Christopher Joseph sold most of its insurance agency assets during the first quarter of 2007 and the deferred policy acquisition costs on insurance policies sold by Christopher Joseph, a sister company, were previously eliminated during accounting consolidation.

Income tax receivable balances increased during 2006 as the result of an overpayment of estimated tax deposits during 2006.

Net deferred income tax asset balances decreased during 2006 and during the six months ended June 30, 2007 primarily as the result of increases in deferred policy acquisition costs which correspondingly increases the amount of deferred tax liability.

Loss and loss adjustment reserves increased during the six months ended June 30, 2007 primarily as the result of an increase in premium revenues.

Reinsurance payable increased during the six months ended June 30, 2007 primarily as the result of an increase in provisional commissions received that will be owed back to the reinsurer under current projected loss ratios. The provisional commissions have not been recognized as income.

The increase in parent payable balance and the decrease in notes payable balance during the six months ended June 30, 2007 resulted from a short term advance made by Brooke Corp for the purpose of repaying a long term loan obligation of Delta Plus.

Other liabilities increased during the six months ended June 30, 2007 primarily from establishing a reserve for commissions on cancelled policies due to non-affiliated insurance companies.

Income Taxes

For the twelve months ended December 31, 2006 and 2005, we recorded income tax benefit of $585,707 and income tax expense of $188,625, respectively. For the six months ended June 30, 2007 and 2006, we recorded income tax benefit of $88,684 and income tax expense of $328,695, respectively. As of December 31, 2006 and 2005 we had net current and deferred income tax assets of $1,088,383 and $446,298, respectively, and as of June 30, 2007 and 2006 we had net current and deferred income tax assets of $1,027,966 and $576,978, respectively.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated 2007 balance sheet and 2007 and 2006 statements of income are provided to illustrate how Capital’s financial position and results of operations would have been reported, assuming the Merger and Exchange transactions took place on January 1, 2006. In addition, pro forma condensed consolidated statements of income for 2005 and 2004 are provided for comparative purposes. Basic and diluted earnings per share information is presented for the six months ended June 30, 2007 and the year ended December 31, 2006 based upon issuance of both the “minimum” (exclusive of earn-outs) and “maximum” (inclusive of all earn-outs) number of shares of common stock by Capital in accordance with the “earn-out” provisions of the Merger and Exchange agreements. Those agreements provide for the issuance of a total of 5,500,000 shares of Capital common stock upon their closing and for the issuance of an additional 2,500,000 shares of Capital common stock if Brooke Franchise and Delta Plus should achieve certain performance benchmarks in 2007 and 2008. The pro forma statements of income for 2005 and 2004 present basic and diluted earnings per share information based only on the assumption that the “minimum” number of shares are issued in connection with the transactions.

Brooke Capital Corporation

Unaudited
Proforma Balance Sheet(Minimum)

	Brooke	Brooke
	Capital	Franchise
	Corporation	Corporation		Proforma	Delta Plus		Proforma
	June 30,	June 30,		June 30,	June 30,		June 30,
	2007	2007	Adjustments	2007	2007	Adjustments	2007
	(In thousands)

ASSETS
Current assets
Investments:
Securities available-for-sale, at fair value:
Fixed maturities	$16,384	—		$16,384	$9,219		$25,603
Equity securities	240	—		240			240
Investments in real estate	275	—		275			275
Policy loans	181	—		181			181
Mortgage loans on real estate	1,899	—		1,899			1,899
Other investments	3,461	—		3,461			3,461
Total investments	22,440	—	—	22,440	9,219	—	31,659
Cash	4,805	16,696	23,014	22,187	2,296	1,209	23,096
			(22,328)			(4,596)
						2,000
Restricted cash	—	685		685			685
Accounts receivable	429	15,128		15,557	3,159		18,716
Other receivables	180	8,924		9,104	2,512		11,616
Deposits and prepaid expense	—	132		132	1,185		1,317
Income tax receivable					1,028		1,028
Receivable from parent company	—	23,014	(23,014)	—			—
Advertising supply inventory	—	785		785			785
Total current assets	27,854	65,364	(22,328)	70,890	19,399	(1,387)	88,902
Investment in businesses	—	3,766		3,766			3,766
Property and Equipment	3,586	15,607		19,193			19,193
Less: Accumulated depreciation	(1,007)	(3,376)		(4,383)			(4,383)
Net Property and Equipment	2,579	12,231	—	14,810	—	—	14,810
Other assets
Amortizable intangible assets	10,149	—		10,149	697		10,846
Accumulated amortizations	(4,809)	—		(4,809)			(4,809)
Goodwill					945		945
Other assets	1,013	584		1,597	748		2,345
Total other assets	6,353	584	—	6,937	2,390	—	9,327
Total assets	$36,786	$81,945	$(22,328)	$96,403	$21,789	$(1,387)	$116,805

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Policy and contract liabilities	$23,692	—		$23,692	$3,948		$27,640
IBNR loss reserve				—	7,898		7,898
Accounts payable	707	7,999		8,706	3,134		11,840
Premiums payable to insurance companies	—	5,229		5,229			5,229
Producer payable	—	5,132		5,132			5,132
Interest payable	—	1,425		1,425			1,425
Income tax payable	663	1,362		2,025			2,025
Accrued commission refunds	—	489		489	800		1,289
Current maturities of long-term debt	—	27,609		27,609	5,132	(4,596)	30,145
						2,000
Total current liabilities	25,062	49,245	—	74,307	20,912	(2,596)	92,623
Deferred income tax payable	422	—		422			422
Long-term debt less current maturities	—	10,372		10,372			10,372
Total liabilities	25,484	59,617	—	85,101	20,912	(2,596)	103,417
Stockholders’ equity
Common stock	32	17	(17)	82	1	(1)	87
			50			5
							—
Less: Treasury stock	(736)	(115)	115	(736)			(736)
Additional paid-in capital	14,919	6,026	(6,026)	14,869		2,086	16,950
			(50)			(5)
Accumulated other comprehensive loss	(512)			(512)	(119)	119	(512)
Retained earnings	(2,401)	16,400	(16,400)	(2,401)	995	1,209	(2,401)
						(2,204)
Total stockholders’ equity	11,302	22,328	(22,328)	11,302	877	1,209	13,388
Total liabilities and stockholders’ equity	$36,786	$81,945	$(22,328)	$96,403	$21,789	$(1,387)	$116,805

Brooke Capital Corporation

Unaudited
Proforma Statement of Income (Minimum)

	Brooke	Brooke
	Capital	Franchise
	Corporation	Corporation		Proforma	Delta Plus		Proforma
	for Six	for Six		for Six	for Six		for Six
	Months	Months		Months	Months		Months
	Ended	Ended		Ended	Ended		Ended
	June 30,	June 30,		June 30,	June 30,		June 30,
	2007	2007	Adjustments	2007	2007	Adjustments	2007
	(In thousands, except share data)

Operating Revenues
Gross premium income	$2,187	—		$2,187	$6,087		$8,274
Reinsurance premiums assumed	9	—		9			9
Reinsurance premiums ceded	(274)	—		(274)			(274)
Net premium income	1,922	—	—	1,922	6,087	—	8,009
Insurance commissions	—	59,623		59,623	1,099		60,722
Consulting fees	4,245	1,427		5,672	488		6,160
Gain on sale of businesses	—	1,842		1,842			1,842
Initial franchise fee for
basic services	—	19,965		19,965			19,965
Initial franchise fee for
buyers assistance plans	—	455		455			455
Net investment income	676	173		849	230		1,079
Net realized investment gain
(loss)	81	—		81	—		81
Interest Income	—	—		—			—
Other income	119	1,335		1,454	119		1,573
Total income	7,043	84,820	—	91,863	8,023	—	99,886
Operating Expenses
Increase in policy reserves	482	—		482			482
Policy holder surrender values	146	—		146			146
Interest credited on annuities
and premium deposits	366	—		366			366
Death claims	417	—		417			417
Policy acquisition costs
deferred	(489)	—		(489)			(489)
Commission expense	498	44,967		45,465	(720)		44,745
Payroll expense	1,228	10,985		12,213	2,616		14,829
Depreciation and amortization	359	46		405	68		473
Insurance loss and loss expense	—			—	3,704		3,704
Other operating expense	1,416	23,777		25,193	2,230		27,423
Total operating expenses	4,423	79,775	—	84,198	7,898	—	92,096
Income from operations	2,620	5,045	—	7,665	125	—	7,790
Other Expenses
Interest expense	—	1,258		1,258	117		1,375
Total other expenses	—	1,258	—	1,258	117	—	1,375
Income before income taxes	2,620	3,787	—	6,407	8	—	6,415
Provision for income taxes	888	1,439		2,327	(89)		2,238
Net income	$1,732	$2,348	—	$4,080	$97	—	$4,177
Earnings per share:
Basic earnings per share	0.57			0.46			0.47
Basic weighted average shares	3,063,890			8,953,890			8,953,890
Diluted earnings per share	0.57			0.37			0.38
Diluted weighted average shares	3,063,890			10,963,890			10,963,890

Brooke Capital Corporation

Unaudited
Proforma Statement of Income (Maximum)

	Brooke	Brooke
	Capital	Franchise
	Corporation	Corporation		Proforma	Delta Plus		Proforma
	for Six	for Six		for Six	for Six		for Six
	Months	Months		Months	Months		Months
	Ended	Ended		Ended	Ended		Ended
	June 30,	June 30,		June 30,	June 30,		June 30,
	2007	2007	Adjustments	2007	2007	Adjustments	2007
	(In thousands, except share data)

Operating Revenues
Gross premium income	$2,187	—		$2,187	$6,087		$8,274
Reinsurance premiums assumed	9	—		9			9
Reinsurance premiums ceded	(274)	—		(274)			(274)
Net premium income	1,922	—	—	1,922	6,087	—	8,009
Insurance commissions	—	59,623		59,623	1,099		60,722
Consulting fees	4,245	1,427		5,672	488		6,160
Gain on sale of businesses	—	1,842		1,842			1,842
Initial franchise fee for
basic services	—	19,965		19,965			19,965
Initial franchise fee for
buyers assistance plans	—	455		455			455
Net investment income	676	173		849	230		1,079
Net realized investment gain
(loss)	81	—		81	—		81
Interest Income	—	—		—			—
Other income	119	1,335		1,454	119		1,573
Total income	7,043	84,820	—	91,863	8,023	—	99,886
Operating Expenses
Increase in policy reserves	482	—		482			482
Policy holder surrender values	146	—		146			146
Interest credited on annuities and premium deposits	366	—		366			366
Death claims	417	—		417			417
Policy acquisition costs
deferred	(489)	—		(489)			(489)
Commission expense	498	44,967		45,465	(720)		44,745
Payroll expense	1,228	10,985		12,213	2,616		14,829
Depreciation and amortization	359	46		405	68		473
Insurance loss and loss expense	—			—	3,704		3,704
Other operating expense	1,416	23,777		25,193	2,230		27,423
Total operating expenses	4,423	79,775	—	84,198	7,898	—	92,096
Income from operations	2,620	5,045	—	7,665	125	—	7,790
Other Expenses
Interest expense	—	1,258		1,258	117		1,375
Total other expenses	—	1,258	—	1,258	117	—	1,375
Income before income taxes	2,620	3,787	—	6,407	8	—	6,415
Provision for income taxes	888	1,439		2,327	(89)		2,238
Net income	$1,732	$2,348	—	$4,080	$97	—	$4,177
Earnings per share:
Basic earnings per share	0.57			0.40			0.41
Basic weighted average shares	3,063,890			10,203,890			10,203,890
Diluted earnings per share	0.57			0.30			0.31
Diluted weighted average shares	3,063,890			13,463,890			13,463,890

Brooke Capital Corporation

Unaudited
Proforma Statement of Income (Minimum)

	Brooke	Brooke
	Capital	Franchise
	Corporation	Corporation		Proforma	Delta Plus		Proforma
	December 31,	December 31,		December 31,	December 31,		December 31,
	2006	2006	Adjustments	2006	2006	Adjustments	2006
	(In thousands, except share data)

Operating Revenues
Gross premium income	$4,253	—		$4,253	$9,715		$13,968
Reinsurance premiums
assumed	12	—		12			12
Reinsurance premiums ceded	(588)	—		(588)			(588)
Net premium income	3,677	—	—	3,677	9,715	—	13,392
Insurance commissions	—	99,190		99,190	3,799		102,989
Consulting fees	1,199	2,731		3,930	1,479		5,409
Gain on sale of businesses	—	3,059		3,059			3,059
Initial franchise fee for basic services	—	31,770		31,770			31,770
Initial franchise fee for buyers assistance plans	—	3,137		3,137			3,137
Net investment income	1,086	275		1,361	346		1,707
Net realized investment gain (loss)	(40)	—		(40)	101		61
Interest Income	—	—		—			—
Other income	240	2,186		2,426	266		2,692
Total income	6,162	142,348	—	148,510	15,706	—	164,216
Operating Expenses
Increase in policy reserves	841	—		841			841
Policy holder surrender values	270	—		270			270
Interest credited on annuities and premium deposits	579	—		579			579
Death claims	737	—		737			737
Policy acquisition costs deferred	(814)	—		(814)			(814)
Commission expense	809	78,318		79,127	(720)		78,407
Payroll expense	934	23,114		24,048	5,385		29,433
Depreciation and amortization	738	68		806	166		972
Insurance loss and loss expense	—			—	6,837		6,837
Other operating expense	1,300	35,241		36,541	4,155		40,696
Total operating expenses	5,394	136,741	—	142,135	15,823	—	157,958
Income from operations	768	5,607	—	6,375	(117)	—	6,258
Other Expenses
Interest expense	—	1,700		1,700	413		2,113
Total other expenses	—	1,700	—	1,700	413	—	2,113
Income before income taxes	768	3,907	—	4,675	(530)	—	4,145
Provision for income taxes	12	1,485		1,497	(586)		911
Net income	$756	$2,422	—	$3,178	$56	—	$3,234
Earnings per share:
Basic earnings per share	0.50			0.43			0.44
Basic weighted average
shares	1,497,638			7,387,638			7,387,638
Diluted earnings per share	0.39			0.32			0.33
Diluted weighted average
shares	1,958,672			9,858,672			9,858,672

Brooke Capital Corporation

Unaudited
Proforma Statement of Income (Maximum)

	Brooke	Brooke
	Capital	Franchise
	Corporation	Corporation		Proforma	Delta Plus		Proforma
	December 31,	December 31,		December 31,	December 31,		December 31,
	2006	2006	Adjustments	2006	2006	Adjustments	2006
	(In thousands, except share data)

Operating Revenues
Gross premium income	$4,253	—		$4,253	$9,715		$13,968
Reinsurance premiums assumed	12	—		12			12
Reinsurance premiums ceded	(588)	—		(588)			(588)
Net premium income	3,677	—	—	3,677	9,715	—	13,392
Insurance commissions	—	99,190		99,190	3,799		102,989
Consulting fees	1,199	2,731		3,930	1,479		5,409
Gain on sale of businesses	—	3,059		3,059			3,059
Initial franchise fee for basic services	—	31,770		31,770			31,770
Initial franchise fee for buyers assistance plans	—	3,137		3,137			3,137
Net investment income	1,086	275		1,361	346		1,707
Net realized investment gain (loss)	(40)	—		(40)	101		61
Interest Income	—	—		—			—
Other income	240	2,186		2,426	266		2,692
Total income	6,162	142,348	—	148,510	15,706	—	164,216
Operating Expenses
Increase in policy reserves	841	—		841			841
Policy holder surrender values	270	—		270			270
Interest credited on annuities and premium deposits	579	—		579			579
Death claims	737	—		737			737
Policy acquisition costs deferred	(814)	—		(814)			(814)
Commission expense	809	78,318		79,127	(720)		78,407
Payroll expense	934	23,114		24,048	5,385		29,433
Depreciation and amortization	738	68		806	166		972
Insurance loss and loss expense	—			—	6,837		6,837
Other operating expense	1,300	35,241		36,541	4,155		40,696
Total operating expenses	5,394	136,741	—	142,135	15,823	—	157,958
Income from operations	768	5,607	—	6,375	(117)	—	6,258
Other Expenses
Interest expense	—	1,700		1,700	413		2,113
Total other expenses	—	1,700	—	1,700	413	—	2,113
Income before income taxes	768	3,907	—	4,675	(530)	—	4,145
Provision for income taxes	12	1,485		1,497	(586)		911
Net income	$756	$2,422	—	$3,178	$56	—	$3,234
Earnings per share:
Basic earnings per share	0.50			0.37			0.37
Basic weighted average shares	1,497,638			8,637,638			8,637,638
Diluted earnings per share	0.39			0.26			0.26
Diluted weighted average shares	1,958,672			12,358,672			12,358,672

Brooke Capital Corporation

Unaudited
Proforma Statement of Income (Minimum)

	Brooke	Brooke
	Capital	Franchise
	Corporation	Corporation		Proforma	Delta Plus		Proforma
	December 31,	December 31,		December 31,	December 31,		December 31,
	2005	2005	Adjustments	2005	2005	Adjustments	2005
	(In thousands, except share data)

Operating Revenues
Gross premium income	$4,201	—		$4,201	$9,702		$13,903
Reinsurance premiums assumed	12	—		12			12
Reinsurance premiums ceded	(420)	—		(420)			(420)
Net premium income	3,793	—	—	3,793	9,702	—	13,495
Insurance commissions	—	80,490		80,490	3,049		83,539
Consulting fees	1	4,916		4,917	1,099		6,016
Gain on sale of businesses	—	3,091		3,091			3,091
Initial franchise fee for basic services	—	19,375		19,375			19,375
Initial franchise fee for buyers assistance plans	—	10,133		10,133			10,133
Net investment income	867	139		1,006	321		1,327
Net realized investment gain (loss)	(2)	—		(2)	(10)		(12)
Interest Income	—	—		—			—
Other income	201	874		1,075	215		1,290
Total income	4,860	119,018	—	123,878	14,376	—	138,254
Operating Expenses
Increase in policy reserves	1,118	—		1,118			1,118
Policy holder surrender values	236	—		236			236
Interest credited on annuities and premium deposits	406	—		406			406
Death claims	506	—		506			506
Policy acquisition costs deferred	(1,247)	—		(1,247)			(1,247)
Commission expense	1,201	64,233		65,434	(1,234)		64,200
Payroll expense	1,235	19,620		20,855	4,489		25,344
Depreciation and amortization	631	(14)		617	237		854
Insurance loss and loss expense	—			—	6,084		6,084
Other operating expense	1,475	25,978		27,453	3,925		31,378
Total operating expenses	5,561	109,817	—	115,378	13,501	—	128,879
Income (loss) from operations	(701)	9,201	—	8,500	875	—	9,375
Other Expenses
Interest expense	—	1,515		1,515	443		1,958
Total other expenses	—	1,515	—	1,515	443	—	1,958
Income (loss) before income taxes	(701)	7,686	—	6,985	432	—	7,417
Provision for income taxes	—	2,920		2,920	189		3,109
Net income (loss)	$(701)	$4,766	—	$4,065	$243	—	$4,308
Earnings per share:
Basic earnings (loss) per share	(0.49)			0.55			0.59
Basic weighted average shares	1,437,925			7,327,925			7,327,925
Diluted earnings (loss) per share	(0.49)			0.44			0.46
Diluted weighted average shares	1,437,925			9,337,925			9,337,925

Brooke Capital Corporation

Unaudited
Proforma Statement of Income (Minimum)

		Brooke
	Brooke Capital	Franchise
	Corporation	Corporation		Proforma	Delta Plus		Proforma
	December 31,	December 31,		December 31,	December 31,		December 31,
	2004	2004	Adjustments	2004	2004	Adjustments	2004
	(In thousands, except share data)

Operating Revenues
Gross premium income	$3,641	—		$3,641	$9,838		$13,479
Reinsurance premiums assumed	11	—		11			11
Reinsurance premiums ceded	(118)	—		(118)			(118)
Net premium income	3,534	—	—	3,534	9,838	—	13,372
Insurance commissions	—	57,619		57,619	2,908		60,527
Consulting fees	—	5,236		5,236	989		6,225
Gain on sale of businesses	—	5,261		5,261			5,261
Initial franchise fee for basic services	—	8,795		8,795			8,795
Initial franchise fee for buyers assistance plans	—	8,122		8,122			8,122
Net investment income	517	39		556	232		788
Net realized investment gain (loss)	464	—		464	(6)		458
Interest Income	—	—		—			—
Other income	183	211		394	215		609
Total income	4,698	85,283	—	89,981	14,176	—	104,157
Operating Expenses
Increase in policy reserves	1,021	—		1,021			1,021
Policy holder surrender values	135	—		135			135
Interest credited on annuities and premium deposits	345	—		345			345
Death claims	289	—		289			289
Policy acquisition costs deferred	(1,276)	—		(1,276)			(1,276)
Commission expense	1,060	46,725		47,785	(1,398)		46,387
Payroll expense	1,119	11,262		12,381	4,133		16,514
Depreciation and amortization	770	429		1,199	261		1,460
Insurance loss and loss expense	—			—	5,658		5,658
Other operating expense	1,532	15,929		17,461	3,591		21,052
Total operating expenses	4,995	74,345	—	79,340	12,245	—	91,585
Income (loss) from operations	(297)	10,938	—	10,641	1,931	—	12,572
Other Expenses
Interest expense	—	1,344		1,344	505		1,849
Total other expenses	—	1,344	—	1,344	505	—	1,849
Income (loss) before income taxes	(297)	9,594	—	9,297	1,426	—	10,723
Provision for income taxes	(64)	3,262		3,198	465		3,663
Net income (loss)	$(233)	$6,332	—	$6,099	$961	—	$7,060
Earnings per share:
Basic earnings (loss) per share	(0.15)			0.82			.95
Basic weighted average shares	1,562,359			7,452,359			7,452,359
Diluted earnings (loss) per share	(0.15)			0.64			0.75
Diluted weighted average shares	1,562,359			9,462,359			9,462,359

Brooke Capital Corporation

Significant Assumptions and Adjustments

(a) Under the terms of the Merger Agreement, Brooke Franchise will be merged with and into Capital, whereupon the separate existence of Brooke Franchise will cease and Capital will be the surviving entity of the Merger of the combined companies. As a result, at closing, Brooke Corp. will receive merger consideration of 5,000,000 shares of Capital common stock, with an opportunity to receive additional shares of Capital common stock pursuant to an earn-out based on “Brooke Franchise-related earnings” as defined in the Merger Agreement.

(b) Under the terms of the Exchange Agreement, Brooke Corp. will contribute to Capital all of the outstanding capital stock of Delta Plus in exchange for 500,000 shares of Capital common stock with an opportunity to receive additional shares of Capital common stock pursuant to an earn-out based on Delta Plus’s performance.

(c) In connection with the closing of these transactions, the following will occur (and the effects of these transactions are reflected in the preceding June 30, 2007 pro forma balance sheet):

(i) Brooke Franchise will collect its outstanding receivable from Brooke Corp. and will then transfer an amount equal to its total stockholders’ equity as of June 30, 2007 to Brooke Corp. in the form of a dividend.

(ii) Delta Plus will receive a capital injection from Brooke Corp. and, along with other funds to be borrowed, will pay off its outstanding borrowings from Brooke Corp. Delta Plus’s total stockholders’ equity at closing is anticipated to be $2,086,000.

(iii) In connection with its issuance of 5,500,000 shares of $.01 par value common stock to Brooke Corp., Capital will transfer $55,000 from its additional paid-in capital account to its common stock account.

(d) In addition to the shares of its common stock issued and outstanding, Capital has awarded 390,000 restricted shares of its common stock and will have reserved for issuance another 2,010,000 shares in connection with stock awards that may be granted pursuant to Brooke Capital’s 2007 Equity Incentive Plan.

As noted above, upon consummation of the Merger and Exchange transactions, Capital will issue 5,500,000 shares of its common stock to Brooke Corp. In addition, if Brooke Franchise and Delta Plus achieve certain performance benchmarks in 2007 and 2008, then Capital could issue up to 2,500,000 additional shares of its common stock to Brooke Corp. The following tables illustrate both the “Maximum” and “Minimum” number of shares that might have been outstanding for purposes of computing basic and diluted earnings per share amounts during the six months ended June 30, 2007 and the years ended December 31, 2006, 2005 and 2004 on a pro forma basis (as if Capital, Brooke Franchise and Delta Plus had been combined during those periods with the shares listed below assumed to be outstanding for the periods presented). For purposes of determining the “Maximum Shares” outstanding, it has been assumed that the 2007 performance benchmarks were achieved and the shares associated with those incentives were outstanding for purposes of computing basic earnings per share for each of the periods presented. The dilutive effect of the shares reserved for issuance under the Brooke Capital 2007 Equity Incentive Plan is considered in both the “Minimum Shares” and “Maximum Shares” assessments.

	Maximum	Minimum
Proforma — June 30, 2007	Shares	Shares

Brooke Capital Corporation average number of shares outstanding during the six months ended June 30, 2007	3,063,890	3,063,890
Restricted shares outstanding	390,000	390,000
Brooke Capital Corporation common stock issued to Brooke Corporation	5,500,000	5,500,000
Assumption of earnout shares for 2007	1,250,000	—

Total number of shares outstanding for basic earnings per share	10,203,890	8,953,890
Assumed issuance of stock awards	2,010,000	2,010,000
Assumption of earnout shares 2008	1,250,000	—

Total number of shares outstanding for diluted earnings per share	13,463,890	10,963,890

	Maximum	Minimum
Proforma — December 31, 2006	Shares	Shares

Brooke Capital Corporation average number of shares outstanding during the year ended December 31, 2006	1,497,638	1,497,638
Restricted shares outstanding	390,000	390,000
Brooke Capital Corporation common stock issued to Brooke Corporation	5,500,000	5,500,000
Assumption of earnout shares for 2007	1,250,000	—

Total number of shares outstanding for basic earnings per share	8,637,638	7,387,638
Warrants outstanding	547,820	547,820
Assumed repurchase of shares with proceeds of exercise	(86,786)	(86,786)
Assumed issuance of stock awards	2,010,000	2,010,000
Assumption of earnout shares for 2008	1,250,000	—

Total number of shares outstanding for diluted earnings per share	12,358,672	9,858,672

	Maximum	Minimum
Proforma — December 31, 2005	Shares	Shares

Brooke Capital Corporation average number of shares outstanding during the year ended December 31, 2005	1,437,925	1,437,925
Restricted shares outstanding	390,000	390,000
Brooke Capital Corporation common stock issued to Brooke Corporation	5,500,000	5,500,000
Assumption of earnout shares for 2007	1,250,000	—

Total number of shares outstanding for basic earnings per share	8,577,925	7,327,925
Assumed issuance of stock awards	2,010,000	2,010,000
Assumption of earnout shares for 2008	1,250,000	—

Total number of shares outstanding for diluted earnings per share	11,837,925	9,337,925

	Maximum	Minimum
Proforma — December 31, 2004	Shares	Shares

Brooke Capital Corporation average number of shares outstanding during the year ended December 31, 2004	1,562,359	1,562,359
Restricted shares outstanding	390,000	390,000
Brooke Capital Corporation common stock issued to Brooke Corporation	5,500,000	5,500,000
Assumption of earnout shares for 2007	1,250,000	—

Total number of shares outstanding for basic earnings per share	8,702,359	7,452,359
Assumed issuance of stock awards	2,010,000	2,010,000
Assumption of earnout shares for 2008	1,250,000	—

Total number of shares outstanding for diluted earnings per share	11,962,359	9,462,359

EXECUTIVE OFFICERS, DIRECTORS, EXECUTIVE COMPENSATION, CORPORATE

GOVERNANCE AND OTHER INFORMATION ABOUT THE COMBINED COMPANY

Set forth below are the names, ages, and positions of the persons who are expected to serve as the directors and executive officers of the combined company following the consummation of the Proposed Transactions. Robert Orr has advised the Capital Board that he intends to resign his positions Chairman of the Board, President and Chief Executive Officer of Capital upon the closing of the Proposed Transactions.

Name	Age	Position

Kyle L. Garst	37	Chairman of the Board, Chief Executive Officer and Director
Dane S. Devlin	44	President, Chief Operating Officer and Director
Keith E. Bouchey	56	Director
Paul E. Burke, Jr.	73	Director
Richard E. Gill	52	Director
Michael S. Hess	51	Vice Chairman and Director
Kelly Drouillard	42	Vice President
William R, Morton, Jr.	53	Chief Financial Officer and Treasurer

Kyle L. Garst:  Mr. Garst has served as Chairman and Chief Executive Officer of Brooke Franchise since June 2007. Previously, Mr. Garst was the Senior Vice President and a director of Brooke Franchise, serving in such capacity since September 2004, with responsibility for managing Brooke Franchise’s franchise sales activities. Mr. Garst joined Brooke Franchise as a sales representative in 1994. From 1997 to 1999, he was a sales representative and profit center leader for Koch Industries in Phoenix, Arizona. In March 1999, Mr. Garst returned as Brooke Franchise’s State Manager for Oklahoma and, in August 2000, he was named its Vice President and Regional Sales Manager for Texas, Oklahoma and Louisiana. In December 2001, Mr. Garst became Brooke Franchise’s Vice President and Investment Sales Manager, as well as its Investor Relations Manager, and served in those capacities until September 2004 when he assumed his current position. Mr. Garst has a Bachelor of Science Degree in Business Finance from Kansas State University.

Dane S. Devlin:  Mr. Devlin has served as President and Chief Operating Officer of Brooke Franchise since June of 2007. Mr. Devlin joined Brooke Franchise in December 1999 as the Missouri State Manager. In August 2000, Mr. Devlin had assumed the position of Kansas City Regional Manager and was promoted to National Operations Manager by October 2001. Mr. Devlin was further promoted to Brooke Franchise’s National Vice President in January 2003 and has served as Senior Vice President since his appointment in September 2005. Mr. Devlin serves as a member of both Brooke Corp’s Board of Directors and Brooke Franchise’s Board of Directors. Prior to joining Brooke Franchise, Mr. Devlin acted as a Marketing Representative with Alliance Insurance Companies from 1998 to November 1999. In addition to his position with Alliance and his first positions with Brooke Franchise, Mr. Devlin also served as an insurance franchise owner from 1996 to 2001.

Keith E. Bouchey:  Mr. Bouchey has been a Director of Capital since January 31, 2007. Mr. Bouchey has been named director, president and chief executive officer of Brooke Corp. effective October 1, 2007. From 2000 until September 2007, Mr. Bouchey was a director of First Community Bancshares, Inc., Overland Park, Kansas, and served as Senior Executive Vice President and Chief Financial Officer of such corporation and its wholly owned subsidiary bank, First Community Bank, Lee’s Summit, Missouri. Mr. Bouchey served five years as the Executive Financial Officer of Gold Banc Corporation, Inc., Leawood, Kansas, a publicly traded multi-bank holding company, from November 1995 until he joined First Community Bankshares, Inc. in 2000. Previously, Mr. Bouchey was employed as a principal of GRA, Thompson, White & Co., P.C., a regional bank accounting and consulting firm. Mr. Bouchey served for seventeen years as managing director of the firm’s regulatory services practice. Mr. Bouchey is also a director, officer and shareholder of Holyrood Bancshares, Inc., a closely-held, one-bank holding company located in Holyrood, Kansas; and a director and shareholder of UBT Bancshares Inc., a one-bank holding company located in Marysville, Kansas, which owns United Bank & Trust. Mr. Bouchey has also served as a director of Brooke Credit Corporation, a subsidiary of Brooke Corp. since February 2006. He has a Bachelor’s Degree in Corporate Finance from Kansas State University.

Paul E. Burke, Jr.:  Mr. Burke has been a director of Capital since its inception. Mr. Burke is the President of Issues Management Group, Inc., a public relations and governmental affairs consulting company. Mr. Burke served as a member of the Kansas State Senate from 1975 to January 1997 and served as the President of the Senate from 1989 until his retirement in 1997. During his tenure in the Kansas Senate, Mr. Burke served as Chairman of the Organization, Calendar and Rules, Legislative Coordinating Council and Interstate Cooperation Committees. Mr. Burke was a majority leader of the Senate from 1985 to 1988. Mr. Burke has served in numerous national, state and local leadership positions including past positions as a member of the President’s Advisory Commission on Intergovernmental Relations. He is also the former owner of WEBBCO, Inc., an industrial engineering and equipment company. Mr. Burke received his Bachelor of Science degree in business from the University of Kansas in 1956.

Richard Gill:  Mr. Gill has been a Director of Capital since January 31, 2007. Mr. Gill is the owner of Gill Agency, Inc. in Cherryvale, Kansas. Although the Cherryvale office serves as his principal place of business, Mr. Gill has several insurance agency locations in Southeast Kansas. Prior to his ownership of the agency, Mr. Gill was Superintendent of Customer Accounting for Union Gas Company where he supervised thirteen district offices. Preceding his tenure at Union Gas Company, Mr. Gill was the credit manager for B&R Tire Company in Parsons, Kansas. Mr. Gill has a Bachelors Degree in Business Administration from Pittsburg State University.

Michael Hess:  Mr. Hess has served as a director and Vice President of Capital since January 31, 2007 and as President of Brooke Capital Advisors since January 1, 2007. He was an original investor in Brooke Corp. and served on its Board of Directors from 1990 until January 2005, as its President from 1996 until 2003, and as its Vice President from 1988 until 1996. From its acquisition by Brooke Corp. in 2002 until January 2007, Mr. Hess was president and a director of CJD & Associates, L.L.C., a wholesale insurance broker that later also began providing loan brokerage and consulting services to managing general agencies and funeral homes. He was a director and President of Brooke Brokerage Corporation, a wholly owned subsidiary of Brooke Corp. and the parent corporation of CJD from December 2004 until December 2005 and has been its Vice President since December 2005. Prior to joining the Brooke organization, Mr. Hess was employed by Western Resources, Inc. (now Westar Energy, Inc.), a utility company in Topeka, Kansas. Mr. Hess also previously served as director of Patrons Insurance Company and Great Plains Mutual Insurance Companies.

Kelly Drouillard:  Ms. Drouillard’s career has primarily focused on the property and casualty insurance industry. She joined the Brooke organization in 2005 and is currently Chief Operating Officer of Brooke Capital Advisors focusing on the loan brokerage business segment, and Assistant Vice President of Brooke Corp’s indirect subsidiary, CJD & Associates, LLC. Ms. Drouillard’s professional career began in 1987 with KPMG. She joined Employers Reinsurance in 1990. Ms. Drouillard then served 11 years at a national carrier, Dodson Group, with various roles including Senior Vice President of Operations. Ms. Drouillard was Managing Director of Resources Global Professional from 2002 — 2004, and then returned to the GE Insurance Solutions. Ms. Drouillard is a licensed property, casualty and surplus lines insurance producer in the State of Kansas, 48 other states and the District of Columbia.

William R. Morton, Jr.:  Mr. Morton was elected as Chief Financial Officer of the Company, on March 1, 2007. Prior to joining Brooke Corp. in October 2006 as its Vice President of Finance and Accounting for Regulated Businesses, Mr. Morton spent almost 30 years working in public accounting, specializing in the financial institutions industry. He was an audit partner and managing director with McGladrey & Pullen, LLP and RSM McGladrey, Inc., respectively, in their combined practice in Kansas City, Missouri, from 2000 until 2005. Mr. Morton directed the accounting and audit practice at GRA, Thompson, White & Co. in Merriam, Kansas, until its merger with McGladrey in 2000.

PRICE RANGE OF SECURITIES AND DIVIDENDS

There is no established trading market for the securities of Brooke Franchise or Delta Plus. Until recently, there was no established trading market for the common stock of Capital. On August 30, 2007, the shares of common stock of Capital began trading on the American Stock Exchange.

As of the Record Date, Capital has approximately           holders of record of its Common Stock.

DESCRIPTION OF CAPITAL COMMON STOCK AND OTHER SECURITIES

Authorized Capital Stock

The total authorized shares of capital stock of Capital consist of 25,000,000 shares of common stock, par value $0.01 per share, and 1,550,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the Record Date, 3,475,817 shares of Capital common stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. As of the same date, there were approximately           Capital stockholders of record.

Common Stock

The holders of Capital common stock are entitled to one vote per share on all matters to be voted upon by the Capital Stockholders. Cumulative voting for the election of directors is not provided for in Capital’s Amended and Restated Articles of Incorporation. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, the holders of Capital common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Capital board of directors out of funds legally available therefor.

In the event of the liquidation, dissolution, or winding up of Capital, the holders of Capital common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding. The Capital common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to Capital common stock.

Preferred Stock

The Capital board of directors has the authority to issue, subject to the limits imposed by the KGCL, shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the Capital Stockholders. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change in control of Capital without further action by the Capital Stockholders and may adversely affect the voting and other rights of the holders of Capital common stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Capital common stock, including the loss of voting control to others.

WHERE YOU CAN FIND MORE INFORMATION

Capital files reports, proxy statements and other information electronically with the SEC. You may access information on Capital at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Capital has provided this Information Statement to you solely for the purpose of informing you and the other stockholders of Capital of the matter described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended. If you have questions about the Merger, the Exchange, or the Incentive Plan Amendment, you should contact William Morton, Chief Financial Officer of Capital, for further information. Mr. Morton can be reached at (913) 383-9700 x4532.

Statements contained herein as to the content of any document executed in connection with the Merger Proposal, the Exchange Proposal and the Incentive Plan Amendment are not necessarily complete, and in each instance reference is made to the copy of such document attached in the annexes to this Information Statement, and each such statement is qualified in all respects by such reference.

HOUSEHOLDING

Pursuant to the rules of the SEC, services that deliver communications of Capital to its shareholders that hold Capital Common Stock through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of this Information Statement. Capital will promptly deliver, upon written or oral request, a separate copy of this Information Statement to any shareholder at a shared address to whom a single copy of the document was delivered. Written requests should be made to Capital at 8500 College Boulevard, Overland Park, KS 66210, Attention: Secretary’s Office, and oral requests may be made by calling the Secretary’s office at (913) 661-0123. Any shareholder who wants to receive separate copies of the Information Statement in the future, or any shareholder who has received multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF ACQUIRING COMPANY

Brooke Capital Corporation

FINANCIAL STATEMENTS OF ACQUIRED COMPANIES

Brooke Franchise Corporation

Delta Plus Holdings, Inc.

FIRST AMERICAN CAPITAL CORPORATION

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
First American Capital Corporation:

We have audited the accompanying consolidated balance sheet of as of December 31, 2006, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of First American Capital Corporation as of December 31, 2005 and 2004 were audited by other auditors, whose report thereon, dated March 21, 2006, expressed an unqualified opinion.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First American Capital Corporation as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas
February 27, 2007

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
First American Capital Corporation

We have audited the accompanying consolidated balance sheet of First American Capital Corporation (a Kansas corporation) as of December 31, 2005 and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First American Capital Corporation as of December 31, 2005 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/  BKD, LLP

Kansas City, Missouri
March 21, 2006, except for Note 15 as
to which the date is March 28, 2006

Twelve Wyandotte Plaza 120 West 12th Street, Suite 1200 Kansas City, MO 64105-1936 816 221-6300 Fax 816-221-6380
Beyond Your Numbers

FIRST AMERICAN CAPITAL CORPORATION

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	December 31,	December 31,
	2006	2005

ASSETS
Investments:
Securities available-for-sale, at fair value:
Fixed maturities (amortized cost, $12,532,067 in 2006 and $13,960,005 in 2005)	$12,298,780	$13,854,375
Equity securities (cost of $258,400 in 2006 and $458,150 in 2005)	283,060	456,760
Investments in real estate	274,564	274,564
Policy loans	166,026	103,493
Mortgage loans on real estate	1,937,281	1,566,382
Other Investments	3,067,369	1,656,866

Total investments	18,027,080	17,912,440
Cash and cash equivalents	3,542,928	249,109
Accrued investment income	233,858	250,984
Accounts receivable	281,894	272,200
Reinsurance receivables	112,145	78,725
Deferred policy acquisition costs (net of accumulated amortization of $4,444,081 in 2006 and $3,712,369 in 2005)	5,209,693	5,133,244
Property and equipment (net of accumulated depreciation of $945,228 in 2006 and $820,415 in 2005)	2,627,586	2,756,025
Other assets	1,221,559	24,935

Total assets	$31,256,743	$26,677,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Policy and contract liabilities:
Future annuity benefits	$13,658,174	$10,301,546
Future policy benefits	6,109,055	5,267,805
Liability for policy claims	211,932	190,050
Policyholder premium deposits	104,038	146,354
Deposits on pending policy applications	27,788	9,361
Reinsurance premiums payable	54,732	107,334
Amounts held under reinsurance	18,321	219,079

Total policy and contract liabilities	20,184,040	16,241,529
Commissions, salaries, wages and benefits payable	49,661	131,873
Other liabilities	257,085	180,086
Notes payable	—	2,272,986
Deferred federal income taxes payable	508,380	527,941

Total liabilities	20,999,166	19,354,415
Shareholders’ equity:
Common stock, $.10 par value, 8,000,000 shares authorized, issued and outstanding in 2006; and 5,449,578 shares issued and 4,257,057 shares outstanding in 2005	800,000	544,958
Additional paid in capital	13,757,298	12,478,903
Accumulated deficit	(4,132,804)	(3,496,404)
Accumulated other comprehensive loss	(166,917)	(84,862)
Less: Treasury stock held at cost (0 shares in 2006 and 1,192,521 in 2005)	—	(2,119,348)

Total shareholders’ equity	10,257,577	7,323,247

Total liabilities and shareholders’ equity	$31,256,743	$26,677,662

See notes to consolidated financial statements

FIRST AMERICAN CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004

Revenues:
Gross premium income	$4,253,356	$4,200,579	$3,640,557
Reinsurance premiums assumed	12,425	12,240	10,816
Reinsurance premiums ceded	(588,544)	(419,660)	(117,761)

Net premium income	3,677,237	3,793,159	3,533,612
Net investment income	1,085,897	867,303	517,486
Net realized investment gain (loss)	(39,955)	(1,836)	463,787
Rental income	239,678	201,008	182,553
Consulting fees	1,199,339	868	38

Total revenue	6,162,196	4,860,502	4,697,476
Benefits and expenses:
Increase in policy reserves	841,250	1,118,501	1,020,812
Policyholder surrender values	270,113	236,594	135,518
Interest credited on annuities and premium deposits	579,074	405,778	344,918
Death claims	736,830	506,750	288,741
Commissions	809,549	1,200,741	1,059,798
Policy acquisition costs deferred	(814,016)	(1,246,987)	(1,275,646)
Amortization of deferred policy acquisition costs	737,567	630,737	769,611
Salaries, wages, and employee benefits	933,707	1,234,824	1,119,185
Miscellaneous taxes	123,638	137,886	171,886
Other operating costs and expenses	1,176,769	1,336,307	1,359,969

Total benefits and expenses	5,394,481	5,561,131	4,994,792

Income (Loss) before income tax expense	767,715	(700,629)	(297,316)

Income tax expense (benefit)	11,867	—	(64,380)

Net Income (Loss)	$755,848	$(700,629)	$(232,936)

Net Income (Loss) per common share:
Basic	$0.50	$(0.49)	$(0.15)

Diluted	$0.39	$(0.49)	$(0.15)

See notes to consolidated financial statements.

FIRST AMERICAN CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004

Net income (loss)	$755,848	$(700,629)	$(232,936)
Unrealized gain (loss) on available-for-sale securities:
Unrealized holding gain (loss) during the period	(141,563)	(382,700)	138,928
Less: Reclassification for gains (loss) included in net income	(39,955)	(1,836)	463,787
Tax benefit (expense)	19,553	75,548	93,011

Other comprehensive loss	(82,055)	(305,316)	(231,848)

Comprehensive income (loss)	$673,793	$(1,005,945)	$(464,784)

See notes to consolidated financial statements.

FIRST AMERICAN CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF
CHANGES IN SHAREHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004

Common stock:
Balance, beginning of year	$44,958	$544,958	$544,958
Common shares issued	255,042	—	—

Balance, end of year	800,000	544,958	544,958
Additional paid in capital:
Balance, beginning of year	12,478,903	12,380,716	12,380,523
Stock warrants issued	564,150	35,465	—
Additional paid in capital on issuance of common stock	714,245	62,722	—
Additional paid in capital on sale of treasury stock	—	—	193

Balance, end of year	13,757,298	12,478,903	12,380,716
Accumulated deficit:
Balance, beginning of year	(3,496,404)	(2,795,775)	(2,562,839)
Loss on sale of treasury stock	(1,392,248)	—	—
Net income (loss)	755,848	(700,629)	(232,936)

Balance, end of year	(4,132,804)	(3,496,404)	(2,795,775)
Accumulated other comprehensive income:
Balance, beginning of year	(84,862)	220,454	452,302
Other comprehensive income	(82,055)	(305,316)	(231,848)

Balance, end of year	(166,917)	(84,862)	220,454
Treasury stock:
Balance, beginning of year	(2,119,348)	(1,383,666)	(1,385,483)
Sale of 1,192,521 shares at a cost of $1.78 per share	2,119,348	—	—
Purchase of 450,500 common shares at $1.71 per share	—	(770,355)	—
Issuance of 19,479 shares at cost of $1.78 per share	—	34,673	—
Sale of 1,000 shares at cost of $1.82 per share	—	—	1,817

Balance, end of year	—	(2,119,348)	(1,383,666)

Total shareholders’ equity	$10,257,577	$7,323,247	$8,966,687

See notes to consolidated financial statements.

FIRST AMERICAN CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004

Operating activities:
Net income (loss)	$755,848	$(700,629)	$(232,936)
Adjustments to reconcile net loss to net cash provided by operating activities:
Interest credited on annuities and premium deposits	579,074	405,778	344,918
Net realized investment (gain) loss	39,955	1,836	(463,787)
Provision for depreciation	143,692	154,301	132,902
Equity loss in investment in affiliate	—	—	28,516
Settlement loss	—	35,465	—
Amortization of premium and accretion of discount on fixed maturity and short-term investments	(145,087)	25,958	138,001
Provision for deferred federal income taxes	—	—	(64,380)
Acquisition costs capitalized	(814,016)	(1,246,987)	(1,275,646)
Amortization of deferred acquisition costs	737,567	630,737	769,611
(Increase) decrease in assets:
Accrued investment income	17,126	(36,844)	(33,071)
Accounts receivable	(9,694)	(14,006)	38,172
Reinsurance receivables	(33,420)	(78,725)	—
Policy loans	(62,533)	(16,547)	(26,495)
Other assets	(1,196,624)	5,430	(22,717)
Increase (decrease) in liabilities:
Future policy benefits	841,250	1,118,501	1,020,812
Liability for policy claims	21,882	77,144	4,888
Deposits on pending policy applications	18,427	(307)	(22,823)
Reinsurance premiums payable	(52,602)	84,214	(8,593)
Amounts held under reinsurance	(200,758)	219,079	—
Commissions, salaries, wages and benefits payable	(82,212)	27,929	50,929
Other liabilities	76,999	76,611	26,593

Net cash provided by operating activities	$634,874	$768,938	$404,894
Investing activities:
Purchase of available-for-sale fixed maturities	$(2,670,727)	$(2,748,760)	$(10,022,949)
Sale of available-for-sale fixed maturities	3,409,932	400,080	6,732,704
Maturity of available-for-sale fixed maturities	576,046	1,502,624	1,850,000
Purchase of available-for-sale equities	—	(247,750)	(193,600)
Sale of available-for-sale equities	222,699	25,000	—
Additions to property and equipment	(15,253)	(135,140)	(71,275)
Purchase of other investments	(1,593,368)	(1,520,232)	(202,760)
Maturity of other investments	377,726	134,416	—
Purchase of investments in affiliate	—	—	(11,500)
Dispositions of investment in affiliate	—	—	48,184
Purchase of mortgage loans	(429,500)	(1,244,600)	(350,000)
Payments received on mortgage loans	58,601	27,760	458
Payment on notes receivable	—	—	13,741
Purchases of short-term investments	—	—	(3,925,512)
Sale or maturity of short term investments	—	—	4,375,507

Net cash used in investing activities	(63,844)	(3,806,602)	(1,757,002)
Financing activities:
Proceeds from note payable	—	570,355	—
Payments on notes payable	(2,272,986)	(88,976)	(51,400)
Deposits on annuity contracts	3,548,635	3,754,742	1,839,573
Surrenders on annuity contracts	(766,138)	(658,617)	(269,794)
Policyholder premium deposits	9,486	23,938	22,472
Withdrawals on policyholder premium deposits	(56,745)	(71,342)	(61,514)
Proceeds from issuance of warrants	564,150	—	—
Proceeds from sale of common stock	969,287	—	—
Proceeds from sale of treasury stock	727,100	—	2,010
Purchase of treasury stock	—	(770,355)	—

Net cash provided by financing activities	2,722,789	2,759,745	1,481,347

Increase (decrease) in cash and cash equivalents	3,293,819	(277,919)	129,239
Cash and cash equivalents, beginning of period	249,109	527,028	397,789

Cash and cash equivalents, end of period	$3,542,928	$249,109	$527,028

Supplemental disclosure of cash activities:
Interest paid	$62,295	$105,084	$111,104

Income taxes paid	$—	$—	$—

Schedule of non-cash investing transactions:
Issuance of treasury stock	$—	$97,935	$—

See notes to consolidated financial statements.

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Operations

First American Capital Corporation (the “Company”) is a financial services holding company located in Topeka, Kansas. Subsidiaries of the Company include First Life America Corporation (“FLAC”) and Brooke Capital Advisors, Inc. (“BCA”) formerly First Life Brokerage, Inc. FLAC is primarily engaged in the business of marketing, underwriting and distributing a broad range of individual life and annuity insurance products to individuals in eight states. BCA operates as an insurance broker offering products underwritten by other companies and complementary to those offered by FLAC.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which for FLAC, differ from statutory accounting practices prescribed or permitted by the Kansas Insurance Department (“KID”).

Certain amounts from prior years have been reclassified to conform with the current year’s presentation. These reclassifications had no effect on previously reported net income or shareholders’ equity.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts and operations of the Company and its subsidiaries, FLAC and BCA. All intercompany accounts and transactions are eliminated in consolidation.

Management’s Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Significant assumptions are made by management to develop estimates of the Company’s policy and contract liabilities and related deferred acquisition costs. As more information becomes known, actual results could differ from those estimates.

Investments

The Company classifies all of its fixed maturity and equity investments as available-for-sale. Available-for-sale fixed maturities are carried at fair value with unrealized gains and losses, net of applicable taxes, reported in other comprehensive income. Equity securities are carried at fair value with unrealized gains and losses, net of applicable taxes, reported in other comprehensive income. Mortgage loans on real estate are carried at cost less principal payments. Other investments are carried at amortized cost. Discounts originating at the time of purchase, net of capitalized acquisition costs, are amortized using the level yield method on an individual basis over the remaining contractual term of the investment. Policy loans are carried at unpaid balances. Cash equivalents consist of highly liquid investments with maturities of three months or less at the date of purchase and are carried at cost, which approximates fair value. Realized gains and losses on sales of investments are recognized in operations on the specific identification basis. Interest earned on investments is included in net investment income.

Deferred Policy Acquisition Costs

Commissions and other costs of acquiring life insurance, which vary with, and are primarily related to, the production of new business have been deferred to the extent recoverable from future policy revenues and gross profits. The acquisition costs are being amortized over the premium paying period of the related policies using assumptions consistent with those used in computing policy reserves.

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property and Equipment

Property and equipment, including the home office building (see Note 5), are carried at cost less accumulated depreciation. Depreciation on the office building and land improvements is calculated using the straight-line method over the estimated useful lives of the respective assets. Depreciation on furniture, fixtures and equipment is calculated using the 200% declining balance method over the estimated useful lives of the respective assets. The estimated useful lives are generally as follows:

Building and capitalized interest	39 years
Land improvements	15 years
Furniture, fixtures and equipment	3 to 7 years

Future Annuity Benefits

Annuity contract liabilities are computed using the retrospective deposit method and consist of policy account balances before deduction of surrender charges, which accrue to the benefit of policyholders. Premiums received on annuity contracts are recognized as an increase in a liability rather than premium income. Interest credited on annuity contracts is recognized as an expense. The range of interest crediting rates for annuity products was 4.25 to 5.35 percent in 2006 and 4.25 to 5.35 percent in 2005.

Future Policy Benefits

Traditional life insurance policy benefit liabilities are computed on a net level premium method using assumptions with respect to current yield, mortality, withdrawal rates, and other assumptions deemed appropriate by the Company. Reserve interest assumptions, including the impact of grading for possible adverse deviations, ranged from 4.50 to 7.25 percent.

Liability for Policy Claims

Policy claim liabilities represent the estimated liabilities for claims reported plus claims incurred but not yet reported. The liabilities are subject to the impact of actual payments and future changes in claim factors.

Policyholder Premium Deposits

Policyholder premium deposits represent premiums received for the payment of future premiums on existing policyholder contracts. Interest is credited on these deposits at the rate of 4% in 2006 and 2005. The premium deposits are recognized as an increase in a liability rather than premium income. Interest credited on the premium deposits is recognized as an expense.

Treasury Stock

Treasury stock is held at cost. Issuances of treasury stock are recorded based on the average cost method.

Premiums

For limited payment and other traditional life insurance policies, premium income is reported as earned when due. Profits are recognized over the life of these contracts by associating benefits and expenses with insurance in force for limited payment policies and with earned premiums for other traditional life policies. This association is accomplished by a provision for liability for future policy benefits and the amortization of policy acquisition costs.

Consulting Fees

Beginning in December 2006, BCA began using its industry contacts and expertise in insurance brokerage to broker loans for, and consult with, managing general agencies and managing general agencies that own insurance

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

companies, specializing in hard-to-place insurance sales, captive insurance agencies and funeral homes. The Company receives consulting fees for these activities. The fees associated with this service are recognized upon loan closing as all of the consulting services related to the transaction have been provided by the Company (prior to closing).

The Company will also use its expertise in the hard to place and niche insurance industry to preserve collateral and monitor insurance agency borrowers on behalf of lenders. Fees are received for this collateral preservation activity. An initial fee is received and recognized upon loan closing. Ongoing fees are received monthly from these activities and are recognized as services are provided.

Federal Income Taxes

The Company uses the liability method of accounting for income taxes. Deferred income taxes are provided for cumulative temporary differences between balances of assets and liabilities determined under accounting principles generally accepted in the United States of America and balances determined for tax reporting purposes.

Reinsurance

Estimated reinsurance receivables are reported as assets and are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts.”

Net Earnings (Loss) Per Common Share

Basic net income (loss) per common share is calculated by dividing net income (loss) by the weighted average number of shares of the Company’s common stock outstanding. Diluted net income (loss) is calculated by including the weighted average effect of dilutive warrants outstanding during the periods. The weighted average number of shares issuable upon the exercise of outstanding warrants assumes that the applicable proceeds from such exercises are used to acquire treasury shares at the average price of common stock during the periods. Basic and diluted

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

earnings per share for 2006, 2005 and 2004, were determined as follows (adjusted for the 3-for-1 reverse stock split approved on January 31, 2007):

	Years Ended December 31,
	2006	2005	2004

Numerator:
Net income (loss) — numerator for basic earnings per share	$755,848	$(700,629)	$(232,936)
Effect of dilutive securities	—	—	—

Numerator for diluted earnings per share	$755,848	$(700,629)	$(232,936)

Denominator:
Average common shares outstanding	4,492,914	4,313,774	4,687,078
Effect of 3-for-1 reverse stock split	(2,995,276)	(2,875,849)	(3,124,719)

Shares used for basic earnings per share	1,497,638	1,437,925	1,562,359
Effect of diluted warrant outstanding (adjusted for split)	547,820	—	—
Assumed repurchase of shares with proceeds of exercise	(86,786)	—	—

Shares used for diluted earnings per share	1,958,672	1,437,925	1,562,359

Earnings per share:
Basic	$0.50	$(0.49)	$(0.15)

Diluted	$0.39	$(0.49)	$(0.15)

Comprehensive Income

SFAS No. 130 requires unrealized gains and losses on the Company’s available-for-sale securities to be recorded as a component of accumulated other comprehensive income. Unrealized gains and losses recognized in accumulated other comprehensive income that are later recognized in net income through a reclassification adjustment are identified on the specific identification method.

New Accounting Pronouncements

In September 2005, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (AcSEC) issued Statement of Position 05-1 (SOP 05-1), “Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts”. SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance contracts other than those specifically described in Statement of Financial Accounting Standards (SFAS) No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments”. SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 31, 2006. Retrospective application of SOP 05-1 to previously issued consolidated financial statements is not permitted. The Company is continuing to evaluate SOP 05-1 but does not believe that it will have a material impact on the consolidated financial statements.

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On July 14, 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes,” an Interpretation of SFAS 109, “Accounting for Income Taxes.” FIN 48 prescribes guidance to address inconsistencies among entities with the measurement and recognition in accounting for income tax positions for financial statement purposes. Specifically, FIN 48 addresses the timing of the recognition of income tax benefits.

FIN 48 requires the financial statement recognition of an income tax benefit when a company determines that it is more-likely-than-not that the tax position will be ultimately sustained. FIN 48 is effective for fiscal years beginning after December 15, 2006, which, for the Company, is fiscal year 2007. Management is currently evaluating the impact that the adoption of this interpretation could have on the Company’s financial position and results of operation.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which provides enhanced guidance for using fair value measurements in financial reporting. While the standard does not expand the use of fair value in any new circumstance, it has applicability to several current accounting standards that require or permit entities to measure assets and liabilities at fair value. This standard defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Application of this standard is required for the Company beginning in 2008. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

All other Standards and Interpretations of those Standards issued during 2006 did not relate to accounting policies and procedures pertinent to the Company at this time.

3.	Investments

The amortized cost and fair value of investments at December 31, 2006 and 2005 are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

December 31, 2006:
U.S. Government Agency	$1,559,006	$9,879	$18,414	$1,550,471
Corporate bonds	10,973,061	75,128	299,880	10,748,309

Total	$12,532,067	$85,007	$318,294	$12,298,780

Equity securities	$258,400	$28,960	$4,300	$283,060

December 31, 2005:
U.S. Government Agency	$1,408,079	$16,891	$14,026	$1,410,944
Corporate bonds	12,551,926	223,559	332,054	12,443,431

Total	$13,960,005	$240,450	$346,080	$13,854,375

Equity securities	$458,150	$22,005	$23,395	$456,760

The amortized cost and fair value of fixed maturities at December 31, 2006, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations.

	Amortized Cost	Fair Value

Due in one year or less through five years	$2,454,322	$2,470,426
Due after five years through ten years	5,176,566	5,064,874
Due after ten years	4,901,179	4,763,480

	$12,532,067	$12,298,780

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair values for investments in fixed maturities are based on quoted market prices.

Included in investments are securities, which have been pledged to various state insurance departments. The fair values of these securities were $2,060,964 and $2,120,855 at December 31, 2006 and 2005, respectively.

During 2006, the Company had gross realized investment gains of $53,502. Investment gains were $3,211 and $464,363 during 2005 and 2004, respectively. During 2006, the Company had gross realized investment losses of $93,457. Gross realized investment losses totaled $5,047 and $576 in 2005 and 2004, respectively.

Since 2004, the Company has purchased investments in lottery prize cash flows. These other investments involve purchasing assignments of the future payment rights from the lottery winners at a discounted price sufficient to meet the Company’s yield requirements. Payments on these other investments will be made by state run lotteries and as such are backed by the general credit of the respective states. At December 31, 2006 and 2005 the carrying value of other investments was $3,067,369 and $1,656,866 respectively.

Investment income consists of dividends and interest earned on notes receivable, policy loans, available-for-sale securities, mortgage loans, and other investments.

Following are the components of net investment income for the years ended December 31, 2006, 2005 and 2004:

	Years Ended December 31,
	2006	2005	2004

Fixed maturities	$720,022	$713,645	$509,933
Equity securities	25,929	18,666	70
Notes receivables	—	—	238
Mortgage loans on real estate	116,584	66,625	2,275
Equity loss on investment in related parties	—	—	(28,516)
Short-term and other investments	249,418	90,007	43,798

Gross investment income	1,111,953	888,943	527,798
Investment expenses	(26,056)	(21,640)	(10,312)

Net investment income	$1,085,897	$867,303	$517,486

The Company has a policy and process in place to identify securities that could potentially have an impairment that is other-than-temporary. This process involves monitoring market events that could impact issuers’ credit ratings, business climate, management changes, litigation and government actions, and other similar factors. At the end of each quarter, all securities are reviewed in an effort to determine each issuer’s ability to service its debts and the length of time the security has been trading below cost. This quarterly process includes an assessment of the credit quality of each investment in the entire securities portfolio. The Company considers relevant facts and circumstances in evaluating whether the impairment of a security is other-than-temporary. Relevant facts and circumstances considered include: (1) the length of time the fair value has been below cost; (2) the financial position of the issuer, including the current and future impact of any specific events; and (3) the Company’s ability and intent to hold the security to maturity or until it recovers in value. Based on the performance of these procedures, no securities are deemed to be other-than-temporarily impaired by the Company.

There are a number of significant risks and uncertainties inherent in the process of monitoring impairments and determining if an impairment is other-than-temporary. These risks and uncertainties include: (1) the risk that the Company’s assessment of an issuer’s ability to meet all of its contractual obligations will change based on changes in the credit characteristics of that issuer, (2) the risk that the economic outlook will be worse than expected or have more of an impact on the issuer than anticipated, (3) the risk that fraudulent information could be provided to the Company’s investment professionals who determine the fair value estimates and other-than-temporary

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

impairments, and (4) the risk that new information obtained by the Company or changes in other facts and circumstances lead the Company to change its intent to hold the security to maturity or until it recovers in value. Any of these situations could result in a charge to income in a future period.

The Company owned 68 securities that were in an unrealized loss position at December 31, 2006. The following tables provide information regarding unrealized losses on investments available for sale, as of December 31, 2006 and 2005.

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

December 31, 2006:
U.S. Government Agency	$—	$—	$694,830	$18,414	$694,830	$18,414
Corporate bonds	4,360,312	77,558	4,743,034	222,322	9,103,346	299,880

Total	$4,360,312	$77,558	$5,437,864	$240,736	$9,798,176	$318,294

Equity securities	$2,300	$50	$95,750	$4,250	$98,050	$4,300

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

December 31, 2005:
U.S. Government Agency	$598,965	$11,324	$96,879	$2,702	$695,844#	$14,026
Corporate bonds	6,047,377	212,041	1,414,230	120,013	7,461,607#	332,054

Total	$6,646,342	$223,365	$1,511,109	$122,715	$8,157,451	$346,080

Equity securities	$47,980	$20	$126,275	$23,375	$174,255	$23,395

4.	Concentrations of Credit Risk

Credit risk is limited by emphasizing investment grade securities and by diversifying the investment portfolio among various investment instruments. Certain cash balances exceed the maximum insurance protection of $100,000 provided by the Federal Deposit Insurance Corporation. However, the cash balances exceeding this maximum are protected through additional insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

5.	Property and Equipment

The Company owns approximately six and one-half acres of land located in Topeka, Kansas. A 20,000 square foot office building has been constructed on approximately one-half of this land. The remaining land, including improvement costs, is classified as real estate held for investment. The Company occupies approximately 7,500 square feet of the building and the remaining 12,500 square feet is leased (see Note 6).

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2006	2005

Land and improvements	$357,675	$357,675
Building and capitalized interest	2,605,330	2,605,330
Furniture, fixtures and equipment	500,939	510,063
Tenant improvements	108,870	103,372

Total property and equipment	3,572,814	3,576,440
Less — accumulated depreciation and amortization	(945,228)	(820,415)

Net property and equipment	$2,627,586	$2,756,025

6.	Leases

As noted above, the Company occupies approximately 7,500 square feet of its building in Topeka, Kansas. The Company has leased 10,000 square feet under a lease that was renewed during 2006 to run through June 30, 2011. The lease agreement calls for minimum monthly base lease payments of $15,500.

Effective August 29, 2005, the Company executed a lease agreement with a tenant for the remaining 2,500 square feet. The base lease period commenced on September 1, 2005 and will end on August 31, 2010. The lease will automatically renew if not terminated on or after August 15, 2010 for another five years. The lease agreement calls for minimum monthly base lease payments of $4,366 for the period September 1, 2005 through August 31, 2010. The lease payments will decrease to $3,100 per month for the period September 1, 2010 through August 31, 2015. In conjunction with the execution of the lease agreement, the Company incurred $103,372 in tenant improvement costs to prepare the space for lease. These costs are being depreciated on a straight line basis over the base lease term of five years.

The future minimum lease payments to be received under non cancelable lease agreements at December 31, 2006 are approximately as follows:

Year Ending December 31,	Amount

2007	238,385
2008	238,385
2009	238,385
2010	220,919
2011	185,988

Total	$936,073

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Federal Income Taxes

The Company has elected to file a consolidated federal income tax return with FLAC and BCA for the years ended December 31, 2006 and 2005 and filed a consolidated federal income tax return with FLAC for the year ended December 31, 2004. FLAC is taxed as a life insurance company under the provisions of the Internal Revenue Code and had to file a separate tax return for its initial five years of existence. Federal income tax expense for the years ended December 31, 2006, 2005, and 2004 consisted of the following:

	Years Ended December 31,
	2006	2005	2004

Current	$11,867	$—	$—
Deferred	—	—	(64,380)

Federal income tax (benefit) expense	$11,867	$—	$(64,380)

Federal income tax expense differs from the amount computed by applying the statutory federal income tax rate for 2006, 2005 and 2004 as follows:

	2006	2005	2004

Federal income tax expense (benefit) at statutory rate	$261,023	$(238,213)	$(101,088)
Small life insurance company deduction	(32,165)	(36,106)	(64,975)
Increase (decrease) in valuation allowance	(289,533)	273,190	100,202
Other	72,542	1,129	1,481

Federal income tax (benefit) expense	$11,867	—	$(64,380)

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred federal income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. Significant components of the Company’s net deferred tax liability are as follows:

	December 31,
	2006	2005

Deferred tax liability:
Due premiums	$10,571	$11,832
Policy reserves	4,069	—
Deferred policy acquisition costs	873,841	868,699
Accrual of discount	8,524	5,387
Premium deposit	8,463	—

Total deferred tax liability	905,468	885,918

Deferred tax asset:
Policy reserves	—	92,810
Capital loss carryforward	9,948	—
AMT credit carryforward	11,867	—
Reinsurance premiums	2,298	3,514
Net operating loss carryforward	2,019,534	2,217,307
Net unrealized investment loss	41,726	22,164

Total deferred tax asset	2,085,373	2,335,795
Valuation allowance	(1,688,285)	(1,977,818)

Net deferred tax asset	397,088	357,977

Net deferred tax liability	$508,380	$527,941

The Company has net operating loss carryforwards of approximately $6,312,734 on a consolidated basis. Net operating loss carryforwards of $799,241 resulted from non-life insurance operations and were generated prior to the base period for tax consolidation purposes. These loss carryforwards expire in 2011 and 2012 and can only be used to offset taxable income resulting from non-life insurance operations. Net operating loss carryforwards of $4,607,808 resulted from non-life insurance operations and were generated either during or subsequent to the base period for tax consolidation purposes. These loss carryforwards expire in 2018 through 2025 and can be used to offset either taxable income resulting from non-life insurance operations or 35% of taxable income resulting from life insurance operations subject to certain limitations. Net operating loss carryforwards of $905,685 resulted from life insurance operations and were generated either during or subsequent to the base period for tax consolidation purposes. These loss carryforwards expire in 2022 through 2025. Capital loss carryforwards of $45,002 will expire in 2009 and 2010.

8.	Intercompany Sale of Building and Payoff of Related Mortgage Notes Payable

On May 1, 2006, the Company sold its home office building to First Life America Corporation (“FLAC”) for $2,800,000. No gain was recognized on this intercompany sale. Proceeds from the sale were used by the Company to repay outstanding notes with Vision Bank (first mortgage of $1,722,053) and Brooke Credit Corporation (second mortgage of $522,822).

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Shareholders’ Equity and Statutory Accounting Practices

FLAC prepares its statutory-basis financial statements in accordance with statutory accounting practices (“SAP”) prescribed or permitted by the KID. Currently, “prescribed” statutory accounting practices include state insurance laws, regulations, and general administrative rules, as well as the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual and a variety of other NAIC publications. “Permitted” statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. During 1998, the NAIC adopted codified statutory accounting principles (“Codification”). Codification replaced the NAIC Accounting Practices and Procedures Manual and was effective January 1, 2001. The impact of Codification was not material to FLAC’s statutory-basis financial statements.

Net income for 2006, 2005, and 2004 and capital and surplus at December 31, 2006, 2005, and 2004 for the Company’s insurance operations as reported in these financial statements prepared in accordance with GAAP as compared to amounts reported in accordance with SAP prescribed or permitted by the KID are as follows:

	GAAP		SAP
	Net Income	Capital and	Net Income	Capital and
	(Loss)	Surplus	(Loss)	Surplus

2006	254,517	7,659,130	216,259	3,966,233
2005	271,995	6,490,251	(64,575)	2,724,980
2004	528,494	6,251,955	(54,205)	2,539,348

Principal differences between GAAP and SAP include: a) costs of acquiring new policies are deferred and amortized for GAAP; b) benefit reserves are calculated using more realistic investment, mortality and withdrawal assumptions for GAAP; c) statutory asset valuation reserves are not required for GAAP; and d) available-for-sale fixed maturity investments are reported at fair value with unrealized gains and losses reported as a separate component of shareholders’ equity for GAAP.

Statutory restrictions limit the amount of dividends, which may be paid by FLAC to the Company. Generally, dividends during any year may not be paid without prior regulatory approval, in excess of the lesser of (a) 10% of statutory shareholders’ surplus as of the preceding December 31, or (b) statutory net operating income for the preceding year. In addition, FLAC must maintain the minimum statutory capital and surplus required for life insurance companies in those states in which it is licensed to transact life insurance business.

The KID imposes on insurance enterprises minimum risk-based capital (“RBC”) requirements that were developed by the NAIC. The formulas for determining the amount of RBC specify various weighing factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by ratio (the “Ratio”) of the enterprises regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Enterprise’s below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. FLAC has a ratio that is in excess of the minimum RBC requirements; accordingly, the Company’s management believes that FLAC meets the RBC requirements.

10.	Shareholders’ Equity Transactions

On December 8, 2006 the Company closed on a Stock Purchase and Sale Agreement (“2006 Stock Purchase Agreement”) with Brooke Corporation (Brooke). Pursuant to the agreement, the Company committed, through a series of steps, to sell shares of common stock that equate to 55% of the outstanding shares of the Company to Brooke in exchange for $3,000,000 in cash and execution of a Brokerage Agreement. At closing the Company issued 3,742,943 shares of common stock to Brooke, representing approximately 46.8% of the Company’s authorized and issued common stock, for $2,552,182 and executed and delivered the Brokerage Agreement. As part of the closing, the Company issued Brooke a warrant to purchase an additional 1,643,460 shares of common

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

stock for $447,818, such shares to be authorized for issuance pursuant to forthcoming amendments to the Company’s Articles of Incorporation. The Articles of Incorporation were amended on January 31, 2007. Brooke exercised the Warrant on the same day.

As part of the consideration under the 2006 Stock Purchase Agreement, BCA, a subsidiary of the Company, and CJD & Associates, L.L.C. (“CJD”), Brooke’s brokerage subsidiary, entered into an agreement by which, as of that date, BCA began transacting all new managing general agent loan brokerage business (formerly operated by CJD). CJD operated such a business prior to Closing and, as part of the Brokerage Agreement, agreed not to engage in any new managing general agent loan brokerage business. Pursuant to the terms of the 2006 Stock Purchase Agreement, Brooke will contribute funds to the Company as additional consideration for the issuance of the shares of the Company’s common stock acquired, to the extent the pretax profits of BCA do not meet a three-year $6 million pretax profit goal in accordance with an agreed upon schedule set forth in the 2007 Stock Purchase Agreement.

The Warrant issued in connection with the above Agreement has been reported as a part of the Company’s additional paid in capital as of December 31, 2006. As previously noted, this Warrant was exercised by Brooke on January 31, 2007. Other warrants outstanding at December 31, 2006 include one issued to an officer and another to an outside Director of the Company for 50,000 and 100,000 shares, respectively. These warrants were authorized on September 21, 2006 in recognition of those individuals’ efforts in connection with the successful closing of the 2006 Stock Purchase Agreement. The warrants became exercisable on December 8, 2006 either in whole or in part for a period of 10 years from that date at an exercise price of $1.72 per share, the assumed market price of the Company’s stock at the date of grant. The fair value of these warrants was estimated as of the grant date using an accepted valuation model in accordance with SFAS No. 123R, “Share-Based Payment”. Significant assumptions included a risk-free rate of 4.56%, and expected volatility of 10% and a dividend rate of 0%. In the case of the officer, the estimated value of the warrant, $32,210, was recorded as compensation expense. In the case of the Director, the estimated value of the warrant, $64,420, was recorded as a reduction of related stock issuance costs. The Warrant held by Brooke at December 31, 2006 is considered in the Company’s diluted earnings per share reported for 2006. The other warrants are not considered to have a dilutive effect on reported earnings as their exercise price is equal to or greater than the per share prices reflected in recent transactions involving the Company’s stock.

On March 2, 2005 the Company acquired 450,500 shares of its common stock previously held by Brooke. In that transaction, the Company negotiated a purchase price of $770,355 ($1.71 per share) to include $200,000 cash at closing, with Brooke Credit Corporation, the finance subsidiary of Brooke, financing the remainder at a fixed interest rate of 8% over a ten year period (see Note 9). The agreement also granted Brooke three separate warrants to purchase up to 50,000 shares of common stock (for each warrant) at prices of $1.71, $3.35 and $5.00, respectively. The warrants were exercisable in 2012 or immediately prior to any earlier change of control involving the Company and were due to expire no later than 2015. The Company incurred a loss on the transaction in the amount of $35,465 which is included in other operating costs and expenses for the year ended December 31, 2005. The note to Brooke was paid in full during 2006. The warrants issued to Brooke in 2005 were cancelled on December 8, 2006 as a result of the execution of the Stock Purchase and Sale Agreement on that date.

11.	Reinsurance

In order to reduce the risk of financial exposure to adverse underwriting results, insurance companies reinsure a portion of their risks with other insurance companies. FLAC has entered into agreements with Generali USA Life Reassurance Company (“Generali”) of Kansas City, Missouri, Optimum Re Insurance Company (“Optimum Re”) of Dallas, Texas, and Wilton Reassurance Company (“Wilton Re”) of Wilton, CT, to reinsure portions of the life insurance risks it underwrites. Pursuant to the terms of the agreements, FLAC retains a maximum coverage exposure of $50,000 on any one insured. At December 31, 2006 and 2005, respectively, FLAC ceded inforce amounts totaling $27,346,000 and $32,617,000 of ordinary business and $31,184,000 and $33,235,000 of accidental death benefit risk.

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pursuant to the terms of the agreement with Generali, FLAC generally pays no reinsurance premiums on first year individual business. However, SFAS No. 113 requires the unpaid premium to be recognized as a first year expense and amortized over the estimated life of the reinsurance policies. FLAC records this unpaid premium as “reinsurance premiums payable” in the accompanying balance sheet and as “reinsurance premiums ceded” in the accompanying income statement. At December 31, 2006 and 2005, respectively, the unpaid reinsurance premiums net of amortization totaled $11,489 and $17,570. To the extent that the reinsurance companies are unable to fulfill their obligations under the reinsurance agreements, FLAC remains primarily liable for the entire amount at risk.

FLAC is party to an Automatic Retrocession Pool Agreement (the “Reinsurance Pool”) with Optimum Re, Catholic Order of Foresters, American Home Life Insurance Company and Woodmen of the World. The agreement provides for automatic retrocession of coverage in excess of Optimum Re’s retention on business ceded to Optimum Re by the other parties to the Reinsurance Pool. FLAC’s maximum exposure on any one insured under the Reinsurance Pool is $50,000. During 2006 and 2005, respectively, FLAC assumed inforce amounts totaling $22,377,000 and $17,726,000.

Effective September 29, 2005, the Company and Wilton Re executed a binding letter of intent whereby both parties agreed that the Company would cede the simplified issue version of its Golden Eagle Whole Life (Final Expense) product to Wilton Re on a 50/50 quota share original term coinsurance basis. The letter of intent was executed on a retroactive basis to cover all applicable business issued by the Company subsequent to January 1, 2005. Wilton Re has agreed to provide various commission and expense allowances to the Company in exchange for the Company ceding 50% of the applicable premiums to Wilton Re as they are collected. As of June 24, 2006, Wilton Re terminated the reinsurance agreement, for new business issued after the termination date.

12.	Related Party Transactions

On March 2, 2005, the Company entered into a Stock Repurchase Agreement with Brooke under which the Company repurchased 450,500 shares of Company common stock from Brooke. Brooke had previously acquired the shares from a third party for a total purchase price of $772,255. The privately negotiated transaction involved approximately 9.7% of Company common stock then outstanding. The shares were purchased at a price of $1.71 per share for a total purchase price of $770,355. The Company paid the purchase price using $200,000 of its working capital and financed the remaining amount with a loan from Brooke Credit at a fixed rate of 8% over a ten-year period. The repurchase agreement also granted Brooke warrants to purchase up to 150,000 shares of Company common stock at prices ranging from $1.71 to $5.00 per share. These warrants were cancelled as part of the 2006 Stock Purchase Agreement.

A mortgage note on the commercial property and office building that the Company owned was financed by Vision Bank of Topeka, Kansas. Gary Yager, a former Director of the Company, is the President and CEO of Vision Bank. Management believes that the terms obtained from Vision Bank at the time of financing were no less favorable to the Company than those available from an independent lender. The terms of the note payable were determined by competitive bid. As of December 31, 2006 the mortgage note was paid in full. One of the Company’s notes payable was financed by Vision Bank of Topeka, Kansas.

The Boards of Directors of the Company and FLAC and the Kansas Insurance Department (KID) authorized the parent company to sell its office building and related real estate to FLAC. The proceeds were used in part to repay outstanding notes to Vision Bank and Brooke. Closing of this transaction occurred May 1, 2006.

On October 5, 2006, Mr. Van Engelen was awarded a warrant to purchase up to 50,000 shares of Company common stock at an exercise price of $1.72 per share. The warrant was awarded to Mr. Van Engelen in exchange for his services in successfully negotiating and closing the transactions contemplated by the 2006 Stock Purchase Agreement. Mr. Van Engelen entered into an employment agreement with the Company effective December 8, 2006 to serve as President and CEO of First Life America Corporation. See Item 10 Executive Compensation above.

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On October 5, 2006, Thomas Fogt, a then director of the Company, was awarded a warrant to purchase up to 100,000 shares of Company common stock at an exercise price of $1.72 per share. Mr. Fogt was awarded the warrant in exchange for his services in successfully negotiating and closing the transactions proposed by the 2006 Stock Purchase Agreement.

On December 8, 2006, contemporaneously with the closing of the 2006 Stock Purchase Agreement, the Company entered into a Servicing Agreement with Brooke, pursuant to which Brooke will provide certain administrative and public-company compliance services to the Company, including, but not limited to, human resource services, payroll accounting, legal services, accounting, tax and auditing services, risk management, and corporate marketing services. These services are being provided for a monthly cost of $5,000. The Servicing Agreement terminates December 31, 2007.

As discussed in Note 10, pursuant to the transfer of certain loan brokerage and other business from CJD to BCA, a receivable in the amount of $1,196,882 was recorded by BCA (amount due from CJD) representing fees and other income collected by CJD on BCA’s behalf in connection with transactions closed by BCA during December 2006. In addition, BCA recorded a payable to CJD in the amount of $102,531 representing commissions and other expenses related to the December 2006 transactions. These amounts receivable/payable were outstanding at the balance sheet date and are reported as other assets/other liabilities, respectively. These amounts were collected/paid by BCA subsequent to December 31, 2006.

With respect to the Company’s proposed acquisition of Brooke Savings Bank from BBC, the Company will exchange 6,047,904 shares of its common stock, with a value of approximately $10.1 million, for all of the stock of Brooke Savings Bank. The agreed upon purchase price of approximately $10.1 million equals the price paid by BBC to acquire Brooke Savings Bank on January 8, 2007. For the purpose of the proposed transaction, the shares of Company common stock have been valued at $1.67 per share. This valuation equals the approximate price per share paid by Brooke for its 55% ownership interest in the Company in the change of control transactions that occurred in December 2006 and January 2007. Based on the number of Company shares of common stock currently outstanding, the proposed transaction would result in an increase in Brooke’s combined direct and indirect ownership of the Company from 55% to approximately 72%. The proposed transaction would also reduce Brooke’s indirect ownership of Brooke Savings Bank from 100% to approximately 72%.

Brooke had or has a direct and/or indirect material interest in 2006 Stock Purchase Agreement, the Brokerage Agreement and the Brooke Servicing Agreement. Brooke also has an indirect interest in the Company’s proposed acquisition of Brooke Servicing Agreement. Brooke also has an indirect interest in the Company’s proposed acquisition of Brooke Savings Bank under the terms of the 2007 Stock Purchase Agreement. As a result of his relationship with Brooke, Robert Orr, a Company director and the Company’s Chairman of the Board, President and Chief Executive Officer, has an indirect material interest in these transactions. Michael Hess, a Company director and one of its executive officers, is a director and executive officer of BBC and a director of Brooke Savings Bank.

13.	Fair Values of Financial Instruments

The fair values of financial instruments, and the methods and assumptions used in estimating their fair values, are described below. In all cases, these financial instruments represent assets of the Company and their carrying values represent or approximate their fair values as follows:

Fixed Maturities

Fixed maturities are carried at fair value in the accompanying consolidated balance sheets. The fair value of fixed maturities are based on quoted market prices. At December 31, 2006 and 2005, the fair value of fixed maturities was $12,298,780 and $13,854,375, respectively.

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Equity Securities

Equity securities are carried at fair value in the accompanying consolidated balance sheets. The fair value of equity securities are based on quoted market prices. At December 31, 2006 and 2005, the fair value of equity securities was $283,060 and $456,760, respectively.

Policy Loans

The carrying value of policy loans approximates their fair value. At December 31, 2006 and 2005, the fair value of policy loans was $166,026 and $103,493, respectively.

Mortgage Loans on Real Estate

The carrying value of mortgage loans on real estate approximates their fair value. At December 31, 2006 and 2005, the fair value of mortgage loans on real estate was $1,937,281 and $1,566,382, respectively.

Other Investments

The carrying value of other investments approximates their fair value. At December 31, 2006 and 2005, the fair value of other investments was $3,067,369 and $1,656,866, respectively.

Cash and Cash Equivalents

The carrying value of cash and cash equivalents approximates their fair value. At December 31, 2006 and 2005, the fair value of cash and cash equivalents was $3,542,928 and $249,109, respectively.

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Segment Information

The operations of the Company and its subsidiaries have been classified into three operating segments as follows: life and annuity insurance operations (conducted by FLAC and by the Company pursuant to the Services Agreement); brokerage operations conducted by BCA and corporate operations. All sales of life insurance by FLAC are to unaffiliated customers. Segment information as of December 31, 2006, 2005 and 2004 and for the years then ended is as follows:

	2006	2005	2004

Revenues:
Life and annuity insurance operations	$4,880,259	$4,628,936	$4,293,633
Brokerage operations	1,199,210	765	—
Corporate	82,727	230,801	403,843

Total	$6,162,196	$4,860,502	$4,697,476

Income (loss) before income taxes:
Life and annuity insurance operations	$254,517	$271,992	$464,114
Brokerage operations	1,083,796	(13,965)	—
Corporate	(570,598)	(958,656)	(761,430)

Total	$767,715	$(700,629)	$(297,316)

Depreciation and amortization expense:
Life and annuity insurance operations	$737,908	$630,737	$769,611
Brokerage operations	584	438	—
Corporate	142,767	153,863	132,902

Total	$881,259	$785,038	$902,513

Assets:
Life and annuity insurance operations	$28,570,332	$23,337,149	$18,305,111
Brokerage operations	1,198,212	11,903	—
Corporate	1,488,199	3,328,610	4,649,885

Total	$31,256,743	$26,677,662	$22,954,996

15.	Liquidity and Capital Resources

As of December 31, 2005 cash reserves and liquid investments at the parent company level were approximately $419,540 compared to $1,388,851 at the end of 2004. Based on the decreasing level of cash reserves and liquid investments at the parent company level over the previous few years, in 2005, management began to pursue all reasonable alternatives for increasing cash reserves at the parent company level. As an initial step in this process, the Board of Directors of each of the parent company and FLAC approved a transaction pursuant to which FLAC agreed to purchase the Company’s home office building and the real property on which it is located from the parent company at its value of $2,800,000, which was determined based on an independent appraisal.

On March 28, 2006, the Kansas Insurance Department (KID) approved this transaction pursuant to Form D (Prior Notice of a Transaction) filed by the Company. Proceeds from the sale were used by the parent company to pay off the two creditors that held mortgages on the building, resulting in expected interest savings of approximately $890,000 over the life of the loans. In addition, the transaction provided the parent company approximately $478,000 in cash. This cash was available to fund operations at the parent company.

FIRST AMERICAN CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Other Regulatory Matters

FLAC is currently licensed to transact life and annuity business in the states of Kansas, Texas, Illinois, Oklahoma, North Dakota, Kentucky and Nebraska. Due to the varied processes of obtaining admission to write business in new states, management cannot reasonably estimate the time frame of expanding its marketing presence.

FLAC’s license in Ohio was suspended during the fourth quarter of 2005. The suspension resulted from FLAC’s statutory basis capital and surplus as of September 30, 2005 of $2,495,616 being less than the minimum required level in Ohio of $2,500,000. FLAC appealed the suspension and had its license reinstated on July 27, 2006. As of December 31, 2006, FLAC’s statutory basis capital and surplus was $3,966,233, which is in excess of the aforementioned minimum requirement.

17.	Subsequent Events

On January 31, 2007, the Company’s shareholders approved certain amendments to First American’s Articles of Incorporation to: (1) increase its authorized shares of common stock from 8,000,000 to 25,000,000 shares; (2) increase its authorized shares of preferred stock from 550,000 to 1,550,000; and (3) reduce the par value of its common stock from $.10 to $.01 per share. In addition, the shareholders approved a 3-for-1 reverse stock split by which each three shares of outstanding common stock will be reverse split into one share of common stock. The reverse split is expected to occur during the second quarter of 2007. Further, the Company has committed up to $500,000 (subject to adjustment) to repurchase shares of its common stock through a modified Dutch auction tender offer for a price not to exceed $1.72 per share. The tender offer is expected to be commenced during the first quarter of 2007.

On January 31, 2007, Brooke exercised its warrant to purchase an additional 1,643,460 shares of the Company’s common stock for $447,818.

On February 14, 2007, the Company and Brooke Brokerage Corporation, a wholly owned subsidiary of Brooke, announced that they had entered into a definitive agreement by which the Company would acquire all of the outstanding capital stock of Brooke Savings Bank from Brooke Brokerage Corporation in exchange for 6,047,904 shares of the Company’s common stock with a value of approximately $10.1 million. Consummation of the transaction is subject to regulatory approvals and other closing conditions and is expected to close within 12 months.

The agreed upon purchase price for the Bank of $10.1 million is the price paid by Brooke Brokerage Corporation to acquire Brooke Savings Bank on January 8, 2007. Furthermore, the number of shares of the Company’s common stock to be issued is based on a price per share of $1.67. Based on current outstanding shares of the Company’s common stock, the proposed transaction would result in an increase of Brooke’s direct and indirect ownership of the Company from its current level of approximately 55 percent to approximately 72 percent.

BROOKE CAPITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(Unaudited)

ASSETS
Investments:
Securities available-for-sale, at fair value:
Fixed maturities (amortized cost, $17,023,155 in 2007 and $12,532,067 in 2006)	$16,384,834	$12,298,780
Equity securities (cost of $241,600 in 2007 and $258,400 in 2006)	239,617	283,060
Investments in real estate	274,564	274,564
Policy loans	181,032	166,026
Mortgage loans on real estate	1,898,628	1,937,281
Other investments	3,460,975	3,067,369

Total investments	22,439,650	18,027,080
Cash and cash equivalents	4,804,645	3,542,928
Accrued investment income	294,770	233,858
Accounts receivable	134,326	281,894
Reinsurance receivables	180,509	112,145
Deferred policy acquisition costs (net of accumulated amortization of $4,808,605 in 2007 and $4,449,936 in 2006)	5,340,116	5,209,693
Property and equipment (net of accumulated depreciation of $1,006,888 in 2007 and $945,228 in 2006)	2,578,902	2,627,586
Other assets	1,013,031	1,221,559

Total assets	$36,785,949	$31,256,743

LIABILITIES AND SHAREHOLDERS’ EQUITY
Policy and contract liabilities:
Future annuity benefits	$16,857,235	$13,658,174
Future policy benefits	6,590,741	6,109,055
Liability for policy claims	97,561	211,932
Policyholder premium deposits	80,642	104,038
Deposits on pending policy applications	16,031	27,788
Reinsurance premiums payable	49,538	54,732
Amounts held under reinsurance	—	18,321

Total policy and contract liabilities	23,691,748	20,184,040
Commissions, salaries, wages and benefits payable	279,906	49,661
Other liabilities	427,522	257,085
Federal income taxes payable	662,631	—
Deferred federal income taxes payable	422,044	508,380

Total liabilities	25,483,851	20,999,166
Shareholders’ equity:
Common stock, $.01 par value, 25,000,000 shares authorized; 3,214,486 issued and 3,085,817 outstanding in 2007; and 2,666,666 issued and outstanding in 2006	32,145	26,667
Additional paid in capital	14,919,456	14,530,631
Accumulated deficit	(2,401,248)	(4,132,804)
Accumulated other comprehensive loss	(512,258)	(166,917)
Less: Treasury stock held at cost (128,669 shares in 2007 and 0 shares in 2006)	(735,997)	—

Total shareholders’ equity	11,302,098	10,257,577

Total liabilities and shareholders’ equity	$36,785,949	$31,256,743

See notes to condensed consolidated financial statements.

BROOKE CAPITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Revenues:
Gross premium income	$968,183	$972,407	$2,187,358	$2,236,373
Reinsurance premiums assumed	6,471	6,471	9,058	8,637
Reinsurance premiums ceded	(125,493)	(150,520)	(274,191)	(312,873)

Net premium income	849,161	828,358	1,922,225	1,932,137
Net investment income	353,180	267,710	675,811	533,676
Net realized investment gain (loss)	80,640	(68,293)	80,594	(70,017)
Rental income	59,596	59,057	119,192	118,114
Consulting fees and other income	3,989,951	1,054	4,245,158	1,305

Total revenue	5,332,528	1,087,886	7,042,980	2,515,215

Benefits and expenses:
Increase in policy reserves	152,060	185,348	481,686	435,325
Policyholder surrender values	59,040	76,556	145,746	147,921
Interest credited on annuities and premium deposits	193,109	142,943	365,853	269,247
Death claims	103,745	162,467	417,282	295,031
Commissions	245,021	175,299	498,435	425,620
Policy acquisition costs deferred	(238,346)	(162,257)	(489,092)	(437,251)
Amortization of deferred policy acquisition costs	194,810	209,827	358,669	365,743
Salaries, wages, and employee benefits	879,573	218,176	1,228,510	489,009
Miscellaneous taxes	28,703	32,223	58,344	59,351
Other operating costs and expenses	1,012,676	230,231	1,357,876	589,323

Total benefits and expenses	2,630,391	1,270,813	4,423,309	2,639,319

Income (Loss) before income tax expense	2,702,137	(182,927)	2,619,671	(124,104)

Income tax expense	888,115	—	888,115	—

Net Income (Loss)	$1,814,022	$(182,927)	$1,731,556	$(124,104)

Net Income (Loss) per common share — basic and diluted	$0.58	$(0.13)	$0.57	$(0.09)

See notes to condensed consolidated financial statements.

BROOKE CAPITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Net income (loss)	$1,814,022	$(182,927)	$1,731,556	$(124,104)

Unrealized gain (loss) on available-for-sale securities:
Unrealized holding loss during the period	(371,432)	(285,437)	(351,083)	(589,804)
Less: Reclassification for gains (loss) included in net income	80,640	(68,293)	80,594	(70,017)
Tax benefit	90,415	40,334	86,336	103,197

Other comprehensive loss	(361,657)	(176,810)	(345,341)	(416,590)

Comprehensive income (loss)	$1,452,365	$(359,737)	$1,386,215	$(540,694)

See notes to condensed consolidated financial statements.

BROOKE CAPITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,	June 30,
	2007	2006
	(Unaudited)

Operating activities:
Net income (loss)	$1,731,556	$(124,104)
Adjustments to reconcile net loss to net cash provided by operating activities:
Interest credited on annuities and premium deposits	365,853	269,247
Net realized investment (gain) loss	(80,594)	70,017
Provision for depreciation	62,278	66,117
Amortization of premium and accretion of discount on fixed maturity and short-term investments	(104,114)	(42,505)
Acquisition costs capitalized	(489,092)	(437,251)
Amortization of deferred acquisition costs	358,669	365,743
(Increase) decrease in assets:
Accrued investment income	(60,912)	24,476
Accounts receivable	147,568	68,263
Reinsurance receivables	(68,364)	(34,050)
Policy loans	(15,006)	(38,437)
Other assets	208,528	(97,813)
Increase (decrease) in liabilities:
Future policy benefits	481,686	435,325
Liability for policy claims	(114,371)	(12,979)
Deposits on pending policy applications	(11,757)	7,120
Reinsurance premiums payable	(5,194)	(41,137)
Amounts held under reinsurance	(18,321)	(123,650)
Commissions, salaries, wages and benefits payable	230,245	(70,244)
Income tax payable	662,631	—
Other liabilities	170,434	56,523

Net cash provided by operating activities	$3,451,723	$340,661
Investing activities:
Purchase of available-for-sale fixed maturities	$(4,536,733)	$(664,852)
Sale of available-for-sale fixed maturities	—	2,258,015
Maturity of available-for-sale fixed maturities	23,958	471,000
Sale of available-for-sale equities	97,440	222,699
Additions to property and equipment	(13,594)	(7,755)
Purchase of other investments	(592,400)	(1,329,068)
Maturity of other investments	324,552	203,687
Payments received on mortgage loans	38,653	27,429

Net cash used in investing activities	(4,658,124)	1,181,155
Financing activities:
Payments on notes payable	—	(2,272,986)
Deposits on annuity contracts	3,307,397	1,929,687
Surrenders on annuity contracts	(472,299)	(337,060)
Policyholder premium deposits	2,431	—
Withdrawals on policyholder premium deposits	(27,717)	(14,109)
Purchase of treasury stock	(735,997)	—
Proceeds from redemption of warrant	394,303	—

Net cash provided by financing activities	2,468,118	(694,468)

Increase (decrease) in cash and cash equivalents	1,261,717	827,348
Cash and cash equivalents, beginning of period	3,542,928	249,109

Cash and cash equivalents, end of period	$4,804,645	$1,076,457

Supplemental disclosure of cash activities:
Interest paid	$—	$62,295

Income taxes paid	$—	$—

See notes to condensed consolidated financial statements.

BROOKE CAPITAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying condensed consolidated financial statements of Brooke Capital Corporation (“BCAP” formerly First American Capital Corporation) and its Subsidiaries (collectively the “Company”) for the three month and six month periods ended June 30, 2007 and 2006 are unaudited. However, in the opinion of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been reflected therein.

Certain financial information which is normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, but which is not required for interim reporting purposes, has been omitted. The accompanying condensed consolidated financial statements should be read in conjunction with the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

A complete summary of significant accounting policies is included in the notes to the audited consolidated financial statements included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2006.

2.	Net Income (Loss) Per Common Share

Basic net income (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted net income (loss) is calculated by including the weighted average effect of dilutive warrants outstanding during the periods. The weighted average number of shares issuable upon the exercise of outstanding warrants assumes that the applicable proceeds from such exercises are used to acquire treasury shares at the average price of common stock during the periods. Basic and diluted net income (loss) per share for the three month and six month periods ended June 30, 2007 and 2006, were determined as follows (adjusted for the 1-for-3 reverse stock split approved by the Company’s shareholders on January 31, 2007 and effective as of April 13, 2007):

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006

Numerator:
Net income (loss)	$1,814,022	$(182,926)	$1,731,556	$(124,104)

Denominator:
Average common shares outstanding (after the effect of 1-for-3 reverse stock split) used for basic and diluted earnings per share	3,101,568	1,419,019	3,063,890	1,419,019

Earnings (loss) per share — basic and diluted	$0.58	$(0.13)	$0.57	$(0.09)

On April 2, 2007, the Company concluded a modified “Dutch auction” tender offer for shares of its common stock. The Company accepted for purchase 379,248 (126,416 post 1-for-3 reverse stock split) shares of its common stock at a price of $1.60 ($4.80 post split) per share for an aggregate price paid to shareholders of approximately $607,000. In connection with the execution of the reverse stock split, the Company purchased an additional 2,253 shares of common stock in accordance with its commitment to purchase for cash, any fractional shares that resulted from the reverse stock split. As of July 19, 2007, the Company had 3,085,817 shares of common stock outstanding.

BROOKE CAPITAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Federal Income Taxes

Current taxes are provided based on estimates of the projected effective annual tax rate. Deferred taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has elected to file a consolidated federal income tax return with its subsidiaries, First Life America Corporation (“FLAC”) and Brooke Capital Advisors, Inc., (“BCA”) for 2007 and 2006. FLAC is taxed as a life insurance company under the provisions of the Internal Revenue Code and had to file a separate tax return for its initial five years of existence, which covers the period from November 1998 through December 31, 2002.

4.	Reinsurance

Effective September 29, 2005, the Company and Wilton Reassurance Company (“Wilton Re”), of Wilton, CT, executed a binding letter of intent whereby both parties agreed that the Company would cede the simplified issue version of its Golden Eagle Whole Life (Final Expense) product to Wilton Re on a 50/50 quota share original term coinsurance basis. The letter of intent was executed on a retroactive basis to cover all applicable business issued by the Company subsequent to January 1, 2005. Wilton Re has agreed to provide various commission and expense allowances to the Company in exchange for the Company ceding 50% of the applicable premiums to Wilton Re as they are collected. As of June 24, 2006, Wilton Re terminated the reinsurance treaty, for new business issued after the termination date.

5.	Other Regulatory Matters

The Company believes that it is currently in material compliance with all state, federal and foreign regulations to which the Company is subject and the Company is unaware of any pending or threatened investigation, action or proceeding by any state federal or foreign regulatory agency involving the Company that would have a material adverse effect on the Company’s operations.

FLAC is licensed to transact life and annuity business in the states of Kansas, Texas, Illinois, Oklahoma, North Dakota, Kentucky, Nebraska and Ohio. In the fourth quarter 2005, Ohio suspended FLAC’s license because its statutory capital and surplus fell below the minimum amount of $2,500,000 as of September 30, 2005. This shortfall was corrected as of December 31, 2005 and Ohio reinstated FLAC’s license in 2006. FLAC operated under a Confidential Memorandum of Understanding (MOU) which restricted its ability to write new business in Ohio until May 3, 2007, when FLAC was released from its MOU with the Ohio Department of Insurance. FLAC is now working to re-establish relationships with agents in that market.

6.	Financial Information Relating to Industry Segments

The operations of the Company and its subsidiaries have been classified into three operating segments as follows: life and annuity insurance operations (conducted by FLAC and by BCAP pursuant to a shared Services Agreement); brokerage operations conducted by BCA and corporate operations. All sales of life insurance by FLAC

BROOKE CAPITAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

are to unaffiliated customers. Financial information related to these three segments of the Company’s business is presented below as of the dates and for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Revenues:
Life and annuity insurance operations	$1,260,520	$1,067,962	$2,708,441	$2,433,356
Brokerage operations	3,989,925	1,055	4,245,132	1,270
Corporate	82,083	18,869	89,407	80,589

Total	$5,332,528	$1,087,886	$7,042,980	$2,515,215

Income (loss) before income taxes:
Life and annuity insurance operations	$215,733	$(67,691)	$223,124	$176,776
Brokerage operations	2,853,315	(1,480)	2,932,440	(6,426)
Corporate	(366,911)	(113,756)	(535,893)	(294,454)

Total	$2,702,137	$(182,927)	$2,619,671	$(124,104)

Depreciation and amortization expense:
Life and annuity insurance operations	$212,447	$221,793	$393,553	$377,709
Brokerage operations	48	146	97	292
Corporate	11,128	18,580	27,297	53,859

Total	$223,623	$240,519	$420,947	$431,860

	June 30,	December 31,
	2007	2006

Assets:
Life and annuity insurance operations	$31,305,082	$28,570,332
Brokerage operations	4,499,222	1,198,212
Corporate	981,645	1,488,199

Total	$36,785,949	$31,256,743

BROOKE FRANCHISE CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Brooke Franchise Corporation:

We have audited the accompanying combined balance sheets of as of December 31, 2006 and 2005, and the related combined statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Brooke Franchise Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas
March 12, 2007

Brooke Franchise Corporation

Combined Balance Sheets
DECEMBER 31, 2006 AND 2005

	2006	2005
	(In thousands, except share amounts)

ASSETS
Current assets
Cash	$10,801	$5,406
Restricted cash	615	547
Accounts receivable, net	18,082	9,590
Other receivables	1,492	1,106
Prepaid expenses	—	126
Deposits	468	209
Receivable from parent company	27,926	35,166
Advertising supply inventory	462	—

Total current assets	59,846	52,150
Investment in businesses	2,333	5,058
Building	250	250
Amortizable intangible assets	614	683

Total assets	$63,043	$58,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,759	$1,252
Premiums payable to insurance companies	5,956	4,003
Producer payable	4,234	3,710
Interest payable	757	697
Income tax payable to parent	1,485	2,920
Accrued commission refunds	535	716
Unearned buyer consulting fees	—	118
Short term debt	10,208	3,714
Current maturities of long-term debt	10,798	11,234

Total current liabilities	35,732	28,364
Long-term debt less current maturities	7,331	12,219

Total liabilities	43,063	40,583

Stockholders’ equity
Common stock, $10 and $1 par, 3,505,000 shares authorized, 8,600 shares issued and outstanding	17	17
Less: Treasury stock, 15,500 shares, at cost	(115)	(115)
Additional paid-in capital	6,026	6,026
Retained earnings	14,052	11,630

Total stockholders’ equity	19,980	17,558

Total liabilities and stockholders’ equity	$63,043	$58,141

Brooke Franchise Corporation

Combined Statements of Operations
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
	(In thousands)

Operating Revenues
Insurance commissions	$99,190	$80,490	$57,619
Consulting fees	2,731	4,916	5,236
Gain on sale of businesses	3,059	3,091	5,261
Initial franchise fees for basic services	31,770	19,375	8,795
Initial franchise fees for buyer assistance plans		10,133	8,122
Interest income	275	139	39
Other income	2,186	874	211

Total operating revenues	142,348	119,018	85,283

Operating Expenses
Commission expense	78,318	64,233	46,725
Payroll expense	23,114	19,620	11,262
Amortization	68	(14)	429
Other operating expenses	35,241	25,978	15,929

Total operating expenses	136,741	109,817	74,345

Income from operations	5,607	9,201	10,938

Other Expenses
Interest expense	1,700	1,515	1,344

Total other expenses	1,700	1,515	1,344

Income before income taxes	3,907	7,686	9,594
Provision for income taxes	1,485	2,920	3,262

Net income	$2,422	$4,766	$6,332

Brooke Franchise Corporation

Combined Statement of Changes in Stockholders’ Equity
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	Common	Treasury	Add’l Paid-	Retained
	Stock	Stock	in Capital	Earnings	Total
	(In thousands)

Balances, December 31, 2003	$17	$(115)	$1,026	$2,532	$3,460
Net income	—	—	—	6,332	6,332

Balances, December 31, 2004	17	(115)	1,026	8,864	9,792
Dividends paid	—	—	—	(2,000)	(2,000)
Equity contribution	—	—	5,000	—	5,000
Net income	—	—	—	4,766	4,766

Balances, December 31, 2005	17	(115)	6,026	11,630	17,558
Net income	—	—	—	2,422	2,422

Balances, December 31, 2006	$17	$(115)	$6,026	$14,052	$19,980

Brooke Franchise Corporation

Combined Statements of Cash Flows
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
	(In thousands)

Cash flows from operating activities:
Net Income	$2,422	$4,766	$6,332
Adjustments to reconcile net income to net cash flows from operating activities:
Amortization	68	(14)	429
Gain on sale of businesses	(1,370)	(3,091)	(5,261)
Purchase of business inventory provided by sellers	12,221	14,318	11,740
(Increase) decrease in assets:
Accounts receivable	(8,492)	(5,045)	(2,040)
Other receivables	(385)	(247)	193
Prepaid expenses and other assets	(663)	(282)	43
Business inventory	2,725	(4,036)	(655)
Increase (decrease) in liabilities:
Accounts and expense payable	507	2,120	1,416
Other liabilities	803	(439)	1,866

Net cash provided by operating activities	7,836	8,050	14,063

CASH FLOWS FROM INVESTING ACTIVITIES:
Inflows from parent	87,046	37,105	124,744
Outflows to parent	(79,807)	(39,679)	(146,274)
Purchase of subsidiary and business assets	—	(2,054)	(8,215)
Sale of subsidiary and business assets	—	3,949	12,977

Net cash provided by (used in) investing activities	7,239	(679)	(16,768)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	—	5,000	—
Dividends paid	—	(2,000)	—
Loan proceeds on debt	8,500	10,194	12,720
Payments on debt	(18,180)	(21,880)	(12,870)

Net cash used in financing activities	(9,680)	(8,686)	(150)

Net increase (decrease) in cash and cash equivalents	5,395	(1,315)	(2,855)
Cash and cash equivalents, beginning of year	5,406	6,721	9,576

Cash and cash equivalents, end of year	$10,801	$5,406	$6,721

Supplemental disclosure:
Cash paid for interest	$1,640	$1,229	$933

Brooke Franchise Corporation

Notes to Combined Financial Statements
YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

1.	Summary of Significant Accounting Policies

(a)	Organization

Brooke Franchise Corporation (the “Company”) was incorporated under the laws of the State of Missouri on December 22, 1986. The Company’s principal office is located in Overland Park, Kansas. The Company’s primary business purpose is franchising insurance and related businesses and providing services to its franchisees through its network of regional offices, service centers and sales centers. Other business purposes of the Company are to provide consulting services to business sellers and collateral preservation assistance to lenders.

Affiliates of the Company have entered into revenue sharing agreements with the Company which provide that any and all revenues paid under an affiliate’s name are transferred to the Company. These combined financial statements represent the financial position, results of operations, and cash flows of the resulting economic entity known as Brooke Franchise Corporation.

The Company and its affiliates are wholly owned subsidiaries of Brooke Corporation (the “Parent Company”), a Kansas corporation, whose stock is listed on the NASDAQ Stock Exchange under the symbol “BXXX”. Brooke Corporation’s registered office is located in Overland Park, Kansas.

The subsidiaries of the Company are as follows:

Brooke Agency, Inc. is a Kansas corporation. Brooke Agency acquires for investment those insurance agencies or funeral homes where local ownership is not considered critical to financial performance. Brooke Agency does not have any employees or incur operating expenses because the Company usually retains a share of the commissions to provide personnel and facilities.

Brooke Life and Health, Inc., a Kansas corporation, is a licensed insurance agency that sells life and health insurance through the Company’s network of franchise agents, subagents and insurance producers.

The American Heritage, Inc., a Kansas corporation, consults with and otherwise assists agent buyers under the trade name of Heritage Agency Consultants.

First Brooke Insurance and Financial Services, Inc. is a Texas corporation used for licensing purposes.

The American Agency, Inc., a Kansas corporation, consults with agent sellers and brokers agency sales under the trade name of Agency Business Consultants.

Brooke Funeral Services Company, LLC, a Delaware corporation, was created to offer funeral services and life insurance through the Company’s network of funeral franchisees. Brooke Funeral Services Company LLC has acquired ownership of franchise agreements from Brooke Corporation and/or the Company as part of an arrangement to preserve collateral on behalf of Brooke Credit Corporation as required by the securitization process. Brooke Funeral Services Company, LLC has contracted with Brooke Corporation and/or the Company for performance of any obligations to agents associated with all such franchise agreements.

The affiliates included in these combined statements are as follows:

Brooke Agency Services Company LLC is licensed as an insurance agency and was created to offer property, casualty, life and health insurance through the Company’s network of franchisees. Brooke Agency Services Company LLC has acquired ownership of franchise agreements from Brooke Corporation and/or the Company as part of an arrangement to preserve collateral on behalf of Brooke Credit Corporation, a wholly owned subsidiary of Brooke Corporation, as required by the securitization process. Brooke Agency Services Company LLC has contracted with Brooke Corporation and/or the Company for performance of any obligations to agents associated with all such franchise agreements.

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

Brooke Agency Services Company of Nevada, LLC, is a licensed Nevada insurance agency that holds insurance contracts in Nevada for the Company.

(b)	Principles of Consolidation

The combined financial statements include the accounts of the Company, its subsidiaries and its affiliates. All significant intracompany accounts and transactions have been eliminated in the combining of the financial statements.

(c)	Use of Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

The following are significant estimates made by management:

•	Amount of future policy cancellations which may result in commission refunds and a corresponding reserve

•	Share of future policy cancellations due from franchisees

•	Amount of allowance for doubtful accounts

•	Share of policy commissions due to franchisees for commissions received by the Company but not yet distributed to franchisees

•	Useful lives of intangible assets

It is at least reasonably possible these estimates will change in the near term.

(d)	Cash Equivalents

For purposes of the statements of cash flows, the Company considers all cash on hand, cash in banks and short-term investments purchased with an original maturity of three months or less to be cash and cash equivalents. Restricted cash is not included in cash equivalents.

(e)	Allowance for Doubtful Accounts

The Company estimates that a certain level of accounts receivable, primarily franchisee account balances, will be uncollectible, therefore an allowance has been recognized for uncollectible amounts. The Company has established allowances of $1,466,000 and $716,000 at December 31, 2006 and 2005 respectively, against commission advance amounts owed by franchisees. The Company regularly assists its franchisees by providing commission advances during months when commissions are less than expected, but expects repayment of all such advances within four months. At December 31, 2006, the amount of allowance was determined after specific analysis of all franchise advances classified as “watch” status. Accounts receivable are written off when management determines that collection is unlikely. This determination is made based on management’s experience and evaluation of the debtor’s creditworthiness.

(f)	Revenue Recognition

Commission revenue on insurance policy premiums is generally recognized as of the effective date of the policies or, in certain cases, as of the effective date or billing date, whichever is later. Contingent and profit sharing commissions typically represent a share of insurance company profits on policies written by the Company. The calculation of insurance company profits is usually made by the insurance company by deducting policy holder

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

claims and insurance company expenses from policy premiums. Although the share of insurance company profits paid to the Company is affected by annual premium growth, the Company does not typically receive contingent commissions based solely on premium volume. Contingent and profit sharing commissions are generally based on prior year performance and recognized when received. Premiums due from the insured to the Company are reported as assets of the Company and as corresponding liabilities, net of commissions, to the insurance carriers.

In the event of cancellation or reduction in premiums, for policies billed by an insurance carrier, a percentage of the commission revenue is often returned to the insurance carrier and revenues are correspondingly reduced. The commission refunds are calculated by the insurance carriers and are typically deducted from amounts due to the Company from insurance carriers. The Company has estimated and accrued a liability for commission refunds of $535,000 and $716,000 at December 31, 2006 and 2005, respectively.

The Company receives fees for the placement and issuance of policies that are in addition to, and separate from, any sales commissions paid by insurance companies. As these policy fees are not refundable and the Company has no continuing obligation, all such revenues are recognized on the effective date of the policies or, in certain cases, the billing date, whichever is later.

The Company recognizes interest income when earned.

The Company receives initial franchise fees for two types of initial franchise services: basic services provided pursuant to a franchise agreement and buyers assistance plan (BAP) services provided pursuant to a consulting agreement. Agreements are typically executed, and initial franchise fees are typically paid, when a franchise is acquired or opened. Initial franchise fees are non-refundable after execution of the franchise or consulting agreement.

The initial franchise fees for basic services cover the franchisees’ access to the registered name “Brooke,” access to suppliers, and access to the Company’s internet-based management software program. These basic services are the types of services typically provided by franchisors. Delivery of these services is substantially complete when the franchise location is opened. Therefore, all such revenues are immediately recognized.

The initial franchise fees paid for BAP services cover several separate and distinct consulting tasks such as inspection report compilation, marketing profile and plan development, and operations analysis. Each consulting task is a separate accounting unit and revenues for each consulting task are recognized using the percentage of completion accounting method. Most of the BAP services (inspection reports, operations analysis and marketing plan development) are provided by the Company before franchise acquisition, resulting in the recognition of associated revenues when initial franchise fees are paid at closing. Although substantially all of the BAP services are performed prior to closing, the Company does not record any revenues from initial franchise fees until the actual payment of fees at closing.

Total initial franchise fees for BAP services typically vary based on a percentage of the acquired business’s revenues because the time and expertise required of the Company to perform BAP services generally varies with acquisition size. However, the time and expertise required of the Company to provide basic services and the value to franchisees of those basic services, remains the same for all franchisees (even to start up or de novo franchisees), so the amount of total initial franchise fees allocated to basic services does not vary. Accordingly, total initial franchise fees are first allocated to initial franchise fees for basic services in the amount typically charged to start up franchisees and the remainder of the total initial franchise fees is allocated to BAP services.

The Company completes its consulting obligation to business sellers at closing and is not required to perform any additional tasks for the seller. Therefore, revenues from seller consulting fees are recognized at closing.

The Company sometimes negotiates below-market interest rates on the deferred portion of purchase prices paid to business sellers. These interest rate concessions reduce the Company’s carrying value and increase the Company’s gain when sold to franchisees. Although the Company has a continuing obligation to pay the deferred portion of the purchase price when due, it is not obligated to prepay the deferred portion of the purchase price or to

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

otherwise diminish the benefit of the below-market interest rate. Therefore, revenues from, gains on sale of businesses resulting from deferred payments to sellers are recognized at closing.

The Company sometimes acquires businesses that it plans to own and operate as part of its business. If it later decides to sell such businesses for a price greater than their carrying value, then it recognizes a gain. When the business is sold, the Company has no continuing obligations and, therefore, revenues from gains on sale of businesses resulting from agency sales are recognized immediately at the time of sale.

(g)	Amortizable Intangible Assets

Included in other assets are the unamortized costs of renewal rights (rights to renewal commissions received from insurance policies) purchased by the Company and through subsidiaries (Brooke Life and Health, Inc. and The American Agency, Inc.,) for businesses the Company plans to own and operate for more than one year. The balance is being amortized over a 15-year period using an accelerated 150% declining balance switching to straight-line method. The rates of amortization of Amortizable Intangible Assets are based on an estimation of the useful lives of the renewal rights of customer and insurance contracts purchased. Amortization was $68,000, ($14,000), and $429,000 for the years ended December 31, 2006, 2005 and 2004, respectively. Through internal audit analysis in 2005 it was determined that the amortization rates exceeded the above stated amortization rate. An adjustment was made to the amortization in 2005 resulting in negative amortization for 2005.

The acquisition of renewal rights purchased by the Company or by its subsidiaries for businesses the Company plans to own and operate for less than one year are not classified as Amortizable Intangible Assets (see footnote 1(i)). Recent acquisitions and divestitures of Amortizable Intangible Assets are discussed in footnote 8.

In December 2004, the Company acquired 100% of the outstanding shares of Brooke Life and Health, Inc. for a purchase price of $202,000. The purchase price was allocated to Amortizable Intangible Assets.

In December 2004, the Company acquired 100% of the outstanding shares of American Agency, Inc. for a purchase price of $177,000. The purchase price was allocated to Amortizable Intangible Assets.

In February 2004, the Company acquired insurance agency renewal rights from Brent and Haeley Mowery for $499,000. This agency was subsequently sold to a franchisee in July 2005 for $499,000, which resulted in a gain on sale of $68,000 from amortization recorded in prior periods.

Subsequent to the initial recording at fair value, the amortizable intangible asset is evaluated and measured annually for impairment. The impairment testing is performed by two different methods of analysis. The first method is a cash flow analysis to determine if there is sufficient operating cash flows. The second method is a fair market value analysis based primarily on comparative sales data. If analysis indicates that operating cash flows are insufficient or the asset’s fair value is less than its book value, then an impairment has occurred and the Company writes down the asset to the estimated fair value. No impairment was recognized for the years ended December 31, 2006, 2005 and 2004, respectively.

(h)	Income Taxes

The Company files its federal income tax return on a consolidated basis with the Parent Company. The Company recorded a provision for income tax expense of $1,485,000, $2,920,000 and $3,262,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

(i)	Investment in Businesses

The amount of assets included in the “Investment in Businesses” category is the total of purchase prices paid, or market prices if lower, for business assets that the Company acquires to hold in inventory for sale to its franchisees. These assets are carried at the lower of cost or market because they are available for sale and not held for investment. Typically the Company acquires and sells the business assets simultaneously. If the assets are not

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

sold simultaneously then the Company operates the business until sold and records the income and expense associated with the business. The number of businesses purchased for this purpose for the years ended December 31, 2006 and 2005 was 33 and 68, respectively. Correspondingly, the number of businesses sold from inventory for the years ended December 31, 2006 and 2005 was 34 and 66, respectively. At December 31, 2006 and 2005, the “Investment in Businesses” inventory consisted of 3 businesses and 4 businesses, respectively with fair market values totaling $2,333,000 and $5,058,000, respectively.

(j)	Gain or Loss on Sale of Businesses

“Investment in Businesses” gains or losses are the difference between the business’ sales price and the business’ book value, which is carried at the lower of cost or market. Businesses are typically sold in the same units as purchased. However, in instances where a part, or segment, of a business unit is sold, then management estimates the fair market value of the segment of the business unit being sold and the difference between the sales price and the resulting fair market value estimation is the amount of the gain or loss. Any such fair market value estimation is evaluated for reasonableness by comparing the market value estimation of the segment to the book value for the entire business unit. Fair market value estimations are based on comparable sales information that takes into consideration business characteristics such as customer type, customer account size, supplier size and billing methods.

(k)	Buyer Assistance Plan

As part of its initial services to franchisees, the Company sometimes assists franchisees with the conversion of acquired businesses into its franchise system pursuant to a Buyers Assistance Plan (BAP). Substantially all of the BAP services (inspection reports, operations analysis and marketing plan development) are typically provided by the Company before franchise acquisition. However, some BAP related services (advertising and training) are performed during the four months after acquisition and a portion of BAP fees are correspondingly deferred. Unearned Buyer Assistance Plan and other related fees were $0 and $118,000 at December 31, 2006 and 2005, respectively.

(l)	Other Receivables

Included in this category are reimbursements due from franchisees and agents for possible cancellation of policies and receivables from sellers for consulting fees and other services. Most of these amounts are collected within 30 days from franchisees and agents and all amounts are collected within 12 months from date of recording.

(m)	Restricted Cash

The Company holds insurance commissions for the special purpose entities Brooke Acceptance Company, LLC, Brooke Captive Credit Company 2003, LLC, Brooke Securitization Company 2004A, LLC, Brooke Capital Company, LLC, Brooke Securitization Company V, LLC, and Brooke Securitization Company 2006-1, LLC wholly owned subsidiaries of Brooke Credit Corporation, for the purpose of making future loan payments and the use of these funds is restricted. The amount of commissions held at December 31, 2006 and 2005 was $615,000 and $547,000, respectively.

(n)	Advertising

The Company expenses the costs of advertising as they are incurred. Total advertising and marketing expense for the years ended December 31, 2006, 2005 and 2004 was $12,838,000, $9,852,000 and $5,641,000, respectively.

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

(o)	Building

In 2005, the Company acquired a partial ownership in a building in satisfaction of a receivable. The Company intends to sell its ownership interest in the building during 2007; therefore no depreciation was recognized for the year ended December 31, 2006 and 2005.

(p)	Advertising Supply Inventory

In conjunction with the construction of an advertising marketing center in Phillipsburg, Kansas, the Company now retains large quantities of marketing materials that franchisees use to promote their businesses. These marketing supplies may be held in inventory for a period of up to 12 months before delivery to franchisees.

2.	Transactions with Parent Company

The Company is a wholly owned subsidiary of Brooke Corporation. The Company relies on Brooke Corporation to provide facilities, administrative support, cash management, and accounting services. During 2006, the Company paid a monthly administrative fee of $400,000 for these shared services. For the years ended December 31, 2006, 2005 and 2004, the total amount paid to the parent company was $4,800,000, $5,100,000 and $5,100,000, respectively.

In December 2004, the Company acquired 100% of the outstanding shares of Brooke Life and Health, Inc. and The American Agency, Inc. from Brooke Corporation for $379,000.

The majority of cash required for operations is kept in a common corporate checking account and amounts due to or amounts due from the Parent Company are netted, and recorded on the balance sheet as a parent company receivable or parent company payable, accordingly. The parent company receivable at December 31, 2006 and 2005 resulted primarily from the additional cash generated from the Company’s purchase and sale of business activity. At December 31, 2006 and 2005, the Company reported receivable from parent company of $27,926,000 and $35,166,000, respectively, as a result of this activity.

At December 31, 2006 and 2005, the Company reported income tax payable to parent of $1,485,000 and $2,920,000, respectively. The income tax payable to parent is the result of the provision for income tax expense.

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

3.	Bank Loans and Notes Payable

	2006	2005
	(In thousands)

Seller notes payable. These notes are payable to the seller of businesses that the Company has purchased and are collateralized by assets of the businesses purchased. Some of these notes have an interest rate of 0% and have been discounted at a rate of 5.50% to 9.75% and maturities range from January 2007 to January 2011. A particular seller note payable has an interest rate of 7.00% and matures September 2015	$18,738	$24,804
Columbian Bank and Trust Company, due March, 2007. Interest rate is variable and was 8.25% at December 31, 2006. Interest and principal are due in one payment at maturity. Collateralized by accounts receivable	8,500	—
Brooke Credit Corporation, due September, 2020. Interest rate is variable and was 10.25% at December 31, 2006. Interest and principal are payable in 180 monthly payments of $12,238. Collateralized by various assets of the Company	—	1,195
Brooke Credit Corporation, due September, 2015. Interest rate is variable and was 11.75% at December 31, 2006. Interest and principal are payable in 120 monthly payments of $16,080. Collateralized by various assets of the Company	1,099	1,168

Total bank loans and notes payable	28,337	27,167
Less: Current maturities and short-term debt	(21,006)	(14,948)

Total long-term debt	$7,331	$12,219

Seller notes payable are typically the deferred portion of purchase prices paid by the Company to acquire insurance agencies for resale by the Company to franchisees. Seller notes payable are secured by a collateral interest in the insurance policy renewal rights purchased by the Company. Sellers typically agree that their security interests are subordinate to Brooke Credit Corporation’s security interests in the renewal rights of the agency, which also collateralize the loans by Brooke Credit Corporation to franchisees. The renewal rights associated with the collateral interests of seller notes payable had estimated annual commissions of $38,726,000 and $36,853,000 at December 31, 2006 and 2005, respectively.

None of the Amortizable Intangible Assets described in footnote 1(g) and none of the Acquisitions and Divestitures described in footnote 8 were financed with seller notes payable at December 31, 2006.

Interest incurred on bank loans and notes payable for the years ended December 31, 2006, 2005 and 2004 was $1,700,000, $1,515,000 and $1,344,000, respectively. Interest payable was $757,000 and $697,000 at December 31, 2006 and 2005, respectively.

The future scheduled maturities of debt are as follows:

(In thousands)

Years Ending December 31,
2007	$21,006
2008	5,434
2009	439
2010	456
2011	236
Thereafter	766

$28,337

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

4.	Income Taxes

Net income tax expense is the tax calculated for the year based on the Company’s estimated effective tax rate.

Reconciliation of the U.S. federal statutory tax rate to the Company’s effective tax rate on pretax income, based on the dollar impact of this major component on the current income tax expense:

	December 31,	December 31,	December 31,
	2005	2005	2004

U.S. federal statutory tax rate	35%	35%	34%
State statutory tax rate	4%	4%	4%
Miscellaneous	(1)%	(1)%	(4)%

Effective tax rate	38%	38%	34%

5.	Employee Benefit Plans

Brooke Corporation has a defined contribution retirement plan covering substantially all employees of the Company. Employees may contribute up to the maximum amount allowed pursuant to the Internal Revenue Code, as amended. The Company may contribute an additional amount to the plan at the discretion of the Board of Directors. No employer contributions were charged to expense for the years ended December 31, 2006, 2005 and 2004.

6.	Concentration of Credit Risk

The Company maintains cash balances at several banks. At December 31, 2006, the Company had account balances of $6,541,000, which exceeded the insurance limit of the Federal Deposit Insurance Corporation.

7.	Related Party Information

Transactions with Brooke Corporation, the Parent Company are described in footnote 2.

Brooke Credit Corporation, a wholly owned subsidiary of Brooke Corporation, is a licensed finance company that originates loans to franchisees of the Company. Brooke Credit Corporation funds the loans it originates by selling loan participation and asset backed securities to community banks and other finance companies. In 2003, Brooke Credit worked with Standard and Poors, to create a new securitization asset class for insurance agency loans. To date there have been six securitizations completed. Brooke Credit Corporation has executed promissory notes with a majority of businesses that have franchise agreements with the Company. These notes reduce the receivables for the Company from franchisees.

In connection with originated loans through Brooke Credit Corporation, beginning in 2004 the Company entered into a Collateral Preservation Agreement with Brooke Credit Corporation. Under this agreement, the Company provides Brooke Credit Corporation with collateral preservation services and assistance with loss mitigation of distressed loans. On certain loan types, the Company is compensated by upfront and ongoing fees paid by Brooke Credit Corporation. For the years ended December 31, 2006, 2005 and 2004, $2,114,000, $727,000 and $191,000 in compensation was paid to the Company for services provided under these agreements. At December 31, 2006 Brooke Credit Corporation owed $153,000 to the Company under this agreement.

Brooke Brokerage Corporation, a wholly owned subsidiary of Brooke Corporation, serves as the parent holding company of the subsidiaries involved in the brokerage segment of Brooke Corporation. It is the direct owner of 100% of the ownership of CJD & Associates, LLC. Although Brooke Brokerage Corporation is categorized as an operating subsidiary, all of its operations are conducted through CJD & Associates, LLC. CJD & Associates, LLC is a licensed insurance agency that sells hard-to-place and niche insurance on a wholesale basis, under the trade name Davidson-Babcock, and brokers loans for general insurance agencies, captives insurance agencies, funeral homes

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

and other small businesses. The Company refers business to Brooke Brokerage Corporation as part of a strategy to generate additional revenues from the Company’s customers without additional cost to customers by providing brokerage services that would otherwise be provided by a third party.

In November 2005, Brooke Brokerage Corporation transferred its interest in the outstanding shares of Texas All Risk General Agency, Inc. and TAR Holding Company, Inc. to the Company. The consideration for this transfer was $2,054,000, which represented the book value on November 30, 2005. Therefore, Brooke Brokerage Corporation did not record a gain on this transfer. The Company immediately sold 100% of the outstanding shares of Texas All Risk General Agency, Inc. and TAR Holding Company, Inc. to an unrelated party. The sale price was $3,450,000. The gain on sale of $1,396,000 was recognized by the Company. The Company paid consulting fees to CJD & Associates in the amount of $1,396,000.

In November 2005, Brooke Brokerage Corporation entered into a Buyers Assistance Plan (BAP) agreement with West Point Underwriters, LLC. Brooke Brokerage Corporation transferred its interest and obligations in the BAP agreement to the Company. Therefore, the Company recorded $270,000 BAP income in connection with this particular transaction. The Company agreed to retain Brooke Brokerage Corporation to perform the consulting services set forth in the BAP agreement. The consideration for this service, paid from the Company to Brooke Brokerage Corporation was $270,000. Therefore, the Company also recorded $270,000 consulting expense in connection with this transaction and Brooke Brokerage Corporation recorded consulting income of $270,000.

In December 2002, Brooke Credit Corporation made a loan to American Agency, in the amount of $440,000, with a maturity date of December 25, 2003. Terms of the loan state an interest rate of 9.50%, with payment of interest and principal at maturity. In January 2004, the loan was modified to extend the maturity date to January 15, 2005. In February 2005, the principal balance was paid in full and interest of $46,000 was paid.

In December 2003, Brooke Credit Corporation made a loan to Brooke Franchise Corporation, in the amount of $5,400,000, with a maturity date of December 15, 2010. Terms of the loan state a variable interest rate, annually adjustable, of 1.50% above the New York prime rate with payments of principal and interest due monthly. In August 2005, the principal balance and interest was paid in full.

In February 2004, Brooke Credit Corporation made a loan to Brooke Agency, Inc., in the amount of $437,000, with a maturity date of February 15, 2011. Terms of the loan state a variable interest rate, annually adjustable, of 3.50% above the New York prime rate with payments of principal and interest due monthly. In July 2005, the principal balance and interest were paid in full.

In September 2004, Brooke Credit Corporation made two loans to Brooke Agency, Inc., in the amounts of $485,000 and $577,000 with maturity dates of September 15, 2011. Terms of the loans state a variable interest rate, daily adjustable, of 3.50% above the New York Prime rate with payments of principal and interest due monthly. In September and February 2005 respectively, the principal balance and interest for these two loans was paid in full.

In August 2005, Brooke Credit Corporation made a loan to the Company, in the amount of $1,200,000, with a maturity date of September 15, 2020. Terms of the loan state a variable interest rate, daily adjustable, of 2.00% above the New York Prime rate with payments of principal and interest due monthly. In April, 2006, the principal balance and interest were paid in full. At December 31, 2005, interest payable on this loan totaled $5,000.

In September 2005, Brooke Credit Corporation made a loan to the Company, in the amount of $1,190,000, with a maturity date of September 15, 2015. Terms of the loans state a variable interest rate, daily adjustable, of 3.50% above the New York Prime rate with payments of principal and interest due monthly. At December 31, 2006 and 2005, respectively, interest payable on this loan totaled $6,000 and $6,000.

Brooke Investments, Inc., a wholly owned subsidiary of Brooke Corporation, acquires real estate for lease to franchisees, for corporate use and other purposes. In April 2006, the Company entered into a lease agreement with Brooke Investments, Inc. for office space in Euless, Texas. The lease calls for base monthly rent of $6,000 plus

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

monthly payments for taxes, insurance and management fees and runs through March 2016. The amount paid on this lease in 2006 was $66,000.

In December, 2006, the Company entered into a lease agreement with Brooke Investments, Inc. for office space in Overland Park, Kansas. The lease calls for a base monthly rent of $22,000 and runs through November, 2016. No payments were made in 2006.

The DB Group, Ltd., a wholly owned subsidiary of Brooke Corporation, is a captive insurance company incorporated in Bermuda. The DB Group, Ltd. insures a portion of the professional insurance agents’ liability exposure of the Company, its affiliated companies and its franchisees and had a policy in force on December 31, 2006 that provided $5,000,000 of excess professional liability coverage.

Anita Lowry is the sister of Robert D. Orr, Chief Executive Officer of Brooke Corporation and Leland G. Orr, Chief Financial Officer of Brooke Corporation and the mother of Shawn T. Lowry, Vice President of Brooke Corporation and President and Chief Executive Officer of Brooke Franchise Corporation and Michael S. Lowry, Chief Executive Officer of Brooke Credit Corporation and is married to Don Lowry. Don and Anita Lowry are shareholders of American Heritage Agency, Inc. of Hays, Kansas. The Company and American Heritage Agency, Inc. entered into a franchise agreement on February 28, 1999 pursuant to which American Heritage Agency, Inc. participates in the Company’s franchise program.

8.	Acquisitions and Divestitures

In December 2004, the Company acquired 100% of the outstanding shares of Brooke Life and Health, Inc. and The American Agency, Inc. from Brooke Corporation for $379,000.

In February 2004, the Company acquired insurance agency renewal rights from Brent and Haeley Mowery for $499,000. The Company operated this business asset under the trade name of Brooke Auto Insurance Services of San Leandro, California. This agency was subsequently sold to a franchisee in July 2005 for $499,000, which resulted in a gain on sale of $68,000 from amortization recorded in prior periods.

The Company acquired the stock or business assets of six auto insurance agencies during 2004 for purchase prices totaling $7,931,000 and subsequently sold these six agencies during 2004 for a total of $11,847,000. The Company originally intended to hold these six agencies for longer periods of time and therefore recorded amortization expenses. The gain on sale resulting from divestiture of these six agencies primarily results from recapturing amortization expenses and increasing the sales price to the approximate amount of initial franchise fees that would have been otherwise recorded if originally sold to franchisees.

9.	Intangible Assets

There are no intangible assets with indefinite useful lives at December 31, 2006, 2005 and 2004. The intangible assets with definite useful lives have a value of $614,000 and $683,000 at December 31, 2006 and 2005, respectively. Amortization expense on intangible assets, including those sold during the year, was $68,000, ($14,000) and $429,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

Amortization expense for amortizable intangible assets for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 is estimated to be $61,000, $55,000, $50,000, $44,000 and $39,000.

10.	Supplemental Cash Flow Disclosures

Business inventory decreased from December 31, 2005 to December 31, 2006. During the years ended December 31, 2006, 2005 and 2004, the statements of cash flows reflect the purchase of businesses into inventory provided by sellers totaling $12,221,000, $14,318,000 and $11,740,000, respectively, the write down to realizable value of inventory of $975,000, $0 and $130,000, respectively, and the change in inventory of $2,725,000, $4,036,000 and $655,000, respectively.

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

	2006	2005	2004
	(In thousands)

Purchase of business inventory	$(25,254)	$(27,536)	$(18,996)
Sale of business inventory	39,225	37,818	29,951
Net cash provided from sale of inventory	13,971	10,282	10,955
Cash provided by sellers of business inventory	(12,221)	(14,318)	(11,740)
Write down to realizable value of inventory	975	—	130

(Increase) decrease in inventory on balance sheet	$2,725	$4,036	$655

11.	New Accounting Standards

On July 14, 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes,” an Interpretation of SFAS 109, “Accounting for Income Taxes.” FIN 48 prescribes guidance to address inconsistencies among entities with the measurement and recognition in accounting for income tax positions for financial statement purposes. Specifically, FIN 48 addresses the timing of the recognition of income tax benefits. FIN 48 requires the financial statement recognition of an income tax benefit when the company determines that it is more-likely-than-not that the tax position will be ultimately sustained. FIN 48 is effective for fiscal years beginning after December 15, 2006, which, for the Company, is fiscal year 2007. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which provides enhanced guidance for using fair value measurements in financial reporting. While the standard does not expand the use of fair value in any new circumstance, it has applicability to several current accounting standards that require or permit entities to measure assets and liabilities at fair value. This standard defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Application of this standard is required for the Company beginning in 2008. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This statement is effective as of the end of the fiscal year ending after December 15, 2006, which, for the Company, is fiscal year 2007. The Company believes this will not have a material impact to the financial statements.

12.	Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

13.	Contingencies

Various lawsuits have arisen in the ordinary course of the Company’s business. In each of the matters and collectively, the Company believes the ultimate resolution of such litigation will not result in any material adverse impact to the financial statements, operations or cash flows of the Company.

Brooke Franchise Corporation

Combined Financial Statements
June 30, 2007

Contents

COMBINED FINANCIAL STATEMENTS
Combined Balance Sheets	F-49
Combined Statements of Income
Combined Statements of Changes in Stockholders’ Equity	F-51
Combined Statements of Cash Flows	F-52
Notes to Combined Financial Statements	F-53

Brooke Franchise Corporation

Combined Balance Sheets

	June 30,	December 31,
	2007	2006
	(In thousands, except share amounts)

ASSETS
Current assets
Cash	$16,696	$10,801
Restricted cash	685	615
Accounts receivable, net	15,128	18,082
Other receivables	8,924	1,492
Deposits	132	468
Receivable from parent company	23,014	27,926
Advertising supply inventory	785	462

Total current assets	65,364	59,846
Investment in businesses	3,766	2,333
Property and Equipment	15,607	250
Less: Accumulated depreciation	(3,376)

Net Property and Equipment	12,231	250

Amortizable intangible assets	584	614

Total assets	$81,945	$63,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,999	$1,759
Premiums payable to insurance companies	5,229	5,956
Producer payable	5,132	4,234
Interest payable	1,425	757
Income tax payable to parent	1,362	1,485
Accrued commission refunds	490	535
Short term debt	10,172	10,208
Current maturities of long-term debt	17,915	10,798

Total current liabilities	49,724	35,732
Long-term debt less current maturities	9,893	7,331

Total liabilities	59,617	43,063

Stockholders’ equity
Common stock, $10 and $1 par, 3,505,000 shares authorized, 8,600 shares issued and outstanding	17	17
Less: Treasury stock, 15,500 shares, at cost	(115)	(115)
Additional paid-in capital	6,026	6,026
Retained earnings	16,400	14,052

Total stockholders’ equity	22,328	19,980

Total liabilities and stockholders’ equity	$81,945	$63,043

Brooke Franchise Corporation

Combined Statements of Operations

	June 30,	June 30,
	2007	2006
	(In thousands)

Operating Revenues
Insurance commissions	$59,623	$51,376
Consulting fees	1,427	1,601
Gain on sale of businesses	1,842	2,881
Initial franchise fees for basic services	19,965	14,055
Initial franchise fees for buyer assistance plans		2,532
Interest income	173	122
Other income	1,335	1,046

Total operating revenues	84,820	73,613

Operating Expenses
Commission expense	44,967	39,057
Payroll expense	10,985	11,434
Depreciation and amortization	46	34
Other operating expenses	23,777	16,602

Total operating expenses	79,775	67,127

Income from operations	5,045	6,486

Other Expenses
Interest expense	1,258	820

Total other expenses	1,258	820

Income before income taxes	3,787	5,666
Provision for income taxes	1,439	2,153

Net income	$2,348	$3,513

Brooke Franchise Corporation

Combined Statement of Changes in Stockholders’ Equity

	Common	Treasury	Add’l Paid-	Retained
	Stock	Stock	in Capital	Earnings	Total
	(In thousands)

Balances, December 31, 2006	—	—	6,026	14,052	19,980
Net income	—	—	—	2,348	2,348

Balances, June 30, 2007	$—	$—	$6,026	$16,400	$22,328

Brooke Franchise Corporation

Combined Statements of Cash Flows

	June 30,	June 30,
	2007	2006
	(In thousands)

Cash flows from operating activities:
Net Income	$2,348	$3,513
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and Amortization	46	34
Gain on sale of businesses	(1,147)	(1,181)
Purchase of business inventory provided by sellers	11,021	9,542
(Increase) decrease in assets:
Accounts receivable	2,948	(3,960)
Other receivables	(7,427)	(436)
Prepaid expenses and other assets	59	(102)
Business inventory	(1,433)	2,930
Increase (decrease) in liabilities:
Accounts and expense payable	6,227	1,233
Other liabilities	751	793

Net cash provided by operating activities	13,393	12,366

CASH FLOWS FROM INVESTING ACTIVITIES:
Inflows from parent	39,282	53,786
Outflows to parent	(35,378)	(55,200)
Purchase of subsidiary and business assets	(735)	0
Purchase of fixed assets	(5,686)	0

Net cash used in investing activities	(2,517)	(1,414)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	—	—
Dividends paid	—	—
Loan proceeds on debt	—	—
Payments on debt	(4,981)	(9,189)

Net cash used in financing activities	(4,981)	(9,189)

Net increase (decrease) in cash and cash equivalents	5,895	1,763
Cash and cash equivalents, beginning of year	10,801	5,406

Cash and cash equivalents, end of year	$16,696	$7,169

Supplemental disclosure:
Cash paid for interest	$565	$803

Brooke Franchise Corporation

Notes to Combined Financial Statements

1.	Summary of Significant Accounting Policies

(a)	Organization

Brooke Franchise Corporation (the “Company”) was incorporated under the laws of the State of Missouri on December 22, 1986. The Company’s principal office is located in Overland Park, Kansas. The Company’s primary business purpose is franchising insurance and related businesses and providing services to its franchisees through its network of regional offices, service centers and sales centers. Other business purposes of the Company are to provide consulting services to business sellers and collateral preservation assistance to lenders.

Affiliates of the Company have entered into revenue sharing agreements with the Company which provide that any and all revenues paid under an affiliate’s name are transferred to the Company. These combined financial statements represent the financial position, results of operations, and cash flows of the resulting economic entity known as Brooke Franchise Corporation.

The Company and its affiliates are wholly owned subsidiaries of Brooke Corporation (the “Parent Company”), a Kansas corporation, whose stock is listed on the NASDAQ Stock Exchange under the symbol “BXXX”. Brooke Corporation’s registered office is located in Overland Park, Kansas.

The subsidiaries of the Company are as follows:

Brooke Agency, Inc. is a Kansas corporation. Brooke Agency acquires for investment those insurance agencies or funeral homes where local ownership is not considered critical to financial performance. Brooke Agency does not have any employees or incur operating expenses because the Company usually retains a share of the commissions to provide personnel and facilities.

Brooke Life and Health, Inc., a Kansas corporation, is a licensed insurance agency that sells life and health insurance through the Company’s network of franchise agents, subagents and insurance producers.

The American Heritage, Inc., a Kansas corporation, consults with and otherwise assists agent buyers under the trade name of Heritage Agency Consultants.

First Brooke Insurance and Financial Services, Inc. is a Texas corporation used for licensing purposes.

The American Agency, Inc., a Kansas corporation, consults with agent sellers and brokers agency sales under the trade name of Agency Business Consultants.

Brooke Funeral Services Company, LLC, a Delaware corporation, was created to offer funeral services and life insurance through the Company’s network of funeral franchisees. Brooke Funeral Services Company LLC has acquired ownership of franchise agreements from Brooke Corporation and/or the Company as part of an arrangement to preserve collateral on behalf of Brooke Credit Corporation as required by the securitization process. Brooke Funeral Services Company, LLC has contracted with Brooke Corporation and/or the Company for performance of any obligations to agents associated with all such franchise agreements.

Brooke Investments, Inc., a Kansas corporation that acquires real estate for lease to franchisees or other purposes. In addition, in order to preserve collateral interests, Brooke Investments enters into real estate leases that are subleased or licensed to franchisees.

The affiliates included in these combined statements are as follows:

Brooke Agency Services Company LLC is licensed as an insurance agency and was created to offer property, casualty, life and health insurance through the Company’s network of franchisees. Brooke Agency Services Company LLC has acquired ownership of franchise agreements from Brooke Corporation and/or the Company as part of an arrangement to preserve collateral on behalf of Brooke Credit Corporation, a wholly owned subsidiary of Brooke Corporation, as required by the securitization process. Brooke Agency Services

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

Company LLC has contracted with Brooke Corporation and/or the Company for performance of any obligations to agents associated with all such franchise agreements.

Brooke Agency Services Company of Nevada, LLC, is a licensed Nevada insurance agency that holds insurance contracts in Nevada for the Company.

(b)	Principles of Consolidation

The combined financial statements include the accounts of the Company, its subsidiaries and its affiliates. All significant intracompany accounts and transactions have been eliminated in the combining of the financial statements.

(c)	Use of Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

The following are significant estimates made by management:

•	Amount of future policy cancellations which may result in commission refunds and a corresponding reserve

•	Share of future policy cancellations due from franchisees

•	Amount of allowance for doubtful accounts

•	Share of policy commissions due to franchisees for commissions received by the Company but not yet distributed to franchisees

•	Useful lives of intangible assets

It is at least reasonably possible these estimates will change in the near term.

(d)	Cash Equivalents

For purposes of the statements of cash flows, the Company considers all cash on hand, cash in banks and short-term investments purchased with an original maturity of three months or less to be cash and cash equivalents. Restricted cash is not included in cash equivalents.

(e)	Allowance for Doubtful Accounts

The Company estimates that a certain level of accounts receivable, primarily franchisee account balances, will be uncollectible, therefore an allowance has been recognized for uncollectible amounts. The Company has established allowances of $1,666,000 and $1,466,000 at June 30, 2007 and December 31, 2006 respectively, against commission advance amounts owed by franchisees. The Company regularly assists its franchisees by providing commission advances during months when commissions are less than expected, but expects repayment of all such advances within four months. At June 30, 2007, the amount of allowance was determined after specific analysis of all franchise advances classified as “watch” status. Accounts receivable are written off when management determines that collection is unlikely. This determination is made based on management’s experience and evaluation of the debtor’s creditworthiness.

(f)	Revenue Recognition

Commission revenue on insurance policy premiums is generally recognized as of the effective date of the policies or, in certain cases, as of the effective date or billing date, whichever is later. Contingent and profit sharing commissions typically represent a share of insurance company profits on policies written by the Company. The

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

calculation of insurance company profits is usually made by the insurance company by deducting policy holder claims and insurance company expenses from policy premiums. Although the share of insurance company profits paid to the Company is affected by annual premium growth, the Company does not typically receive contingent commissions based solely on premium volume. Contingent and profit sharing commissions are generally based on prior year performance and recognized when received. Premiums due from the insured to the Company are reported as assets of the Company and as corresponding liabilities, net of commissions, to the insurance carriers.

In the event of cancellation or reduction in premiums, for policies billed by an insurance carrier, a percentage of the commission revenue is often returned to the insurance carrier and revenues are correspondingly reduced. The commission refunds are calculated by the insurance carriers and are typically deducted from amounts due to the Company from insurance carriers. The Company has estimated and accrued a liability for commission refunds of $490,000 and $535,000 at June 30, 2007 and December 31, 2006, respectively.

The Company receives fees for the placement and issuance of policies that are in addition to, and separate from, any sales commissions paid by insurance companies. As these policy fees are not refundable and the Company has no continuing obligation, all such revenues are recognized on the effective date of the policies or, in certain cases, the billing date, whichever is later.

The Company recognizes interest income when earned.

The Company receives initial franchise fees for two types of initial franchise services: basic services provided pursuant to a franchise agreement and buyers assistance plan (BAP) services provided pursuant to a consulting agreement. Agreements are typically executed, and initial franchise fees are typically paid, when a franchise is acquired or opened. Initial franchise fees are non-refundable after execution of the franchise or consulting agreement.

The initial franchise fees for basic services cover the franchisees’ access to the registered name “Brooke,” access to suppliers, and access to the Company’s internet-based management software program. These basic services are the types of services typically provided by franchisors. Delivery of these services is substantially complete when the franchise location is opened. Therefore, all such revenues are immediately recognized.

The initial franchise fees paid for BAP services cover several separate and distinct consulting tasks such as inspection report compilation, marketing profile and plan development, and operations analysis. Most of the BAP services (inspection reports, operations analysis and marketing plan development) are provided by the Company before franchise acquisition, resulting in the recognition of associated revenues when initial franchise fees are paid at closing. Although substantially all of the BAP services are performed prior to closing, the Company does not record any revenues from initial franchise fees until the actual payment of fees at closing.

Total initial franchise fees for BAP services typically vary based on a percentage of the acquired business’s revenues because the time and expertise required of the Company to perform BAP services generally varies with acquisition size. However, the time and expertise required of the Company to provide basic services and the value to franchisees of those basic services, remains the same for all franchisees (even to start up or de novo franchisees), so the amount of total initial franchise fees allocated to basic services does not vary. Accordingly, total initial franchise fees are first allocated to initial franchise fees for basic services in the amount typically charged to start up franchisees and the remainder of the total initial franchise fees is allocated to BAP services.

The Company completes its consulting obligation to business sellers at closing and is not required to perform any additional tasks for the seller. Therefore, revenues from seller consulting fees are recognized at closing.

The Company sometimes negotiates below-market interest rates on the deferred portion of purchase prices paid to business sellers. These interest rate concessions reduce the Company’s carrying value and increase the Company’s gain when sold to franchisees. Although the Company has a continuing obligation to pay the deferred portion of the purchase price when due, it is not obligated to prepay the deferred portion of the purchase price or to otherwise diminish the benefit of the below-market interest rate. Therefore, revenues from, gains on sale of businesses resulting from deferred payments to sellers are recognized at closing.

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

The Company sometimes acquires businesses that it plans to own and operate as part of its business. If it later decides to sell such businesses for a price greater than their carrying value, then it recognizes a gain. When the business is sold, the Company has no continuing obligations and, therefore, revenues from gains on sale of businesses resulting from agency sales are recognized immediately at the time of sale.

(g)	Amortizable Intangible Assets

Included in other assets are the unamortized costs of renewal rights (rights to renewal commissions received from insurance policies) purchased by the Company and through subsidiaries (Brooke Life and Health, Inc. and The American Agency, Inc.,) for businesses the Company plans to own and operate for more than one year. The balance is being amortized over a 15-year period using an accelerated 150% declining balance switching to straight-line method. The rates of amortization of Amortizable Intangible Assets are based on an estimation of the useful lives of the renewal rights of customer and insurance contracts purchased. Amortization was $31,000 and $34,000 for the six month periods ended June 30, 2007, and 2006, respectively.

The acquisition of renewal rights purchased by the Company or by its subsidiaries for businesses the Company plans to own and operate for less than one year are not classified as Amortizable Intangible Assets (see footnote 1(i)). Recent acquisitions and divestitures of Amortizable Intangible Assets are discussed in footnote 9.

Subsequent to the initial recording at fair value, the amortizable intangible asset is evaluated and measured annually for impairment. The impairment testing is performed by two different methods of analysis. The first method is a cash flow analysis to determine if there is sufficient operating cash flows. The second method is a fair market value analysis based primarily on comparative sales data. If analysis indicates that operating cash flows are insufficient or the asset’s fair value is less than its book value, then an impairment has occurred and the Company writes down the asset to the estimated fair value. No impairment was recognized for the six month periods ended June 30 2007 and 2006, respectively.

(h)	Income Taxes

The Company files its federal income tax return on a consolidated basis with the Parent Company. The Company recorded a provision for income tax expense of $1,439,000 and $2,153,000 for the six month periods ended June 30, 2007 and 2006, respectively.

(i)	Investment in Businesses

The amount of assets included in the “Investment in Businesses” category is the total of purchase prices paid, or market prices if lower, for business assets that the Company acquires to hold in inventory for sale to its franchisees. These assets are carried at the lower of cost or market because they are available for sale and not held for investment. Typically the Company acquires and sells the business assets simultaneously. If the assets are not sold simultaneously then the Company operates the business until sold and records the income and expense associated with the business. The number of businesses purchased for this purpose for the six month periods ended June 30, 2007 and 2006 was 11 and 26, respectively. Correspondingly, the number of businesses sold from inventory for the six months ended June 30, 2007 and 2006 was 9 and 28, respectively. At June 30, 2007 and December 31, 2006, the “Investment in Businesses” inventory consisted of 5 businesses and 3 businesses, respectively with fair market values totaling $3,766,000 and $2,333,000, respectively.

(j)	Gain or Loss on Sale of Businesses

“Investment in Businesses” gains or losses are the difference between the business’ sales price and the business’ book value, which is carried at the lower of cost or market. Businesses are typically sold in the same units as purchased. However, in instances where a part, or segment, of a business unit is sold, then management estimates the fair market value of the segment of the business unit being sold and the difference between the sales price and the

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

resulting fair market value estimation is the amount of the gain or loss. Any such fair market value estimation is evaluated for reasonableness by comparing the market value estimation of the segment to the book value for the entire business unit. Fair market value estimations are based on comparable sales information that takes into consideration business characteristics such as customer type, customer account size, supplier size and billing methods.

(k)	Buyer Assistance Plan

As part of its initial services to franchisees, the Company sometimes assists franchisees with the conversion of acquired businesses into its franchise system pursuant to a Buyers Assistance Plan (BAP). Substantially all of the BAP services (inspection reports, operations analysis and marketing plan development) are typically provided by the Company before an acquisition closes and, therefore, typically recognizes all of the initial franchise fee revenue for buyers assistance plans at the time of closing.

(l)	Other Receivables

Included in this category are reimbursements due from franchisees and agents for possible cancellation of policies and receivables from sellers for consulting fees and other services. Most of these amounts are collected within 30 days from franchisees and agents and all amounts are collected within 12 months from date of recording.

(m)	Restricted Cash

The Company holds insurance commissions for the special purpose entities Brooke Acceptance Company, LLC, Brooke Captive Credit Company 2003, LLC, Brooke Securitization Company 2004A, LLC, Brooke Capital Company, LLC, Brooke Securitization Company V, LLC, and Brooke Securitization Company 2006-1, LLC wholly owned subsidiaries of Brooke Credit Corporation, for the purpose of making future loan payments and the use of these funds is restricted. The amount of commissions held at June 30, 2007 and December 31, 2006 was $685,000 and $615,000, respectively.

(n)	Advertising

The Company expenses the costs of advertising as they are incurred. Total advertising and marketing expense for the six month periods ended June 30, 2007 and 2006 was $7,371,000 and $7,033,000, respect

(o)	Advertising Supply Inventory

In conjunction with the construction of an advertising marketing center in Phillipsburg, Kansas, the Company now retains large quantities of marketing materials that franchisees use to promote their businesses. These marketing supplies may be held in inventory for a period of up to 12 months before delivery to franchisees.

2.	Transactions with Parent Company

The Company is a wholly owned subsidiary of Brooke Corporation. The Company relies on Brooke Corporation to provide facilities, administrative support, cash management, and accounting services. For the six month periods ended June 30, 2007 and 2006, the total amount paid to the parent company was $1,500,000 and $2,400,000, respectively.

The majority of cash required for operations is kept in a common corporate checking account and amounts due to or amounts due from the Parent Company are netted, and recorded on the balance sheet as a parent company receivable or parent company payable, accordingly. The parent company receivable at June 30, 2007 and December 31, 2006 resulted primarily from the additional cash generated from the Company’s purchase and sale of business activity. At June 30, 2007 and December 31, 2006, the Company reported receivable from parent company of $23,014,000 and $27,926,000, respectively, as a result of this activity.

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

At June 30, 2007 and December 31, 2006, the Company reported income tax payable to parent of $1,362,000 and $1,485,000, respectively. The income tax payable to parent is the result of the provision for income tax expense.

3.	Property and Equipment

The Company purchased Brooke Investments, Inc. in May 2007 which had approximately $6,295,000 in net assets. The Company also purchased net assets of $5,686,000 from Brooke Corporation. A summary of property and equipment and depreciation is as follows:

	June 30,	December 31,
	2007	2006
	(In thousands)

Furniture	$4,316	$0
Office and computer equipment	3,296	0
Automobiles and airplanes	1,013	0
Building and leasehold improvements	6,780	250
Land	202	0

	15,607	250
Less: Accumulated depreciation	(3,376)	0

Property and equipment, net	$12,231	$250

Depreciation expense	$15	$0

4.	Bank Loans and Notes Payable

	June 30,	December 31,
	2007	2006
	(In thousands)

Seller notes payable. These notes are payable to the seller of businesses that the Company has purchased and are collateralized by assets of the businesses purchased. Some of these notes have an interest rate of 0% and have been discounted at a rate of 5.50% to 9.75% and maturities range from January 2007 to January 2011. A particular seller note payable has an interest rate of 7.00% and matures September 2015	$23,677	$18,738
Company debt with banks. These notes are payable to banks and collateralized by various assets of the Company. Interest rates on these notes range from 7.75% to 8.5%. Maturities range from July, 2007 to September, 2021	11,280	8,500
Brooke Credit Corporation., Interest rates on these notes range from 11.75% to 12.25%. Maturities range from October, 2011 January, 2021. Collateralized by various assets of the Company	3,023	1,099

Total bank loans and notes payable	37,980	28,337
Less: Current maturities and short-term debt	(28,087)	(21,006)

Total long-term debt	$9,893	$7,331

Seller notes payable are typically the deferred portion of purchase prices paid by the Company to acquire insurance agencies for resale by the Company to franchisees. Seller notes payable are secured by a collateral interest in the insurance policy renewal rights purchased by the Company. Sellers typically agree that their security interests are subordinate to Brooke Credit Corporation’s security interests in the renewal rights of the agency, which also collateralize the loans by Brooke Credit Corporation to franchisees. The renewal rights associated with the collateral interests of seller notes payable had estimated annual commissions of $51,413,000 and $39,369,000 at June 30, 2007 and December 31, 2006, respectively.

None of the Amortizable Intangible Assets described in footnote 1(g) and none of the Acquisitions and Divestitures described in footnote 9, were financed with seller notes payable at June 30, 2007 or December 31, 2006.

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

Interest incurred on bank loans and notes payable for the six month periods ended June 30, 2007, and 2006 was $1,258,000, and $820,000, respectively. Interest payable was $1,425,000 and $757,000 at June 30, 2007 and December 31, 2006, respectively.

The future scheduled maturities of debt are as follows:

(In thousands)

Years Ending June 30,
2008	$28,087
2009	4,496
2010	1,018
2011	618
2012	464
Thereafter	3,297

$37,980

5.	Income Taxes

Net income tax expense is the tax calculated for the year based on the Company’s estimated effective tax rate.

Reconciliation of the U.S. federal statutory tax rate to the Company’s effective tax rate on pretax income, based on the dollar impact of this major component on the current income tax expense:

	June 30,	June 30,
	2007	2006

U.S. federal statutory tax rate	38%	38%
State statutory tax rate	4%	4%
Miscellaneous	(4)%	(4)%

Effective tax rate	38%	38%

6.	Employee Benefit Plans

Brooke Corporation has a defined contribution retirement plan covering substantially all employees of the Company. Employees may contribute up to the maximum amount allowed pursuant to the Internal Revenue Code, as amended. Effective January 1, 2007, the Company elected to match 50% of the employee’s up to a maximum of 3% of compensation for the year, subject to a maximum contribution per individual of $3,000 per plan year. The employer contribution of $110,000 was charged to expense for the six month period ended June 30, 2007. No employer contributions were charged to expense for the six month period ended June 30, 2006.

7.	Concentration of Credit Risk

The Company maintains cash balances at several banks. At June 30, 2007, the Company had account balances of $12,443,000, which exceeded the insurance limit of the Federal Deposit Insurance Corporation.

8.	Related Party Information

Transactions with Brooke Corporation, the Parent Company are described in footnote 2.

Brooke Credit Corporation, a wholly owned subsidiary of Brooke Corporation, is a licensed finance company that originates loans to franchisees of the Company. Brooke Credit Corporation funds the loans it originates by selling loan participation and asset backed securities to community banks and other finance companies. In 2003, Brooke Credit worked with Standard and Poors, to create a new securitization asset class for insurance agency loans. To date there have been six securitizations completed. Brooke Credit Corporation has executed promissory notes with a majority of businesses that have franchise agreements with the Company. These notes reduce the receivables for the Company from franchisees.

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

In connection with originated loans through Brooke Credit Corporation, beginning in 2004 the Company entered into a Collateral Preservation Agreement with Brooke Credit Corporation. Under this agreement, the Company provides Brooke Credit Corporation with collateral preservation services and assistance with loss mitigation of distressed loans. On certain loan types, the Company is compensated by upfront and ongoing fees paid by Brooke Credit Corporation. For the six month periods ended June 30, 2007 and 2006, $1,312,000, and $982,000 in compensation was paid to the Company for services provided under these agreements. At June 30, 2007 and December 31, 2006 Brooke Credit Corporation owed $735,000 and $153,000, respectively to the Company under this agreement.

Brooke Brokerage Corporation, a wholly owned subsidiary of Brooke Corporation, serves as the parent holding company of the subsidiaries involved in the brokerage segment of Brooke Corporation. It is the direct owner of 100% of the ownership of CJD & Associates, LLC. Although Brooke Brokerage Corporation is categorized as an operating subsidiary, all of its operations are conducted through CJD & Associates, LLC. CJD & Associates, LLC is a licensed insurance agency that sells hard-to-place and niche insurance on a wholesale basis, under the trade name Davidson-Babcock, and brokers loans for general insurance agencies, captives insurance agencies, funeral homes and other small businesses. The Company refers business to Brooke Brokerage Corporation as part of a strategy to generate additional revenues from the Company’s customers without additional cost to customers by providing brokerage services that would otherwise be provided by a third party.

The Company has various note payable to Brooke Credit Corporation totaling $3,023,000 at June 30, 2007. Of this amount, $2,982,000 has been sold by Brooke Credit to participating lenders. Interest rates are variable and range from 11.75% to 12.25% at June 30, 2007. Maturities range from October, 2011 to January, 2021.

The DB Group, Ltd., a wholly owned subsidiary of Brooke Corporation, is a captive insurance company incorporated in Bermuda. The DB Group, Ltd. insures a portion of the professional insurance agents’ liability exposure of the Company, its affiliated companies and its franchisees and had a policy in force on December 31, 2006 that provided $5,000,000 of excess professional liability coverage.

Anita Lowry is the sister of Robert D. Orr, Chief Executive Officer of Brooke Corporation and Leland G. Orr, Chief Financial Officer of Brooke Corporation and the mother of Michael S. Lowry, Chief Executive Officer of Brooke Credit Corporation and is married to Don Lowry. Don and Anita Lowry are shareholders of American Heritage Agency, Inc. of Hays, Kansas. The Company and American Heritage Agency, Inc. entered into a franchise agreement on February 28, 1999 pursuant to which American Heritage Agency, Inc. participates in the Company’s franchise program.

9.	Acquisitions and Divestitures

In May 2007, the Company acquired 100% of the outstanding shares of Brooke Investments, Inc. from Brooke Corporation for $663,000.

10.	Intangible Assets

There are no intangible assets with indefinite useful lives at June 30, 2007 and December 31, 2006,. The intangible assets with definite useful lives have a value of $584,000 and $614,000 at June 30, 2007 and December 31, 2006, respectively. Amortization expense on intangible assets, including those sold during the year, was $31,000 and $34,000 for the six month periods ended June 30, 2007 and 2006, respectively.

Amortization expense for amortizable intangible assets for the years ended June 30, 2008, 2009, 2010, 2011 and 2012 is estimated to be $58,000, $53,000, $47,000, $42,000 and $37,000.

11.	Supplemental Cash Flow Disclosures

Business inventory decreased from December 31, 2006 to June 30, 2007. During the six month periods ended June 30, 2007 and 2006, the statements of cash flows reflect the purchase of businesses into inventory provided by sellers totaling $11.021,000, and $9,542,000, respectively, the write down to realizable value of inventory of $300,000, and $550,000, respectively, and the change in inventory of $(1,433,000) and $2,930,000, respectively.

Brooke Franchise Corporation

Notes to Combined Financial Statements — (Continued)

	2007	2006
	(In thousands)

Purchase of business inventory	$(18,439)	$(19,672)
Sale of business inventory	27,727	31,594

Net cash provided from sale of inventory	9,288	11,922
Cash provided by sellers of business inventory	(11,021)	(9,542)

Write down to realizable value of inventory	300	550

(Increase) decrease in inventory on balance sheet	$(1,433)	$2,930

12.	New Accounting Standards

On July 14, 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes,” an Interpretation of SFAS 109, “Accounting for Income Taxes.” FIN 48 prescribes guidance to address inconsistencies among entities with the measurement and recognition in accounting for income tax positions for financial statement purposes. Specifically, FIN 48 addresses the timing of the recognition of income tax benefits. FIN 48 requires the financial statement recognition of an income tax benefit when the company determines that it is more-likely-than-not that the tax position will be ultimately sustained. FIN 48 is effective for fiscal years beginning after December 15, 2006, which, for the Company, is fiscal year 2007. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which provides enhanced guidance for using fair value measurements in financial reporting. While the standard does not expand the use of fair value in any new circumstance, it has applicability to several current accounting standards that require or permit entities to measure assets and liabilities at fair value. This standard defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Application of this standard is required for the Company beginning in 2008. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This statement is effective as of the end of the fiscal year ending after December 15, 2006, which, for the Company, is fiscal year 2007. The Company believes this will not have a material impact to the financial statements.

13.	Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

14.	Contingencies

Various lawsuits have arisen in the ordinary course of the Company’s business. In each of the matters and collectively, the Company believes the ultimate resolution of such litigation will not result in any material adverse impact to the financial statements, operations or cash flows of the Company.

Report of Independent Auditors

Board of Directors
Delta Plus Holdings, Inc. and Subsidiaries

We have audited the accompanying balance sheets Delta Plus Holdings, Inc. and Subsidiaries (“the Company”) as of December 31, 2006 and 2005 and the related statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes the consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta Plus Holdings, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Jacksonville, Florida
April 30, 2007

Delta Plus Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of December 31,
	2006	2005

ASSETS
Investments available for sale
Fixed maturity securities	$8,588,259	$8,166,120
Equity securities	621,743	550,332

Total Investments	9,210,002	8,716,452
Cash and cash equivalents	1,164,036	2,244,164
Accounts receivable	412,105	422,286
Premiums receivable	2,154,945	1,355,618
Ceding commission receivable	—	190,554
Reinsurance recoverable — paid losses	222,326	386,191
Reinsurance recoverable — unpaid losses	2,113,167	1,835,019
Prepaid reinsurance premiums	910,228	609,154
Deferred policy acquisition costs	365,378	281,523
Income tax receivable	683,254	12,706
Net deferred income tax asset	405,129	433,592
Note receivable-related party	163,401	163,401
Goodwill	944,790	980,843
Other assets	1,326,214	1,076,698

Total Assets	$20,074,975	$18,708,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Loss and loss adjustment expenses	$7,749,327	$7,221,220
Unearned premiums	3,033,170	2,029,591
Reinsurance payable	857,691	845,648
Accounts payable and accrued expenses	762,785	416,816
Notes payable	5,202,789	5,378,280
Other liabilities	1,201,284	1,577,663

Total Liabilities	18,807,046	17,469,218

Stockholders’ Equity:
Common stock $1 par, 30,000 shares authorized, 1,000 issued and outstanding	1,000	1,000
Accumulated other comprehensive income	(127,362)	(100,797)
Retained earnings	1,394,291	1,338,780

Total Stockholders’ Equity	1,267,929	1,238,983

Total Liabilities and Stockholders’ Equity	$20,074,975	$18,708,201

See accompanying notes to the consolidated financial statements.

Delta Plus Holdings, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

	Years Ended December 31,
	2006	2005

Revenues
Premiums earned	$9,715,210	$9,702,180
Commission income	3,799,245	3,048,762
Management fees earned	1,479,046	1,099,336
Net investment income	346,131	321,105
Net realized gains/(losses) on sales of investments	100,299	(9,808)
Other income	266,159	214,531

Total Revenues	15,706,090	14,376,106

Expenses
Losses and loss adjustment expenses	6,836,572	6,084,269
General and administrative expenses	8,986,668	7,417,243
Interest expense	413,046	442,620

Total Expenses	16,236,286	13,944,132

(Loss)/Income Before Federal Income Taxes	(530,196)	431,974
Federal income tax benefit/(expense)	585,707	(188,625)

Net Income	$55,511	$243,349

Other Comprehensive Income, net of tax
Net Income	$55,511	$243,349
Net unrealized holding losses arising during the period	(92,762)	(120,944)
Less: reclassification adjustment for realized gains/(losses) included in net income	66,197	(6,473)

Other Comprehensive Loss	(26,565)	(127,417)

Comprehensive Income	$28,946	$115,932

See accompanying notes to the consolidated financial statements.

Delta Plus Holdings, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

		Accumulated
		Other		Total
		Comprehensive	Retained	Stockholders’
	Common Stock	Income	Earnings	Equity

Balance at January 1, 2005	$1,000	$26,620	$1,095,431	$1,123,051
Other comprehensive loss	—	(127,417)	—	(127,417)
Net income	—	—	243,349	243,349

Balance at December 31, 2005	1,000	(100,797)	1,338,780	1,238,983
Other comprehensive loss	—	(26,565)	—	(26,565)
Net income	—	—	55,511	55,511

Balance at December 31, 2006	$1,000	$(127,362)	$1,394,291	$1,267,929

See accompanying notes to the consolidated financial statements.

Delta Plus Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2006	2005

Cash flows from operating activities
Net income	$55,511	$243,349
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized (gains)/losses of investments	(100,299)	9,808
Deferred federal income taxes	22,940	(40,677)
Depreciation and amortization	165,716	254,443
Changes in assets and liabilities:
Reinsurance recoverable	76,271	294,237
Accounts receivable	10,182	(328,315)
Premiums receivable	(799,327)	146,638
Other assets, net	(1,578,391)	454,049
Losses and loss adjustment expenses	528,107	385,376
Unearned premiums, net	1,003,579	(337,151)
Reinsurance payable	12,043	(606,596)
Accounts payable and accrued expenses	345,969	65,395

Net cash from operating activities	(257,699)	540,556

Cash flows from investing activities
Cost of investments purchased	(2,085,981)	(2,279,982)
Proceeds from sales and maturities of investments	1,646,299	1,129,545
Cost of fixed asset purchased	(207,257)	(180,500)

Net cash from investing activities	(646,939)	(1,330,937)

Cash flows from financing activities
Proceeds from issuance of long-term debt	153,161	131,003
Repayments on long-term debt	(328,651)	(634,307)

Net cash from financing activities	(175,490)	(503,304)

Net change in cash and cash equivalents	(1,080,128)	(1,293,685)
Cash and cash equivalents, beginning of year	2,244,164	3,537,849

Cash and cash equivalents, end of year	$1,164,036	$2,244,164

Supplemental disclosure of cash flow information
Income taxes paid	$40,500	$270,079

Interest expense paid	$413,045	$442,620

See accompanying notes to the consolidated financial statements.

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005

Note A —	Organization and Significant Accounting Policies

Organization

Delta Plus Holdings, Inc. (“Delta Plus”) is an insurance holding company based in Kansas City, Missouri. These financial statements include the accounts of Delta Plus Holdings, Inc. and its wholly-owned subsidiaries (collectively referred to as the “Company”). All significant intercompany balances and transactions have been eliminated. Significant wholly-owned subsidiaries include:

•	Traders Insurance Connection, Inc.

•	Traders Insurance Company

•	Professional Claims, Inc.

•	Christopher Joseph & Company

Traders Insurance Connection, Inc. (“Connection”) provides professional management services to its subsidiaries and clients including sales management, underwriting and servicing of personal lines insurance products. Connection also provides business planning, personnel consulting, general marketing, financial management and maintenance of accounting records for its affiliates. Revenue is earned principally through commissions and management and processing fees which are recognized as income in the month in which the services are performed.

Traders Insurance Company (“TIC”) is a Missouri domiciled property-casualty insurance company that writes non-standard private passenger auto liability and physical damage business in the states of Arkansas, Missouri, Kansas, Oklahoma and New Mexico. TIC’s products are marketed through independent agents, as well as through Christopher Joseph & Company (“CJC”), an affiliated insurance agency. Sales through CJC account for approximately 45% of the TIC’s premium revenue.

Professional Claims, Inc. (“PCI”) operates as an independent claims adjusting company for TIC and other unrelated insurance companies, providing for the investigation and adjusting of insurance claims. Revenue is earned principally through the services provided by staff examiners, adjusters, appraisers and clerical assistance based on a percentage of net written premiums. Service fees and investigation activity income are recognized as income in the month in which the services are performed.

Christopher Joseph & Company (“CJC”) operates 36 and 30 retail insurance offices as of December 31, 2006 and 2005, respectively. The retail offices are located in Missouri, Kansas, Florida and Oklahoma. CJC markets and produces personal and commercial products for TIC and a number of other non-affiliated insurance companies.

As further discussed in Note J, subsequent to year end the Company entered into a stock purchase agreement with Brooke Corporation (“Brooke”), a publicly registered company traded on the NASDAQ, to sell 100% of the issued and outstanding shares of common stock.

Basis of Reporting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

The Company’s marketable securities are classified as available-for-sale and carried at fair value based on quoted market prices. Unrealized gains and losses on securities are reported as a part of accumulated other

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

comprehensive income, net of deferred income taxes. Realized gains and losses on sales are computed by the specific identification method at the time of disposition. Impairments that are other than temporary are recognized as realized losses. For the years ended December 31, 2006 and 2005, management has determined that no investments had unrealized losses that were other than temporary.

Cash and Cash Equivalents

Cash and cash equivalents include bank deposits and all highly-liquid investments with original maturities of three months or less. Cash and cash equivalents include amounts on deposit with financial institutions in excess of FDIC insured limits. Management has taken steps to mitigate any credit risk by having the financial institutions invest funds in excess of the FDIC insured limit in securities outside the financial institution.

Liability for Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses represents the estimated ultimate cost of all reported and unreported losses that are unpaid as of the balance sheet date. The liability for unpaid losses and loss adjustment expenses includes individual case-basis valuations and supplemental reserves calculated based on historical data and statistical analyses, and are not discounted. Although variability is inherent in such estimates, management believes that the liability for losses and loss adjustment expenses is adequate. The methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in the period determined. As adjustments to these estimates become necessary, such adjustments are reflected in current operations. In establishing its liability for losses and loss adjustment expenses, the Company utilizes the findings of an independent actuary.

Premiums

Premiums are earned using a monthly pro-rata basis over the terms of the policies to which they relate. Amounts relating to the unexpired portion of policies in force at the balance sheet date are recorded as unearned premiums. Premiums ceded pursuant to reinsurance agreements are recognized ratably over the terms of the underlying policies to which they relate and are netted against premiums earned.

Reinsurance

The Company relies on ceded reinsurance to limit its retained insurance risk as described further in Note B. In entering into reinsurance agreements, management considers a variety of factors including the creditworthiness of reinsurers. In preparing financial statements, management makes estimates of amounts receivable from reinsurers that include consideration of amounts, if any, estimated to be uncollectible based on an assessment of factors including an assessment of the creditworthiness of the reinsurers. Management has determined that no provision for uncollectible reinsurance recoveries is necessary as of December 31, 2006 and 2005.

Reinsurance recoverable on unpaid losses includes estimated amounts of unpaid losses and loss adjustment expenses that are expected to be recoverable from reinsurers pursuant to reinsurance agreements. Such amounts have been estimated using actuarial assumptions consistent with those used in establishing the related liability for losses and loss adjustment expenses. Reinsurance does not relieve the Company of its obligations to policyholders pursuant to its insurance policies.

Commission Income

Commission income on insurance policies placed with unaffiliated carriers is recognized at the effective date of the policy.

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

Deferred Policy Acquisition Costs

Commissions, premium taxes and other costs of acquiring insurance that vary with and are primarily related to the production of new and renewal business are deferred and amortized over the terms of the policies to which they relate. Acquisition costs incurred during 2006 and 2005 were $1,149,227 and $1,389,568, respectively. Management reviews deferred amounts for recoverability and has determined such amounts to be fully recoverable at December 31, 2006 and 2005. Management anticipates investment income in evaluating the recoverability of deferred policy acquisition costs.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in previous business combinations. As of December 31, 2006 and 2005 the net carrying value of goodwill was $994,790 and $980,843, respectively. Goodwill is not amortized, but tested at least annually for impairment. For the years ended December 31, 2006 and 2005, management has determined that there was no impairment of the goodwill asset.

Other intangible assets include the value assigned to a six-year non-compete agreement with the prior owners of an acquired company. The estimated value is being amortized over the term of the non-compete agreement. The net carrying value of the other intangible asset is $0 and $36,053 as of December 31, 2006 and 2005, respectively. Amortization expense amounted to $36,053 and $144,216 for the years ended December 31, 2006 and 2005, respectively.

Income Taxes

The Company files a consolidated federal income tax return and separate state and local returns. The Company records deferred income taxes using the asset and liability method to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts.

Reclassifications

Certain balances in the 2005 financial statements have been reclassified to conform to the 2006 presentation.

Note B —	Insurance Activity

A reconciliation of direct to net premiums, on both a written and an earned basis is as follows:

	Direct	Ceded	Net

2006
Premiums written	$14,882,450	$4,464,735	$10,417,717
Change in unearned premiums	(1,003,579)	(301,074)	(702,507)

Premiums earned	$13,878,871	$4,163,661	$9,715,210

2005
Premiums written	$13,523,342	$4,056,974	$9,466,368
Change in unearned premiums	336,875	101,063	235,812

Premiums earned	$13,860,217	$4,158,037	$9,702,180

Ceded reinsurance agreements provide the Company with increased capacity to write larger risks and maintain its exposure to loss within its capital resources. Effective June 1, 2006 and 2005, the Company entered into Automobile Quota Share Reinsurance Agreements with one reinsurance company whereby it cedes 30% of written premium and losses incurred for both years. Reinsurance recoverable on paid and unpaid losses is due from Dorinco Reinsurance Company (“Dorinco”).

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

Reinsurance recoveries deducted from incurred loss and loss adjustment expenses amounted to $3,044,080 and $2,543,253 for the years ended December 31, 2006 and 2005, respectively. Commissions on ceded reinsurance in the amounts of $1,348,427 and $1,725,547 for 2006 and 2005, respectively, are included as a reduction of other underwriting expenses in the consolidated statements of income.

Activity in the liability for loss and loss adjustment expense is as follows (in thousands):

	2006	2005

Gross liability as of January 1,	$7,221	$6,836
Less: reinsurance recoverables on paid losses	(1,835)	(1,696)

Net liability as of January 1,	5,386	5,140
Incurred related to:
Current year	6,542	6,532
Development of prior years	295	(448)

Total incurred during the year	6,837	6,084

Paid related to:
Current year	(3,250)	(3,075)
Prior years	(3,337)	(2,763)

Total paid	(6,587)	(5,838)

Net liability, December 31,	5,636	5,386
Plus: reinsurance recoverable on unpaid losses	2,113	1,835

Gross liability as of December 31,	$7,749	$7,221

The liability for losses and loss adjustment expenses at December 31, 2006 relating to the prior years increased due to the following: the Company had the opportunity to settle a 1999 claim that management believed at best the plaintiff had a remote chance of success. However, the damages were significant enough if the plaintiff was to prevail that management was willing to mediate the matter in late December of 2006. The Company had not previously reserved for this file due to its remote nature. The Company agreed to a settlement in January of 2007. The Company paid a net amount after reinsurance of $230,000. Due to the facts known in January a net reserve was set at December 31, 2006 in the amount of $230,000.

Note C —	Investments

The amortized cost and estimated fair value of investments in marketable securities as of December 31, 2006 and 2005 are summarized as follows:

	Cost/	Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
At December 31, 2006	Cost	Gains	Losses	Value

Fixed maturity securities:
U.S. Government securities	$3,322,355	$974	$(83,732)	$3,239,597
Corporate debt securities	3,814,627	10,686	(76,732)	3,748,581
US Treasury securities	1,618,959	752	(19,630)	1,600,081

Total fixed maturity securities	$8,755,941	$12,412	$(180,094)	$8,588,259

Equity securities	$647,035	$22,313	$(47,605)	$621,743

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

	Cost/	Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
At December 31, 2005	Cost	Gains	Losses	Value

Fixed maturity securities:
U.S. Government securities	$3,072,483	$2,217	$(92,274)	$2,982,426
Corporate debt securities	3,529,771	21,487	(72,864)	3,478,394
US Treasury securities	1,718,773	1,993	(15,466)	1,705,300

Total fixed maturity securities	$8,321,027	$25,697	$(180,604)	$8,166,120

Equity securities	$547,672	$68,108	$(65,448)	$550,332

Proceeds from maturities of bonds during 2006 were $1,000,000. Proceeds from sales and maturities of bonds during 2005 were $1,060,356; gross gains of $895 and gross losses of $2,075 were realized on those sales.

Proceeds from sales of common stock during 2006 were $646,299; gross gains of $107,862 and gross losses of $7,563 were realized on those sales. Proceeds from sales of common stock during 2005 were $69,189; gross gains of $5,097 and gross losses of $13,725 were realized on those sales.

There were 77 fixed maturity securities with unrealized losses as of December 31, 2006. At December 31, 2006, there were 64 fixed maturity securities with aggregate unrealized losses of $162,199 in a loss position for more than 12 months. There were 16 equity securities with unrealized losses as of December 31, 2006. At December 31, 2006, there were 11 equity securities with aggregate unrealized losses of $39,026 in a loss position for more than 12 months. Management has determined that none of the unrealized losses represent other than temporary impairment giving consideration to the period the securities have been in an unrealized loss position and the mild severity of the unrealized loss as compared to the amortized cost of the security.

	Less Than Twelve Months		Twelve Months or Greater
		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses

Description of security
US Government securities	$298,554	$(1,446)	$2,839,983	$(82,286)
Corporate debt securities	675,339	(15,035)	2,184,078	(61,697)
US Treasury securities	349,175	(1,413)	1,150,157	(18,216)

Total fixed maturity securities	$1,323,068	$(17,894)	$6,174,218	$(162,199)

Equity securities	$90,430	$(8,579)	$133,625	$(39,026)

Securities on deposit with state insurance departments in accordance with statutory reserve deposit requirements, had an amortized cost of $2,579,602 and $1,926,199 as of December 31, 2006 and 2005, respectively.

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

Amortized cost and estimated fair value of fixed maturity securities at December 31, 2006 by contractual maturity, are as follows:

	Amortized	Fair
	Cost	Value

Maturity:
In 2007	$1,400,847	$1,395,025
In 2008-2011	4,444,978	4,365,170
In 2012-2016	2,538,081	2,467,042
In 2016-2020	372,035	361,022

Total fixed maturity securities	$8,755,941	$8,588,259

The actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Major categories of the Company’s net investment income are summarized as follows:

	2006	2005

Investment income:
Fixed maturity securities	$394,587	$345,640
Equity securities	10,564	9,153
Cash and cash equivalents	15,167	31,856
Other invested assets	41,524	43,011

Gross investment income	461,842	429,660
Investment expense	(115,711)	(108,555)

Net investment income	$346,131	$321,105

Note D —	Significant Agreements and Related Party Transactions

The Company leases its principal office facilities from Concannon Properties, a related party through common ownership, and also provides management services to Concannon Properties. Effective January 1, 2003, the lease was amended to be a one-year automatically renewable term. Rent expense for 2006 and 2005 totaled $171,564 for each year.

The Company has a non-interest bearing note receivable from a related party, through common ownership, in the amount of $163,401 as of December 31, 2006 and 2005. The receivable represents payments made on a life insurance policy insuring an owner of the Company, on behalf of the related party. The related party will repay the receivable from the proceeds of the insurance policy.

As discussed further in Note I to the financial statements, the Company has a note payable due to a relative of a significant shareholder for $250,000 and bears interest at 10%.

Effective September 1, 2003, Connection entered into an Automobile Insurance Service Agreement with NAU Country Insurance Company (NAU), where Connection is the managing general agent and NAU acts as a fronting company for Dorinco. Under this agreement, for the policy years prior to 2004, Connection was allowed a provisional commission equal to 7% (minimum as per the agreement) of ceded premium. From October 1, 2004 through October 1, 2005 the provisional commission was increased to 27% for the year and then subsequently decreased to 7% prospectively. As a result of the increase, the Company has accrued additional commission equal to the provisional commission of 27% less the minimum of 7% due NAU of $373,088, included in other liabilities and

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

a receivable due from NAU for $151,443, included in other assets. The provisional commission of 27% is subject to adjustment on October 1, 2008 based on features contained in the underlying reinsurance agreement.

Note E —	Federal Income Taxes

The provision for federal income tax differs from the amount derived by applying the statutory federal tax rates to pretax income for financial reporting purposes due primarily to tax exempt interest income, the dividends received deduction, realized loss and net operating loss carryforwards. The components of the provision for federal income tax for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005

Current income tax (benefit) expense	$(219,242)	$176,609
Prior year (over) under accrual	(389,405)	50,067
Deferred income tax expense (benefit)	22,940	(38,051)

Federal income tax expense	$(585,707)	$188,625

Deferred income taxes arise from the temporary differences in the valuation of certain assets and liabilities as determined for financial reporting purposes and income tax purposes. Such temporary differences relate primarily to the deferral of policy acquisition costs, recognition of loss and LAE reserves, unearned premiums and unrealized gains on securities. Although realization is not assured, management believes that more likely than not all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable could be reduced in the near term if estimates of future taxable income are reduced.

The components of the net deferred tax asset at December 31 are as follows:

	2006	2005

Deferred tax asset:
Discounting of unpaid losses and LAE	$141,215	$134,952
Unearned premiums	144,360	98,345
Net operation loss carryforward	43,827	43,827
Capital loss carryforwards	10,983	48,097
Amortization of other intangible asset	135,721	118,564
Unrealized losses on investments	77,418	83,658
Other	47,200	70,830

Total deferred tax assets	600,724	598,273
Deferred tax liabilities:
Deferred acquisition costs	182,894	132,787
Unrealized gains on investments	11,807	31,894
Other	894	—

Total deferred tax liabilities	195,595	164,681

Net deferred income tax asset	$405,129	$433,592

The deferred tax asset for the NOL carryforwards has limitations as to their utilization due to the merger with CJC in 2002. Net operating loss carryforwards totaling $128,903 begin to expire in 2012. Realization is dependent on CJC generating sufficient taxable income prior to the expiration of the loss carryforwards.

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

Note F —	Profit Sharing and Retirement Plan

The Company offers a Profit Sharing/401(k) plan (“the Plan”) for eligible employees. Under the Plan, subject to certain criteria, employees are eligible to participate on the first day of the month following ninety days of service. Participants can contribute up to the IRS limitation each calendar year. The Company matches 25% of the employee’s contributions up to a maximum of 8% of the employee’s respective compensation level. During 2006 and 2005, the Company contributed $27,489 and $25,906, respectively, to these plans.

Note G —	Commitments

The Company leases office space and equipment under noncancelable operating leases with terms in excess of one year. In addition, the Company pays all taxes, insurance and maintenance costs. Total lease expenses, including maintenance for the years ended December 31, 2006 and 2005 were $685,737 and $507,981, respectively. Minimum future obligations under noncancelable leases excluding the related party lease disclosed in Note D, are as follows:

Amount

2007	$389,510
2008	292,513
2009	201,033
2010	49,705
Thereafter	—

$932,761

Note H —	Dividend Restrictions

The amount of dividends which can be paid by a Missouri domiciled insurance company is subject to restrictions. The unassigned deficit TIC reported to the Missouri Department of Insurance was $1,220,486 and $525,214 as of December 31, 2006 and 2005, respectively. Approval of the Missouri Director of Insurance is required for any extraordinary dividend. Traders Insurance Company made an extraordinary distribution of $225,000 to Connection with the approval of the Missouri Department of Insurance. Traders Insurance Company reported statutory (loss)/income of $(1,084,636) and $327,112 for the years ended December 31, 2006 and 2005, respectively. Traders Insurance Company’s statutory capital and surplus for 2006 and 2005 was $4,390,525 and $5,310,797, respectively.

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

Note I —	Notes Payable

The Company has several notes payable at December 31 as follows:

	2006	2005

Note payable to Dorinco bearing interest at 8%; due April 2014; minimum principle payments of $250,000 every two years, which can be accelerated based on cash flow results of certain subsidiaries; collateralized by the stock of Delta Plus, Connection, CJC, TIC and Professional Claims, Inc.	$4,566,586	$4,816,586
Non-interest bearing installment payment obligation on a non-compete agreement; original obligation discounted to present value using a rate of 10.25%, 60 monthly installments of $16,670 beginning May 1, 2000, followed by 12 monthly installments of $12,500 until paid in full	—	36,868
Note payable to relative of significant shareholder bearing interest at 10%; monthly payments of interest only until December 2007, at which time the entire principle balance becomes due and payable. Automatic renewal in December 2007 unless full payment demanded	250,000	250,000
Various individual notes payable with combined payments ranging from $476 to $4,262 per month; interest rates ranging from 0% to 9%; collateralized by personal property; payable through May 2010	386,203	274,826

Total long-term debt	$5,202,789	$5,378,280

Aggregate maturities of notes payable at December 31, 2006 are as follows:

2007	$522,188
2008	273,316
2009	23,620
2010 and thereafter	4,383,665

$5,202,789

Note J —	Subsequent Event

On February 5, 2007, a Stock Purchase Agreement was executed whereby Brooke acquired 100% of the issued and outstanding common stock of Delta Plus. Brooke filed a Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer (Form A) on February 7, 2007 with the Department of Insurance Financial Institutions & Professional Registration (“DIFIPR”) for the state of Missouri. The DIFIPR held a hearing on March 13, 2007 and entered an order approving the transaction on March 27, 2007. The acquisition was finalized as of March 30, 2007. Brooke has no plans to make changes in the present management or business plan of Connection, TIC or PCI. The plan for the CJC retail locations will be to sell all locations to unrelated individual franchise owners as part of the Brooke franchising model. Immediately after the acquisition was finalized, the loan agreement between the Company and Dorinco Reinsurance Company was satisfied, therefore the commitment documented under Note I no longer existed.

Report of Independent Auditors on Supplemental Information

Board of Directors
Delta Plus Holdings, Inc. and Subsidiaries

The report on our audit of the financial statements of Delta Plus Holdings, Inc. and Subsidiaries as of December 31, 2006 and for the year then ended is presented on page 1 of this document. That audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The Supplemental Consolidating Schedules of the Company as of December 31, 2006 and for the year then ended are presented for purposes of additional analysis and are not a required part of the financial statements. The Supplemental Consolidating Schedules have been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

Jacksonville, Florida
April 30, 2007

Delta Plus Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of June 30,
	2007	2006

ASSETS
Investments available for sale
Fixed maturity securities	$8,546,186	$8,540,392
Equity securities	672,500	564,558

Total Investments	9,218,686	9,104,950
Cash and cash equivalents	2,296,252	1,449,753
Accounts receivable	491,006	584,883
Premiums receivable	2,668,283	1,840,946
Reinsurance recoverable — paid losses	511,707	435,834
Reinsurance recoverable — unpaid losses	2,000,200	1,666,053
Prepaid reinsurance premiums	1,184,694	773,032
Deferred policy acquisition costs	696,772	286,337
Income tax receivable	674,878	—
Net deferred income tax asset	353,088	576,978
Note receivable-related party	—	163,401
Goodwill	944,790	944,790
Other assets	748,372	807,881

Total Assets	$21,788,728	$18,634,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Loss and loss adjustment expenses	$7,897,779	$6,582,908
Unearned premiums	3,948,057	2,575,852
Reinsurance payable	1,698,368	641,560
Accounts payable and accrued expenses	361,301	748,232
Parent payable	4,596,015	—
Notes payable	535,834	5,185,183
Other liabilities	1,874,265	1,243,008

Total Liabilities	20,911,619	16,976,743

Stockholders’ Equity:
Common stock $1 par, 30,000 shares authorized, 1,000 issued and outstanding	1,000	1,000
Accumulated other comprehensive income	(118,862)	(164,298)
Retained earnings	994,971	1,821,393

Total Stockholders’ Equity	877,109	1,658,095

Total Liabilities and Stockholders’ Equity	$21,788,728	$18,634,838

See accompanying notes to the consolidated financial statements.

Delta Plus Holdings, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

	Periods Ended June 30,
	2007	2006

Revenues
Premiums earned	$6,086,682	$4,750,809
Commission income	1,098,721	1,946,123
Management fees earned	488,097	782,138
Net investment income	229,949	228,246
Net realized gains/(losses) on sales of investments	—	4,948
Other income	119,538	109,737

Total Revenues	8,022,987	7,822,001

Expenses
Losses and loss adjustment expenses	3,704,058	2,130,648
General and administrative expenses	4,193,582	4,669,754
Interest expense	117,351	210,291

Total Expenses	8,014,991	7,010,693

(Loss)/Income Before Federal Income Taxes	7,996	811,308
Federal income (tax benefit)/expense	(88,684)	328,695

Net Income	$96,680	$482,613

Other Comprehensive Income, net of tax
Net Income	$96,680	$482,613
Net unrealized holding losses arising during the period	8,500	(63,501)
Less: reclassification adjustment for realized gains/(losses) included in net income	—	—

Other Comprehensive Gain/(loss)	8,500	(63,501)

Comprehensive Income	$105,180	$419,112

See accompanying notes to the consolidated financial statements.

Delta Plus Holdings, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

		Accumulated
		Other		Total
	Common	Comprehensive	Retained	Stockholders’
	Stock	Income	Earnings	Equity

Balance at January 1, 2006	$1,000	$(100,797)	$1,338,780	$1,238,983
Other comprehensive loss	—	(63,501)	—	(63,501)
Net income	—	—	482,613	482,613

Balance at June 30, 2006	1,000	(164,298)	1,821,393	1,658,095

Balance at January 1, 2007	1,000	(127,362)	1,394,291	1,267,929
Other comprehensive loss	—	8,500	—	8,500
Equity adjustment			(496,000)	(496,000)
Net income	—	—	96,680	96,680

Balance at June 30, 2007	$1,000	$(118,862)	$994,971	$877,109

See accompanying notes to the consolidated financial statements.

Delta Plus Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Periods Ended June 30,
	2007	2006

Cash flows from operating activities
Net income	$96,680	$482,613
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized (gains)/losses of investments	—	(4,948)
Deferred federal income taxes	47,662	38,169
Depreciation and amortization	68,197	76,004
Changes in assets and liabilities:
Reinsurance recoverable	(176,414)	309,877
Accounts receivable	84,499	803
Premiums receivable	(513,338)	(485,328)
Other assets, net	52,829	(427,519)
Losses and loss adjustment expenses	148,452	(638,312)
Unearned premiums, net	914,887	546,261
Reinsurance payable	840,677	(204,089)
Accounts payable and accrued expenses	(401,484)	331,415

Net cash from operating activities	1,162,647	24,946

Cash flows from investing activities
Cost of investments purchased	(697,356)	(1,090,169)
Proceeds from sales and maturities of investments	700,000	604,948
Cost of fixed asset purchased	(32,104)	(141,039)

Net cash from investing activities	(29,460)	(626,260)

Cash flows from financing activities
Proceeds from issuance of long-term debt	4,596,015	115,326
Repayments on long-term debt	(4,596,986)	(308,423)

Net cash from financing activities	(971)	(193,097)

Net change in cash and cash equivalents	1,132,216	(794,411)
Cash and cash equivalents, beginning of year	1,164,036	2,244,164

Cash and cash equivalents, end of year	$2,296,252	$1,449,753

Supplemental disclosure of cash flow information
Income taxes paid	$—	$40,500

Interest expense paid	$117,351	$210,291

See accompanying notes to the consolidated financial statements.

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements
Periods ended June 30, 2007 and 2006

Note A —	Organization and Significant Accounting Policies

Organization

Delta Plus Holdings, Inc. (“Delta Plus”) is an insurance holding company based in Kansas City, Missouri. These financial statements include the accounts of Delta Plus Holdings, Inc. and its wholly-owned subsidiaries (collectively referred to as the “Company”). All significant intercompany balances and transactions have been eliminated. Significant wholly-owned subsidiaries include:

•	Traders Insurance Connection, Inc.

•	Traders Insurance Company

•	Professional Claims, Inc.

•	Christopher Joseph & Company

Traders Insurance Connection, Inc. (“Connection”) provides professional management services to its subsidiaries and clients including sales management, underwriting and servicing of personal lines insurance products. Connection also provides business planning, personnel consulting, general marketing, financial management and maintenance of accounting records for its affiliates. Revenue is earned principally through commissions and management and processing fees which are recognized as income in the month in which the services are performed.

Traders Insurance Company (“TIC”) is a Missouri domiciled property-casualty insurance company that writes non-standard private passenger auto liability and physical damage business in the states of Arkansas, Missouri, Kansas, Oklahoma and New Mexico. TIC’s products are marketed through independent agents, as well as through Christopher Joseph & Company (“CJC”), an affiliated insurance agency.

Professional Claims, Inc. (“PCI”) operates as an independent claims adjusting company for TIC and other unrelated insurance companies, providing for the investigation and adjusting of insurance claims. Revenue is earned principally through the services provided by staff examiners, adjusters, appraisers and clerical assistance based on a percentage of net written premiums. Service fees and investigation activity income are recognized as income in the month in which the services are performed.

Christopher Joseph & Company (“CJC”) operated no retail offices as of June 30, 2007 and operated 34 retail insurance offices as of June 30, 2006. The retail offices were located in Missouri, Kansas, Florida and Oklahoma. CJC marketed and produced personal and commercial products for TIC and a number of other non-affiliated insurance companies.

Basis of Reporting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

The Company’s marketable securities are classified as available-for-sale and carried at fair value based on quoted market prices. Unrealized gains and losses on securities are reported as a part of accumulated other comprehensive income, net of deferred income taxes. Realized gains and losses on sales are computed by the specific identification method at the time of disposition. Impairments that are other than temporary are recognized as realized losses. For the periods ended June 30, 2007 and 2006, management has determined that no investments had unrealized losses that were other than temporary.

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

Cash and Cash Equivalents

Cash and cash equivalents include bank deposits and all highly-liquid investments with original maturities of three months or less. Cash and cash equivalents include amounts on deposit with financial institutions in excess of FDIC insured limits. Management has taken steps to mitigate any credit risk by having the financial institutions invest funds in excess of the FDIC insured limit in securities outside the financial institution.

Liability for Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses represents the estimated ultimate cost of all reported and unreported losses that are unpaid as of the balance sheet date. The liability for unpaid losses and loss adjustment expenses includes individual case-basis valuations and supplemental reserves calculated based on historical data and statistical analyses, and are not discounted. Although variability is inherent in such estimates, management believes that the liability for losses and loss adjustment expenses is adequate. The methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in the period determined. As adjustments to these estimates become necessary, such adjustments are reflected in current operations. In establishing its liability for losses and loss adjustment expenses, the Company utilizes the findings of an independent actuary.

Premiums

Premiums are earned using a monthly pro-rata basis over the terms of the policies to which they relate. Amounts relating to the unexpired portion of policies in force at the balance sheet date are recorded as unearned premiums. Premiums ceded pursuant to reinsurance agreements are recognized ratably over the terms of the underlying policies to which they relate and are netted against premiums earned.

Reinsurance

The Company relies on ceded reinsurance to limit its retained insurance risk as described further in Note B. In entering into reinsurance agreements, management considers a variety of factors including the creditworthiness of reinsurers. In preparing financial statements, management makes estimates of amounts receivable from reinsurers that include consideration of amounts, if any, estimated to be uncollectible based on an assessment of factors including an assessment of the creditworthiness of the reinsurers. Management has determined that no provision for uncollectible reinsurance recoveries is necessary as of June 30, 2007 and 2006.

Reinsurance recoverable on unpaid losses includes estimated amounts of unpaid losses and loss adjustment expenses that are expected to be recoverable from reinsurers pursuant to reinsurance agreements. Such amounts have been estimated using actuarial assumptions consistent with those used in establishing the related liability for losses and loss adjustment expenses. Reinsurance does not relieve the Company of its obligations to policyholders pursuant to its insurance policies.

Commission Income

Commission income on insurance policies placed with unaffiliated carriers is recognized at the effective date of the policy.

Deferred Policy Acquisition Costs

Commissions, premium taxes and other costs of acquiring insurance that vary with and are primarily related to the production of new and renewal business are deferred and amortized over the terms of the policies to which they relate. Acquisition costs incurred during 2007 and 2006 were $913,286 and $601,461, respectively. Management reviews deferred amounts for recoverability and has determined such amounts to be fully recoverable at June 30, 2007 and 2006. Management anticipates investment income in evaluating the recoverability of deferred policy acquisition costs.

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in previous business combinations. As of June 30, 2007 and 2006 the net carrying value of goodwill was $944,790 and $944,790, respectively. Goodwill is not amortized, but tested at least annually for impairment. For the periods ended June 30, 2007 and 2006, management has determined that there was no impairment of the goodwill asset.

Other intangible assets include the value assigned to a six-year non-compete agreement with the prior owners of an acquired company. The estimated value is being amortized over the term of the non-compete agreement. The net carrying value of the other intangible asset is $0 and $0 as of June 30, 2007 and 2006, respectively. Amortization expense amounted to $0 and $36,053 for the periods ended June 30, 2007 and 2006, respectively.

Income Taxes

The Company files a consolidated federal income tax return and separate state and local returns. The Company records deferred income taxes using the asset and liability method to reflect the tax consequences on future periods of differences between the tax basis of assets and liabilities and their financial reporting amounts.

Reclassifications

Certain balances in the 2006 financial statements have been reclassified to conform to the 2007 presentation.

Note B —	Insurance Activity

A reconciliation of direct to net premiums, on both a written and an earned basis is as follows:

	Direct	Ceded	Net

2007
Premiums written	$9,610,148	$2,883,044	$6,727,104
Change in unearned premiums	(914,888)	(274,466)	(640,422)

Premiums earned	$8,695,260	$2,608,578	$6,086,682

2006
Premiums written	$7,333,130	$2,199,939	$5,133,191
Change in unearned premiums	(546,260)	(163,878)	(382,382)

Premiums earned	$6,786,870	$2,036,061	$4,750,809

Ceded reinsurance agreements provide the Company with increased capacity to write larger risks and maintain its exposure to loss within its capital resources. Effective June 1, 2007, the Company entered into Automobile Quota Share Reinsurance Agreements with one reinsurance company whereby it cedes 30% of written premium and losses incurred for both periods. Reinsurance recoverable on paid and unpaid losses is due from Dorinco Reinsurance Company (“Dorinco”).

Reinsurance recoveries deducted from incurred loss and loss adjustment expenses amounted to $1,804,377 and $1,115,411 for the periods ended June 30, 2007 and 2006, respectively. Commissions on ceded reinsurance in the amounts of $659,397 and $836,433 for 2007 and 2006, respectively, are included as a reduction of other underwriting expenses in the consolidated statements of income.

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

Activity in the liability for loss and loss adjustment expense is as follows (in thousands):

	2007	2006

Gross liability as of January 1,	$7,749	$7,221
Less: reinsurance recoverables on paid losses	(2,113)	(1,835)

Net liability as of January 1,	5,636	5,386
Incurred related to:
Current year	3,678	2,507
Development of prior periods	581	148

Total incurred during the year	4,259	2,655

Paid related to:
Current year	(1,585)	(910)
Prior periods	(2,413)	(2,214)

Total paid	(3,998)	(3,124)

Net liability, June 30,	5,897	4,917
Plus: reinsurance recoverable on unpaid losses	2,001	1,666

Gross liability as of June 30,	$7,898	$6,583

The liability for losses and loss adjustment expenses at January 1, 2007 relating to the prior periods increased due to the following: the Company had the opportunity to settle a 1999 claim that management believed at best the plaintiff had a remote chance of success. However, the damages were significant enough if the plaintiff was to prevail that management was willing to mediate the matter in late December of 2006. The Company had not previously reserved for this file due to its remote nature. The Company agreed to a settlement in January of 2007. The Company paid a net amount after reinsurance of $230,000. Due to the facts known in January a net reserve was set at December 31, 2006 in the amount of $230,000.

Note C —	Investments

The amortized cost and estimated fair value of investments in marketable securities as of June 30, 2007 and 2006 are summarized as follows:

	Cost/	Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

At June 30, 2007
Fixed maturity securities:
U.S. Government securities	$3,372,356	$507	$(85,606)	$3,287,257
Corporate debt securities	3,661,613	6,046	(105,148)	3,562,511
US Treasury securities	1,717,776	451	(21,809)	1,696,418

Total fixed maturity securities	$8,751,745	$7,004	$(212,563)	$8,546,186

Equity securities	$647,035	$70,748	$(45,283)	$672,500

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

	Cost/	Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

At June 30, 2006
Fixed maturity securities:
U.S. Government securities	$3,222,591	$1,703	$(119,589)	$3,104,705
Corporate debt securities	3,864,832	5,093	(113,963)	3,755,962
US Treasury securities	1,718,315	37	(38,627)	1,679,725

Total fixed maturity securities	$8,805,738	$6,833	$(272,179)	$8,540,392

Equity securities	$547,672	$81,834	$(64,948)	$564,558

Proceeds from maturities of bonds during 2007 were $700,000. No gains or losses were realized on those sales. Proceeds from sales and maturities of bonds during 2006 were $600,000. No gains or losses were realized on those sales.

There were no proceeds from sales of common stock during 2007. Proceeds from sales of common stock during 2006 were $4,948; gross gains of $4,948 and gross losses of $0 were realized on those sales.

There were 80 fixed maturity securities with unrealized losses as of June 30, 2007. At June 30, 2007, there were 60 fixed maturity securities with aggregate unrealized losses of $169,919 in a loss position for more than 12 months. There were 15 equity securities with unrealized losses as of June 30, 2007. At June 30, 2007, there were 10 equity securities with aggregate unrealized losses of $35,235 in a loss position for more than 12 months. Management has determined that none of the unrealized losses represent other than temporary impairment giving consideration to the period the securities have been in an unrealized loss position and the mild severity of the unrealized loss as compared to the amortized cost of the security.

	Less Than Twelve Months		Twelve Months or Greater
		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses

Description of security
US Government securities	$384,093	$(15,907)	$2,627,954	$(69,444)
Corporate debt securities	915,407	(25,133)	1,889,556	(80,089)
US Treasury securities	348,988	(1,129)	1,247,800	(20,386)

Total fixed maturity securities	$1,648,488	$(42,169)	$5,754,310	$(169,919)

Equity securities	$99,657	$(10,048)	$122,382	$(35,235)

Securities on deposit with state insurance departments in accordance with statutory reserve deposit requirements, had an amortized cost of $2,702,340 and $2,681,764 as of June 30, 2007 and 2006, respectively.

Amortized cost and estimated fair value of fixed maturity securities at June 30, 2007 by contractual maturity, are as follows:

	Amortized Cost	Fair Value

Maturity:
In 2008	$1,672,375	$1,666,390
In 2008-2012	4,070,416	3,980,404
In 2012-2017	2,636,918	2,545,047
In 2017-2021	372,035	354,345

Total fixed maturity securities	$8,751,744	$8,546,186

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

The actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Major categories of the Company’s net investment income are summarized as follows:

	2007	2006

Investment income:
Fixed maturity securities	$190,588	$191,487
Equity securities	6,282	5,259
Cash and cash equivalents	12,649	10,443
Other invested assets	20,430	21,057

Gross investment income	229,949	228,246
Investment expense	—	—

Net investment income	$229,949	$228,246

Note D — Significant Agreements and Related Party Transactions

The Company leases its principal office facilities from Concannon Properties, a related party through common ownership prior to the purchase by Brooke in March 2007, and also provides management services to Concannon Properties. Effective January 1, 2003, the lease was amended to be a one-year automatically renewable term. Rent expense for 2007 and 2006 totaled $85,782, for each year.

The Company has a non-interest bearing note receivable from a related party, through common ownership, in the amount of $163,401 as of June 30, 2006. The amount was repaid in April 2007. The receivable represents payments made on a life insurance policy insuring an owner of the Company, on behalf of the related party. The related party will repay the receivable from the proceeds of the insurance policy.

As discussed further in Note I to the financial statements, the Company has a note payable due to an officer and prior shareholder for $250,000 and bears interest at 10%.

Effective September 1, 2003, Connection entered into an Automobile Insurance Service Agreement with NAU Country Insurance Company (NAU), where Connection is the managing general agent and NAU acts as a fronting company for Dorinco. Under this agreement, for the policy years prior to 2004, Connection was allowed a provisional commission equal to 7% (minimum as per the agreement) of ceded premium. From October 1, 2004 through October 1, 2005 the provisional commission was increased to 27% for the year and then subsequently decreased to 7% prospectively. As a result of the increase, the Company has accrued additional commission equal to the provisional commission of 27% less the actual earned commission due NAU of $127,196. The provisional commission of 27% is subject to adjustment on October 1, 2008 based on features contained in the underlying reinsurance agreement.

Note E —	Federal Income Taxes

The provision for federal income tax differs from the amount derived by applying the statutory federal tax rates to pretax income for financial reporting purposes due primarily to tax exempt interest income, the dividends received deduction, realized loss and net operating loss carryforwards. The provision for federal income tax for the period ended June 30, 2007 was a benefit of $88,684 and for the period ended June 30, 2006 was an expense of $328,695.

Deferred income taxes arise from the temporary differences in the valuation of certain assets and liabilities as determined for financial reporting purposes and income tax purposes. Such temporary differences relate primarily to the deferral of policy acquisition costs, recognition of loss and LAE reserves, unearned premiums and unrealized gains on securities. Although realization is not assured, management believes that more likely than not all of the

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

deferred tax asset will be realized. The amount of the deferred tax asset considered realizable could be reduced in the near term if estimates of future taxable income are reduced.

The components of the net deferred tax asset at June 30 is as follows:

2007

Deferred tax asset:
Discounting of unpaid losses and LAE	$147,761
Unearned premiums	187,909
Net operation loss carryforward	43,827
Capital loss carryforwards	10,983
Amortization of other intangible asset	135,721
Unrealized losses on investments	69,890
Other	3,451

Total deferred tax assets	599,542
Deferred tax liabilities:
Deferred acquisition costs	236,902
Unrealized gains on investments	8,658
Other	894

Total deferred tax liabilities	246,454

Net deferred income tax asset	$353,088

The deferred tax asset for the NOL carryforwards has limitations as to their utilization due to the merger with CJC in 2002. Net operating loss carryforwards totaling $128,903 begin to expire in 2012. Realization is dependent on CJC generating sufficient taxable income prior to the expiration of the loss carryforwards.

Note F — Profit Sharing and Retirement Plan

The Company offers a Profit Sharing/401(k) plan (“the Plan”) for eligible employees. Under the Plan, subject to certain criteria, employees are eligible to participate on the first day of the month following ninety days of service. Participants can contribute up to the IRS limitation each calendar year. The Company matches 25% of the employee’s contributions up to a maximum of 8% of the employee’s respective compensation level. During 2007 and 2006, the Company contributed $12,129 and $13,264, respectively, to these plans.

Note G —	Commitments

The Company leases office space and equipment under non-cancelable operating leases with terms in excess of one year. In addition, the Company pays all taxes, insurance and maintenance costs. Minimum future obligations under non-cancelable leases excluding the related party lease disclosed in Note D, are as follows:

Amount

2008	$341,012
2009	246,774
2010	150,222
Thereafter	—

$738,008

Delta Plus Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements — (Continued)

Note H —	Dividend Restrictions

The amount of dividends which can be paid by a Missouri domiciled insurance company is subject to restrictions. The unassigned deficit TIC reported to the Missouri Department of Insurance was $1,398,324 and $356,608 as of June 30, 2007 and 2006, respectively. Approval of the Missouri Director of Insurance is required for any extraordinary dividend. Traders Insurance Company made an extraordinary distribution of $225,000 to Connection with the approval of the Missouri Department of Insurance. Traders Insurance Company reported statutory (loss)/income of $(369,392) and $267,464 for the periods ended June 30, 2007 and 2006, respectively. Traders Insurance Company’s statutory capital and surplus for 2007 and 2006 was $4,212,687 and $4,390,525, respectively.

Note I —	Notes Payable

The Company has several notes payable at June 30 as follows:

	2007	2006

Note payable to Dorinco bearing interest at 8%; due April 2014; minimum principle payments of $250,000 every two years, which can be accelerated based on cash flow results of certain subsidiaries; collateralized by the stock of Delta Plus, Connection, CJC, TIC and Professional Claims, Inc.	$—	$4,566,586
Non-interest bearing installment payment obligation on a non-compete agreement; original obligation discounted to present value using a rate of 10.25%, 60 monthly installments of $16,670 beginning May 1, 2000, followed by 12 monthly installments of $12,500 until paid in full	—	111,868
Note payable to relative of significant shareholder bearing interest at 10%; monthly payments of interest only until December 2007, at which time the entire principle balance becomes due and payable. Automatic renewal in December 2007 unless full payment demanded	250,000	250,000
Various individual notes payable with combined payments ranging from $476 to $4,262 per month; interest rates ranging from 0% to 9%; collateralized by personal property; payable through May 2010	285,834	356,729

Total long-term debt	$535,834	$5,185,183

Aggregate maturities of notes payable at June 30, 2007 are as follows:

2008	$337,316
2009	85,431
2010	87,840
2011 and thereafter	25,247

$535,834

ANNEX A

MERGER AGREEMENT AND THE AMENDMENT THERETO

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
by and among
BROOKE CAPITAL CORPORATION,
BROOKE FRANCHISE CORPORATION,
and
BROOKE CORPORATION
Dated as of August 31, 2007

1. MERGER		A-1
1.1.	The Merger	A-1
1.2.	Filing of Certificates of Merger	A-1
1.3.	Effect of Merger	A-1
1.4.	Merger Consideration	A-1
1.5.	Effect on Stock	A-3
1.6.	Exemptions from Registration; Restrictions on Resale	A-3
1.7.	Organizational Documents	A-3
1.8.	Officers and Directors	A-3
1.9.	Exchange of Certificates	A-3
1.10.	No Fractional Shares	A-3
1.11.	Market Stand-off Agreement	A-3
1.12.	Further Action	A-4
2. REPRESENTATIONS AND WARRANTIES OF PARENT AND COMPANY		A-4
2.1.	Corporate	A-4
2.2.	Authority	A-4
2.3.	Capitalization	A-5
2.4.	No Violation	A-5
2.5.	Financial Statements	A-5
2.6.	Absence of Undisclosed Liabilities or Encumbrances	A-6
2.7.	Tax Matters	A-6
2.8.	No Brokers or Finders	A-7
2.9.	Disclosure	A-7
2.10.	Purchase for Own Account	A-8
2.11.	Absence of Certain Changes	A-8
2.12.	No Litigation; Administrative Actions	A-9
2.13.	Compliance With Laws	A-9
2.14.	Title to and Condition of Properties	A-10
2.15.	Contracts and Commitments	A-10
2.16.	Labor Matters	A-11
2.17.	Employee Benefit Plans	A-11
2.18.	Intellectual Property	A-12

A-i

3. REPRESENTATIONS AND WARRANTIES OF CAPITAL		A-12
3.1.	Corporate	A-12
3.2.	Authority	A-13
3.3.	Capitalization	A-13
3.4.	No Violation	A-13
3.5.	Reports	A-13
3.6.	Financial Statements	A-14
3.7.	Absence of Undisclosed Liabilities	A-14
3.8.	Tax Matters	A-14
3.9.	No Brokers or Finders	A-15
3.10.	Disclosure	A-15
3.11.	Company Stock for Capital’s Own Account	A-15
3.12.	Continuity of Business Enterprise	A-15
3.13.	Absence of Certain Changes	A-15
3.14.	No Litigation	A-16
3.15.	Compliance With Laws	A-16
3.16.	Title to and Condition of Properties	A-16
3.17.	Contracts and Commitments	A-17
3.18.	Labor Matters	A-17
3.19.	Employee Benefit Plans	A-18
3.20.	Intellectual Property	A-18
4. COVENANTS		A-18
4.1.	Conduct of the Business	A-18
4.2.	Access to Information	A-20
4.3.	Confidentiality	A-20
4.4.	Public Disclosure	A-20
4.5.	Regulatory and Other Authorizations	A-21
4.6.	Further Assurances	A-21
4.7.	No Solicitation by Parent or Company	A-21
4.8.	No Solicitation by Capital	A-21
4.9.	Non-Competition; Non-Solicitation	A-21
4.10.	Indemnification of Officers and Directors	A-22
4.11.	Company Name and Principal Office	A-22
5. ADDITIONAL AGREEMENTS		A-22
5.1.	Information Statement; Special Meeting	A-22
5.2.	Form 8-K	A-23
5.3.	Required Information	A-23
5.4.	No Securities Transactions	A-24
5.5.	Registration and Listing	A-24
5.6.	Parent Dividend	A-24
5.7.	Delta Exchange	A-24
5.8.	Litigation Support	A-24
5.9.	Certain Company Receivables	A-24

A-ii

6. CONDITIONS PRECEDENT TO CAPITAL’S PERFORMANCE		A-25
6.1.	Accuracy of Representations and Warranties of Parent and Company	A-25
6.2.	Performance of Covenants of Parent and Company	A-25
6.3.	No Governmental Order	A-25
6.4.	Information Statement	A-25
6.5.	Corporate Approval	A-25
6.6.	Solvency Opinion	A-25
6.7.	Consents and Approvals	A-25
6.8.	Absence of Litigation	A-25
6.9.	Company Material Adverse Effect	A-25
6.10.	Fairness Opinion	A-25
6.11.	Net Working Capital	A-25
6.12.	Deliverables	A-25
6.13.	Parent Receivable	A-26
6.14.	Approval	A-26
7. CONDITIONS PRECEDENT TO COMPANY’S PERFORMANCE		A-26
7.1.	Accuracy of Capital’s Representations and Warranties	A-26
7.2.	Performance of Capital’s Covenants	A-26
7.3.	No Governmental Order	A-26
7.4.	Corporate Approval	A-26
7.5.	[Reserved]	A-26
7.6.	Absence of Litigation	A-26
7.7.	Capital Material Adverse Effect	A-26
7.8.	Capital’s Articles of Incorporation	A-26
7.9.	Consents and Approvals	A-26
7.10.	Payments	A-26
7.11.	Deliverables	A-27
7.12.	Agreement	A-27
7.13.	Fairness Opinion	A-27
7.14.	Parent Dividend	A-27
8. TERMINATION PRIOR TO CLOSING		A-27
8.1.	Termination	A-27
8.2.	Effect on Obligations	A-27
9. THE CLOSING		A-28
9.1.	Closing	A-28
9.2.	Company’s Obligations	A-28
9.3.	Capital’s Obligations	A-28

A-iii

10. INDEMNIFICATION		A-29
10.1.	Survival of Representations and Warranties	A-29
10.2.	Indemnification Obligations	A-29
10.3.	Exclusive Remedy	A-30
10.4.	Litigation Settlements and Expenses	A-30
11. MISCELLANEOUS PROVISIONS		A-30
11.1.	Entire Agreement	A-30
11.2.	Governing Law	A-30
11.3.	Schedules	A-31
11.4.	Waiver and Amendment	A-31
11.5.	Assignment	A-31
11.6.	Successors and Assigns	A-31
11.7.	No Third Party Beneficiaries	A-31
11.8.	No Personal Liability	A-31
11.9.	Notices	A-32
11.10.	Severability	A-32
11.11.	Counterparts	A-32
11.12.	No Presumption	A-33
11.13.	Facsimile Signatures	A-33
11.14.	Fees and Expenses	A-33
12. DEFINITIONS		A-33
12.1.	Definitions	A-33
12.2.	Cross-References	A-37
12.3.	Interpretation	A-38

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 31, 2007 by and among BROOKE CAPITAL CORPORATION, a Kansas corporation (“Capital”), BROOKE FRANCHISE CORPORATION, a Missouri corporation (the “Company”), and BROOKE CORPORATION, a Kansas corporation and sole stockholder of the Company (“Parent”).

RECITALS

A. The Boards of Directors of Capital, Parent and the Company have each determined that it is advisable and in the best interests of Capital, Parent and the Company, and their respective stockholders, that the Company be merged with and into Capital.

B. The Boards of Directors of Capital, Parent and the Company have each unanimously approved this Agreement and the transactions contemplated hereby.

C. The Boards of Directors of Capital and the Company have agreed to recommend that their respective stockholders adopt and approve this Agreement.

D. For federal income tax purposes, it is intended that these proposed transactions, individually and collectively, shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (“Code”), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

E. Certain capitalized terms used in this Agreement are defined in Section 12 below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	MERGER

1.1.  The Merger.  Upon the terms and subject to the conditions set forth herein and the applicable provisions of the MGCL and the KGCL, and on the basis of the representations, warranties, covenants and agreements contained herein, as of the Effective Time, the Company shall be merged with and into Capital (the “Merger”), the separate corporate existence of the Company shall cease and Capital shall continue as the surviving corporation. Capital, as the surviving corporation of the Merger, may be hereinafter referred to as the “Surviving Corporation.”

1.2.  Filing of Certificates of Merger.  Subject to the conditions set forth herein, the Company and Capital shall as soon as possible on the Closing Date or such other date as the parties shall agree, cause the Merger to be consummated by filing with each of the Secretary of State of the State of Missouri and the Secretary of State of the State of Kansas a duly executed certificate of merger in form and substance reasonably acceptable to the parties.

1.3.  Effect of Merger.  At the Effective Time, the effect of the Merger shall be as provided herein and the applicable provisions of the KGCL and the MGCL. Without limiting the generality of the foregoing, all of the properties, rights, privileges, powers and franchises of the Company and Capital shall vest in the Surviving Corporation and all of the debts, liabilities, duties and obligations of the Company and Capital shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

1.4.  Merger Consideration.

(a) The initial consideration to be paid by Capital to Parent, as the sole holder of capital stock of the Company as of immediately prior to the Effective Time, in the Merger (the “Initial Merger Consideration”) shall be the number of shares of common stock of Capital, $0.01 par value per share (the “Capital Stock”) equal to the Closing Payment.

(b) In addition to Initial Merger Consideration, Capital shall pay to Parent, if earned, additional payments of Capital Stock based upon Capital’s achievement of Franchise EBITDA as follows:

(i) Subject to Capital’s achievement of Franchise EBITDA of at least $7,900,000 for the 12 month period ended December 31, 2007 (“First Earnout Period”), the Merger Consideration shall include an additional 900,000 shares of Capital Stock (“First Earnout Shares”).

(ii) In addition to the First Earnout Shares, subject to Capital’s achievement of Franchise EBITDA of at least $11,850,000 for the First Earnout Period, the Merger Consideration shall include an additional 225,000 shares of Capital Stock (“First Earnout Bonus Shares”).

(iii) Subject to Capital’s achievement of Franchise EBITDA of at least $9,900,000 for the 12 month period ended December 31, 2008 (“Second Earnout Period”), the Merger Consideration shall include an additional 900,000 shares of Capital Stock (“Second Earnout Shares”).

(iv) In addition to the Second Earnout Shares, subject to Capital’s achievement of Franchise EBITDA of at least $14,850,000 for the Second Earnout Period, the Merger Consideration shall include an additional 225,000 shares of Capital Stock (“Second Earnout Bonus Shares”).

(c) The Merger Consideration shall also be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of Capital Stock outstanding. For purposes hereof, “Merger Consideration” means the Initial Merger Consideration and the First Earnout Shares, the First Earnout Bonus Shares, the Second Earnout Shares and the Second Earnout Bonus Shares (collectively, the “Earnout Shares”).

(d) As soon as practicable and in any event within 90 days after end of the First or Second Earnout Period, as the case may be, Capital shall provide to Parent a statement of the Franchise EBITDA achieved by Capital in the Franchise Division for the Earnout Period (each an “Earnout Statement”), as derived from the financial information reported in Capital’s Form 10-Q filing with the SEC for the end of such Earnout Period and as reviewed by Capital’s independent auditors. Capital shall maintain separate books of account for the Franchise Division so as to facilitate the preparation of the Earnout Statements. Capital shall provide to Parent and its representatives copies of such records and work papers created in connection with preparation of the Earnout Statement as are reasonably requested to support such Earnout Statement. Parent and its representatives shall have the right to inspect Capital’s books and records, including, without limitation, the Franchise Division books and records, during business hours. Upon the last to occur of the expiration of the Second Earnout Period or the payment of the last of any Earnout Shares owed hereunder, Capital shall be under no further obligation to maintain separate books of account for the Franchise Division.

(e) Upon receipt of such Earnout Statement, Parent shall be entitled to object to the calculation of Franchise EBITDA by delivery to Capital of a notice of objections thereto (a “Notice of Objection”), in reasonable detail describing the nature of the disagreement asserted. If Parent fails to deliver a Notice of Objection to Capital within twenty (20) days following receipt of the Earnout Statement, the determination of Franchise EBITDA by Capital as set forth in the Earnout Statement shall be final and binding on the parties hereto. If Parent and Capital are unable to reconcile their differences in writing within twenty (20) days after a Notice of Objection is delivered by Parent, independent accountants shall be selected by Parent and Capital (“Independent Accountants”) and the items in dispute shall be submitted to the Independent Accountants within ten (10) days thereafter. The determination of Independent Accountants shall be set forth in writing and shall be conclusive and binding upon the parties, and the fees, costs and expenses of such Independent Accountants shall be paid by the non-prevailing party. The Independent Accountants shall consider only the items in dispute and shall be instructed to act within thirty (30) days (or such longer period as Parent and Capital may agree) to resolve all items in dispute. If Parent in its discretion gives written notification of its acceptance of an Earnout Statement prior to the end of such 30-day period, such Earnout Statement shall thereupon become binding, final and conclusive upon all the parties hereto.

(f) In the event there is a Capital Change in Control prior to December 31, 2008, then and in such event, all of the Earnout Shares (less any Earnout Shares that have been paid previously) shall be paid to the Parent as Merger Consideration irrespective of whether any of the earnout thresholds in subparts (i) through (iv) of Section 1.4(b) above are achieved.

(g) In the event there is a Franchise Change in Control prior to December 31, 2008, then and in such event, all of the Earnout Shares (less any Earnout Shares that have been paid previously) shall be paid to the Parent as Merger Consideration irrespective of whether any of the earnout thresholds in subparts (i) through (iv) of Section 1.4(b) above are achieved.

1.5.  Effect on Stock  Upon the terms and conditions of this Agreement, at the Effective Time, as a result of the Merger and this Agreement and without the need for any further action on the part of Capital, the Company or any of their respective stockholders, the following shall occur:

(a) Conversion of Company Stock.  The shares of the issued and outstanding common stock of the Company (“Company Stock”) immediately prior to the Effective Time shall be automatically converted into the right to receive, subject to the terms and conditions of this Agreement, the Closing Payment. Until properly delivered to Capital or the Surviving Corporation pursuant to Section 1.9, the certificate(s) evidencing shares of common stock of the Company (each, a “Certificate”) shall be deemed for all purposes to evidence only the right to receive the Closing Payment, or if there is more than one Certificate evidencing the Company Stock, then a pro rata portion of the Closing Payment determined by taking the number of shares of Company Stock reflected by any such Certificate divided by the aggregate number of shares of Company Stock and multiplying such quotient by the Closing Payment.

(b) Conversion of Capital Stock.  Each share of the issued and outstanding common stock of Capital immediately prior to the Effective Time shall be automatically converted into shares of the duly authorized, validly issued, fully paid and non-assessable authorized common stock of the Surviving Corporation. Each stock certificate evidencing the common stock of Capital shall evidence ownership of such shares of common stock of the Surviving Corporation.

1.6.  Exemptions from Registration; Restrictions on Resale.  The parties intend that the Capital Stock constituting the Closing Payment to be issued by Capital to Parent, and the Company Stock transferred to Capital by Parent in the Merger, shall be exempt from the registration requirements of the Securities Act pursuant to Regulation D of the Securities Act and the rules and regulations promulgated thereunder and from the applicable state securities laws and regulations. Neither the Company Stock nor the Capital Stock will be registered under the Securities Act, or the securities laws of any state, and such shares cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) an opinion of counsel, reasonably satisfactory to counsel for the affected party, that an exemption from the registration requirements of the Securities Act is available.

1.7.  Organizational Documents.  As of the Effective Time, the Articles of Incorporation of Capital, as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation of the Surviving Corporation, and the Bylaws of Capital, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation.

1.8.  Officers and Directors.  As of the Effective Time, the officers and directors of Capital (except as provided in Section 1.8 of the Disclosure Schedule) shall serve as such for the Surviving Corporation until the expiration of their term of office or their earlier death, resignation or removal.

1.9.  Exchange of Certificates.  Upon surrender of a Certificate for cancellation, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Capital, the holder of such Certificate shall be entitled to receive in exchange therefor an amount to which such holder is entitled pursuant to Section 1.5(a) and the Certificate so surrendered shall be canceled.

1.10.  No Fractional Shares.  No certificates or scrip representing fractional shares of Capital Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

1.11.  Market Stand-off Agreement.  Parent hereby agrees that it will not, without the prior written consent of Capital, during the period commencing on the Effective Time and for a period of one hundred eighty (180) days thereafter (“Lockup Period”) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase;

purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for the Capital Stock received hereunder or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Capital Stock or other securities, in cash, or otherwise. Notwithstanding the foregoing, the Parent shall be permitted to pledge shares of the Capital Stock so long as its lender which takes a security interest in such shares of Capital Stock agrees to be bound by the terms and conditions of this paragraph.

The Company agrees that during the Lockup Period it will, at its sole cost and expense, file the appropriate registration statement under the Securities Act of 1933 covering all of the Capital Stock received hereunder to be registered with the Securities and Exchange Commission.

1.12.  Further Action.  If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the directors and officers of Capital are fully authorized in the name of the Company or Capital or otherwise to take, and shall take, all such lawful and necessary action.

2.	REPRESENTATIONS AND WARRANTIES OF PARENT AND COMPANY

Parent and the Company, jointly and severally, make the following representations and warranties to Capital, subject to the exceptions set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”).

2.1.  Corporate.

(a) Organization.  Each of Parent and the Company, and each of their respective Subsidiaries, is duly organized, validly existing and in good standing under the laws of the state of its organization.

(b) Corporate Power.  Each of the Company and its Subsidiaries has all requisite power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted. Each of Parent and the Company has all requisite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto, to perform its obligations hereunder, and to carry out the transactions contemplated hereby and thereby.

(c) Qualification.  The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign company, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Company Material Adverse Effect and would not materially delay the Closing or materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby or continue the ordinary course business operations of any such entity following Closing.

(d) Ownership.  Parent is the owner, beneficially and of record, of all of the issued and outstanding shares of common stock of the Company. The Company is the owner, beneficially or of record, of all of the issued and outstanding shares of common stock or equity interest of the following entities: Brooke Agency, Inc., The American Heritage, Inc., The American Agency, Inc., Brooke Life and Health, Inc, First Brooke Insurance and Financial Services, Inc., and Brooke Funeral Services, LLC (each a “Company Subsidiary” and collectively the “Company Subsidiaries”). The Company does not own any Subsidiaries other than the Company Subsidiaries.

2.2.  Authority.  The execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Parent and the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties. No other or further act or proceeding on the part of Parent or the Company is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Parent or the Company pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Parent and the

Company pursuant hereto will constitute, legal, valid and binding agreements of Parent and the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

2.3.  Capitalization.  The authorized capital stock of the Company consists of 3,000 shares of common stock, par value $10.00 per share, of which 900 shares are issued and outstanding and all of which are owned by the Parent. All of the outstanding shares of common stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws. All of the outstanding shares of common stock or other equity ownership interests of each of the Company Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws. There are no outstanding subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating the Company or any Company Subsidiary to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security in the Company or any Company Subsidiary.

2.4.  No Violation.

(a) Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Parent and the Company pursuant hereto, nor the consummation by Parent and the Company of the transactions contemplated hereby and thereby (a) will violate any applicable Laws, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Person or any Governmental Authority, except for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities and “blue sky” Laws, and the rules and regulations thereunder, or (c) subject to obtaining the consents referred to in Section 2.4 of the Disclosure Schedule, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the assets of the Company under, any term or provision of the Organizational Documents of Parent or the Company or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Parent or the Company is a party or by which Parent or the Company or any of its assets or properties may be bound or affected, except, in the case of clause (c), for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The impact of the transactions contemplated in this Agreement, including without limitation, the Merger and payment of the Parent Receivable and the Parent Dividend, will not result in Company’s or any Company Subsidiary’s inability to operate its business after Closing in a manner consistent with such Company or Company Subsidiary’s respective past practice and ordinary course of business.

2.5.  Financial Statements.

(a) The Company has previously made available to Capital true and complete copies of the combined financial statements of the Company consisting of (i) balance sheets of the Company as of December 31, 2004, 2005, and 2006, and the related statements of income and cash flows for the years then ended (including the notes contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed, unqualified opinions of independent auditors for the Company for such years, and (ii) an unaudited combined balance sheet of the Company as of June 30, 2007 (the “Recent Company Balance Sheet”), and the related unaudited statements of income for the period then ended and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of the Company, and fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of the Company as of the dates and for the years and periods indicated. The books of account and other financial records of the Company are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies.

(b) As of the Closing Date, Parent will deliver to Capital an unaudited combined balance sheet of the Company as of the Closing Date (the “Closing Balance Sheet”), that will be true, complete and accurate, has been prepared in accordance with GAAP (except for the absence of footnote disclosures) applied on a consistent basis, has been prepared in accordance with the books and records of the Company, and fairly presents, in accordance with GAAP, the assets, liabilities and financial position, the results of operations of the Company as of the date and for the period indicated, and that reflects Net Working Capital of the Company as of the Closing Date, of no less than $22,800,000.

(c) Attached to Section 2.5(c) of the Disclosure Schedule is a pro forma balance sheet of the Company as of the anticipated Closing Date (i.e., September 30, 2007).

2.6.  Absence of Undisclosed Liabilities or Encumbrances.  Except as and to the extent specifically disclosed in Section 2.6 of the Disclosure Schedule or in the Recent Company Balance Sheet, neither the Company nor any Company Subsidiary (a) has any Liabilities other than commercial liabilities and obligations incurred since the date of the Recent Company Balance Sheet in the ordinary course of its or their respective businesses and consistent with its respective past practice and none of which has or will have, individually or in the aggregate, a Company Material Adverse Effect, (b) has assets subject to any Encumbrance other than (i) Encumbrances shown on the Recent Company Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) Encumbrances incurred in connection with the purchase of property or assets after the date of the Recent Company Balance Sheet (such Encumbrances being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) Encumbrances for current taxes not yet due, and (iv) with respect to any real property, (A) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Company or any Company Subsidiary, and (B) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Except as and to the extent specifically disclosed in the Recent Company Balance Sheet, neither Parent nor the Company has Knowledge of any basis for the assertion against the Company or any Company Subsidiary of any Liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of the Company’s or applicable Company Subsidiary’s respective business and consistent with its past practice.

2.7.  Tax Matters.

(a) Provision For Taxes.  The provision made for Taxes on the Recent Company Balance Sheet is sufficient for the payment of all Taxes (and any interest and penalties) and assessments, whether or not disputed at the date of the Recent Company Balance Sheet, and for all years and periods prior thereto. Since the date of the Recent Company Balance Sheet, neither the Company nor any Company Subsidiary has incurred any Taxes other than Taxes incurred in the ordinary course of its business consistent in type and amount with past practices of the Company or Company Subsidiary, as applicable.

(b) Tax Returns Filed.  All Tax Returns required to be filed by or on behalf of the Company, any Company Subsidiary or the Affiliated Group for each period for which the Company or Company Subsidiary was a member of the Affiliated Group, have been timely filed and when filed were true and correct in all material respects, and the Taxes due thereon were paid or are adequately accrued. Each of the Company and each Company Subsidiary has duly withheld and paid all Taxes that it is required to withhold and pay relating to salaries and other compensation heretofore paid to its employees.

(c) Tax Audits.  No Tax Returns of the Company, any Company Subsidiary or the Affiliated Group for each period for which the Company or any Company Subsidiary was a member of the Affiliated Group, have been audited by the Internal Revenue Service or any other Governmental Authority, and the Company, any Company Subsidiary or the Affiliated Group, as applicable, has not received from the Internal Revenue Service or any other Governmental Authority any notice of underpayment of Taxes or other deficiency which has not been paid nor any objection to any Tax Return filed by the Company, any Company Subsidiary or the Affiliated Group, as applicable, except where such deficiency, individually or in the aggregate, would not reasonably be expected to have a Company Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return of the Company, any Company Subsidiary or the Affiliated Group.

(d) Consolidated Group.  Neither the Company nor any Company Subsidiary has any Liability for Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Laws) other than other members of the Affiliated Group.

(e) Other.  Except as set forth in Section 2.7(e) of the Disclosure Schedule, the Company has not (i) applied for any tax ruling, (ii) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (iv) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (v) except for the current tax sharing agreement between Parent and the Company (a copy of which is attached to Section 2.7(e) of the Disclosure Schedule), been a party to any tax allocation or tax sharing agreement.

2.8.  No Brokers or Finders.  No agent, broker, finder, investment or commercial banker or other Person, engaged by or acting on behalf of Parent or any of its Affiliates, or the Company or any of its Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or the transactions contemplated herein.

2.9.  Disclosure.  No representation or warranty by Parent or the Company in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Parent or the Company pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, Disclosure Schedule or document delivered by or on behalf of Parent and/or the Company shall be deemed representations and warranties by Parent and Company under this Article 2. Without limiting the foregoing, the Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in any report, registration statement or definitive Information Statement to be filed by Capital with the Securities and Exchange Commission (the “SEC”) will not, as of the date provided to Capital, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. With respect to documents filed or to be filed with the SEC:

(a) Each of Parent and Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2004, pursuant to Sections 13(a), 14 (a) and 15(d) of the Exchange Act (the “SEC Documents”).

(b) As of its respective filing date, each SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any and all financial statements included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent, Company and its and their consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.10.  Purchase for Own Account.  The Capital Stock is being acquired by Parent for its own account and with no intention of distributing or reselling such shares or any part thereof in a transaction that would be in violation of the securities laws of the United States or any state, without prejudice. Parent is an “accredited investor” within the meaning of the Securities Act. Parent acknowledges that Capital has afforded Parent’s representatives and Parent’s advisors the opportunity to discuss an investment in Capital and ask questions of representatives of Capital concerning the terms and conditions of the acquisition of the Capital Stock and such representatives have provided answers to all such questions. Parent and its advisors have examined or have had the opportunity to examine this Agreement and all information that Parent or any advisor deems to be material to an understanding of Capital, the proposed business of Capital, and the acquisition of the Capital Stock. The nature and amount of the investment is suitable for Parent and consistent with its overall investment program and financial condition. Parent has carefully evaluated the merits and risks of an investment in Capital and has evaluated Parent’s financial resources and investment position, and Parent has decided that it is able to bear the economic risks of acquiring the Capital Stock. Parent agrees to the imprinting of an appropriate restrictive legend on all certificates representing the Capital Stock which legend shall be promptly removed upon effectiveness of the Registration Statement as contemplated by Section 5.5.

2.11.  Absence of Certain Changes.  Except as and to the extent set forth in Section 2.11 of the Disclosure Schedule, there has not been:

(a) Any Company Material Adverse Effect;

(b) Any loss, damage or destruction, whether covered by insurance or not, affecting the Company’s business or properties;

(c) Any increase in the compensation, salaries or wages payable or to become payable to any executive employee of the Company (except as and to the extent set forth in, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued to such executive, except for such increases, bonuses or benefits that are part of a regularly scheduled or previously negotiated increase, bonus or benefit;

(d) Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Company;

(e) Except for the Merger and related transactions contemplated by this Agreement, any commitment or transaction by the Company (including, without limitation, any borrowing or capital expenditure or change in or modification of the Parent Receivable or amount thereof) other than in the ordinary course of business consistent with past practice;

(f) Except as contemplated by this Agreement, (i) any declaration, setting aside, or payment of any dividend or any other distribution in respect of the Company’s capital stock; (ii) any redemption, purchase or other acquisition by the Company of any capital stock of the Company, or any security relating thereto; or (iii) any other payment to any stockholder of the Company;

(g) Any sale, lease or other transfer or disposition of any properties or assets of the Company, except for sales in the ordinary course of business;

(h) Any indebtedness for borrowed money incurred, assumed or guaranteed by the Company other than in the ordinary course of business consistent with past practice and in no event shall Company indebtedness exceed $38,000,000; provided, however that such Company indebtedness may exceed $38,000,000 (but may not exceed $48,000,000) in the event such $10,000,000 excess indebtedness is used for acquisitions by the Company and such acquisitions are approved by Capital;

(i) Any Encumbrance (other than Permitted Encumbrances) made on any of the properties or assets of the Company other than in the ordinary course of business consistent with past practice;

(j) Any entering into, amendment or termination by the Company of any Material Contract, or any waiver of material rights there under, other than in the ordinary course of business consistent with past practice;

(k) Except for the Parent Receivable, any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any Person including, but not limited to, any officer, director or employee of the Company or any of its Affiliates;

(l) Any grant of credit to any customer on terms or in amounts materially more favorable than those which have been extended to such customer in the past, any other material change in the terms of any credit heretofore extended, or any other material change of the Company’s policies or practices with respect to the granting of credit; or

(m) Except for the Merger and related transactions contemplated by this Agreement, to the Parent and Company’s Knowledge, any other event or condition not in the ordinary course of business of the Company or any Company Subsidiary.

2.12.  No Litigation; Administrative Actions.

(a) Except as set forth in Section 2.12 of the Disclosure Schedule, there is no litigation pending or, to Parent and Company’s Knowledge, threatened against the Company, any Company Subsidiary, or any Company or Company Subsidiary director (in such capacity), business or any of its or their assets which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no proceeding currently pending or to Parent and Company’s Knowledge, any action threatened (including, without limitation, action to revoke any licenses or authorizations issued) by any entity regulating the sale of insurance in any state in which the Company or any Company Subsidiary is licensed or elsewhere. Furthermore, neither Parent nor Company has actual knowledge of the existence of any facts that may constitute the grounds for the suspension or revocation of any licenses or authorizations of Company or any Company Subsidiary issued by any entity regulating the sale of insurance.

(b) There are no administrative orders or supervisory actions by state or federal regulatory authorities now in force or pending as of the date hereof which affect the Company or any Company Subsidiary. The Company and each Company Subsidiary has duly filed on a timely basis with the appropriate governmental agencies all reports which are or were due or are required to be filed by the Company or any Company Subsidiary with respect to all periods of time, and all interest, penalties, and charges due or to become due for all periods of time prior to closing have been paid in full or have been accrued for. There are no ongoing or pending complaints, examinations or investigations of Company or any Company Subsidiary by any regulatory authority.

2.13.  Compliance With Laws.

(a) Compliance.  To the Company’s Knowledge, the Company is in compliance with all applicable Laws, including, without limitation, those applicable to discrimination in employment, trade practices, competition and pricing, zoning, building and sanitation, employment, retirement and labor relations, and Environmental Laws except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material reports and returns required to be filed by the Company with any Governmental Authority have been filed, and were accurate and complete in all material respects when filed, except where the failure to file or be accurate and complete in all material respects has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Licenses and Permits.  To the Company’s Knowledge, the Company has all licenses, permits, approvals, authorizations and consents of all Governmental Authorities and all certification required for the conduct of the business (as presently conducted and as proposed to be conducted), except where the failure to have such licenses, permits, approvals, authorizations and consents has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, the Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents, except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Environmental Matters.  The applicable Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes (“Waste”) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act (“CERCLA”), as amended, and their state and local counterparts are herein collectively referred to as the “Environmental Laws”. To the Company’s Knowledge, the Company is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

2.14.  Title to and Condition of Properties.

(a) Tangible Property.  The Company has good and marketable title to, or a valid leasehold interest in, all equipment, furniture and other tangible assets used in the ordinary course of its business and operations, free and clear of any Encumbrances other than Permitted Encumbrances. All of the assets, owned or leased by the Company are in good working order, ordinary wear and tear excepted, and suitable for the purposes for which they are being used.

(b) Real Property.  Section 2.14(b) of the Disclosure Schedule sets forth all real property used or occupied by the Company, including a description of all land.

(c) Insurance.  The Company has supplied to Capital a true, correct and complete list of all fire, theft, casualty, general liability, workers’ compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Company and of all life insurance policies maintained for any officers or employees of the Company, specifying the type of coverage, the amount of coverage, the premium, the deductible, the insurer and the expiration date of each such policy (collectively, the “Company Insurance Policies”). True, correct and complete copies of all of the Company Insurance Policies have been made available by the Company to Capital. The Company Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for businesses similar to the business of the Company. All premiums due on the Company Insurance Policies or renewals thereof have been paid and there is no default under any of the Company Insurance Policies.

2.15.  Contracts and Commitments.

(a) Real Property Leases.  Except as set forth in Section 2.15(a) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any lease of real property.

(b) Personal Property Leases.  Except as set forth in Section 2.15(b) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any lease of personal property.

(c) Sales Commitments.  Except as set forth in Section 2.15(c) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has sales contracts or commitments to customers except those made in the ordinary course of business, at arm’s length, and no such contracts or commitments are for a sales price which would result in a loss to the Company or Company Subsidiary, as applicable, that is not reflected on Section 2.15(c) of the Disclosure Schedule.

(d) Contracts for Services.  Except as set forth in Section 2.15(d) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any agreement, understanding, contract or commitment (written or oral) with any stockholder, officer, employee, agent, consultant that is not cancelable by the Company or Company Subsidiary on notice of not longer than 30 days without Liability, penalty or premium of any nature or kind whatsoever.

(e) Powers of Attorney.  Except as set forth in Section 2.15(e) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has given any power of attorney, which is currently in effect, to any Person for any purpose whatsoever.

(f) Collective Bargaining Agreements.  Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

(g) Loan Agreements.  Except as set forth in Section 2.15(g) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

(h) Guarantees.  Except as set forth in Section 2.15(h) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has guaranteed the payment or performance of any Person, agreed to indemnify any Person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any Person.

(i) Contracts Subject to Renegotiation.  Neither the Company nor any Company Subsidiary is a party to any contract with any Governmental Authority which is subject to renegotiation.

(j) Other Material Contracts.  Neither the Company nor any Company Subsidiary has any lease, license, contract or commitment of any nature involving consideration or other expenditure in excess of $250,000, or which is otherwise individually material to the operations of the Company or Company Subsidiary, as applicable, except as set forth in Section 2.15(j) of the Disclosure Schedule, or except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(k) No Default.  To the Company’s Knowledge, neither the Company nor any Company Subsidiary is in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the Company’s or any Company Subsidiary’s obligations or result in the creation of any Encumbrance on any of the assets owned, used or occupied by the Company or any Company Subsidiary other than defaults which, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, no third party is in default under any lease, contract or commitment to which the Company or any Company Subsidiary is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof, other than defaults which, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.16.  Labor Matters.  Neither the Company nor any Company Subsidiary has experienced any labor disputes or any work stoppage due to labor disagreements with employees of the Company or any Company Subsidiary. Except to the extent set forth in Section 2.16 of the Disclosure Schedule, to the Company’s Knowledge, (a) the Company and each Company Subsidiary is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting the Company or any Company Subsidiary; (d) no question concerning representation has been raised or is threatened respecting the employees of the Company or any Company Subsidiary; (e) no grievance which might have a Company Material Adverse Effect, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefore exists; and (f) there are no administrative charges or court complaints against the Company or any Company Subsidiary concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority.

2.17.  Employee Benefit Plans.

(a) Disclosure.  The Company has supplied to Capital a complete list of all (i) incentive, bonus, commission, or deferred compensation or severance or termination pay plans, agreements or arrangements for the benefit of employees employed in the Company, (ii) pension, profit-sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement and all other employee benefit plans, agreements or arrangements, including but not limited to any “employee benefit plan” (as defined in Section 3(3) of ERISA), for the benefit of employees employed by the Company, or (iii) fringe benefit plans, agreements and arrangements for the benefit of employees employed by the Company (the items referred to in (i), (ii) and (iii) above are hereinafter referred to collectively as the “Plans”).

(b) Operation.  Each of the Plans set forth in Section 2.17(a) that is an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), or an “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA), has been operated in compliance with its written terms and the applicable provisions of ERISA and the Code, except where the failure to operate in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the extent applicable, the Company has heretofore made available to Capital complete copies of (i) each Plan, including all amendments thereto, and its related trust agreement, if any, and summary plan description, if any, and (ii) each collective bargaining agreement relating to each Plan.

(c) Changes.  Except as set forth in Section 2.17(c) of the Disclosure Schedule, to the Company’s Knowledge there are no agreed upon future increases of benefit levels for employees employed by the Company, and no increases in benefits have been committed to by the Company for the benefit of employees employed by the Company, except for increases that are part of regularly scheduled or previously negotiated increases. With respect to each Plan, full payment has been made of all amounts that the Company is required to have paid as contributions to such Plan under its terms or under the terms of any applicable collective bargaining agreement or ERISA.

(d) Claims.  There are no pending or, to the Company’s Knowledge, threatened claims against any of the Plans or related trusts other than routine claims by participants and beneficiaries for benefits due and owing under such Plans.

2.18.  Intellectual Property.  The Company owns or has the right to use, whether through licensing or otherwise, all Intellectual Property significant to the businesses of the Company in substantially the same manner as such businesses are conducted on the date hereof.

3.	REPRESENTATIONS AND WARRANTIES OF CAPITAL

Capital makes the following representations and warranties to Parent and the Company, subject to the exceptions set forth in the Disclosure Schedule. Representations and warranties by Capital shall be deemed to be representations and warranties with respect to Capital and its Subsidiaries, unless the context otherwise requires.

3.1.  Corporate.

(a) Organization.  Capital and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its organization.

(b) Corporate Power.  Capital and each of its Subsidiaries has all requisite power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted. Capital has all requisite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto, to perform its obligations hereunder, and to carry out the transactions contemplated hereby and thereby.

(c) Qualification.  Capital and each of its Subsidiaries is duly licensed or qualified to do business as a foreign company, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have an Capital Material Adverse Effect and would not materially delay the Closing or materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby.

(d) Subsidiaries.  Capital owns, directly or indirectly, the Subsidiaries set forth in the Capital Reports. Each Subsidiary set forth in the Capital Reports is individually referred to herein as a “Capital Subsidiary” and all Capital-owned Subsidiaries set forth in the Capital Reports are collectively referred to herein as the “Capital Subsidiaries.”

(e) Capital Stock.  Upon issuance and delivery of Capital Stock pursuant to this Agreement, Capital Stock will be duly authorized and validly issued, fully paid and non-assessable.

3.2.  Authority.  Subject to the Capital Stockholder Approval, the execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Capital pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties. Except for the Capital Stockholder Approval, no other or further act or proceeding on the part of Capital is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Capital pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Capital pursuant hereto will constitute, legal, valid and binding agreements of Capital, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.3.  Capitalization.  The authorized capital stock of Capital consists of 25,000,000 shares of common stock, par value $0.01 per share, and 1,550,000 shares of preferred stock, par value $5.00 per share. As of the date of this Agreement, there are (i) 3,085,817 shares of Capital common stock issued and outstanding and (ii) no shares of Capital preferred stock issued and outstanding. All of the outstanding shares of common stock of Capital have been duly authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws. Except as described in the Capital Reports, there are no outstanding subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating Capital to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security in Capital.

3.4.  No Violation.  Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Capital pursuant hereto, nor the consummation by Capital of the transactions contemplated hereby and thereby (a) will violate any applicable Laws, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Person or any Governmental Authority, except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities and “blue sky” Laws, and the rules and regulations thereunder, or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the assets of Capital under, any term or provision of the Organizational Documents of Capital or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Capital is a party or by which Capital or any of its assets or properties may be bound or affected, except, in the case of clause (c), for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Encumbrances that, individually or in the aggregate, would not reasonably be expected to have an Capital Material Adverse Effect.

3.5.  Reports.  Capital has previously made available to the Parent and the Company a true, correct and complete copy of each (a) final registration statements, prospectus, report, schedule and definitive proxy or information statement filed since December 31, 2006 by Capital with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the “Capital Reports”), (b) written communication between Capital and the SEC since December 31, 2006, and (c) communication mailed by Capital to its stockholders since December 31, 2006, and no such registration statement, prospectus, report, schedule, proxy or information statement or communication as of its date of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since December 31, 2006, Capital has timely filed all Capital Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Capital Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, including rules and regulations relating to the filing of exhibits thereto. No executive officer of Capital has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against Capital by the SEC relating to disclosures contained in any Capital Report.

3.6.  Financial Statements.  Capital has previously made available to Parent and the Company true and complete copies of the combined financial statements of Capital consisting of (a) balance sheet of Capital as of December 31, 2004, 2005 and 2006, and the related statements of income and cash flows for the years then ended (including the notes contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed, unqualified opinion of independent auditors for Capital for such year, and (b) an unaudited combined balance sheet of Capital as of June 30, 2007 (the “Recent Capital Balance Sheet”), and the related unaudited statements of income for the period then ended and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of Capital, and fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of Capital as of the dates and for the years and periods indicated. The books of account and other financial records of Capital are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies.

3.7.  Absence of Undisclosed Liabilities.  Except as and to the extent specifically disclosed in the Recent Capital Balance Sheet, Capital (together with the Capital Subsidiaries) does not have any Liabilities other than commercial liabilities and obligations incurred since the date of the Recent Capital Balance Sheet in the ordinary course of business and consistent with past practice and none of which has or will have an Capital Material Adverse Effect. Except as and to the extent specifically disclosed in the Recent Capital Balance Sheet, Capital has no Knowledge of any basis for the assertion against Capital (together with the Capital Subsidiaries) of any Liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of Capital’s business and consistent with past practice.

3.8.  Tax Matters.

(a) Provision For Taxes.  The provision made for Taxes on the Recent Capital Balance Sheet is sufficient for the payment of all Taxes (and any interest and penalties) and assessments, whether or not disputed at the date of the Recent Capital Balance Sheet, and for all years and periods prior thereto. Since the date of the Recent Capital Balance Sheet, Capital has not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of Capital.

(b) Tax Returns Filed.  All Tax Returns required to be filed by or on behalf of Capital, or the Affiliated Group for each period for which Capital was a member of the Affiliated Group, have been timely filed and when filed were true and correct in all material respects, and the Taxes due thereon were paid or adequately accrued. Capital has duly withheld and paid all Taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of Capital.

(c) Tax Audits.  No Tax Returns of Capital, or the Affiliated Group for each period for which Capital was a member of the Affiliated Group, have been audited by the Internal Revenue Service or any other Governmental Authority, and Capital or the Affiliated Group, as applicable, has not received from the Internal Revenue Service or any other governmental Authority any notice of underpayment of Taxes or other deficiency which has not been paid nor any objection to any Tax Return filed by Capital or the Affiliated Group, as applicable, except where any such deficiency, individually or in the aggregate, would not reasonably be expected to have a Capital Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return of Capital or the Affiliated Group.

(d) Consolidated Group.  Capital has no Liability for Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Laws) other than other members of the Affiliated Group.

(e) Other.  Except as set forth in Section 3.8.(e) of the Disclosure Schedule, Capital has not (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (iv) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (v) been a party to any tax allocation or tax sharing agreement.

3.9.  No Brokers or Finders.  No agent, broker, finder, investment or commercial banker or other Person, engaged by or acting on behalf of Capital or any of its Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or the transactions contemplated herein.

3.10.  Disclosure.  No representation or warranty by Capital in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Capital pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. Without limiting the foregoing, Capital represents and warrants that the information relating to Capital supplied by it for inclusion in any report, registration statement or definitive Information Statement to be filed with the SEC will not, as of the date provided, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

3.11.  Company Stock for Capital’s Own Account.  The Company Stock is being transferred to Capital for its own account and with no intention of distributing or reselling such shares or any part thereof in a transaction that would be in violation of the securities laws of the United States or any state, without prejudice. Capital is an “accredited investor” within the meaning of the Securities Act. Capital acknowledges that Parent and Company have afforded Capital’s representatives and advisors the opportunity to discuss an investment in Company and ask questions of representatives of Company concerning the terms and conditions of the purchase of the Company Stock and such representatives have provided answers to all such questions. Capital and its advisors have examined or have had the opportunity to examine this Agreement and all information that Capital or any advisor deems to be material to an understanding of Company, the proposed business of Company, and the transfer of the Company Stock. The nature and amount of the investment is suitable for Capital and consistent with its overall investment program and financial condition. Capital has carefully evaluated the merits and risks of an investment in the Company and has evaluated Company’s financial resources and investment position, and Capital has decided that it is able to bear the economic risks of purchasing the Company Stock. Capital agrees to the imprinting of an appropriate restrictive legend on all certificates representing the Company Stock.

3.12.  Continuity of Business Enterprise.  It is the present intention of Capital to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company’s historic business assets in a business, in each case with the meaning of Treasury Regulation 1.368-1(d).

3.13.  Absence of Certain Changes.  Except (i) as contemplated by this Agreement and (ii) as and to the extent discussed in any Capital Report filed with the SEC prior to the date of this Agreement, since December 31, 2006 there has not been:

(a) Any Capital Material Adverse Effect;

(b) Any loss, damage or destruction, whether covered by insurance or not, affecting Capital’s business or properties;

(c) Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Capital (except as and to the extent set forth in, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued, except for such increases, bonuses or benefits that are part of a regularly scheduled or previously negotiated increase, bonus or benefit;

(d) Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of Capital;

(e) Any commitment or transaction by Capital (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

(f) Any declaration, setting aside, or payment of any dividend or any other distribution in respect of Capital’s capital stock; any redemption, purchase or other acquisition by Capital of any capital stock of Capital, or any security relating thereto; or any other payment to any stockholder of Capital;

(g) Any sale, lease or other transfer or disposition of any properties or assets of Capital, except for sales in the ordinary course of business;

(h) Any indebtedness for borrowed money incurred, assumed or guaranteed by Capital;

(i) Any Encumbrance made on any of the properties or assets of Capital;

(j) Any entering into, amendment or termination by Material Capital of any contract, or any waiver of material rights there under, other than in the ordinary course of business consistent with past practice;

(k) Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any Person including, but not limited to, any officer, director or employee of Capital or any of its Affiliates;

(l) Any grant of credit to any customer on terms or in amounts materially more favorable than those which have been extended to such customer in the past, any other material change in the terms of any credit heretofore extended, or any other material change of Capital’s policies or practices with respect to the granting of credit; or

(m) To Capital’s Knowledge, any other event or condition not in the ordinary course of business of Capital.

3.14.  No Litigation.  To Capital’s Knowledge, there is no litigation pending or threatened against Capital, its directors (in such capacity), its business or any of its assets as to which there is reasonable possibility of adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonable be expected to have an Capital Material Adverse Effect.

3.15.  Compliance With Laws.

(a) Compliance.  To Capital’s Knowledge, Capital is in compliance with all applicable Laws, including, without limitation, those applicable to discrimination in employment, trade practices, competition and pricing, zoning, building and sanitation, employment, retirement and labor relations, and Environmental Laws except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, an Capital Material Adverse Effect. Capital has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Capital Material Adverse Effect. All material reports and returns required to be filed by Capital with any Governmental Authority have been filed, and were accurate and complete in all material reports when filed.

(b) Licenses and Permits.  To Capital’s Knowledge, Capital has all licenses, permits, approvals, authorizations and consents of all Governmental Authorities and all certification required for the conduct of the business (as presently conducted and as proposed to be conducted), except where the failure to have such licenses, permits approvals, authorizations and consents has not had and would not reasonably be expected to have, individually or in the aggregate, an Capital Material Adverse Effect. To Capital’s Knowledge, Capital (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Capital Material Adverse Effect.

3.16.  Title to and Condition of Properties.

(a) Tangible Property.  Capital has good and marketable title to, or a valid leasehold interest in, all equipment, furniture and other tangible assets used in the ordinary course of its business and operations, free and clear of any Encumbrances other than Permitted Encumbrances. All of the assets, owned or leased by Capital are in good working order, ordinary wear and tear excepted, and suitable for the purposes for which they are being used.

(b) Real Property.  Section 3.16(b) of the Disclosure Schedule sets forth all real property used or occupied by Capital, including a description of all land.

(c) Insurance.  Capital has supplied to Company a true, correct and complete list of all fire, theft, casualty, general liability, workers’ compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring Capital and of all life insurance policies maintained for any officers or employees of Capital, specifying the type of coverage, the amount of coverage, the premium, the deductible, the insurer and the expiration date of each such policy (collectively, the “Capital Insurance Policies”). True, correct and complete copies of all of the Capital Insurance Policies have been made available by Capital to Parent and the Company. The Capital Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for businesses similar to the business of Capital. All premiums due on the Capital Insurance Policies or renewals thereof have been paid and there is no default under any of the Capital Insurance Policies.

3.17.  Contracts and Commitments.

(a) Real Property Leases.  Except as set forth in Section 3.17(a) of the Disclosure Schedule, Capital has no leases of real property.

(b) Personal Property Leases.  Except as set forth in Section 3.17(b) of the Disclosure Schedule, Capital has no leases of personal property.

(c) Contracts for Services.  Capital has no agreement, understanding, contract or commitment (written or oral) with any stockholder, officer, employee, agent, or consultant that is not cancelable by Capital on notice of not longer than 30 days without Liability, penalty or premium of any nature or kind whatsoever.

(d) Powers of Attorney.  Capital has not given any power of attorney, which is currently in effect, to any Person for any purpose whatsoever.

(e) Collective Bargaining Agreements.  Capital is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

(f) Loan Agreements.  Except as set forth in Section 3.17(f) of the Disclosure Schedule, Capital is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

(g) Guarantees.  Except as set forth in Section 3.17(g) of the Disclosure Schedule, Capital has not guaranteed the payment or performance of any Person, agreed to indemnify any Person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any Person.

(h) Contracts Subject to Renegotiation.  Capital is not a party to any contract with any Governmental Authority which is subject to renegotiation.

(i) Other Material Contracts.  Capital has no lease, license, contract or commitment of any nature involving consideration or other expenditure in excess of $250,000, or which is otherwise individually material to the operations of Capital.

(j) No Default.  To Capital’s Knowledge, Capital is not in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Capital’s obligations or result in the creation of any Encumbrance on any of the assets owned, used or occupied by Capital. To Capital’s Knowledge, no third party is in default under any lease, contract or commitment to which Capital is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

3.18.  Labor Matters.  Capital has not experienced any labor disputes or any work stoppage due to labor disagreements with employees of Capital. Except to the extent set forth in Section 3.18 of the Disclosure Schedule, to Capital’s Knowledge, (a) Capital is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Capital pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Capital; (d) no question concerning representation has been raised or is threatened respecting the employees of Capital; (e) no grievance which might have a Capital Material Adverse Effect, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefore exists; and (f) there are no administrative charges or court complaints against Capital concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority.

3.19.  Employee Benefit Plans.

(a) Disclosure.  Capital has supplied to Parent a complete list of all (i) incentive, bonus, commission, or deferred compensation or severance or termination pay plans, agreements or arrangements for the benefit of employees employed in Capital, (ii) pension, profit-sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement and all other employee benefit plans, agreements or arrangements, including but not limited to any “employee benefit plan” (as defined in Section 3(3) of ERISA), for the benefit of employees employed by Capital, or (iii) fringe benefit plans, agreements and arrangements for the benefit of employees employed by Capital (the items referred to in (i), (ii) and (iii) above are hereinafter referred to collectively as the “Capital Plans”).

(b) Operation.  Each of the Plans set forth in Section 3.19(a) that is an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), or an “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA), has been operated in compliance with its written terms and the applicable provisions of ERISA and the Code, except where the failure to operate in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Capital Material Adverse Effect. To the extent applicable, Capital has heretofore made available to Parent complete copies of (i) each Plan, including all amendments thereto, and its related trust agreement, if any, and summary plan description, if any, and (ii) each collective bargaining agreement relating to each Plan.

(c) Changes.  Except as set forth in Section 2.17(c) of the Disclosure Schedule, to Capital’s Knowledge there are no agreed upon future increases of benefit levels for employees employed by Capital, and no increases in benefits have been committed to by Capital for the benefit of employees employed by Capital, except for increases that are part of regularly scheduled or previously negotiated increases. With respect to each Plan, full payment has been made of all amounts that Capital is required to have paid as contributions to such Plan under its terms or under the terms of any applicable collective bargaining agreement or ERISA.

(d) Claims.  There are no pending or, to Capital’s Knowledge, threatened claims against any of the Plans or related trusts other than routine claims by participants and beneficiaries for benefits due and owing under such Plans.

3.20.  Intellectual Property.  Capital owns or has the right to use, whether through licensing or otherwise, and to authorize others to use, all Intellectual Property significant to the businesses of Capital in substantially the same manner as such businesses are conducted on the date hereof.

4.	COVENANTS

4.1.  Conduct of the Business.

(a) Except as specifically contemplated by this Agreement or as set forth on Section 4.1 of the Disclosure Schedule, from the date hereof through the Closing Date, the Company shall conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement, the Company shall not:

(i) amend its Organizational Documents or cause any Company Subsidiary to amend its Organizational Documents;

(ii) authorize or issue, or cause any Company Subsidiary to authorize or issue, equity interests or any subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating the entity to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security;

(iii) sell, transfer, dispose of, or agree to sell, transfer, or dispose of, any assets other than in the ordinary course of business consistent with past practice and other than lawfully paying the dividend specified by Section 5.6 of this Agreement on or before the Closing Date;

(iv) acquire, or cause any Company Subsidiary to acquire, any assets except in the ordinary course of business consistent with past practice or acquire, or merge with any other Person;

(v) create or incur, or cause any Company Subsidiary to create or incur, any material Encumbrances (except Permitted Encumbrances) of any kind on any assets or properties;

(vi) change any financial or Tax accounting practice, policy or method, make or revoke any election relating to Taxes, file any amended Tax Return or claim for refund, or settle any material claim relating to Taxes;

(vii) violate or breach, or cause any Company Subsidiary to violate or breach, any Material Contract;

(viii) make any loan, advance or capital contributions to or investment in any Person other than in the ordinary course of business consistent with past practice;

(ix) incur, or cause any Company Subsidiary to incur, any indebtedness for borrowed money or enter into any guarantee of such indebtedness, or incur any other material Liability or obligation other than in the ordinary course of business consistent with past practice;

(x) except in the ordinary course of business, cancel or forgive, or cause any Company Subsidiary to cancel or forgive, any material debts or claims or redeem or repay any indebtedness for borrowed money;

(xi) take any action, or cause any Company Subsidiary to take any action, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(xii) authorize, commit or agree to take any of the foregoing actions.

(b) Except as specifically contemplated by this Agreement, from the date hereof through the Closing Date, Capital and each of the Capital Subsidiaries shall conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement, Capital and each of the Capital Subsidiaries shall not:

(i) amend its Organizational Documents, or cause any Capital Subsidiary to amend its Organizational Documents, except to increase the number of shares of Capital Stock authorized under its stock compensation plan;

(ii) authorize or issue, or cause any Capital Subsidiary to authorize or issue, any shares of capital stock of Capital or any subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating the entity to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security;

(iii) sell, transfer, dispose of, or agree to sell, transfer, or dispose of, any assets other than in the ordinary course of business consistent with past practice;

(iv) acquire, or cause any Capital Subsidiary to acquire, any assets except in the ordinary course of business consistent with past practice or acquire, or merge with any other Person;

(v) create or incur, or cause any Capital Subsidiary to create or incur, any material Encumbrances (except Permitted Encumbrances) of any kind on any assets or properties;

(vi) change any financial or Tax accounting practice, policy or method, make or revoke any election relating to Taxes, file any amended Tax Return or claim for refund, or settle any material claim relating to Taxes;

(vii) make any loan, advance or capital contributions to or investment in any Person;

(viii) incur, or cause any Capital Subsidiary to incur, any indebtedness for borrowed money or enter into any guarantee of such indebtedness, or incur any other material Liability or obligation other than in the ordinary course of business consistent with past practice;

(ix) cancel or forgive, or cause any Capital Subsidiary to cancel or forgive, any material debts or claims or redeem or repay any indebtedness for borrowed money;

(x) take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(xi) authorize, commit or agree to take any of the foregoing actions.

4.2.  Access to Information.

(a) From the date hereof through the Closing Date, the Company shall provide Capital and its representatives reasonable access to all properties, books, records, employees and customers of the Company and the Company Subsidiaries, and shall cause representatives of the Company and the Company Subsidiaries to reasonably cooperate with Capital and its representatives in connection with Capital’s due diligence investigation of the Company and the Company Subsidiaries and the assets, contracts, liabilities, operations, records and other aspects of business.

(b) From the date hereof through the Closing Date, Capital shall provide Parent and its representatives reasonable access to all properties, books, records and employees of Capital and the Capital Subsidiaries, and shall cause representatives of Capital and the Capital Subsidiaries to reasonably cooperate with Parent and its representatives in connection with Parent’s due diligence investigation of Capital and Capital’s assets, contracts, liabilities, operations, records and other aspects of its business.

4.3.  Confidentiality.  Each of the parties hereto agrees that all information obtained by them in the course of negotiating and conducting due diligence investigation regarding the transactions contemplated hereby will be used solely for the purpose of determining whether or not to consummate the transactions contemplated hereby. All such information will be held in strictest confidence by each of the parties and their agents, and will divulged only to those directors, officers, employees, and agents of the parties hereto, including legal counsel, accountants, investors, financing sources and financial advisors, who have a need to know such information in strictest confidence. Each party shall advise such directors, officers, employees and agents of the confidential nature of such information, and direct such persons to treat such information confidentially. Each party also agrees to promptly return to the other party all original and duplicate copies of written materials containing such confidential information should the Closing not occur.

4.4.  Public Disclosure.

(a) From the date of this Agreement until Closing or termination pursuant to Article 8, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Capital (in the case of Parent or the Company) or Parent (in the case of Capital), except as may be required by applicable Law or the regulations of any stock exchange or trading system. Neither party will unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

(b) Notwithstanding the foregoing, the parties hereto agree that Capital and Parent will each prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement and such Current Report shall be provided to the other party for its review and comment prior to its filing.

4.5.  Regulatory and Other Authorizations.  Each party hereto shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of any Governmental Authority that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals.

4.6.  Further Assurances.  Each party will execute, acknowledge and deliver such documents and instruments reasonably requested by the other party, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party, for the purpose of giving effect to the transactions contemplated by this Agreement.

4.7.  No Solicitation by Parent or Company.  Neither Parent nor the Company shall authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by Parent or the Company to, directly or indirectly through another Person, (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or its assets (other than assets to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any merger, consolidation or other business combination with the Company, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Each of Parent and the Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Each of Parent and the Company shall notify Capital promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Capital, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

4.8.  No Solicitation by Capital.  Capital shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by Capital, directly or indirectly through another Person, (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of the capital stock of any Person other than the Company or its assets, (ii) to enter into any merger, consolidation or other business combination with any Person other than the Company, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to any Person other than the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Capital immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Capital shall notify Parent promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

4.9.  Non-Competition; Non-Solicitation.

(a) For a period of five (5) years following the Closing, Parent and its Affiliates shall not (except for its ownership of Capital and indirect ownership of the Company), directly or indirectly, operate, engage in, manage, own any equity interest in or be associated with any Person that Materially Competes with the business conducted by the Company immediately prior to the Closing in the United States; provided, however, that this Section 4.9(a) shall not limit Parent or any Affiliate of Parent from owning a passive ownership interest of less than 5% of the outstanding equity securities in any public traded Person or any publicly traded debt securities in any Person that competes with the business conducted by the Company immediately prior to the Closing. “Materially Competes” means to conduct business as a property and casualty insurance agency franchisor.

(b) For period of one (1) year following the Closing, Parent shall not, directly or indirectly, solicit (other than solicitations published in a journal or newspaper or other publication or general circulation) for employment any person who was an employee of the Company except (i) with the prior consent of the Surviving Corporation, or (ii) if such Person has not been employed by the Surviving Corporation for a period of at least six months prior to such solicitation, or (iii) if such Person was also employed by Parent.

(c) Parent acknowledges and agrees that compliance with the covenants contained in this Section 4.9 is necessary to protect the value of the goodwill being acquired by the Surviving Corporation and that these covenants are reasonable for such purposes. If any provision contained in this Section 4.9 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 4.9, but this Section 4.9 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained in this Section 4.9 is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 4.9 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law.

(d) Notwithstanding anything in this Agreement to the contrary, Parent agrees that the Surviving Corporation shall be entitled to (i) seek injunctive relief requiring specific performance by Parent of this Section 4.9 without the necessity of proving actual Damages or the posting of a bond and (ii) seek from time to time any other remedies available under applicable Law against Parent if Parent is directly or indirectly in breach of or has breached this Section 4.9.

4.10.  Indemnification of Officers and Directors.  For a period of not less than six (6) years after the Closing, the Surviving Corporation shall (i) indemnify, defend and hold harmless the officers, directors, employees and agents of Capital, the Company and the Parent to the fullest extent permitted under applicable Law against Damages arising out of claims brought or made by third parties based on the actions of such persons in their capacities as officers, directors, employees or agents of Capital or the Company prior to the Closing, and (ii) maintain in full force and effect and honor, all obligations to indemnify the officers, directors, employees and agents of Capital and the Company and to advance expenses existing in favor of such persons in effect as of the Closing Date under applicable law or as provided in the Organizational Documents of Capital or the Company, as the case may be.

4.11.  Company Name and Principal Office.  Capital, Parent and the Company agree that after the Closing the Surviving Corporation shall continue to conduct business under the name “Brooke Capital Corporation” with a principal office in Overland Park, Kansas.

5.	ADDITIONAL AGREEMENTS

5.1.  Information Statement; Special Meeting.

(a) As soon as is reasonably practicable after receipt by Capital from Parent and the Company of all financial and other information relating to Parent and the Company as Capital may reasonably request, Capital shall prepare and file with the SEC, and with all other applicable regulatory bodies, materials for the purpose of obtaining the Capital Stockholder Approval. Such materials shall be in the form of an Information Statement to be used for the purpose of informing stockholders of Capital about the Merger (the “Information Statement”). Parent and the Company shall furnish to Capital all information concerning Parent and the Company as Capital may reasonably request. Parent and its counsel shall be given an opportunity to review and comment on the Information Statement prior to its filing with the SEC.

(b) Without limitation of the generality of the foregoing, Parent shall provide Capital with audited consolidated financial statements of the Company and Company Subsidiaries consisting of consolidated balance sheets of the Company and Company Subsidiaries as of December 31, 2004, 2005, and 2006, and the related statements of income and cash flows for the years then ended (including the notes contained therein or annexed thereto) (the “Audited Company Financials”), reported on, and accompanied by, signed, unqualified opinions of independent auditors reasonably acceptable to Capital. The Audited Company Financials (including all notes and schedules contained therein or annexed thereto) shall (i) be true, complete and accurate, (ii) have been prepared in accordance with GAAP applied on a consistent basis, (iii) have been prepared in accordance with the books and records of the Company and Company Subsidiaries, (iv) fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of the Company and Company Subsidiaries as of the dates and for the years and periods indicated, (v) be in compliance as to form with the Exchange Act and the published rules and regulations of the SEC as required to be included in the Information Statement and the Transaction Form 8-K, and (vi) otherwise be reasonably acceptable to Capital for inclusion in the Information Statement. In addition, Parent and Capital shall provide pro forma financial statements of Capital and the Company (together with its Company Subsidiaries) necessary for inclusion into the Information Statement, and each of Parent and Capital represent and warrant to the other that the information it has provided and provides for inclusion in said pro forma financial statements of Capital and the Company (with its and their Subsidiaries), will be true, complete and accurate.

(c) Capital, with the assistance of Parent, shall promptly respond to any SEC comments on the Information Statement and shall otherwise use reasonable best efforts to cause the Information Statement to be declared effective as promptly as practicable. Capital shall also take any and all such actions to satisfy the requirements of the Securities Act and the Exchange Act. Prior to the Closing Date, Capital shall use its reasonable best efforts to cause the shares of Capital Stock to be issued to Parent hereunder to be registered or qualified under “blue sky” Laws of each of the states and territories of the United States in which the parties deem necessary, and to take any other such actions which may be necessary to enable Capital Stock to be issued in each such jurisdiction.

(d) [Reserved]

(e) As soon as practicable following the declaration of effectiveness of the Information Statement, Capital shall distribute the Information Statement to the stockholders of Capital and, pursuant thereto, shall call a special meeting of its stockholders (the “Special Meeting”) in accordance with the KGCL and, subject to the other provisions of this Agreement, cause the approval of the transactions contemplated hereby and the other matters presented to the stockholders of Capital for approval or adoption at the Special Meeting.

(f) Capital shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the KGCL in the preparation, filing and distribution of the Information Statement and the calling and holding of the Special Meeting. Without limiting the foregoing, Capital shall ensure that the Information Statement does not, as of the date on which it is distributed to the stockholders of Capital, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Capital shall not be responsible for the accuracy or completeness of any information relating to Parent or the Company or any other information furnished by Parent or the Company for inclusion in the Information Statement).

(g) Capital, acting through its board of directors, shall include in the Information Statement the unanimous recommendation of its board of directors in favor of the adoption of this Agreement and the transactions contemplated hereby, and shall otherwise use reasonable best efforts to obtain the Capital Stockholder Approval.

5.2.  Form 8-K.  At least one (1) day prior to Closing, Capital shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the transactions contemplated hereby or in any report or form to be filed with the SEC (“Transaction Form 8-K”), which shall be in a form reasonably acceptable to Parent and in a format acceptable for EDGAR filing. Prior to Closing, Capital and Parent shall prepare the press release announcing the consummation of the transactions contemplated hereunder (“Press Release”). Simultaneously with the Closing, Capital shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

5.3.  Required Information.  In connection with the preparation of the Transaction Form 8-K and Press Release, and for such other reasonable purposes, Parent and Capital each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, and stockholders and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other statement, filing, notice or application made by or on behalf of Parent and Capital to any third party and any Governmental Authority in connection with the transactions contemplated hereby.

5.4.  No Securities Transactions.

(a) Neither Parent nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Capital prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Parent shall use its reasonable best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

(b) Neither Capital nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Capital shall use its reasonable best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

5.5.  Registration and Listing.  Immediately after the Closing, Capital shall register the Capital Stock to be received by Parent in the Merger with the SEC and each applicable state securities commissioner on an appropriate registration statement (the “Registration Statement”), and Capital shall use its best efforts to cause such Registration Statement to be declared effective by the SEC and such commissioners as promptly as practicable after the Closing. Capital shall use its best efforts to cause the Capital Stock that will be issued in the Merger to be approved for listing on the American Stock Exchange as promptly as practicable after the Closing Date. Prior to the Closing, Capital shall use reasonably diligent efforts to complete the Registration Statement such that it can be filed immediately after the Closing.

5.6.  Parent Dividend.  On or before the Closing Date and to the extent permitted by Missouri law, the Company shall declare and pay a cash dividend in the amount of $22,328,000 to Parent (the “Parent Dividend”).

5.7.  Delta Exchange.  Immediately after the Effective Time, the Parent and the Surviving Corporation shall consummate the transactions contemplated by the Exchange Agreement.

5.8.  Litigation Support.  In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries, each of the other parties shall cooperate with him, her, or it and his, her, or its counsel in the defense or contest, make available his, her, or its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party.

5.9.  Certain Company Receivables.  At any time and from time to time prior to the eight (8) month anniversary of the Closing Date that a Specified Company Receivable remains uncollected for more than ninety (90) days after such Specified Company Receivable’s date of invoice (a “Delinquent Receivable”), then the Surviving Corporation may elect to tender in writing ownership of such Delinquent Receivable to the Parent and within five (5) business days after the delivery of such tender, the Parent shall pay to the Surviving Corporation by wire transfer of immediately available funds the full amount of such Delinquent Receivable and thereafter the Parent shall have all rights as the holder of the Delinquent Receivable. Promptly after the eighth-month anniversary of the Closing Date, the Parent will reimburse the Surviving Corporation for all of the Specified Company Receivables that remain uncollected as of such eighth-month anniversary; provided, however, that, after the Closing, the Surviving Corporation will continue to collect and process the Specified Company Receivables, consistent with the past practices of the Company; and provided, further that, the Surviving Corporation promptly will return to Parent dollar for dollar any monies that are collected in respect of receivables subsequent to Parent’s reimbursement payment. For purposes hereof, “Specified Company Receivables” means all accounts receivable of the Company on the Company’s June 30, 2007 combined balance sheet generated from Company agents and customers. The parties agree to cooperate fully with each other and provide such supporting data as is reasonably necessary to complete the receivables true-up in a fair and efficient manner.

6.	CONDITIONS PRECEDENT TO CAPITAL’S PERFORMANCE

The obligation of Capital to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Capital:

6.1.  Accuracy of Representations and Warranties of Parent and Company.  The representations and warranties of Parent and the Company contained in this Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material,” “materiality” or “Company Material Adverse Effect” qualifications included therein and except that those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Parent or the Company to consummate the transactions contemplated by this Agreement.

6.2.  Performance of Covenants of Parent and Company.  All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by Parent and the Company at or before the Closing Date shall have been duly and properly performed and complied with in all material respects by Parent and the Company at or before the Closing Date.

6.3.  No Governmental Order.  There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions.

6.4.  Information Statement.  Capital shall have distributed the Information Statement to its stockholders.

6.5.  Corporate Approval.  The independent directors and the board of directors of Capital shall have duly approved this Agreement and all transactions contemplated hereby, and Capital shall have obtained the Capital Stockholder Approval.

6.6.  Solvency Opinion.  The Solvency Opinion, satisfactory to the Independent Directors Committee and the Board of Directors of Capital in its and their sole discretion, shall have been received.

6.7.  Consents and Approvals.  All approvals, consents and waivers of all Persons and Authorities that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Capital not less than two business days prior to the Closing.

6.8.  Absence of Litigation.  No litigation shall have been commenced or threatened against Capital, Parent, the Company, or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby, which, in the reasonable judgment of counsel to either Parent or Capital, could have a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

6.9.  Company Material Adverse Effect.  There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Company Material Adverse Effect.

6.10.  Fairness Opinion.  The opinion, satisfactory to the Independent Directors Committee and the Board of Directors of Capital in its and their sole discretion, from the investment bank of national reputation that the transaction contemplated by this Agreement is fair from a financial view point to the shareholders of Capital that was received by Capital immediately prior to the signing of this Agreement shall remain in effect and such investment bank shall have confirmed same in writing on and as of the Closing Date.

6.11.  Net Working Capital.  The Company shall have Net Working Capital, shown on the Closing Balance Sheet, of no less than $22,800,000.

6.12.  Deliverables.  Capital shall have received from Parent each of the deliverables described in Section 9.2 hereof.

6.13.  Parent Receivable.  Parent shall have paid in cash to the Company an amount equal to the Parent Receivable valued on and as of the Closing Date.

6.14.  Approval.  The board of directors of the Company, and Parent in its capacity as stockholder of the Company, shall have duly approved this Agreement and all transactions contemplated hereby. The board of directors of Parent shall have duly approved this Agreement and all transactions contemplated hereby.

7.	CONDITIONS PRECEDENT TO COMPANY’S PERFORMANCE

The obligation of Parent and the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Parent:

7.1.  Accuracy of Capital’s Representations and Warranties.  The representations and warranties of Capital contained in this Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material,” “materiality” or “Capital Material Adverse Effect” qualifications included therein and except that those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have an Capital Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Capital to consummate the transactions contemplated by this Agreement.

7.2.  Performance of Capital’s Covenants.  All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by Capital at or before the Closing Date shall have been duly and properly performed and complied with in all material respects by Capital at or before the Closing Date.

7.3.  No Governmental Order.  There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions.

7.4.  Corporate Approval.  The board of directors of the Company, and Parent in its capacity as stockholder of the Company shall have duly approved this Agreement and all transactions contemplated hereby. The board of directors of Parent shall have duly approved this Agreement and all transactions contemplated hereby.

7.5.  Solvency Opinion.  The Solvency Opinion, satisfactory to the Board of Directors of Parent in its sole discretion, shall have been received.

7.6.  Absence of Litigation.  No litigation shall have been commenced or threatened against Capital, Parent, the Company or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby, which, in the reasonable judgment of counsel to either Parent or Capital, could have an Capital Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

7.7.  Capital Material Adverse Effect.  There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Capital Material Adverse Effect.

7.8.  Capital’s Articles of Incorporation.  The Articles of Incorporation of Capital shall not have been amended to provide for cumulative voting rights, classification of directors, diminution of the rights of any controlling stockholder or extraordinary treatment of minority stockholders or management members.

7.9.  Consents and Approvals.  All approvals, consents and waivers of all Persons and Authorities that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to the Parent not less than two business days prior to the Closing.

7.10.  Payments.  Parent shall have paid any and all amounts owed to the Company and the Company shall have paid any and all amounts owed to Parent.

7.11.  Deliverables.  Parent shall have received from Capital each of the deliverables described in Section 9.3 hereof.

7.12.  Agreement.  The Company shall have executed and delivered to Parent an Amended and Restated Servicing and Tax Allocation Agreement. Among other provisions, the amended Servicing and Tax Allocation Agreement shall provide for: (i) a monthly fee of zero dollars ($00); (ii) the continuation of specified services during a transition period ending on December 31, 2007; and (iii) for the reimbursement by the Company to Parent of all out of pocket expenses reasonably incurred by Parent in connection with the operations of the Company or the support provided by Parent to the Company.

7.13.  Fairness Opinion.  The opinion from the investment bank of national reputation that the transaction contemplated by this Agreement is entirely fair to the shareholders of Parent that was received by Parent immediately prior to the signing of this Agreement shall remain in effect and such investment bank shall have confirmed same in writing on and as of the Closing Date.

7.14.  Parent Dividend.  The Company shall have declared and paid the Parent Dividend.

8.	TERMINATION PRIOR TO CLOSING

8.1.  Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing:

(a) By the mutual written consent of Capital and Parent;

(b) By either Capital or Parent, by written notice to the other party if the Closing shall not have occurred on or before December 31, 2007; provided, however, that neither party may terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the transactions contemplated hereby prior to such date is the direct or indirect result of any breach of any covenant, representation or warranty of such party or because any of the conditions precedent to the obligations of the other party have not been satisfied due to any action or failure to act by such party;

(c) By Capital, by prior written notice to Parent, if Parent or the Company shall fail to perform in any material respect any material obligation of Parent or the Company herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Capital has notified Parent of its intent to terminate pursuant to this Section 8.1(c);

(d) By Parent, by prior written notice to Capital, if Capital shall fail to perform in any material respect any material obligation of Capital herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Parent has notified Capital of its intent to terminate pursuant to this Section 8.1(d);

(e) By Capital, if Capital has not received the Fairness Opinion specified in Section 6.10, indicating that the transactions contemplated by this Agreement are not fair from a financial point of view to all of the Shareholders of Capital, on or before December 31, 2007; or

(f) By Parent, if Parent has not received the Fairness Opinion specified in Section 7.13, indicating that the transactions contemplated by this Agreement are not entirely fair to all of the Shareholders of Capital, on or before December 31, 2007.

8.2.  Effect on Obligations.  Termination of this Agreement pursuant to Section 8.1 above, shall terminate all obligations of the parties hereunder and this Agreement shall become void and have no effect without any Liability on the part of any party, except for the obligations under Sections 4.3 (Confidentiality), 4.4 (Public Disclosure), and 10.2 (Indemnification Obligations), and Article 11 (Miscellaneous Provisions); provided, however, that termination shall not relieve any party defaulting or breaching this Agreement prior to such termination from any Liability for such default or breach.

9.	THE CLOSING

9.1.  Closing.  Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at a mutually satisfactory time and place on the second business day following satisfaction or waiver of the final condition to the Closing or on such other date and such other place as may be mutually agreed to by the parties (the “Closing Date”). Capital and Parent will use their best efforts to cause the Closing to occur on or before September 28, 2007.

9.2.  Company’s Obligations.  At the Closing, Parent shall deliver to Capital:

(a) A certified copy of the resolutions of the stockholders and board of directors of Parent authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement;

(b) A certificate, dated the Closing Date, from Parent and signed by an authorized officer, certifying that the conditions specified in Section 6.1 and Section 6.2 above have been fulfilled;

(c) Incumbency certificates relating to each person executing any document executed and delivered to Capital by Parent or the Company pursuant to the terms hereof;

(d) A License Agreement, in form and substance reasonably acceptable to Capital and Parent whereby Capital would have a worldwide perpetual royalty-free license for the trademark “Brooke” for use in conjunction with Capital’s insurance business; Parent shall retain all right, title and interest in and to such trademark including without limitation the right to use it in non-insurance activities;

(e) A Tax Allocation Agreement executed by Parent and the Company, in form and substance reasonably acceptable to Capital and Parent;

(f) A list of the Specified Company Receivables; and

(g) All other documents, instruments or writings required to be delivered to Capital at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Capital may reasonably request.

9.3.  Capital’s Obligations.  At the Closing, Capital shall deliver to Parent:

(a) A certified copy of the resolutions of the board of directors of Capital authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement;

(b) A certificate, dated the Closing Date, from Capital and signed by an authorized officer, certifying that the conditions specified in Section 7.1 and Section 7.2 above have been fulfilled;

(c) Incumbency certificates relating to each person executing any document executed and delivered to Parent or the Company by Capital pursuant to the terms hereof;

(d) A License Agreement, in form and substance reasonably acceptable to Capital and Parent whereby Capital would have a worldwide perpetual royalty-free license for the trademark “Brooke” for use in conjunction with Capital’s insurance business; Parent shall retain all right, title and interest in and to such trademark including without limitation the right to use it in non-insurance activities;

(e) A certified copy of the resolutions of “Capital Directors,” as all of the members of the Board of Directors of Capital, and of Capital stockholders, appointing and electing two (2) additional directors as follows:

(i) Kyle L. Garst, and

(ii) Dane S. Devlin;

(f) All other documents, instruments or writings required to be delivered to Parent at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Parent may reasonably request.

10.	INDEMNIFICATION

10.1.  Survival of Representations and Warranties.  All representations and warranties under this Agreement shall survive the Closing through the date that is twenty-four (24) months after the Closing Date, at which date such representations and warranties shall terminate; provided, however, that the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.5(b), 2.7, 2.13, 2.17, 3.1, 3.2, 3.3, 3.8, 3.15 and 3.19 (collectively, the “Specified Representations”) shall survive until the expiration of all applicable statutes of limitations. All covenants and agreements of Capital, Parent or the Company that are required by their terms to be performed prior to the Closing shall terminate as of the Closing. All other covenants and agreements of Capital, Parent or the Company shall survive the Closing and continue indefinitely.

10.2.  Indemnification Obligations.

(a) Indemnification by Parent.  From and after the Closing, Parent shall indemnify and hold harmless the Surviving Corporation officers, directors and employees (collectively, the “Capital Indemnified Parties”), and shall reimburse the Capital Indemnified Parties for any Damages resulting from (i) any breach of representation or warranty made by Parent or the Company in this Agreement, and (ii) any breach or default in the performance by Parent or Company of any covenant or agreement contained herein.

(b) Indemnification by the Surviving Corporation.  From and after the Closing, the Surviving Corporation shall indemnify and hold harmless Parent, officers, directors and employees (collectively, the “Parent Indemnified Parties”), and shall reimburse Parent Indemnified Parties for any Damages resulting from (i) any breach of representation or warranty made by Capital in this Agreement, and (ii) any breach or default in the performance by Capital of any covenant or agreement of Capital contained herein.

(c) Limitations on Liability.

(i) Notwithstanding anything in this Agreement to the contrary, Parent’s indemnification obligations to Capital Indemnified Parties shall be limited as follows: (A) Parent shall only be liable for Damages for the breach of the representations and warranties of Parent or the Company in this Agreement, other than breaches of the Specified Representations, if and to the extent such aggregate amount of all Damages exceed $50,000, after which point Parent will be obligated to indemnify the Capital Indemnified Parties from and against all Damages in excess of $50,000; and (B) the aggregate amount of Parent’s liability for breach of the representations and warranties of Parent or the Company in this Agreement, other than breaches of the Specified Representations, shall not exceed $7,500,000.

(ii) Notwithstanding anything in this Agreement to the contrary, the Surviving Corporation’s indemnification obligations to Parent Indemnified Parties shall be limited as follows: (A) the Surviving Corporation shall only be liable for Damages for breach of the representations and warranties in this Agreement if and to the extent such aggregate amount of all Damages exceed $50,000, after which point the Surviving Corporation will be obligated to indemnify the Parent Indemnified Parties from and against all Damages in excess of $50,000; and (B) the aggregate amount of the Surviving Corporation’s liability for breach of the representations and warranties in this Agreement, other than breaches of the Specified Representations, shall not exceed $7,500,000.

(d) Claims for Indemnity.  Whenever a claim for Damages shall arise for which an Indemnified Party shall be entitled to indemnification hereunder, such Indemnified Party shall notify the Indemnifying Party in writing within fifteen (15) days of the first receipt of notice of such claim, and in any event within such shorter period as may be necessary for the Indemnifying Party to take appropriate action to resist such claim. Such notice shall specify in reasonable detail all facts and circumstances known to the Indemnified Party regarding the claim and shall explain in reasonable detail the basis on which the Indemnified Party claims a right to indemnity, including citation to relevant sections of this Agreement, and, if estimable, shall estimate the amount of the liability arising therefrom. The failure to provide such notice shall not result in a waiver of any right to indemnification hereunder except to the extent the Indemnifying Party is prejudiced by such failure.

(e) Defense of Third Party Claims.  Upon receipt by the Indemnifying Party of a notice from the Indemnified Party with respect to any claim of a third party against the Indemnified Party, for which the Indemnified Party seeks indemnification hereunder, the Indemnifying Party shall have the right to assume the defense of such claim, and the

Indemnified Party shall cooperate to the extent reasonably requested by the Indemnifying Party in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith. If the Indemnifying Party shall elect to assume the defense of such claim, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. If the Indemnifying Party has assumed the defense of any claim against the Indemnified Party, the Indemnifying Party shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided that, to the extent that such settlement requires the Indemnified Party to take, or prohibits the Indemnified Party from taking, any action or purports to obligate the Indemnified Party, then the Indemnifying Party shall not settle such claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume the defense of a third party claim and disputes the Indemnified Party’s right to indemnification, the Indemnified Party shall have the right to assume control of the defense of such claim through counsel of its choice, the reasonable costs of which shall be at the Indemnifying Party’s expense in the event that the Indemnified Party’s right of indemnification is ultimately established through settlement, compromise or other legal proceeding. In no circumstance may the Indemnified Party compromise or settle a claim with a third party for which it seeks indemnification from the Indemnifying Party without first obtaining the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

10.3.  Exclusive Remedy.  Except for claims for fraud or intentional misrepresentation under applicable law and for the provisions of Section 10.2 and Article 11, the indemnification provided in this Article 10 will constitute the exclusive remedy of Capital Indemnified Parties or Parent Indemnified Parties, as the case may be, and their respective assigns from and against any and all Damages asserted against, resulting to, imposed upon or incurred or suffered by, any of them, directly or indirectly, as a result of, or based upon or arising from the breach of any representation or warranty or the non-fulfillment of any agreement or covenant in or pursuant to this Agreement or any other agreement, document, or instrument required hereunder. Capital and Parent each hereby waive, to the fullest extent permitted under applicable Law, any and all rights, claims, and causes of action it may have against any other party, or any of such other party’s Affiliates, to the contrary.

10.4.  Litigation Settlements and Expenses.  Parent shall indemnify Capital and Company for any losses (reduced by any recovery from any third party, such as an insurer) incurred by Company in connection with litigation, arbitrations, mediations, or settlements (collectively “Proceedings”) disclosed in Disclosure Schedules in connection with representations made in Section 2 hereof and reasonable legal costs and expenses (excluding expenses associated with employees’ time) incurred in connection with such Proceedings provided: (i) that Parent be consulted before and consent to the litigation strategy and disposition of any Proceeding; (ii) Company and Capital use commercially reasonable efforts to defend and prosecute the Proceedings, (iii) the maximum amount of the indemnification hereunder shall not exceed $1,000,000, (iv) such losses are accrued within 12 months of the Effective Time, and (v) the payment of such losses shall be included in the limitation of liability maximum amount of indemnity provided for in Section 10.2(c) of this Agreement.

11.	MISCELLANEOUS PROVISIONS

11.1.  Entire Agreement.  This Agreement, together with the Exhibits and Disclosure Schedule hereto, sets forth the entire agreement between the parties with regard to the subject matter hereof, and supersedes all other prior agreements and understandings, written or oral, between the parties or any of their respective Affiliates with respect to such subject matter.

11.2.  Governing Law.  This Agreement shall be construed and interpreted according to the internal laws of the State of Kansas, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts having jurisdiction over Johnson County, Kansas, each party hereby submitting to the personal jurisdiction thereof, and the parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in Section 11.9 shall be deemed properly served and accepted for all purposes.

11.3.  Schedules.  Information set forth in the Disclosure Schedule specifically refers to the article and section of this Agreement to which such information is responsive. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections of this Agreement to the extent it is reasonably apparent from a reading of the matter disclosed that such disclosure is applicable to such other sections and subsections.

11.4.  Waiver and Amendment.  This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

11.5.  Assignment.  Neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by any party without the prior written consent of the other party, and any such attempted assignment shall be null and void.

11.6.  Successors and Assigns.  Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

11.7.  No Third Party Beneficiaries.  Nothing in this Agreement will be construed as giving any Person, other than the parties to this Agreement and their successors and permitted assigns, and the Capital Indemnified Parties and the Parent Indemnified Parties, any right, remedy or claim under, or in respect of, this Agreement or any provision hereof.

11.8.  No Personal Liability.  This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of (a) any direct or indirect stockholder of Parent or Capital, or (b) any officer, director, employee, agent or representative of Parent, Capital or the Company.

11.9.  Notices.  All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient as follows:

If to Capital:	Brooke Capital Corporation 8500 College Blvd. Overland Park, Kansas 66210 Attention: Mr. Michael S. Hess Facsimile: (913) 339-2435
with a copy to
William M. Schulte, Esq. Polsinelli Shalton Flanigan Suelthaus PC Suite 500 6201 College Boulevard Overland Park, KS 66211-2435 Facsimile: (913) 451-6205
If to Parent:	Brooke Corporation 10950 Grandview Drive, Suite 600 Overland Park, Kansas 66210 Attention: Mr. Leland Orr Facsimile: (913) 339-6328
with a copy to:
P. Mitchell Woolery, Esq. Kutak Rock LLP Suite 500 1010 Grand Boulevard Kansas City, MO 64106-2220 Facsimile: (816) 960-0041

Notices, requests, demands and other communications made under this Agreement shall be deemed to have been duly given (i) upon delivery, if served personally on the party to whom notice is to be given, (ii) on the date of receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by registered or certified, postage prepaid or by overnight courier or (iii) upon confirmation of transmission, if sent by facsimile. Any party may give written notice of a change of address in accordance with the provisions of this Section 11.9 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

11.10.  Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any term or provision of this Agreement, or the application thereof to any person or circumstance, is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable in any jurisdiction: (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid, prohibited or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity, prohibition or unenforceability, nor shall such invalidity, prohibition or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

11.12.  No Presumption.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

11.13.  Facsimile Signatures.  This Agreement and any other document or agreement executed in connection herewith (other than any document for which an originally executed signature page is required by Law) may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page. In the event any party delivers a facsimile copy of a signature page to this Agreement or any other document or agreement executed in connection herewith, such party shall deliver an originally executed signature page within three business days of delivering such facsimile signature page or at any time thereafter upon request; provided, however, that the failure to deliver any such originally executed signature page shall not affect the validity of the signature page delivered by facsimile, which has and shall continue to have the same force and effect as the originally executed signature page.

11.14.  Fees and Expenses.  The Company shall pay all costs and expenses incurred on behalf of Parent and the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys and accountants. Capital shall pay all costs and expenses incurred on its behalf in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys and accountants.

12.	DEFINITIONS

12.1.  Definitions.  The following capitalized terms used herein shall have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign Laws.

“Capital Change of Control” means (i) a sale of all or substantially all of the assets and assumption of all or substantially all of the Liabilities of Capital (including, without limitation, its Subsidiaries), (ii) a sale by Capital of its voting capital stock in a transaction or series of transactions that result in Persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transaction(s), owning less than 50% of the voting capital stock of Capital immediately after such transaction(s), (iii) a sale by the stockholders of Capital of their voting capital stock of Capital in a transaction or series of transactions that result in Persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transaction(s), owning less than 50% of the voting capital stock of Capital immediately after such transaction(s), provided that the independent directors of the board of directors of Capital have approved such transaction(s), and (iv) a merger or consolidation of Capital with or into any other Person, irrespective of whether Capital or the other party or parties to the merger or consolidation is or are the surviving or resulting corporation, other than a merger for the sole purpose of reincorporating into another state from Capital’s original state of incorporation, and other than a merger in which Capital is the surviving corporation thereof that results in Persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such merger, owning more than 50% of the voting capital stock of Capital immediately after such merger.

“Capital Material Adverse Effect” means any material adverse effect, in a dollar amount equal to or greater than $50,000, on the operations, financial condition, business, assets or liabilities of Capital, other than any such effect resulting from (i) changes in the United States economy in general that do not disproportionately impact Capital, (ii) changes in the industries in which Capital operates its business and not specifically relating to the business of Capital that do not disproportionately impact Capital, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) that do not disproportionately impact Capital, or (iv) the announcement of this Agreement or any transactions contemplated hereunder, the fulfillment of the parties’ obligations hereunder or the consummation of the transactions contemplated by this Agreement.

“Capital Stockholder Approval” means a majority vote by the stockholders of Capital in favor of adoption of this Agreement and the approval of the transactions contemplated hereby.

“Change in Control” means a Capital Change in Control, Franchise Change in Control or both.

“Closing Payment” means 5,000,000 shares of Capital Stock.

“Company Material Adverse Effect” means any material adverse effect, in a dollar amount equal to or greater than $50,000, on the operations, financial condition, business, assets or liabilities of the Company, other than any such effect resulting from (i) changes in the United States economy in general that do not disproportionately impact the Company, (ii) changes in the industries in which the Company operates its business and not specifically relating to the business of the Company that do not disproportionately impact the Company, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) that do not disproportionately impact the Company, or (iv) the announcement of this Agreement or any transactions contemplated hereunder, the fulfillment of the parties’ obligations hereunder or the consummation of the transactions contemplated by this Agreement.

“Damages” means any loss, Liability, damage or reasonable expense incurred as a result thereof, including, without limitation, reasonable attorneys’, accountants’ and experts’ fees, but shall not include any exemplary, punitive, incidental or special damages, consequential damages that were not reasonably foreseeable or any claim for lost profits.

“Effective Time” means the effective time of the Merger pursuant to the application of Section 351.435 of the MGCL and Section 17-6702 of the KGCL

“Employee” means any person employed by the Company immediately prior to the Closing.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, encumbrance, or restriction.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Agreement” means that certain Exchange Agreement dated as of even date herewith by and between Parent and Capital concerning the contribution of Delta Plus Holdings, Inc. to Capital.

“Franchise Change of Control” means (i) a sale of all or substantially all of the assets and assumption of all or substantially all of the Liabilities of the Franchise Division of Capital, or (ii) a transaction by which the Franchise Division is spun off of, split up from, or otherwise divested or transferred separate and apart from the other assets and Subsidiaries of Capital.

“Franchise Division” means, following effectiveness of the Merger, the assets, properties, and liabilities and operations of the Company and Company Subsidiaries, as owned, leased, and operated as of the Closing, considered as if such assets, properties, liabilities and operations were operated in a separate division, segregated from non-Company-related assets, properties, liabilities and operations (as well as those of Capital Subsidiaries), in order to discern Franchise EBITDA for the First Earnout Period and Second Earnout Period.

“Franchise EBITDA” means, for any period, net income (or net loss) realized (in accordance with GAAP) by the Franchise Division (i.e. net income or net loss achieved employing the assets, properties, liabilities and operations of the Company as of the Closing, on a stand-alone basis and without consolidating or otherwise taking into account the financial results of Capital or its Subsidiaries other than in the Franchise Division), plus the sum of the following incurred solely by or attributable solely to the Franchise Division: (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) to the extent included in net income, non-cash, recurring charges related to equity compensation, in each case determined in accordance with GAAP for such period, and (f) to the extent included in net income, losses that result from non-recurring charges (it being understood that to the extent included in net income, gains that result from non-recurring charges shall be deducted from the Franchise EBITDA). It is intended that, with respect to subpart (f), such charges are determined in good faith and such charges relate to one-time or extraordinary events. Under no circumstances shall overhead of Capital or the Surviving Corporation or their respective Subsidiaries be allocated to the Franchise Division for purposes of calculating the Franchise EBITDA.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Governmental Authority” means (i) any nation, state, county, city or other legal jurisdiction, (ii) any federal, state, local, municipal, foreign or other government, (iii) any governmental or quasi-governmental authority of any nature, or (iv) any body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indemnified Party” means a Capital Indemnified Party or a Parent Indemnified Party, as the case may be.

“Indemnifying Party” means a party that is required to indemnify any Indemnified Party pursuant to Article 10.

“KGCL” means the General Corporation Law of the State of Kansas.

“Knowledge” means the actual knowledge of the executive officers of a party after reasonable inquiry of those employees of such party that have primary supervisory responsibility for the matter at issue.

“Laws” means all laws of any country or any political subdivision thereof, including, without limitation, all federal, state and local statutes, regulations, ordinances, orders or decrees or any other laws, common law theories or reported decisions of any court thereof.

“Liability” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, Damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

“Material Contract” means any contract, agreement, license, lease, or understanding, whether written or unwritten, in the aggregate value of $250,000 or more.

“MGCL” means the General and Business Corporation Law of the State of Missouri.

“Net Working Capital” means the difference between a Person’s total current assets minus its total current liabilities as reflected on such Person’s balance sheet as of the date in question, as determined in accordance with GAAP, with the following adjustments with respect to the Net Working Capital of the Company: interest payable and the current portion of long-term debt shall be excluded from total current liabilities.

“Organizational Documents” means a party’s certificate or articles of incorporation and the bylaws, as amended.

“Parent Receivable” means the then-current amount, as of the Closing Date, of any intercompany account payable owed by Parent to Company reflected on the books of account of Parent and Company.

“Permitted Encumbrances” means (i) statutory liens for Taxes and other charges and assessments by any Governmental Authority that are not yet due and payable or are being contested in good faith, (ii) mechanics’, materialmen’s, and similar liens that can be satisfied by a payment of cash to the lienholders, (iii) rights reserved to any Governmental Authority to regulate the affected assets, including zoning laws and ordinances, (iv) as to real property interests, including leasehold interests, any easements, rights-of-way, servitudes, permits, restrictions, and minor imperfections or irregularities in title that do not, individually or in the aggregate, interfere with the ability to own, use, or operate such real property, (v) purchase money liens and liens securing rental payments under any capital lease arrangements, (vi) notice filings with respect to equipment leases or other leases of personal property, and (vii) any other Encumbrance that is immaterial with respect to the asset that it encumbers.

“Person” means any individual, any entity or any unincorporated organization, including a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, or a joint venture.

“Solvency” means:

1) The fair saleable value of the Person’s assets exceeds the value of its liabilities, including all contingent and other liabilities (on a standalone basis and on a consolidated basis with its subsidiaries);

2) The Person will not have an unreasonably small amount of capital for the businesses in which it is engaged or in which the Person has indicated it intends to engage (on a standalone basis and on a consolidated basis with its subsidiaries);

3) The Person will be able to pay its liabilities, including all contingent and other liabilities, as they mature (on a standalone basis and on a consolidated basis with its subsidiaries); and

“Fair saleable value” means the aggregate amount of net consideration (as of the date in question and giving effect to reasonable and customary costs of sale or taxes) that could be expected to be realized from an interested purchaser by a seller, in an arm’s length transaction under present conditions in a current market for the sale of assets of a comparable business enterprise, where both parties are aware of all relevant facts and neither party is under any compulsion to act, where such seller is interested in disposing of the entire operation as a going concern, presuming the business will be continued in its present form and character, and with reasonable promptness, not to exceed one year.

“Liabilities, including all contingent and other liabilities” These terms have the meanings that are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors. “Contingent and other liabilities” means the contingent and other liabilities of the Person.

“Not have an unreasonably small amount of capital for the businesses in which it is engaged or in which management has indicated it intends to engage” and “able to pay its liabilities, including all contingent and other liabilities, as they mature.” These phrases mean that the Person will be able to generate enough cash from operations, asset dispositions, refinancing, or a combination thereof, to meet its obligations (including all contingent and other liabilities) as they become due.

“Solvency Opinion” means a written opinion provided by CBIZ, Inc. or another independent third party qualified to render such opinion in the sole discretion of the parties that addresses the Solvency of the Company on a consolidated basis immediately prior to the transactions contemplated hereby and the Solvency of the Surviving Corporation on a consolidated basis immediately after the transactions contemplated by this Agreement.

“Subsidiary” means any subsidiary as that term is defined in and within the meaning of Item 1-02(x) of Regulation S-X as promulgated by the SEC.

“Tax(es)” means all taxes, charges, fees, levies, duties, imposts or other assessments or charges imposed by and required to be paid to any federal, state, local or foreign taxing authority or tax sharing agreement, including, without limitation, income, excise, property (whether real or tangible personal property), sales, use, transfer, gains, ad valorem, value added, stamp, payroll, windfall, profits, gross receipts, license, occupation, commercial activity, employment, withholding, social security, Medicare, workers’ compensation, unemployment compensation, documentation, registration, customs duties, tariffs, net worth, capital stock and franchise taxes, alternative or add-on minimum (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) and any estimated payments or estimated taxes.

“Tax Return” means any return, report, information return or other similar document or statement (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

12.2.  Cross-References.  Each of the following terms shall have the meaning ascribed to such terms in the Sections set forth below:

“Agreement”	Preamble
“Audited Company Financials”	Section 5.1(b)
“Capital”	Preamble
“Capital Directors”	Section 9.3(e)
“Capital Indemnified Parties”	Section 10.2(a)
“Capital Insurance Policies”	Section 3.16(c)
“Capital Plans”	Section 3.19(a)
“Capital Reports”	Section 3.5
“Capital Stock”	Section 1.4(a)
“CERCLA”	Section 2.13(c)
“Certificate”	Section 1.5(a)
“Closing Date”	Section 9.1
“Closing”	Section 9.1
“Code”	Preamble
“Company”	Preamble
“Company Insurance Policies”	Section 2.14(c)
“Company Stock”	Section 1.5(a)
“Confidentiality Agreement”	Section 4.3
“Disclosure Schedule”	Preamble to Article 2
“Earnout Payment”	Section 1.4(b)
“Earnout Period”	Section 1.4(b)
“Earnout Shares”	Section 1.4(b)
“Earnout Statement”	Section 1.4(c)
“Environmental Laws”	Section 2.13(c)
“Exchange Act”	Section 2.4
“Independent Accountants”	Section 1.4(d)
“Information Statement”	Section 5.1(a)
“Initial Merger Consideration”	Section 1.4(a)
“Material Contract”
“Materially Competes”	Section 4.9(a)
“Merger”	Section 1.1
“Merger Consideration”	Section 1.4
“Notice of Objection”	Section 1.4(d)
“Parent”	Preamble
“Parent Dividend”	Section 5.6
“Parent Indemnified Parties”	Section 10.2(b)
“Parent Reports”	Section 2.11
“Plans”	Section 2.17(a)
“Press Release”	Section 5.2
“Information Statement”	Section 5.1(a)
“Recent Company Balance Sheet”	Section 2.5
“Recent Capital Balance Sheet”	Section 3.6
“Registration Statement”	Section 5.5
“SEC”	Section 2.9
“Securities Act”	Section 2.4
“Special Meeting”	Section 5.1(e)
“Specified Representations”	Section 10.1
“Surviving Corporation”	Section 1.1
“Transaction Form 8-K”	Section 5.2
“Waste”	Section 2.13(c)

12.3.  Interpretation.  In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) language shall be construed simply according to its fair meaning and not strictly for or against any party;

(b) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(c) words importing any gender shall include other genders;

(d) words importing the singular only shall include the plural and vice versa;

(e) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation;”

(f) the words “hereby,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(g) references to “Article,” “Section” or “Schedule” shall be to an Article, Section or Schedule of or to this Agreement;

(h) references to any Person include the successors and permitted assigns of such Person;

(i) any definition of or reference to any Law, agreement, instrument or other document herein will be construed as referring to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and

(j) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder.

[Next Page is Signature Page]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

BROOKE CAPITAL CORPORATION

By:	/s/ MICHAEL HESS
Name: Michael Hess

Its:	Vice Chairman of the Board

BROOKE FRANCHISE CORPORATION

By:	/s/ KYLE GARST
Name: Kyle Garst
Its:      Chief Executive Officer

BROOKE CORPORATION

By:	/s/ ROBERT D. ORR
Name: Robert D. Orr
Its:      Chairman and Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of September   , 2007, is made and entered into by and among Brooke Corporation, a Kansas corporation (“Parent”), Brooke Capital Corporation, a Kansas corporation (“Capital”), and Brooke Franchise Corporation, a Missouri corporation (“Franchise”).

W I T N E S S E T H :

WHEREAS, the parties hereto entered into an Agreement and Plan of Merger dated as of August 31, 2007 (“Agreement”); and

WHEREAS, the parties hereto now wish to amend certain terms and conditions contained in the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  Amendment of Section 6.10.  Section 6.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.10 Fairness Opinion.  The fairness opinion received by the Independent Directors Committee of Capital on August 31, 2007 from Duff & Phelps shall not have been materially changed, modified or withdrawn on or before the Closing Date;

2.  Amendment for New Section 7.l5.  The Agreement is hereby amended to insert the following as new Section 7.15:

Section 7.15 Opinion Letter.  Receipt by Parent of a written opinion, in form and substance reasonably acceptable to the Parent and its legal counsel, by legal counsel to Capital that the shares constituting the Initial Merger Consideration have been duly authorized and validly issued, and are fully paid and nonassessable.

3.  Amendment of Section 8.1(e).  Section 8.1(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

(e) [RESERVED]; or

4.  Full Force and Effect.  Except as amended herein, all provisions of the Agreement shall remain unchanged and in full force and effect.

5.  Governing Law.  This Amendment will be governed by, and construed in accordance with, the substantive laws of the State of Kansas without reference or regard to the conflicts of law rules thereof.

6.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. This Amendment may be delivered by facsimile or other electronic transmission. This Amendment shall be considered to have been executed by a person if there exists a photocopy, electronic file or image, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof that has been signed by such person. Copies, telecopies, facsimiles, electronic files or images and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts or original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[The remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representative to execute this Amendment as of the date first above written.

BROOKE CORPORATION

By:	/s/ ROBERT D. ORR
Name: Robert D. Orr
Its:      Chairman and Chief Executive Officer

BROOKE CAPITAL CORPORATION

By:	/s/ MICHAEL HESS
Name: Michael Hess
Its:      Vice Chairman of the Board

BROOKE FRANCHISE CORPORATION

By:	/s/ KYLE GARST
Name: Kyle Garst
Its:      Chief Executive Officer

ANNEX B

EXCHANGE AGREEMENT AND THE AMENDMENT THERETO

EXECUTION COPY

EXCHANGE AGREEMENT
by and among
BROOKE CAPITAL CORPORATION,
DELTA PLUS HOLDINGS, INC.,
and
BROOKE CORPORATION
Dated as of August 31, 2007

B-i

B-ii

Page

6.9.	Company Material Adverse Effect	B-24
6.10.	Fairness Opinion	B-24
6.11.	[Reserved]	B-24
6.12.	Deliverables	B-24
6.13.	Parent Capital Contribution	B-24
6.14.	Approval	B-24
7. CONDITIONS PRECEDENT TO COMPANY’S PERFORMANCE		B-24
7.1.	Accuracy of Capital’s Representations and Warranties	B-24
7.2.	Performance of Capital’s Covenants	B-25
7.3.	No Governmental Order	B-25
7.4.	Corporate Approval	B-25
7.5.	Parent Payable	B-25
7.6.	Absence of Litigation	B-25
7.7.	Capital Material Adverse Effect	B-25
7.8.	Capital’s Articles of Incorporation	B-25
7.9.	Consents and Approvals	B-34
7.10.	Payments	B-25
7.11.	Deliverables	B-25
7.12.	[Reserved]	B-25
7.13.	Fairness Opinion	B-25
7.14.	[Reserved]	B-25
7.15.	Merger	B-25
8. TERMINATION PRIOR TO CLOSING		B-26
8.1.	Termination	B-26
8.2.	Effect on Obligations	B-26
9. THE CLOSING		B-26
9.1.	Closing	B-26
9.2.	Company’s Obligations	B-26
9.3.	Capital’s Obligations	B-27
10. INDEMNIFICATION		B-27
10.1.	Survival of Representations and Warranties	B-27
10.2.	Indemnification Obligations	B-27
10.3.	Exclusive Remedy	B-28

B-iii

B-iv

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of August 31, 2007 by and among BROOKE CAPITAL CORPORATION, a Kansas corporation (“Capital”), DELTA PLUS HOLDINGS, INC., a Missouri corporation (the “Company”), and BROOKE CORPORATION, a Kansas corporation and sole stockholder of the Company (“Parent”).

RECITALS

A. Parent owns all of the issued and outstanding shares of common stock, par value $1.00 per share (“Company Stock”), of the Company. Parent and Capital have determined that a business combination between the Company and Capital, to be effected by a exchange described in Section 1.1 below (the “Exchange”) by Parent of all of its right, title and interest in the Company Stock to Capital in exchange for the issuance of Capital Stock (as further described in Section 1.1 below), upon the terms and subject to the conditions set forth herein, is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for the companies to achieve long-term strategic and financial benefits.

B. The board of directors of Capital unanimously (i) has determined that the Exchange is fair to, and in the best interests of, Capital and its shareholders and (ii) has approved and declared the advisability of entering into this Agreement. The board of directors of Parent unanimously (i) has determined that the Exchange is fair to, and in the best interests of, Parent and its shareholders and (ii) has approved and declared the advisability of entering into this Agreement.

C. At the Closing of the Exchange, Parent will transfer and contribute the Company Stock to Capital in accordance with the terms hereof. As a result of the Exchange, Parent will (i) own (combined with Parent’s previous ownership) more than 80% of the outstanding common stock of Capital, on a fully diluted basis; and (ii) “control” Capital as defined in and within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the “Code).

D. The parties hereto intend that the Exchange qualify for income tax purposes as a tax-free exchange pursuant to Section 351 of the Code.

E. Certain capitalized terms used in this Agreement are defined in Section 12 below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	EXCHANGE

1.1. The Exchange.  Upon the terms and subject to the conditions set forth herein and the applicable provisions of the MGCL and the KGCL, and on the basis of the representations, warranties, covenants and agreements contained herein, on the Closing Date, Parent shall contribute the Company Stock to Capital.

1.2.  [Reserved].

1.3.  Reserved].

1.4.  Exchange Consideration.

(a) The initial consideration to be paid by Capital to Parent, as the sole holder of capital stock of the Company as of immediately prior to the Closing Date, in the Exchange (the “Initial Exchange Consideration”) shall be the number of shares of common stock of Capital, $0.01 par value per share (the “Capital Stock”) equal to the Closing Payment.

(b) In addition to Initial Exchange Consideration, Capital shall pay to Parent, if earned, additional payments of Capital Stock based upon Company’s Net Income as follows:

(i) Subject to the Company’s achievement of Net Income of at least $600,000 for the 12 month period ended December 31, 2007 (“First Earnout Period”), the Exchange Consideration shall include an additional 100,000 shares of Capital Stock (“First Earnout Shares”).

(ii) In addition to the First Earnout Shares, subject to the Company’s achievement of Net Income of at least $900,000 for the First Earnout Period, the Exchange Consideration shall include an additional 25,000 shares of Capital Stock (“First Earnout Bonus Shares”).

(iii) Subject to the Company’s achievement of Net Income of at least $1,600,000 for the 12 month period ended December 31, 2008 (“Second Earnout Period”), the Exchange Consideration shall include an additional 100,000 shares of Capital Stock (“Second Earnout Shares”).

(iv) In addition to the Second Earnout Shares, subject to the Company’s achievement of Net Income of at least $2,400,000 for the Second Earnout Period, the Exchange Consideration shall include an additional 25,000 shares of Capital Stock (“Second Earnout Bonus Shares”).

(c) The Exchange Consideration shall also be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of Capital Stock outstanding. For purposes hereof, “Exchange Consideration” means the Initial Exchange Consideration and the First Earnout Shares, the First Earnout Bonus Shares, the Second Earnout Shares and the Second Earnout Bonus Shares (collectively, the “Earnout Shares”).

(d) As soon as practicable and in any event within 90 days after end of the First or Second Earnout Period, as the case may be, Capital shall provide to Parent a statement of the Net Income of Company for the Earnout Period (each an “Earnout Statement”), as reported in Capital’s Form 10-Q filing with the SEC for the end of such Earnout Period and as reviewed by Capital’s independent auditors. Capital shall provide to Parent and its representatives copies of such records and work papers created in connection with preparation of the Earnout Statement as are reasonably requested to support such Earnout Statement. Parent and its representatives shall have the right to inspect Capital and Company’s books and records during business hours.

(e) Upon receipt of such Earnout Statement, Parent shall be entitled to object to the calculation of Net Income by delivery to Capital of a notice of objections thereto (a “Notice of Objection”), in reasonable detail describing the nature of the disagreement asserted. If Parent fails to deliver a Notice of Objection to Capital within twenty (20) days following receipt of the Earnout Statement, the determination of Net Income by Capital as set forth in the Earnout Statement shall be final and binding on the parties hereto. If Parent and Capital are unable to reconcile their differences in writing within twenty (20) days after a Notice of Objection is delivered by Parent, independent accountants shall be selected by Parent and Capital (“Independent Accountants”) and the items in dispute shall be submitted to the Independent Accountants within ten (10) days thereafter. The determination of Independent Accountants shall be set forth in writing and shall be conclusive and binding upon the parties, and the fees, costs and expenses of such Independent Accountants shall be paid by the non-prevailing party. The Independent Accountants shall consider only the items in dispute and shall be instructed to act within thirty (30) days (or such longer period as Parent and Capital may agree) to resolve all items in dispute. If Parent in its discretion gives written notification of its acceptance of an Earnout Statement prior to the end of such 30-day period, such Earnout Statement shall thereupon become binding, final and conclusive upon all the parties hereto.

(f) In the event there is a Capital Change in Control prior to December 31, 2008, then and in such event, all of the Earnout Shares (less any Earnout Shares that have been paid previously) shall be paid to the Parent as Exchange Consideration irrespective of whether any of the earnout thresholds in subparts (i) through (iv) of Section 1.4(b) above are achieved.

(g) In the event there is a Delta Change in Control prior to December 31, 2008, then and in such event, all of the Earnout Shares (less any Earnout Shares that have been paid previously) shall be paid to the Parent as Exchange Consideration irrespective of whether any of the earnout thresholds in subparts (i) through (iv) of Section 1.4(b) above are achieved.

1.5.  [Reserved].

1.6. Exemptions from Registration; Restrictions on Resale.  The parties intend that Capital Stock constituting the Closing Payment to be issued by Capital to Parent, and the Company Stock transferred to Capital by Parent in the Exchange, shall be exempt from the registration requirements of the Securities Act pursuant to Regulation D of the Securities Act and the rules and regulations promulgated thereunder and from the applicable state securities laws and regulations. Neither the Company Stock nor Capital Stock will be registered under the Securities Act, or the securities laws of any state, and such shares cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) an opinion of counsel, reasonably satisfactory to counsel for the affected party, that an exemption from the registration requirements of the Securities Act is available.

1.7.  [Reserved].

1.8.  [Reserved].

1.9.  Exchange of Certificates.  Upon surrender of a Certificate for cancellation, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Capital, the holder of such Certificate shall be entitled to receive in exchange therefor an amount to which such holder is entitled pursuant to the Closing Payment and the Certificate so surrendered shall be canceled, or if there is more than one Certificate evidencing the Company Stock, then a pro rata portion of the Closing Payment determined by taking the number of shares of Company Stock reflected by any such Certificate divided by the aggregate number of shares of Company Stock and multiplying such quotient by the Closing Payment.

1.10.  No Fractional Shares.  No certificates or scrip representing fractional shares of Capital Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Company.

1.11.  Market Stand-off Agreement.  Parent hereby agrees that it will not, without the prior written consent of Capital, during the period commencing on the Effective Time and for a period of one hundred eighty (180) days thereafter (“Lockup Period”) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for the Capital Stock received hereunder or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Capital Stock or other securities, in cash, or otherwise. Notwithstanding the foregoing, the Parent shall be permitted to pledge shares of the Capital Stock so long as its lender which takes a security interest in such shares of Capital Stock agrees to be bound by the terms and conditions of this paragraph.

The Company agrees that during the Lockup Period it will, at its sole cost and expense, file the appropriate registration statement under the Securities Act of 1933 covering all of the Capital Stock received hereunder to be registered with the Securities and Exchange Commission.

1.12.  Further Action.  If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Capital with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the directors and officers of Capital are fully authorized in the name of the Company or Capital or otherwise to take, and shall take, all such lawful and necessary action.

2.	REPRESENTATIONS AND WARRANTIES OF PARENT AND COMPANY

Parent and the Company, jointly and severally, make the following representations and warranties to Capital, subject to the exceptions set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”).

2.1.  Corporate.

(a) Organization.  Each of Parent and the Company, and each of their respective Subsidiaries, is duly organized, validly existing and in good standing under the laws of the state of its organization.

(b) Corporate Power.  Each of the Company and its Subsidiaries has all requisite power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted. Each of Parent and the Company has all requisite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto, to perform its obligations hereunder, and to carry out the transactions contemplated hereby and thereby.

(c) Qualification.  The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign company, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Company Material Adverse Effect and would not materially delay the Closing or materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby or continue the ordinary course business operations of any such entity following Closing.

(d) Ownership.  Parent is the owner, beneficially and of record, of all of the issued and outstanding shares of common stock of the Company. The Company is the owner, beneficially or of record, directly or indirectly, of all of the issued and outstanding shares of common stock or equity interest of the following entities: Traders Insurance Connection, Inc., Traders Insurance Company, Professional Claims, Inc., and Christopher Joseph & Company (each a “Company Subsidiary” and collectively the “Company Subsidiaries”). The Company does not own any Subsidiaries other than the Company Subsidiaries.

2.2.  Authority.  The execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Parent and the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties (other than approval of the board of directors of the Company). No other or further act or proceeding on the part of Parent or the Company (other than approval of the board of directors of the Company) is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Parent or the Company pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Parent and the Company pursuant hereto will constitute, legal, valid and binding agreements of Parent and the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

2.3.  Capitalization.  The authorized capital stock of the Company consists of 30,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and all of which are owned by the Parent. All of the outstanding shares of common stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws. All of the outstanding shares of common stock or other equity ownership interests of each of the Company Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws. There are no outstanding subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating the Company or any Company Subsidiary to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security in the Company or any Company Subsidiary.

2.4.  No Violation.

(a) Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Parent and the Company pursuant hereto, nor the consummation by Parent and the Company of the transactions contemplated hereby and thereby (a) will violate any applicable Laws, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Person or any Governmental Authority, except for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities

Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities and “blue sky” Laws, and the rules and regulations thereunder, and the Department of Insurance, Financial Institutions and Professional Registration (“DIFP”) of the State of Missouri or (c) subject to obtaining the consents in respect of the Seller Agreement and the other consents referred to in Section 2.4 of the Disclosure Schedule, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the assets of the Company under, any term or provision of the Organizational Documents of Parent or the Company or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Parent or the Company is a party or by which Parent or the Company or any of its assets or properties may be bound or affected, except, in the case of clause (c), for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The impact of the transactions contemplated in this Agreement, will not result in Company’s or any Company Subsidiary’s inability to operate its business after Closing in a manner consistent with such Company or Company Subsidiary’s respective past practice and ordinary course of business.

2.5.  Financial Statements.  The Company has previously made available to Capital true and complete copies of the consolidated financial statements of the Company consisting of (a) balance sheets of the Company as of December 31, 2004, 2005, and 2006, and the related statements of income and cash flows for the years then ended (including the notes contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed, unqualified opinions of independent auditors for the Company for such years, and (b) an unaudited consolidated balance sheet of the Company as of June 30, 2007 (the “Recent Company Balance Sheet”), and the related unaudited statements of income for the period then ended and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of the Company, and fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of the Company as of the dates and for the years and periods indicated. The books of account and other financial records of the Company are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies. Attached to Section 2.5of the Disclosure Schedule is a pro forma balance sheet of the Company as of the anticipated Closing Date (i.e., September 30, 2007).

2.6.  Absence of Undisclosed Liabilities or Encumbrances.  Except as and to the extent specifically disclosed in Section 2.6 of the Disclosure Schedule or in the Recent Company Balance Sheet, neither the Company nor any Company Subsidiary (a) has any Liabilities other than commercial liabilities and obligations incurred since the date of the Recent Company Balance Sheet in the ordinary course of its or their respective businesses and consistent with its respective past practice and none of which has or will have, individually or in the aggregate, a Company Material Adverse Effect, (b) has assets subject to any Encumbrance other than (i) Encumbrances shown on the Recent Company Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) Encumbrances incurred in connection with the purchase of property or assets after the date of the Recent Company Balance Sheet (such Encumbrances being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) Encumbrances for current taxes not yet due, and (iv) with respect to any real property, (A) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Company or any Company Subsidiary, and (B) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Except as and to the extent specifically disclosed in the Recent Company Balance Sheet, neither Parent nor the Company has Knowledge of any basis for the assertion against the Company or any Company Subsidiary of any Liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of the Company’s or applicable Company Subsidiary’s respective business and consistent with its past practice. The Company does not have any Liabilities under the Seller Agreements with respect to the earnout provisions set forth therein.

2.7.  Tax Matters.

(a) Provision For Taxes.  The provision made for Taxes on the Recent Company Balance Sheet is sufficient for the payment of all Taxes (and any interest and penalties) and assessments, whether or not disputed at the date of the Recent Company Balance Sheet, and for all years and periods prior thereto. Since the date of the Recent Company Balance Sheet, neither the Company nor any Company Subsidiary has incurred any Taxes other than Taxes incurred in the ordinary course of its business consistent in type and amount with past practices of the Company or Company Subsidiary, as applicable.

(b) Tax Returns Filed.  All Tax Returns required to be filed by or on behalf of the Company, any Company Subsidiary or the Affiliated Group for each period for which the Company or Company Subsidiary was a member of the Affiliated Group, have been timely filed and when filed were true and correct in all material respects, and the Taxes due thereon were paid or are adequately accrued. Each of the Company and each Company Subsidiary has duly withheld and paid all Taxes that it is required to withhold and pay relating to salaries and other compensation heretofore paid to its employees.

(c) Tax Audits.  No Tax Returns of the Company, any Company Subsidiary or the Affiliated Group for each period for which the Company or any Company Subsidiary was a member of the Affiliated Group, have been audited by the Internal Revenue Service or any other Governmental Authority, and the Company, any Company Subsidiary or the Affiliated Group, as applicable, has not received from the Internal Revenue Service or any other Governmental Authority any notice of underpayment of Taxes or other deficiency which has not been paid nor any objection to any Tax Return filed by the Company, any Company Subsidiary or the Affiliated Group, as applicable, except where such deficiency, individually or in the aggregate, would not reasonably be expected to have a Company Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return of the Company, any Company Subsidiary or the Affiliated Group.

(d) Consolidated Group.  Neither the Company nor any Company Subsidiary has any Liability for Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Laws) other than other members of the Affiliated Group.

(e) Other.  Except as set forth in Section 2.7(e) of the Disclosure Schedule, the Company has not (i) applied for any tax ruling, (ii) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (iv) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (v) except for the current tax sharing agreement between Parent and the Company (a copy of which is attached to Section 2.7(e) of the Disclosure Schedule), been a party to any tax allocation or tax sharing agreement.

2.8.  No Brokers or Finders.  No agent, broker, finder, investment or commercial banker or other Person, engaged by or acting on behalf of Parent or any of its Affiliates, or the Company or any of its Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or the transactions contemplated herein.

2.9.  Disclosure.  No representation or warranty by Parent or the Company in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Parent or the Company pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, Disclosure Schedule or document delivered by or on behalf of Parent and/or the Company shall be deemed representations and warranties by Parent and Company under this Article 2. Without limiting the foregoing, the Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in any report, registration statement or definitive Information Statement to be filed by Capital with the Securities and Exchange Commission (the “SEC”) will not, as of the date provided to Capital, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. With respect to documents filed or to be filed with the SEC:

(a) Each of Parent and Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2004, pursuant to Sections 13(a), 14 (a) and 15(d) of the Exchange Act (the “SEC Documents”).

(b) As of its respective filing date, each SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any and all financial statements included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent, Company and its and their consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.10.  Purchase for Own Account.  Capital Stock is being acquired by Parent for its own account and with no intention of distributing or reselling such shares or any part thereof in a transaction that would be in violation of the securities laws of the United States or any state, without prejudice. Parent is an “accredited investor” within the meaning of the Securities Act. Parent acknowledges that Capital has afforded Parent’s representatives and Parent’s advisors the opportunity to discuss an investment in Capital and ask questions of representatives of Capital concerning the terms and conditions of the acquisition of Capital Stock and such representatives have provided answers to all such questions. Parent and its advisors have examined or have had the opportunity to examine this Agreement and all information that Parent or any advisor deems to be material to an understanding of Capital, the proposed business of Capital, and the acquisition of Capital Stock. The nature and amount of the investment is suitable for Parent and consistent with its overall investment program and financial condition. Parent has carefully evaluated the merits and risks of an investment in Capital and has evaluated Parent’s financial resources and investment position, and Parent has decided that it is able to bear the economic risks of acquiring Capital Stock. Parent agrees to the imprinting of an appropriate restrictive legend on all certificates representing Capital Stock which legend shall be promptly removed upon effectiveness of the Registration Statement as contemplated by Section 5.5.

2.11.  Absence of Certain Changes.  Except as and to the extent set forth in Section 2.11 of the Disclosure Schedule ,there has not been:

(a) Any Company Material Adverse Effect;

(b) Any loss, damage or destruction, whether covered by insurance or not, affecting the Company’s business or properties;

(c) Any increase in the compensation, salaries or wages payable or to become payable to any executive employee of the Company (except as and to the extent set forth in, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued to such executive, except for such increases, bonuses or benefits that are part of a regularly scheduled or previously negotiated increase, bonus or benefit;

(d) Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Company;

(e) Except for the Exchange and related transactions contemplated by this Agreement, any commitment or transaction by the Company (including, without limitation, any borrowing or capital expenditure or change in or modification of the Parent Receivable or amount thereof) other than in the ordinary course of business consistent with past practice;

(f) Except as contemplated by this Agreement, (i) any declaration, setting aside, or payment of any dividend or any other distribution in respect of the Company’s capital stock; (ii) any redemption, purchase or other acquisition by the Company of any capital stock of the Company, or (iii) any security relating thereto; or any other payment to any stockholder of the Company;

(g) Any sale, lease or other transfer or disposition of any properties or assets of the Company, except for sales in the ordinary course of business;

(h) Any indebtedness for borrowed money incurred, assumed or guaranteed by the Company other than in the ordinary course of business consistent with past practice and in no event shall Company indebtedness exceed the sum of $605,803 plus the amount, if any, borrowed by Company in accordance with Section 5.9 of this Agreement;

(i) Any Encumbrance (other than Permitted Encumbrances) made on any of the properties or assets of the Company other than in the ordinary course of business consistent with past practice;

(j) Any entering into, amendment or termination by the Company of any Material Contract, or any waiver of material rights there under, other than in the ordinary course of business consistent with past practice;

(k) any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any Person including, but not limited to, any officer, director or employee of the Company or any of its Affiliates;

(l) Any grant of credit to any customer on terms or in amounts materially more favorable than those which have been extended to such customer in the past, any other material change in the terms of any credit heretofore extended, or any other material change of the Company’s policies or practices with respect to the granting of credit; or

(m) Except for the Exchange and related transactions contemplated by this Agreement, to the Parent and Company’s Knowledge, any other event or condition not in the ordinary course of business of the Company or any Company Subsidiary.

2.12.  No Litigation; Administrative Actions.

(a) Except as set forth in Section 2.12 of the Disclosure Schedule, there is no litigation pending or, to Parent and Company’s Knowledge, threatened against the Company, any Company Subsidiary, or any Company or Company Subsidiary director (in such capacity), business or any of its or their assets which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no proceeding currently pending or to Parent and Company’s Knowledge, any action threatened (including, without limitation, action to revoke any licenses or authorizations issued) by any entity regulating the sale of insurance in any state in which the Company or any Company Subsidiary is licensed or elsewhere. Furthermore, neither Parent nor Company has actual knowledge of the existence of any facts that may constitute the grounds for the suspension or revocation of any licenses or authorizations of Company or any Company Subsidiary issued by any entity regulating the sale of insurance.

(b) There are no administrative orders or supervisory actions by state or federal regulatory authorities now in force or pending as of the date hereof which affect the Company or any Company Subsidiary. The Company and each Company Subsidiary has duly filed on a timely basis with the appropriate governmental agencies all reports which are or were due or are required to be filed by the Company or any Company Subsidiary with respect to all periods of time, and all interest, penalties, and charges due or to become due for all periods of time prior to closing have been paid in full or have been accrued for. There are no ongoing or pending complaints, examinations or investigations of Company or any Company Subsidiary by any regulatory authority.

2.13.  Compliance With Laws.

(a) Compliance.  To the Company’s Knowledge, the Company is in compliance with all applicable Laws, including, without limitation, those applicable to discrimination in employment, trade practices, competition and pricing, zoning, building and sanitation, employment, retirement and labor relations, and Environmental Laws except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material reports and returns required to be filed by the Company with any Governmental Authority have been filed, and were accurate and complete in all material respects when filed, except where the failure to file or be accurate and complete in all material respects has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Licenses and Permits.  To the Company’s Knowledge, the Company has all licenses, permits, approvals, authorizations and consents of all Governmental Authorities and all certification required for the conduct of the business (as presently conducted and as proposed to be conducted), except where the failure to have such licenses, permits, approvals, authorizations and consents has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, the Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents, except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Environmental Matters.  The applicable Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes (“Waste”) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act (“CERCLA”), as amended, and their state and local counterparts are herein collectively referred to as the “Environmental Laws”. To the Company’s Knowledge, the Company is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

(d) Traders.  Traders is in compliance with: (i) all applicable insurance statutes and regulations concerning capital adequacy and statutory accounting and (ii), with respect to all Laws (other than all applicable insurance statutes and regulations concerning capital adequacy and statutory accounting), to the Company’s Knowledge, the Company is in compliance with all such Laws except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.14.  Title to and Condition of Properties.

(a) Tangible Property.  The Company has good and marketable title to, or a valid leasehold interest in, all equipment, furniture and other tangible assets used in the ordinary course of its business and operations, free and clear of any Encumbrances other than Permitted Encumbrances. All of the assets, owned or leased by the Company are in good working order, ordinary wear and tear excepted, and suitable for the purposes for which they are being used.

(b) Real Property.  Section 2.14(b) of the Disclosure Schedule sets forth all real property used or occupied by the Company, including a description of all land.

(c) Insurance.  The Company has supplied to Capital a true, correct and complete list of all fire, theft, casualty, general liability, workers’ compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Company and of all life insurance policies maintained for any officers or employees of the Company, specifying the type of coverage, the amount of coverage, the premium, the deductible, the insurer and the expiration date of each such policy (collectively, the “Company Insurance Policies”). True, correct and complete copies of all of the Company Insurance Policies have been made available by the Company to Capital. The Company Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for businesses similar to the business of the Company. All premiums due on the Company Insurance Policies or renewals thereof have been paid and there is no default under any of the Company Insurance Policies.

2.15.  Contracts and Commitments.

(a) Real Property Leases.  Except as set forth in Section 2.15(a) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any lease of real property.

(b) Personal Property Leases.  Except as set forth in Section 2.15(b) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any lease of personal property.

(c) Sales Commitments.  Except as set forth in Section 2.15(c) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has sales contracts or commitments to customers except those made in the ordinary course of business, at arm’s length, and no such contracts or commitments are for a sales price which would result in a loss to the Company or Company Subsidiary, as applicable, that is not reflected on Section 2.15(c) of the Disclosure Schedule.

(d) Contracts for Services.  Except as set forth in Section 2.15(d) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any agreement, understanding, contract or commitment (written or oral) with any stockholder, officer, employee, agent, consultant that is not cancelable by the Company or Company Subsidiary on notice of not longer than 30 days without Liability, penalty or premium of any nature or kind whatsoever.

(e) Powers of Attorney.  Except as set forth in Section 2.15(e) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has given any power of attorney, which is currently in effect, to any Person for any purpose whatsoever.

(f) Collective Bargaining Agreements.  Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

(g) Loan Agreements.  Except as set forth in Section 2.15(g) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

(h) Guarantees.  Except as set forth in Section 2.15(h) of the Disclosure Schedule, the Company nor any Company Subsidiary has guaranteed the payment or performance of any Person, agreed to indemnify any Person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any Person.

(i) Contracts Subject to Renegotiation.  Neither the Company nor any Company Subsidiary is a party to any contract with any Governmental Authority which is subject to renegotiation.

(j) Other Material Contracts.  Neither the Company nor any Company Subsidiary has any lease, license, contract or commitment of any nature involving consideration or other expenditure in excess of $250,000, or which is otherwise individually material to the operations of the Company or Company Subsidiary, as applicable, except as set forth in Section 2.15(j) of the Disclosure Schedule, or except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(k) No Default.  To the Company’s Knowledge, neither the Company nor any Company Subsidiary is in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the Company’s or any Company Subsidiary’s obligations or result in the creation of any Encumbrance on any of the assets owned, used or occupied by the Company or any Company Subsidiary other than defaults which, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, no third party is in default under any lease, contract or commitment to which the Company or any Company Subsidiary is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof, other than defaults which, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.16.  Labor Matters.  Neither the Company nor any Company Subsidiary has experienced any labor disputes or any work stoppage due to labor disagreements with employees of the Company or any Company Subsidiary. Except to the extent set forth in Section 2.16 of the Disclosure Schedule, to the Company’s Knowledge, (a) the Company and each Company Subsidiary is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting the Company or any Company Subsidiary; (d) no question concerning representation has been raised or is threatened respecting the employees of the Company or any Company Subsidiary; (e) no grievance which might have a Company Material Adverse Effect, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefore exists; and (f) there are no administrative charges or court complaints against the Company or any Company Subsidiary concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority.

2.17.  Employee Benefit Plans.

(a) Disclosure.  The Company has supplied to Capital a complete list of all (i) incentive, bonus, commission, or deferred compensation or severance or termination pay plans, agreements or arrangements for the benefit of employees employed in the Company, (ii) pension, profit-sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement and all other employee benefit plans, agreements or arrangements, including but not limited to any “employee benefit plan” (as defined in Section 3(3) of ERISA), for the benefit of employees employed by the Company, or (iii) fringe benefit plans, agreements and arrangements for the benefit of employees employed by the Company (the items referred to in (i), (ii) and (iii) above are hereinafter referred to collectively as the “Plans”).

(b) Operation.  Each of the Plans set forth in Section 2.17(a) that is an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), or an “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA), has been operated in compliance with its written terms and the applicable provisions of ERISA and the Code, except where the failure to operate in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the extent applicable, the Company has heretofore made available to Capital complete copies of (i) each Plan, including all amendments thereto, and its related trust agreement, if any, and summary plan description, if any, and (ii) each collective bargaining agreement relating to each Plan.

(c) Changes.  Except as set forth in Section 2.17(c) of the Disclosure Schedule, to the Company’s Knowledge there are no agreed upon future increases of benefit levels for employees employed by the Company, and no increases in benefits have been committed to by the Company for the benefit of employees employed by the Company, except for increases that are part of regularly scheduled or previously negotiated increases. With respect to each Plan, full payment has been made of all amounts that the Company is required to have paid as contributions to such Plan under its terms or under the terms of any applicable collective bargaining agreement or ERISA.

(d) Claims.  There are no pending or, to the Company’s Knowledge, threatened claims against any of the Plans or related trusts other than routine claims by participants and beneficiaries for benefits due and owing under such Plans.

2.18.  Intellectual Property.  The Company owns or has the right to use, whether through licensing or otherwise, all Intellectual Property significant to the businesses of the Company in substantially the same manner as such businesses are conducted on the date hereof.

3.	REPRESENTATIONS AND WARRANTIES OF CAPITAL

Capital makes the following representations and warranties to Parent and the Company, subject to the exceptions set forth in the Disclosure Schedule. Representations and warranties by Capital shall be deemed to be representations and warranties with respect to Capital and its Subsidiaries, unless the context otherwise requires.

3.1.  Corporate.

(a) Organization.  Capital and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its organization.

(b) Corporate Power.  Capital and each of its Subsidiaries has all requisite power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted. Capital has all requisite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto, to perform its obligations hereunder, and to carry out the transactions contemplated hereby and thereby.

(c) Qualification.  Capital and each of its Subsidiaries is duly licensed or qualified to do business as a foreign company, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have an Capital Material Adverse Effect and would not materially delay the Closing or materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby.

(d) Subsidiaries.  Capital owns, directly or indirectly, the Subsidiaries set forth in the Capital Reports. Each Subsidiary set forth in the Capital Reports is individually referred to herein as a “Capital Subsidiary” and all Capital-owned Subsidiaries set forth in the Capital Reports are collectively referred to herein as the “Capital Subsidiaries.”

(e) Capital Stock.  Upon issuance and delivery of Capital Stock pursuant to this Agreement, Capital Stock will be duly authorized and validly issued, fully paid and non-assessable.

3.2.  Authority.  Subject to Capital Stockholder Approval, the execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Capital pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties. Except for Capital Stockholder Approval, no other or further act or proceeding on the part of Capital is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Capital pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Capital pursuant hereto will constitute, legal, valid and binding agreements of Capital, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.3.  Capitalization.  The authorized capital stock of Capital consists of 25,000,000 shares of common stock, par value $0.01 per share, and 1,550,000 shares of preferred stock, par value $5.00 per share. As of the date of this Agreement, there are (i) 3,085,817 shares of Capital common stock issued and outstanding and (ii) no shares of Capital preferred stock issued and outstanding. All of the outstanding shares of common stock of Capital have been duly authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws. Except as described in Capital Reports and the Merger Agreement, there are no outstanding subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating Capital to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security in Capital.

3.4.  No Violation.  Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Capital pursuant hereto, nor the consummation by Capital of the transactions contemplated hereby and thereby (a) will violate any applicable Laws, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Person or any Governmental Authority, except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities and “blue sky” Laws, and the rules and regulations thereunder, and the DIFP, or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the assets of Capital under, any term or provision of the Organizational Documents of Capital or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Capital is a party or by which Capital or any of its assets or properties may be bound or affected, except, in the case of clause (c), for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Encumbrances that, individually or in the aggregate, would not reasonably be expected to have an Capital Material Adverse Effect.

3.5.  Reports.  Capital has previously made available to the Parent and the Company a true, correct and complete copy of each (a) final registration statements, prospectus, report, schedule and definitive proxy or information statement filed since December 31, 2006 by Capital with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the “Capital Reports”), (b) written communication between Capital and the SEC since December 31, 2006, and (c) communication mailed by Capital to its stockholders since December 31, 2006, and no such registration statement, prospectus, report, schedule, proxy or information statement or communication as of its date of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since December 31, 2006, Capital has timely filed all Capital Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Capital Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, including rules and regulations relating to the filing of exhibits thereto. No executive officer of Capital has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against Capital by the SEC relating to disclosures contained in any Capital Report.

3.6.  Financial Statements.  Capital has previously made available to Parent and the Company true and complete copies of the combined financial statements of Capital consisting of (a) balance sheet of Capital as of December 31, 2004, 2005 and 2006, and the related statements of income and cash flows for the years then ended (including the notes contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed, unqualified opinion of independent auditors for Capital for such year, and (b) an unaudited combined balance sheet of Capital as of June 30, 2007 (the “Recent Capital Balance Sheet”), and the related unaudited statements of income for the period then ended and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of Capital, and fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of Capital as of the dates and for the years and periods indicated. The books of account and other financial records of Capital are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies.

3.7.  Absence of Undisclosed Liabilities.  Except as and to the extent specifically disclosed in the Recent Capital Balance Sheet, Capital (together with Capital Subsidiaries) does not have any Liabilities other than commercial liabilities and obligations incurred since the date of the Recent Capital Balance Sheet in the ordinary course of business and consistent with past practice and none of which has or will have an Capital Material Adverse Effect. Except as and to the extent specifically disclosed in the Recent Capital Balance Sheet, Capital has no Knowledge of any basis for the assertion against Capital (together with Capital Subsidiaries) of any Liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of Capital’s business and consistent with past practice.

3.8.  Tax Matters.

(a) Provision For Taxes.  The provision made for Taxes on the Recent Capital Balance Sheet is sufficient for the payment of all Taxes (and any interest and penalties) and assessments, whether or not disputed at the date of the Recent Capital Balance Sheet, and for all years and periods prior thereto. Since the date of the Recent Capital Balance Sheet, Capital has not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of Capital.

(b) Tax Returns Filed.  All Tax Returns required to be filed by or on behalf of Capital, or the Affiliated Group for each period for which Capital was a member of the Affiliated Group, have been timely filed and when filed were true and correct in all material respects, and the Taxes due thereon were paid or adequately accrued. Capital has duly withheld and paid all Taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of Capital.

(c) Tax Audits.  No Tax Returns of Capital, or the Affiliated Group for each period for which Capital was a member of the Affiliated Group, have been audited by the Internal Revenue Service or any other Governmental Authority, and Capital or the Affiliated Group, as applicable, has not received from the Internal Revenue Service or any other governmental Authority any notice of underpayment of Taxes or other deficiency which has not been paid nor any objection to any Tax Return filed by Capital or the Affiliated Group, as applicable, except where any such deficiency, individually or in the aggregate, would not reasonably be expected to have a Capital Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return of Capital or the Affiliated Group.

(d) Consolidated Group.  Capital has no Liability for Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Laws) other than other members of the Affiliated Group.

(e) Other.  Except as set forth in Section 3.8.(e) of the Disclosure Schedule, Capital has not (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (iv) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (v) been a party to any tax allocation or tax sharing agreement.

3.9.  No Brokers or Finders.  No agent, broker, finder, investment or commercial banker or other Person, engaged by or acting on behalf of Capital or any of its Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or the transactions contemplated herein.

3.10.  Disclosure.  No representation or warranty by Capital in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Capital pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. Without limiting the foregoing, Capital represents and warrants that the information relating to Capital supplied by it for inclusion in any report, registration statement or definitive Information Statement to be filed with the SEC will not, as of the date provided, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

3.11.  Company Stock for Capital’s Own Account.  The Company Stock is being transferred to Capital for its own account and with no intention of distributing or reselling such shares or any part thereof in a transaction that would be in violation of the securities laws of the United States or any state, without prejudice. Capital is an “accredited investor” within the meaning of the Securities Act. Capital acknowledges that Parent and Company have afforded Capital’s representatives and advisors the opportunity to discuss an investment in Company and ask questions of representatives of Company concerning the terms and conditions of the purchase of the Company Stock and such representatives have provided answers to all such questions. Capital and its advisors have examined or have had the opportunity to examine this Agreement and all information that Capital or any advisor deems to be material to an understanding of Company, the proposed business of Company, and the transfer of the Company

Stock. The nature and amount of the investment is suitable for Capital and consistent with its overall investment program and financial condition. Capital has carefully evaluated the merits and risks of an investment in the Company and has evaluated Company’s financial resources and investment position, and Capital has decided that it is able to bear the economic risks of purchasing the Company Stock. Capital agrees to the imprinting of an appropriate restrictive legend on all certificates representing the Company Stock.

3.12.  [Reserved].

3.13.  Absence of Certain Changes.  Except (i) as contemplated by this Agreement and (ii) as and to the extent discussed in any Capital Report filed with the SEC prior to the date of this Agreement, since December 31, 2006 there has not been:

(a) Any Capital Material Adverse Effect;

(b) Any loss, damage or destruction, whether covered by insurance or not, affecting Capital’s business or properties;

(c) Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Capital (except as and to the extent set forth in, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued, except for such increases, bonuses or benefits that are part of a regularly scheduled or previously negotiated increase, bonus or benefit;

(d) Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of Capital;

(e) Any commitment or transaction by Capital (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

(f) Any declaration, setting aside, or payment of any dividend or any other distribution in respect of Capital’s capital stock; any redemption, purchase or other acquisition by Capital of any capital stock of Capital, or any security relating thereto; or any other payment to any stockholder of Capital;

(g) Any sale, lease or other transfer or disposition of any properties or assets of Capital, except for sales in the ordinary course of business;

(h) Any indebtedness for borrowed money incurred, assumed or guaranteed by Capital;

(i) Any Encumbrance made on any of the properties or assets of Capital;

(j) Any entering into, amendment or termination by Material Capital of any contract, or any waiver of material rights there under, other than in the ordinary course of business consistent with past practice;

(k) Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any Person including, but not limited to, any officer, director or employee of Capital or any of its Affiliates;

(l) Any grant of credit to any customer on terms or in amounts materially more favorable than those which have been extended to such customer in the past, any other material change in the terms of any credit heretofore extended, or any other material change of Capital’s policies or practices with respect to the granting of credit; or

(m) To Capital’s Knowledge, any other event or condition not in the ordinary course of business of Capital.

3.14.  No Litigation.  To Capital’s Knowledge, there is no litigation pending or threatened against Capital, its directors (in such capacity), its business or any of its assets as to which there is reasonable possibility of adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonable be expected to have an Capital Material Adverse Effect.

3.15.  Compliance With Laws.

(a) Compliance.  To Capital’s Knowledge, Capital is in compliance with all applicable Laws, including, without limitation, those applicable to discrimination in employment, trade practices, competition and pricing, zoning, building and sanitation, employment, retirement and labor relations, and Environmental Laws except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, an Capital Material Adverse Effect. Capital has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Capital Material Adverse Effect. All material reports and returns required to be filed by Capital with any Governmental Authority have been filed, and were accurate and complete in all material reports when filed.

(b) Licenses and Permits.  To Capital’s Knowledge, Capital has all licenses, permits, approvals, authorizations and consents of all Governmental Authorities and all certification required for the conduct of the business (as presently conducted and as proposed to be conducted), except where the failure to have such licenses, permits approvals, authorizations and consents has not had and would not reasonably be expected to have, individually or in the aggregate, an Capital Material Adverse Effect. To Capital’s Knowledge, Capital (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Capital Material Adverse Effect.

3.16.  Title to and Condition of Properties.

(a) Tangible Property.  Capital has good and marketable title to, or a valid leasehold interest in, all equipment, furniture and other tangible assets used in the ordinary course of its business and operations, free and clear of any Encumbrances other than Permitted Encumbrances. All of the assets, owned or leased by Capital are in good working order, ordinary wear and tear excepted, and suitable for the purposes for which they are being used.

(b) Real Property.  Section 3.16(b) of the Disclosure Schedule sets forth all real property used or occupied by Capital, including a description of all land.

(c) Insurance.  Capital has supplied to Company a true, correct and complete list of all fire, theft, casualty, general liability, workers’ compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring Capital and of all life insurance policies maintained for any officers or employees of Capital, specifying the type of coverage, the amount of coverage, the premium, the deductible, the insurer and the expiration date of each such policy (collectively, the “Capital Insurance Policies”). True, correct and complete copies of all of Capital Insurance Policies have been made available by Capital to Parent and the Company. Capital Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for businesses similar to the business of Capital. All premiums due on Capital Insurance Policies or renewals thereof have been paid and there is no default under any of Capital Insurance Policies.

3.17.  Contracts and Commitments.

(a) Real Property Leases.  Except as set forth in Section 3.17(a) of the Disclosure Schedule, Capital has no leases of real property.

(b) Personal Property Leases.  Except as set forth in Section 3.17(b) of the Disclosure Schedule, Capital has no leases of personal property.

(c) Contracts for Services.  Capital has no agreement, understanding, contract or commitment (written or oral) with any stockholder, officer, employee, agent, or consultant that is not cancelable by Capital on notice of not longer than 30 days without Liability, penalty or premium of any nature or kind whatsoever.

(d) Powers of Attorney.  Capital has not given any power of attorney, which is currently in effect, to any Person for any purpose whatsoever.

(e) Collective Bargaining Agreements.  Capital is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

(f) Loan Agreements.  Except as set forth in Section 3.17(f) of the Disclosure Schedule, Capital is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

(g) Guarantees.  Except as set forth in Section 3.17(g) of the Disclosure Schedule, Capital has not guaranteed the payment or performance of any Person, agreed to indemnify any Person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any Person.

(h) Contracts Subject to Renegotiation.  Capital is not a party to any contract with any Governmental Authority which is subject to renegotiation.

(i) Other Material Contracts.  Capital has no lease, license, contract or commitment of any nature involving consideration or other expenditure in excess of $250,000, or which is otherwise individually material to the operations of Capital.

(j) No Default.  To Capital’s Knowledge, Capital is not in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Capital’s obligations or result in the creation of any Encumbrance on any of the assets owned, used or occupied by Capital. To Capital’s Knowledge, no third party is in default under any lease, contract or commitment to which Capital is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

3.18.  Labor Matters.  Capital has not experienced any labor disputes or any work stoppage due to labor disagreements with employees of Capital. Except to the extent set forth in Section 3.18 of the Disclosure Schedule, to Capital’s Knowledge, (a) Capital is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Capital pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Capital; (d) no question concerning representation has been raised or is threatened respecting the employees of Capital; (e) no grievance which might have a Capital Material Adverse Effect, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefore exists; and (f) there are no administrative charges or court complaints against Capital concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority.

3.19.  Employee Benefit Plans.

(a) Disclosure.  Capital has supplied to Parent a complete list of all (i) incentive, bonus, commission, or deferred compensation or severance or termination pay plans, agreements or arrangements for the benefit of employees employed in Capital, (ii) pension, profit-sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement and all other employee benefit plans, agreements or arrangements, including but not limited to any “employee benefit plan” (as defined in Section 3(3) of ERISA), for the benefit of employees employed by Capital, or (iii) fringe benefit plans, agreements and arrangements for the benefit of employees employed by Capital (the items referred to in (i), (ii) and (iii) above are hereinafter referred to collectively as the “Capital Plans”).

(b) Operation.  Each of the Plans set forth in Section 3.19(a) that is an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), or an “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA), has been operated in compliance with its written terms and the applicable provisions of ERISA and the Code, except where the failure to operate in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Capital Material Adverse Effect. To the extent applicable, Capital has heretofore made available to Parent complete copies of (i) each Plan, including all amendments thereto, and its related trust agreement, if any, and summary plan description, if any, and (ii) each collective bargaining agreement relating to each Plan.

(c) Changes.  Except as set forth in Section 2.17(c) of the Disclosure Schedule, to Capital’s Knowledge there are no agreed upon future increases of benefit levels for employees employed by Capital, and no increases in benefits have been committed to by Capital for the benefit of employees employed by Capital, except for increases that are part of regularly scheduled or previously negotiated increases. With respect to each Plan, full payment has been made of all amounts that Capital is required to have paid as contributions to such Plan under its terms or under the terms of any applicable collective bargaining agreement or ERISA.

(d) Claims.  There are no pending or, to Capital’s Knowledge, threatened claims against any of the Plans or related trusts other than routine claims by participants and beneficiaries for benefits due and owing under such Plans.

3.20.  Intellectual Property.  Capital owns or has the right to use, whether through licensing or otherwise, and to authorize others to use, all Intellectual Property significant to the businesses of Capital in substantially the same manner as such businesses are conducted on the date hereof.

4.	COVENANTS

4.1.  Conduct of the Business.

(a) Except as specifically contemplated by this Agreement or as set forth on Section 4.1 of the Disclosure Schedule, from the date hereof through the Closing Date, the Company shall conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement, the Company shall not:

(i) amend its Organizational Documents or cause any Company Subsidiary to amend its Organizational Documents;

(ii) authorize or issue, or cause any Company Subsidiary to authorize or issue, equity interests or any subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating the entity to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security;

(iii) sell, transfer, dispose of, or agree to sell, transfer, or dispose of, any assets other than in the ordinary course of business consistent with past practice and other than lawfully paying the dividend specified by Section 5.6 of this Agreement on or before the Closing Date;

(iv) acquire, or cause any Company Subsidiary to acquire, any assets except in the ordinary course of business consistent with past practice or acquire, or merge with any other Person;

(v) create or incur, or cause any Company Subsidiary to create or incur, any material Encumbrances (except Permitted Encumbrances) of any kind on any assets or properties;

(vi) change any financial or Tax accounting practice, policy or method, make or revoke any election relating to Taxes, file any amended Tax Return or claim for refund, or settle any material claim relating to Taxes;

(vii) violate or breach, or cause any Company Subsidiary to violate or breach, any Material Contract;

(viii) make any loan, advance or capital contributions to or investment in any Person other than in the ordinary course of business consistent with past practice;

(ix) incur, or cause any Company Subsidiary to incur, any indebtedness for borrowed money or enter into any guarantee of such indebtedness, or incur any other material Liability or obligation other than in the ordinary course of business consistent with past practice;

(x) except in the ordinary course of business, cancel or forgive, or cause any Company Subsidiary to cancel or forgive, any material debts or claims or redeem or repay any indebtedness for borrowed money;

(xi) take any action, or cause any Company Subsidiary to take any action, that would prevent the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(xii) authorize, commit or agree to take any of the foregoing actions.

(b) Except as specifically contemplated by this Agreement, from the date hereof through the Closing Date, Capital and each of Capital Subsidiaries shall conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement, Capital and each of Capital Subsidiaries shall not:

(i) amend its Organizational Documents, or cause any Capital Subsidiary to amend its Organizational Documents, except to increase the number of shares of Capital Stock authorized under its stock compensation plan;

(ii) authorize or issue, or cause any Capital Subsidiary to authorize or issue, any shares of capital stock of Capital or any subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating the entity to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security;

(iii) sell, transfer, dispose of, or agree to sell, transfer, or dispose of, any assets other than in the ordinary course of business consistent with past practice;

(iv) acquire, or cause any Capital Subsidiary to acquire, any assets except in the ordinary course of business consistent with past practice or acquire, or merge with any other Person;

(v) create or incur, or cause any Capital Subsidiary to create or incur, any material Encumbrances (except Permitted Encumbrances) of any kind on any assets or properties;

(vi) change any financial or Tax accounting practice, policy or method, make or revoke any election relating to Taxes, file any amended Tax Return or claim for refund, or settle any material claim relating to Taxes;

(vii) make any loan, advance or capital contributions to or investment in any Person;

(viii) incur, or cause any Capital Subsidiary to incur, any indebtedness for borrowed money or enter into any guarantee of such indebtedness, or incur any other material Liability or obligation other than in the ordinary course of business consistent with past practice;

(ix) cancel or forgive, or cause any Capital Subsidiary to cancel or forgive, any material debts or claims or redeem or repay any indebtedness for borrowed money;

(x) take any action that would prevent the Exchange from qualifying as an exchange within the meaning of Section 351 of the Code; or

(xi) authorize, commit or agree to take any of the foregoing actions.

4.2.  Access to Information.

(a) From the date hereof through the Closing Date, the Company shall provide Capital and its representatives reasonable access to all properties, books, records, employees and customers of the Company and the Company Subsidiaries, and shall cause representatives of the Company and the Company Subsidiaries to reasonably cooperate with Capital and its representatives in connection with Capital’s due diligence investigation of the Company and the Company Subsidiaries and the assets, contracts, liabilities, operations, records and other aspects of business.

(b) From the date hereof through the Closing Date, Capital shall provide Parent and its representatives reasonable access to all properties, books, records and employees of Capital and Capital Subsidiaries, and shall cause representatives of Capital and Capital Subsidiaries to reasonably cooperate with Parent and its representatives in connection with Parent’s due diligence investigation of Capital and Capital’s assets, contracts, liabilities, operations, records and other aspects of its business.

4.3.  Confidentiality.  Each of the parties hereto agrees that all information obtained by them in the course of negotiating and conducting due diligence investigation regarding the transactions contemplated hereby will be used solely for the purpose of determining whether or not to consummate the transactions contemplated hereby. All such information will be held in strictest confidence by each of the parties and their agents, and will divulged only to those directors, officers, employees, and agents of the parties hereto, including legal counsel, accountants, investors, financing sources and financial advisors, who have a need to know such information in strictest confidence. Each party shall advise such directors, officers, employees and agents of the confidential nature of such information, and direct such persons to treat such information confidentially. Each party also agrees to promptly return to the other party all original and duplicate copies of written materials containing such confidential information should the Closing not occur.

4.4.  Public Disclosure.

(a) From the date of this Agreement until Closing or termination pursuant to Article 8, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Capital (in the case of Parent or the Company) or Parent (in the case of Capital), except as may be required by applicable Law or the regulations of any stock exchange or trading system. Neither party will unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

(b) Notwithstanding the foregoing, the parties hereto agree that Capital and Parent will each prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement and such Current Report shall be provided to the other party for its review and comment prior to its filing.

4.5.  Regulatory and Other Authorizations; Form A.  Each party hereto shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of any Governmental Authority that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Capital shall file a Form A with the DIFP promptly after the execution of this Agreement. Parent shall reasonably cooperate with Capital in the preparation of the Form A filing. Capital shall use best efforts to obtain regulatory approval from the DIFP to acquire the common stock of the Company. Capital shall provide to Parent copies of all change of control applications in advance of filing or submission of such applications to the DIFP or any other governmental or regulatory body in connection with this Agreement.

4.6.  Further Assurances.  Each party will execute, acknowledge and deliver such documents and instruments reasonably requested by the other party, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party, for the purpose of giving effect to the transactions contemplated by this Agreement.

4.7.  No Solicitation by Parent or Company.  Neither Parent nor the Company shall authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by Parent or the Company to, directly or indirectly through another Person, (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of Capital stock of the Company or its assets (other than assets to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any Exchange, consolidation or other business combination with the Company, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Each of Parent and the Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Each of Parent and the Company shall notify Capital promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Capital, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

4.8.  No Solicitation by Capital.  Capital shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by Capital, directly or indirectly through another Person, (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of Capital stock of any Person other than the Company or its assets, (ii) to enter into any Exchange, consolidation or other business combination with any Person other than the Company, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to any Person other than the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Capital immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Capital shall notify Parent promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

4.9.  Non-Competition; Non-Solicitation.

(a) For a period of five (5) years following the Closing, Parent and its Affiliates shall not (except for its ownership of Capital and indirect ownership of the Company), directly or indirectly, operate, engage in, manage, own any equity interest in or be associated with any Person that Materially Competes with the business conducted by the Company immediately prior to the Closing in the United States; provided, however, that this Section 4.9(a) shall not limit Parent or any Affiliate of Parent from owning a passive ownership interest of less than 5% of the outstanding equity securities in any public traded Person or any publicly traded debt securities in any Person that competes with the business conducted by the Company immediately prior to the Closing. “Materially Competes” means to conduct business as a non-standard auto insurance or final expense life insurance company.

(b) For period of one (1) year following the Closing, Parent shall not, directly or indirectly, solicit (other than solicitations published in a journal or newspaper or other publication or general circulation) for employment any person who was an employee of the Company except (i) with the prior consent of Capital, or (ii) if such Person has not been employed by Capital for a period of at least six months prior to such solicitation, or (iii) if such Person was also employed by Parent.

(c) Parent acknowledges and agrees that compliance with the covenants contained in this Section 4.9 is necessary to protect the value of the goodwill being acquired by Capital and that these covenants are reasonable for such purposes. If any provision contained in this Section 4.9 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 4.9, but this Section 4.9 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained in this Section 4.9 is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 4.9 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law.

(d) Notwithstanding anything in this Agreement to the contrary, Parent agrees that Capital shall be entitled to (i) seek injunctive relief requiring specific performance by Parent of this Section 4.9 without the necessity of proving actual Damages or the posting of a bond and (ii) seek from time to time any other remedies available under applicable Law against Parent if Parent is directly or indirectly in breach of or has breached this Section 4.9.

4.10.  Indemnification of Officers and Directors.  For a period of not less than six (6) years after the Closing, Capital shall (i) indemnify, defend and hold harmless the officers, directors, employees and agents of Capital, the Company and the Parent to the fullest extent permitted under applicable Law against Damages arising out of claims brought or made by third parties based on the actions of such persons in their capacities as officers, directors, employees or agents of Capital or the Company prior to the Closing, and (ii) maintain in full force and effect and honor, all obligations to indemnify the officers, directors, employees and agents of Capital and the Company and to advance expenses existing in favor of such persons in effect as of the Closing Date under applicable law or as provided in the Organizational Documents of Capital or the Company, as the case may be.

4.11.  Company Name and Principal Office.  Capital, Parent and the Company agree that after the Closing the Company shall continue to conduct business under the name “Delta Plus Holdings, Inc.” with a principal office in Overland Park, Kansas.

5.	ADDITIONAL AGREEMENTS

5.1.  Other Matters.

(a) [Reserved].

(b) Parent shall provide Capital with audited consolidated financial statements of the Company and Company Subsidiaries consisting of consolidated balance sheets of the Company and Company Subsidiaries as of December 31, 2004, 2005, and 2006, and the related statements of income and cash flows for the years then ended (including the notes contained therein or annexed thereto) (the “Audited Company Financials”), reported on, and accompanied by, signed, unqualified opinions of independent auditors reasonably acceptable to Capital. The Audited Company Financials (including all notes and schedules contained therein or annexed thereto) shall (i) be true, complete and accurate, (ii) have been prepared in accordance with GAAP applied on a consistent basis, (iii) have been prepared in accordance with the books and records of the Company and Company Subsidiaries, (iv) fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of the Company and Company Subsidiaries as of the dates and for the years and periods indicated, (v) be in compliance as to form with the Exchange Act and the published rules and regulations of the SEC as required to be included in the Information Statement and the Transaction Form 8-K, and (vi) otherwise be reasonably acceptable to Capital for inclusion in the Information Statement. In addition, Parent and Capital shall provide pro forma financial statements of Capital and the Company (together with its Company Subsidiaries) necessary for inclusion into the Information Statement and each of Parent and Capital represent and warrant to the other that the information it has provided and provides for inclusion in said pro forma financial statements of Capital and the Company (with its and their Subsidiaries), will be true, complete and accurate.

(c) Capital shall also take any and all such actions to satisfy the requirements of the Securities Act and the Exchange Act. Prior to the Closing Date, Capital shall use its reasonable best efforts to cause the shares of Capital Stock to be issued to Parent hereunder to be registered or qualified under “blue sky” Laws of each of the states and territories of the United States in which the parties deem necessary, and to take any other such actions which may be necessary to enable Capital Stock to be issued in each such jurisdiction.

5.2.  Form 8-K.  At least one (1) day prior to Closing, Capital shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the transactions contemplated hereby or in any report or form to be filed with the SEC (“Transaction Form 8-K”), which shall be in a form reasonably acceptable to Parent and in a format acceptable for EDGAR filing. Prior to Closing, Capital and Parent shall prepare the press release announcing the consummation of the transactions contemplated hereunder (“Press Release”). Simultaneously with the Closing, Capital shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

5.3.  Required Information.  In connection with the preparation of the Transaction Form 8-K and Press Release, and for such other reasonable purposes, Parent and Capital each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, and stockholders and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other statement, filing, notice or application made by or on behalf of Parent and Capital to any third party and any Governmental Authority in connection with the transactions contemplated hereby.

5.4.  No Securities Transactions.

(a) Neither Parent nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Capital prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Parent shall use its reasonable best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

(b) Neither Capital nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Capital shall use its reasonable best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

5.5.  Registration and Listing.  Immediately after the Closing, Capital shall register Capital Stock to be received by Parent in the Exchange with the SEC and each applicable state securities commissioner on an appropriate registration statement (the “Registration Statement”), and Capital shall use its best efforts to cause such Registration Statement to be declared effective by the SEC and such commissioners as promptly as practicable after the Closing. Capital shall use its best efforts to cause Capital Stock that will be issued in the Exchange to be approved for listing on the American Stock Exchange as promptly as practicable after the Closing Date. Prior to the Closing, Capital shall use reasonably diligent efforts to complete the Registration Statement such that it can be filed immediately after the Closing.

5.6.  [Reserved].

5.7.  [Reserved].

5.8.  Litigation Support.  In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries, each of the other parties shall cooperate with him, her, or it and his, her, or its counsel in the defense or contest, make available his, her, or its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party.

5.9.  Borrowings.  Prior to the Closing, the Company shall borrow up to $2,500,000 from an independent third party lender on terms and conditions that are approved by Capital and Parent.

6.	CONDITIONS PRECEDENT TO CAPITAL’S PERFORMANCE

The obligation of Capital to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Capital:

6.1.  Accuracy of Representations and Warranties of Parent and Company.  The representations and warranties of Parent and the Company contained in this Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material,” “materiality” or “Company Material Adverse Effect” qualifications included therein and except that those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Parent or the Company to consummate the transactions contemplated by this Agreement.

6.2.  Performance of Covenants of Parent and Company.  All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by Parent and the

Company at or before the Closing Date shall have been duly and properly performed and complied with in all material respects by Parent and the Company at or before the Closing Date.

6.3.  No Governmental Order.  There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions.

6.4.  Solvency Opinion.  The Solvency Opinion, satisfactory to the Independent Directors Committee and the Board of Directors of Capital in its and their sole discretion, shall have been received.

6.5.  Corporate Approval.  The independent directors and the board of directors of Capital shall have duly approved this Agreement and all transactions contemplated hereby, and Capital shall have obtained Capital Stockholder Approval.

6.6.  Tangible Book Value.  The Company on a consolidated basis shall have Tangible Book Value on and as of the Closing Date that is positive or at least zero.

6.7.  Consents and Approvals.  All approvals, consents and waivers of all Persons and Authorities that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Capital not less than two business days prior to the Closing.

6.8.  Absence of Litigation.  No litigation shall have been commenced or threatened against Capital, Parent, the Company, or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby, which, in the reasonable judgment of counsel to either Parent or Capital, could have a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

6.9.  Company Material Adverse Effect.  There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Company Material Adverse Effect.

6.10.  Fairness Opinion.  The opinion, satisfactory to the Independent Directors Committee and the Board of Directors of Capital in its and their sole discretion, from the investment bank of national reputation that the transaction contemplated by this Agreement is fair from a financial view point to the shareholders of Capital that was received by Capital immediately prior to the signing of this Agreement shall remain in effect and such investment bank shall have confirmed same in writing on and as of the Closing Date.

6.11.  [Reserved]

6.12.  Deliverables.  Capital shall have received from Parent each of the deliverables described in Section 9.2 hereof.

6.13.  Parent Capital Contribution.  Parent shall have made a capital contribution to the Company to increase the Company’s net tangible book value (i.e., total stockholders equity as reflected on the Company’s balance sheet) to zero as of the Closing Date.

6.14.  Approval.  The board of directors of the Company, and Parent in its capacity as stockholder of the Company, shall have duly approved this Agreement and all transactions contemplated hereby. The board of directors of Parent shall have duly approved this Agreement and all transactions contemplated hereby.

7.	CONDITIONS PRECEDENT TO COMPANY’S PERFORMANCE

The obligation of Parent and the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Parent:

7.1.  Accuracy of Capital’s Representations and Warranties.  The representations and warranties of Capital contained in this Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material,” “materiality” or “Capital Material Adverse Effect” qualifications included therein and except that those representations and warranties that speak as to a stated date, in which case such representation and warranty shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have an Capital Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Capital to consummate the transactions contemplated by this Agreement.

7.2.  Performance of Capital’s Covenants.  All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by Capital at or before the Closing Date shall have been duly and properly performed and complied with in all material respects by Capital at or before the Closing Date.

7.3.  No Governmental Order.  There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions.

7.4.  Corporate Approval.  The board of directors of the Company, and Parent in its capacity as stockholder of the Company shall have duly approved this Agreement and all transactions contemplated hereby. The board of directors of Parent shall have duly approved this Agreement and all transactions contemplated hereby.

7.5.  Parent Payable.  Company shall have paid to Parent an amount equal to the Parent Payable valued on and as of the Closing Date.

7.6.  Absence of Litigation.  No litigation shall have been commenced or threatened against Capital, Parent, the Company or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby, which, in the reasonable judgment of counsel to either Parent or Capital, could have an Capital Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

7.7.  Capital Material Adverse Effect.  There shall not have occurred since December 31, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Capital Material Adverse Effect.

7.8.  Capital’s Articles of Incorporation.  The Articles of Incorporation of Capital shall not have been amended to provide for cumulative voting rights, classification of directors, diminution of the rights of any controlling stockholder or extraordinary treatment of minority stockholders or management members.

7.9.  Consents and Approvals.  All approvals, consents and waivers of all Persons (including Sellers under the Seller Agreement) and Governmental Authorities that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to the Parent not less than two business days prior to the Closing.

7.10.  Payments.  Parent shall have paid any and all amounts owed to the Company and the Company shall have paid any and all amounts owed to Parent.

7.11.  Deliverables.  Parent shall have received from Capital each of the deliverables described in Section 9.3 hereof.

7.12. Solvency Opinion.  The Solvency Opinion, satisfactory to the Board of Directors of Parent in its sole discretion, shall have been received.

7.13.  Fairness Opinion.  The opinion from the investment bank of national reputation that the transaction contemplated by this Agreement is entirely fair to the shareholders of Parent that was received by Parent immediately prior to the signing of this Agreement shall remain in effect and such investment bank shall have confirmed same in writing on and as of the Closing Date.

7.14.  Tangible Book Value.  The Company on a consolidated basis shall have Tangible Book Value on and as of the Closing Date that is positive or at least zero.

7.15.  Merger.  Immediately prior to the Closing Date, the transactions contemplated by the Merger Agreement shall have been consummated.

8.	TERMINATION PRIOR TO CLOSING

8.1.  Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing:

(a) By the mutual written consent of Capital and Parent;

(b) By either Capital or Parent, by written notice to the other party if the Closing shall not have occurred on or before December 31, 2007; provided, however, that neither party may terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the transactions contemplated hereby prior to such date is the direct or indirect result of any breach of any covenant, representation or warranty of such party or because any of the conditions precedent to the obligations of the other party have not been satisfied due to any action or failure to act by such party;

(c) By Capital, by prior written notice to Parent, if Parent or the Company shall fail to perform in any material respect any material obligation of Parent or the Company herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Capital has notified Parent of its intent to terminate pursuant to this Section 8.1(c);

(d) By Parent, by prior written notice to Capital, if Capital shall fail to perform in any material respect any material obligation of Capital herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Parent has notified Capital of its intent to terminate pursuant to this Section 8.1(d);

(e) By Capital, if Capital has not received the Fairness Opinion specified in Section 6.10, indicating that the transactions contemplated by this Agreement are not fair from a financial point of view to all of the Shareholders of Capital, on or before December 31, 2007; or

(f) By Parent, if Parent has not received the Fairness Opinion specified in Section 7.13, indicating that the transactions contemplated by this Agreement are not entirely fair to all of the Shareholders of Capital, on or before December 31, 2007.

8.2.  Effect on Obligations.  Termination of this Agreement pursuant to Section 8.1 above, shall terminate all obligations of the parties hereunder and this Agreement shall become void and have no effect without any Liability on the part of any party, except for the obligations under Sections 4.3 (Confidentiality), 4.4 (Public Disclosure), and 10.2 (Indemnification Obligations), and Article 11 (Miscellaneous Provisions); provided, however, that termination shall not relieve any party defaulting or breaching this Agreement prior to such termination from any Liability for such default or breach.

9.	THE CLOSING

9.1.  Closing.  Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at a mutually satisfactory time and place on the second business day following satisfaction or waiver of the final condition to the Closing or on such other date and such other place as may be mutually agreed to by the parties (the “Closing Date”). Capital and Parent will use their best efforts to cause the Closing to occur on or before September 28, 2007.

9.2.  Company’s Obligations.  At the Closing, Parent shall deliver to Capital:

(a) A certified copy of the resolutions of the board of directors of Parent authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement;

(b) A certificate, dated the Closing Date, from Parent and signed by an authorized officer, certifying that the conditions specified in Section 6.1 and Section 6.2 above have been fulfilled;

(c) Incumbency certificates relating to each person executing any document executed and delivered to Capital by Parent or the Company pursuant to the terms hereof;

(d) A License Agreement, in form and substance reasonably acceptable to Capital and Parent whereby Capital would have a worldwide perpetual royalty-free license for the trademark “Brooke” for use in conjunction with Capital’s insurance business; Parent shall retain all right, title and interest in and to such trademark including without limitation the right to use it in non-insurance activities;

(e) A Tax Allocation Agreement executed by Parent and the Company, in form and substance reasonably acceptable to Capital and Parent; and

(f) All other documents, instruments or writings required to be delivered to Capital at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Capital may reasonably request.

9.3.  Capital’s Obligations.  At the Closing, Capital shall deliver to Parent:

(a) A certified copy of the resolutions of the board of directors of Capital authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement;

(b) A certificate, dated the Closing Date, from Capital and signed by an authorized officer, certifying that the conditions specified in Section 7.1 and Section 7.2 above have been fulfilled;

(c) Incumbency certificates relating to each person executing any document executed and delivered to Parent or the Company by Capital pursuant to the terms hereof;

(d) A License Agreement, in form and substance reasonably acceptable to Capital and Parent whereby Capital would have a worldwide perpetual royalty-free license for the trademark “Brooke” for use in conjunction with Capital’s insurance business; Parent shall retain all right, title and interest in and to such trademark including without limitation the right to use it in non-insurance activities;

(e) [Reserved].

(f) All other documents, instruments or writings required to be delivered to Parent at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Parent may reasonably request.

10.	INDEMNIFICATION

10.1.  Survival of Representations and Warranties.  All representations and warranties under this Agreement shall survive the Closing through the date that is twenty-four (24) months after the Closing Date, at which date such representations and warranties shall terminate; provided, however, that the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.7, 2.13, 2.17, 3.1, 3.2, 3.3, 3.8, 3.15 and 3.19 (collectively, the “Specified Representations”) shall survive until the expiration of all applicable statutes of limitations. All covenants and agreements of Capital, Parent or the Company that are required by their terms to be performed prior to the Closing shall terminate as of the Closing. All other covenants and agreements of Capital, Parent or the Company shall survive the Closing and continue indefinitely.

10.2.  Indemnification Obligations.

(a) Indemnification by Parent.  From and after the Closing, Parent shall indemnify and hold harmless Capital officers, directors and employees (collectively, the “Capital Indemnified Parties”), and shall reimburse Capital Indemnified Parties for any Damages resulting from (i) any breach of representation or warranty made by Parent or the Company in this Agreement, and (ii) any breach or default in the performance by Parent or Company of any covenant or agreement contained herein.

(b) Indemnification by Capital.  From and after the Closing, Capital shall indemnify and hold harmless Parent, officers, directors and employees (collectively, the “Parent Indemnified Parties”), and shall reimburse Parent Indemnified Parties for any Damages resulting from (i) any breach of representation or warranty made by Capital in this Agreement, and (ii) any breach or default in the performance by Capital of any covenant or agreement of Capital contained herein.

(c) Limitations on Liability.

(i) Notwithstanding anything in this Agreement to the contrary, Parent’s indemnification obligations to Capital Indemnified Parties shall be limited as follows: (A) Parent shall only be liable for Damages for the breach of the representations and warranties of Parent or the Company in this Agreement, other than breaches of the Specified Representations, if and to the extent such aggregate amount of all Damages exceed $50,000, after which point Parent will be obligated to indemnify Capital Indemnified Parties from and against all Damages in excess of $50,000; and (B) the aggregate amount of Parent’s liability for breach of the representations and warranties of Parent or the Company in this Agreement, other than breaches of the Specified Representations, shall not exceed $1,000,000.

(ii) Notwithstanding anything in this Agreement to the contrary, Capital’s indemnification obligations to Parent Indemnified Parties shall be limited as follows: (A) Capital shall only be liable for Damages for breach of the representations and warranties in this Agreement if and to the extent such aggregate amount of all Damages exceed $50,000, after which point Capital will be obligated to indemnify the Parent Indemnified Parties from and against all Damages in excess of $50,000; and (B) the aggregate amount of Capital’s liability for breach of the representations and warranties in this Agreement, other than breaches of the Specified Representations, shall not exceed $1,000,000.

(d) Claims for Indemnity.  Whenever a claim for Damages shall arise for which an Indemnified Party shall be entitled to indemnification hereunder, such Indemnified Party shall notify the Indemnifying Party in writing within fifteen (15) days of the first receipt of notice of such claim, and in any event within such shorter period as may be necessary for the Indemnifying Party to take appropriate action to resist such claim. Such notice shall specify in reasonable detail all facts and circumstances known to the Indemnified Party regarding the claim and shall explain in reasonable detail the basis on which the Indemnified Party claims a right to indemnity, including citation to relevant sections of this Agreement, and, if estimable, shall estimate the amount of the liability arising therefrom. The failure to provide such notice shall not result in a waiver of any right to indemnification hereunder except to the extent the Indemnifying Party is prejudiced by such failure.

(e) Defense of Third Party Claims.  Upon receipt by the Indemnifying Party of a notice from the Indemnified Party with respect to any claim of a third party against the Indemnified Party, for which the Indemnified Party seeks indemnification hereunder, the Indemnifying Party shall have the right to assume the defense of such claim, and the Indemnified Party shall cooperate to the extent reasonably requested by the Indemnifying Party in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith. If the Indemnifying Party shall elect to assume the defense of such claim, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. If the Indemnifying Party has assumed the defense of any claim against the Indemnified Party, the Indemnifying Party shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided that, to the extent that such settlement requires the Indemnified Party to take, or prohibits the Indemnified Party from taking, any action or purports to obligate the Indemnified Party, then the Indemnifying Party shall not settle such claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume the defense of a third party claim and disputes the Indemnified Party’s right to indemnification, the Indemnified Party shall have the right to assume control of the defense of such claim through counsel of its choice, the reasonable costs of which shall be at the Indemnifying Party’s expense in the event that the Indemnified Party’s right of indemnification is ultimately established through settlement, compromise or other legal proceeding. In no circumstance may the Indemnified Party compromise or settle a claim with a third party for which it seeks indemnification from the Indemnifying Party without first obtaining the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

10.3.  Exclusive Remedy.  Except for claims for fraud or intentional misrepresentation under applicable law and for the provisions of Section 10.2 and Article 11, the indemnification provided in this Article 10 will constitute the exclusive remedy of Capital Indemnified Parties or Parent Indemnified Parties, as the case may be, and their respective assigns from and against any and all Damages asserted against, resulting to, imposed upon or incurred or suffered by, any of them, directly or indirectly, as a result of, or based upon or arising from the breach of any representation or warranty or the non-fulfillment of any agreement or covenant in or pursuant to this Agreement or any other agreement, document, or instrument required hereunder. Capital and Parent each hereby waive, to the fullest extent permitted under applicable Law, any and all rights, claims, and causes of action it may have against any other party, or any of such other party’s Affiliates, to the contrary.

11.	MISCELLANEOUS PROVISIONS

11.1.  Entire Agreement.  This Agreement, together with the Exhibits and Disclosure Schedule hereto, sets forth the entire agreement between the parties with regard to the subject matter hereof, and supersedes all other prior agreements and understandings, written or oral, between the parties or any of their respective Affiliates with respect to such subject matter.

11.2.  Governing Law.  This Agreement shall be construed and interpreted according to the internal laws of the State of Kansas, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts having jurisdiction over Johnson County, Kansas, each party hereby submitting to the personal jurisdiction thereof, and the parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in Section 11.9 shall be deemed properly served and accepted for all purposes.

11.3.  Schedules.  Information set forth in the Disclosure Schedule specifically refers to the article and section of this Agreement to which such information is responsive. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections of this Agreement to the extent it is reasonably apparent from a reading of the matter disclosed that such disclosure is applicable to such other sections and subsections.

11.4.  Waiver and Amendment.  This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

11.5.  Assignment.  Neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by any party without the prior written consent of the other party, and any such attempted assignment shall be null and void.

11.6.  Successors and Assigns.  Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

11.7.  No Third Party Beneficiaries.  Nothing in this Agreement will be construed as giving any Person, other than the parties to this Agreement and their successors and permitted assigns, and Capital Indemnified Parties and the Parent Indemnified Parties, any right, remedy or claim under, or in respect of, this Agreement or any provision hereof.

11.8.  No Personal Liability.  This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of (a) any direct or indirect stockholder of Parent or Capital, or (b) any officer, director, employee, agent or representative of Parent, Capital or the Company.

11.9.  Notices.  All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient as follows:

If to Capital:	Brooke Capital Corporation 8500 College Blvd. Overland Park, Kansas 66210 Attention: Mr. Michael S. Hess Facsimile: (913) 339-2435
with a copy to
William M. Schulte, Esq. Polsinelli Shalton Flanigan Suelthaus PC Suite 500 6201 College Boulevard Overland Park, KS 66211-2435 Facsimile: (913) 451-6205
If to Parent:	Brooke Corporation 10950 Grandview Drive, Suite 600 Overland Park, Kansas 66210 Attention: Mr. Leland Orr Facsimile: (913) 339-6328
with a copy to:
P. Mitchell Woolery, Esq. Kutak Rock LLP Suite 500 1010 Grand Boulevard Kansas City, MO 64106-2220 Facsimile: (816) 960-0041

Notices, requests, demands and other communications made under this Agreement shall be deemed to have been duly given (i) upon delivery, if served personally on the party to whom notice is to be given, (ii) on the date of receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by registered or certified, postage prepaid or by overnight courier or (iii) upon confirmation of transmission, if sent by facsimile. Any party may give written notice of a change of address in accordance with the provisions of this Section 11.9 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

11.10.  Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any term or provision of this Agreement, or the application thereof to any person or circumstance, is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable in any jurisdiction: (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid, prohibited or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity, prohibition or unenforceability, nor shall such invalidity, prohibition or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

11.12.  No Presumption.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

11.13.  Facsimile Signatures.  This Agreement and any other document or agreement executed in connection herewith (other than any document for which an originally executed signature page is required by Law) may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page. In the event any party delivers a facsimile copy of a signature page to this Agreement or any other document or agreement executed in connection herewith, such party shall deliver an originally executed signature page within three business days of delivering such facsimile signature page or at any time thereafter upon request; provided, however, that the failure to deliver any such originally executed signature page shall not affect the validity of the signature page delivered by facsimile, which has and shall continue to have the same force and effect as the originally executed signature page.

11.14.  Fees and Expenses.  The Company shall pay all costs and expenses incurred on behalf of Parent and the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys and accountants. Capital shall pay all costs and expenses incurred on its behalf in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys and accountants.

12.	DEFINITIONS

12.1.  Definitions.  The following capitalized terms used herein shall have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign Laws.

“Capital Change of Control” means (i) a sale of all or substantially all of the assets and assumption of all or substantially all of the Liabilities of Capital (including, without limitation, its Subsidiaries), (ii) a sale by Capital of its voting capital stock in a transaction or series of transactions that result in Persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transaction(s), owning less than 50% of the voting capital stock of Capital immediately after such transaction(s), (iii) a sale by the stockholders of Capital of their voting capital stock of Capital in a transaction or series of transactions that result in Persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such transaction(s), owning less than 50% of the voting capital stock of Capital immediately after such transaction(s), provided that the independent directors of the board of directors of Capital have approved such transaction(s), and (iv) a merger or consolidation of Capital with or into any other Person, irrespective of whether Capital or the other party or parties to the merger or consolidation is or are the surviving or resulting corporation, other than a merger for the sole purpose of reincorporating into another state from Capital’s original state of incorporation, and other than a merger in which Capital is the surviving corporation thereof that results in Persons who beneficially owned more than 50% of the voting capital stock of Capital immediately prior to such merger, owning more than 50% of the voting capital stock of Capital immediately after such merger.

“Capital Material Adverse Effect” means any material adverse effect, in a dollar amount equal to or greater than $50,000, on the operations, financial condition, business, assets or liabilities of Capital, other than any such effect resulting from (i) changes in the United States economy in general that do not disproportionately impact Capital, (ii) changes in the industries in which Capital operates its business and not specifically relating to the business of Capital that do not disproportionately impact Capital, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) that do not disproportionately impact Capital, or (iv) the announcement of this Agreement or any transactions contemplated hereunder, the fulfillment of the parties’ obligations hereunder or the consummation of the transactions contemplated by this Agreement.

“Capital Stockholder Approval” means a majority vote by the stockholders of Capital in favor of adoption of this Agreement and the approval of the transactions contemplated hereby.

“Change in Control” means a Capital Change in Control, Delta Change in Control or both.

“Closing Date” means the Closing Date of the Exchange pursuant to the application of Section 351.435 of the MGCL and Section 17-6702 of the KGCL.

“Closing Payment” means 500,000 shares of Capital Stock.

“Company Material Adverse Effect” means any material adverse effect, in a dollar amount equal to or greater than $50,000, on the operations, financial condition, business, assets or liabilities of the Company, other than any such effect resulting from (i) changes in the United States economy in general that do not disproportionately impact the Company, (ii) changes in the industries in which the Company operates its business and not specifically relating to the business of the Company that do not disproportionately impact the Company, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) that do not disproportionately impact the Company, or (iv) the announcement of this Agreement or any transactions contemplated hereunder, the fulfillment of the parties’ obligations hereunder or the consummation of the transactions contemplated by this Agreement.

“Damages” means any loss, Liability, damage or reasonable expense incurred as a result thereof, including, without limitation, reasonable attorneys’, accountants’ and experts’ fees, but shall not include any exemplary, punitive, incidental or special damages, consequential damages that were not reasonably foreseeable or any claim for lost profits.

“Delta Change of Control” means (i) a sale of all or substantially all of the assets and assumption of all or substantially all of the Liabilities of the Company, (ii) a sale of more than fifty percent of the voting capital stock of the Company, irrespective of whether issued directly by the Company or sold by the stockholders of the Company, or (iii) a merger or consolidation of Company with or into any other Person, irrespective of whether Company or the other party or parties to the merger or consolidation is or are the surviving or resulting corporation, other than a merger for the sole purpose of reincorporating into another state from Company’s original state of incorporation.

“Employee” means any person employed by the Company immediately prior to the Closing.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, encumbrance, or restriction.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Governmental Authority” means (i) any nation, state, county, city or other legal jurisdiction, (ii) any federal, state, local, municipal, foreign or other government, (iii) any governmental or quasi-governmental authority of any nature, or (iv) any body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indemnified Party” means a Capital Indemnified Party or a Parent Indemnified Party, as the case may be.

“Indemnifying Party” means a party that is required to indemnify any Indemnified Party pursuant to Article 10.

“KGCL” means the General Corporation Law of the State of Kansas.

“Knowledge” means the actual knowledge of the executive officers of a party after reasonable inquiry of those employees of such party that have primary supervisory responsibility for the matter at issue.

“Laws” means all laws of any country or any political subdivision thereof, including, without limitation, all federal, state and local statutes, regulations, ordinances, orders or decrees or any other laws, common law theories or reported decisions of any court thereof.

“Liability” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, Damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

“Material Contract” means any contract, agreement, license, lease, or understanding, whether written or unwritten, in the aggregate value of $250,000 or more.

“MGCL” means the General and Business Corporation Law of the State of Missouri.

“Merger” shall have the meaning ascribed thereto in the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of even date herewith by and between Parent, Brooke Franchise Corporation, and Capital.

“Net Income” means for any period, net income (or net loss) (determined in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis.

“Organizational Documents” means a party’s certificate or articles of incorporation and the bylaws, as amended.

“Parent Payable” means the $4,596,000 payable from the Company to the Parent on the June 30, 2007 balance sheet of the Company.

“Permitted Encumbrances” means (i) statutory liens for Taxes and other charges and assessments by any Governmental Authority that are not yet due and payable or are being contested in good faith, (ii) mechanics’, materialmen’s, and similar liens that can be satisfied by a payment of cash to the lienholders, (iii) rights reserved to any Governmental Authority to regulate the affected assets, including zoning laws and ordinances, (iv) as to real property interests, including leasehold interests, any easements, rights-of-way, servitudes, permits, restrictions, and minor imperfections or irregularities in title that do not, individually or in the aggregate, interfere with the ability to own, use, or operate such real property, (v) purchase money liens and liens securing rental payments under any capital lease arrangements, (vi) notice filings with respect to equipment leases or other leases of personal property, and (vii) any other Encumbrance that is immaterial with respect to the asset that it encumbers.

“Person” means any individual, any entity or any unincorporated organization, including a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, or a joint venture.

“Seller Agreement” means (collectively):

(i) that certain Stock Purchase Agreement made and entered into February 5, 2007 by and among Parent and Mark C. Concannon, individually, Lorie I. Concannon, individually, Timothy J. Hatfield, individually, Raeann M. Hatfield, individually, and Barbara J. Concannon and Patrick J. Concannon as sole Trustees of the Bernard P. Concannon Jr. Trust dated July 11, 1997 and the sole Trustees of the Barbara J. Concannon Trust dated July 11, 1997 (collectively “Sellers”), and the Stock Pledge and Security Agreement dated March 30, 2007 by and among Parent and Sellers whereby Parent granted a security interest in all of the issued and outstanding stock of the Company to the Sellers, and the Security Agreement whereby Company pledged all or part of its assets to Sellers; and

(ii) that certain Stock Pledge and Security Agreement dated March 30, 2007 by and among the Company and the Sellers whereby the Company granted a security interest in all of the issued and outstanding stock of Traders Insurance Connection, Inc. (TIC) to the Sellers, and the Security Agreement whereby TIC pledged all or part of its assets to Sellers; and

(iii) that certain Stock Pledge and Security Agreement dated March 30, 2007 by and among TIC and the Sellers whereby TIC pledged all of the issued and outstanding stock of Traders Insurance Company (Traders) and Professional Claims, Inc. (PCI) to the Sellers, and the Security Agreement whereby PCI pledged all or part of its assets to Sellers.

“Solvency” means:

1) The fair saleable value of the Person’s assets exceeds the value of its liabilities, including all contingent and other liabilities (on a standalone basis and on a consolidated basis with its subsidiaries);

2) The Person will not have an unreasonably small amount of capital for the businesses in which it is engaged or in which the Person has indicated it intends to engage (on a standalone basis and on a consolidated basis with its subsidiaries);

3) The Person will be able to pay its liabilities, including all contingent and other liabilities, as they mature (on a standalone basis and on a consolidated basis with its subsidiaries); and

“Fair saleable value” means the aggregate amount of net consideration (as of the date in question and giving effect to reasonable and customary costs of sale or taxes) that could be expected to be realized from an interested purchaser by a seller, in an arm’s length transaction under present conditions in a current market for the sale of assets of a comparable business enterprise, where both parties are aware of all relevant facts and neither party is under any compulsion to act, where such seller is interested in disposing of the entire operation as a going concern, presuming the business will be continued in its present form and character, and with reasonable promptness, not to exceed one year.

“Liabilities, including all contingent and other liabilities” These terms have the meanings that are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors. “Contingent and other liabilities” means the contingent and other liabilities of the Person.

“Not have an unreasonably small amount of capital for the businesses in which it is engaged or in which management has indicated it intends to engage” and “able to pay its liabilities, including all contingent and other liabilities, as they mature.  ” These phrases mean that the Person will be able to generate enough cash from operations, asset dispositions, refinancing, or a combination thereof, to meet its obligations (including all contingent and other liabilities) as they become due.

“Solvency Opinion” means a written opinion provided by CBIZ, Inc. or another independent third party qualified to render such opinion in the sole discretion of the parties that addresses the Solvency of the Company on a consolidated basis immediately prior to the transactions contemplated hereby and the Solvency of the Capital on a consolidated basis immediately after the transactions contemplated by this Agreement.

“Subsidiary” means any subsidiary as that term is defined in and within the meaning of Item 1-02(x) of Regulation S-X as promulgated by the SEC.

“Tangible Book Value” means, with respect to the Person, total assets less deferred policy acquisition costs less goodwill less net deferred income tax asset less Liabilities less $91,162 representing software as a portion of “other assets,” all on a consolidated basis as shown on the balance sheet of the date in question prepared in accordance with GAAP and consistent with the preparation of the June 30, 2007 balance sheet of such Person.

“Tax(es)” means all taxes, charges, fees, levies, duties, imposts or other assessments or charges imposed by and required to be paid to any federal, state, local or foreign taxing authority or tax sharing agreement, including, without limitation, income, excise, property (whether real or tangible personal property), sales, use, transfer, gains, ad valorem, value added, stamp, payroll, windfall, profits, gross receipts, license, occupation, commercial activity, employment, withholding, social security, Medicare, workers’ compensation, unemployment compensation, documentation, registration, customs duties, tariffs, net worth, capital stock and franchise taxes, alternative or add-on minimum (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) and any estimated payments or estimated taxes.

“Tax Return” means any return, report, information return or other similar document or statement (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

“Traders” means Traders Insurance Company.

12.2.  Cross-References.  Each of the following terms shall have the meaning ascribed to such terms in the Sections set forth below:

“Agreement”	Preamble
“Audited Company Financials”	Section 5.1(b)
“Capital”	Preamble
“Capital Directors”	Section 9.3(e)
“Capital Indemnified Parties”	Section 10.2(a)
“Capital Insurance Policies”	Section 3.16(c)
“Capital Plans”	Section 3.19(a)
“Capital Reports”	Section 3.5
“Capital Stock”	Section 1.4
“CERCLA”	Section 2.13(c)
“Certificate”	Section 1.5(a)
“Closing Date”	Section 9.1
“Closing”	Section 9.1
“Code”	Preamble
“Company”	Preamble
“Company Insurance Policies”	Section 2.14(c)
“Company Stock”	Section 1.5(a)
“Confidentiality Agreement”	Section 4.3
“DIFP”	Section 3.4
“Disclosure Schedule”	Preamble to Article 2
“Environmental Laws”	Section 2.13(c)
“Exchange Act”	Section 2.4
“Materially Competes”	Section 4.9(a)
“Parent”	Preamble
“Parent Indemnified Parties”	Section 10.2(b)
“Parent Reports”	Section 2.11
“Plans”	Section 2.17(a)
“Press Release”	Section 5.2
“Recent Company Balance Sheet”	Section 2.5
“Recent Capital Balance Sheet”	Section 3.6
“Registration Statement	Section 5.5
“SEC”	Section 2.9
“Securities Act”	Section 2.4
“Specified Representations”	Section 10.1
“Transaction Form 8-K”	Section 5.2
“Waste”	Section 2.13(c)

12.3.  Interpretation.  In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) language shall be construed simply according to its fair meaning and not strictly for or against any party; (b) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(c) words importing any gender shall include other genders;

(d) words importing the singular only shall include the plural and vice versa;

(e) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation;”

(f) the words “hereby,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(g) references to “Article,” “Section” or “Schedule” shall be to an Article, Section or Schedule of or to this Agreement;

(h) references to any Person include the successors and permitted assigns of such Person;

(i) any definition of or reference to any Law, agreement, instrument or other document herein will be construed as referring to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and

(j) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder.

[Next Page is Signature Page]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

BROOKE CAPITAL CORPORATION

By:	/s/ MICHAEL HESS
Name: Michael Hess

Its:	Vice Chairman of the Board

DELTA PLUS HOLDINGS, INC.

By:	/s/ MARK C. CONCANNON
Name: Mark C. Concannon

Its:	President and Chief Executive Officer

BROOKE CORPORATION

By:	/s/ ROBERT D. ORR
Name: Robert D. Orr

Its:	Chairman and Chief Executive Officer

[Signature page to Exchange Agreement]

AMENDMENT TO EXCHANGE AGREEMENT

THIS AMENDMENT TO EXCHANGE AGREEMENT (this “Amendment”), dated as of September 20, 2007, is made and entered into by and among Brooke Corporation, a Kansas corporation (“Parent”), Brooke Capital Corporation, a Kansas corporation (“Capital”), and Delta Plus Holdings, Inc., a Missouri corporation (“Delta Plus”).

W I T N E S S E T H :

WHEREAS, the parties hereto entered into an Exchange Agreement dated as of August 31, 2007 (“Agreement”); and

WHEREAS, the parties hereto now wish to amend certain terms and conditions contained in the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  Amendment of Section 4.5.  The clause “; Form A” in the reference to Section 4.5 in the Agreement’s Table of Contents is hereby deleted and Section 4.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 4.5 Regulatory and Other Authorizations.  Each party hereto shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of any Governmental Authority that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Capital shall use best efforts to obtain regulatory approval from any necessary Governmental Authorities to acquire the common stock of the Company. Capital shall provide to Parent copies of all change of control or other regulatory applications in advance of filing or submission of such applications to any Governmental Authority in connection with this Agreement.

2.  Amendment of Section 6.10.  Section 6.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.10 Fairness Opinion.  The fairness opinion received by the Independent Directors Committee of Capital on August 31, 2007 from Duff & Phelps shall not have been materially changed, modified or withdrawn on or before the Closing Date;

3. Amendment for New Section 7.16.  The Agreement is hereby amended to insert the following as new Section 7.16:

Section 7.16 Opinion Letter.  Receipt by Parent of a written opinion, in form and substance reasonably acceptable to the Parent and its legal counsel, by legal counsel to Capital that the shares constituting the Initial Exchange Consideration have been duly authorized and validly issued, and are fully paid and nonassessable.

4.  Amendment of Section 8.1(e).  Section 8.1(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

(e) [RESERVED]; or

5.  Full Force and Effect.  Except as amended herein, all provisions of the Agreement shall remain unchanged and in full force and effect.

6.  Governing Law.  This Amendment will be governed by, and construed in accordance with, the substantive laws of the State of Kansas without reference or regard to the conflicts of law rules thereof.

7.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. This Amendment may be delivered by facsimile or other electronic transmission. This Amendment shall be considered to have been executed by a person if there exists a photocopy, electronic file or image, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof that has been signed by such person. Copies, telecopies, facsimiles, electronic files or images and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts or original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[The remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representative to execute this Amendment as of the date first above written.

BROOKE CORPORATION

By:	/s/ ROBERT D. ORR Name: Robert D. Orr Its: Chairman and Chief Executive Officer

BROOKE CAPITAL CORPORATION

By:	/s/ MICHAEL HESS Name: Michael Hess Its: Vice Chairman of the Board

DELTA PLUS HOLDINGS, INC.

By:	/s/ MARK C. CONCANNON Name: Mark C. Concannon Its: President and Chief Executive Officer

ANNEX C

FAIRNESS OPINION ISSUED TO THE INDEPENDENT DIRECTORS COMMITTEE

August 31, 2007

Independent Directors Committee of the Board of Directors
Brooke Capital Corporation
c/o Michael Sell, Secretary, Brooke Capital Corporation
10950 Grandview Drive, 6th Floor
Overland Park, Kansas 66210

Dear Members of the Independent Directors Committee:

Brooke Capital Corporation (“BCAP”, the “Company” or “Buyer”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) as an independent financial advisor to provide an opinion (the “Opinion”) to the Independent Directors Committee (the “Directors Committee”) of the Board of Directors of BCAP as to the fairness to the Company, from a financial point of view, of the consideration to be paid by the Company in a transaction described below. Duff & Phelps has prepared this Opinion effective as of August 31, 2007 (the “Opinion Date”).

Previously, Duff & Phelps provided the Company with a buy-side fairness analysis (opinion delivered on May 31, 2007) related to BCAP’s proposed acquisition of Brooke Savings Bank. The closing of BCAP’s acquisition of Brooke Savings Bank is contingent upon and awaits regulatory approval. The Opinion contained herein assumes that BCAP’s proposed acquisition of BSB has not closed.

Duff & Phelps is engaged by and solely responsible to the Directors Committee. This Opinion cannot be relied on by any party other than the Directors Committee.

Description of the Proposed Transaction

The contemplated transaction (the below steps (i) and (ii) collectively referred to herein as the “Proposed Transaction”) involves (i) the merger of Brooke Franchise Corporation (“BFC”) with and into BCAP pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) and (ii) BCAP’s purchase of all of the outstanding capital stock of Delta Plus Holdings, Inc. (“Delta Plus”) from Brooke Corporation (“Brooke Corp.” or the “Seller”) pursuant to the Exchange Agreement (the “Exchange Agreement”). The Merger Agreement is by and among BCAP, BFC, and Brooke Corp. and is dated August 31, 2007. The Exchange Agreement is by and among BCAP and Brooke Corp. and is dated August 31, 2007 (collectively referred to as the “Agreements”).

Pursuant to the Agreements, BFC agrees to merge with and into BCAP, and Brooke Corp. agrees to sell all of the issued and outstanding shares of common stock of Delta Plus to BCAP in exchange for consideration to the Seller consisting of 5,500,000 shares of BCAP common stock at close and the opportunity for the Seller to receive a maximum of 2,500,000 incremental shares of BCAP common stock as determined by a specified earnout schedule (the “Proposed Consideration”). The earnout related to the financial performance of BFC is as follows:

•	900,000 incremental shares if BFC’s 2007 full-year projected EBITDA is at least $7,900,000.

•	225,000 incremental shares if BFC’s 2007 full-year projected EBITDA is 1.5x or greater, management’s projected full-year EBITDA or $11,850,000.

•	900,000 incremental shares if BFC’s 2008 full-year projected EBITDA is at least $9,900,000.

•	225,000 incremental shares if BFC’s 2008 full-year projected EBITDA is 1.5x or greater, management’s projected full-year 2008 EBITDA or $14,850,000.

The earnout related to the financial performance of Delta Plus is as follows:

•	100,000 incremental shares if Delta Plus’s 2007 full-year projected after-tax income is at least $600,000.

•	25,000 incremental shares if Delta Plus’s 2007 full-year projected after-tax income is 1.5x or greater, management’s projected full-year after-tax income or $900,000.

•	100,000 incremental shares if Delta Plus’s 2008 full-year projected after-tax income is at least $1,600,000.

•	25,000 incremental shares if Delta Plus’s 2008 full-year projected after-tax income is 1.5x or greater, management’s projected full-year after-tax income or $2,400,000.

Collectively, BCAP will issue to Brooke Corp. 5,500,000 shares of BCAP common stock at close, and up to a maximum of 8,000,000 total BCAP common shares if the earnout is realized in full. Note that these share counts are subject to adjustment in the event of changes to the Company’s capitalization.

In addition to the issuance of shares by BCAP, the Proposed Transaction involves the following material items, among others:

1. Seller indemnification of past due franchisee receivables;

2. Limitations of the indebtedness of each of BFC and Delta Plus at close;

3. BFC’s delivery of a minimum level of net working capital at close;

4. Delta Plus’ delivery at close of a tangible book value of at least zero, on a consolidated basis, and the delivery at close of Traders Insurance Company with a minimum level of required regulatory statutory capital and surplus;

5. Representations that there are no off-balance sheet or contingent liabilities that are not reflected on the pro forma closing balance sheets for BFC and Delta Plus (included as exhibits to the Agreements);

6. A no material adverse effect condition to close; and

7. Delivery of a solvency opinion by the Seller to Buyer as a condition to close.

Immediately prior to the Proposed Transaction, Brooke Corp. will own 1,795,467 shares (57.3%) of the fully diluted shares (including 49,999 warrants) of capital stock of BCAP. At the close of the Proposed Transaction, Brooke Corp. will own (combined with Brooke Corp’s previous ownership) 84.5% of the fully diluted shares of capital stock of BCAP. If the first earnout thresholds (greater than 2007 and 2008 projected earnings but less than 1.5x 2007 and 2008 projected earnings) are met for BFC and Delta Plus, Brooke Corp. will own 87.4% of the fully diluted shares of capital stock of BCAP. If the earnout is fully realized, Brooke Corp will own 88.0% of the fully diluted shares of capital stock of BCAP.

Scope of Analysis

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Our due diligence with regards to BFC and the Proposed Transaction included, but was not limited to, the items summarized below.

1. Held discussions with management in Overland Park, Kansas and telephonically that included, but were not limited to, BFC’s history, the nature of and future outlook for its operations, the outlook for relevant industries, and competition;

2. Reviewed audited historical financial statements of BFC for the years ended December 31, 2003, 2004, 2005, and 2006, and internally prepared financial statements for the six month periods ended June 30, 2007 and the prior year period;

3. Reviewed a management prepared pro forma balance sheet for BFC as of June 30, 2007, giving effect to the contemplated flow of funds between Brooke Corp. and BFC, immediately prior to the Proposed Transaction;

4. Reviewed Brooke Corp.’s financial statements and SEC filings, including the Form 10-K for the fiscal year ended December 31, 2006 and Form 10-Q for the six month period ended June 30, 2007;

5. Reviewed management prepared projected financial results for BFC for 2007 to 2010;

6. Reviewed a management representation letter executed by officers of both Buyer and BFC regarding the preparation and presentation of the projected financial performance for BFC;

7. Analyzed financial, market and transaction information on public companies and M&A transactions that we selected for purposes of our analysis of BFC;

8. Reviewed the Merger Agreement dated August 31, 2007;

9. Reviewed Brooke Corp’s 8-K filings dated February 8, 2007, April 30, 2007 and July 18, 2007 which include preliminary and final terms related to the Agreement and Plan of Merger between Brooke Credit Corporation and Oakmont Acquisition Corp.;

10. Reviewed Brooke Corp’s 8-K filing dated June 28, 2007 related to the Securities Purchase Agreement by and between Brooke Corp. and accredited institutional investors in connection with a private placement of common stock and warrants;

11. Reviewed other operating and financial information provided by BFC management; and

12. Reviewed certain other relevant, publicly available information, including economic, industry, and investment data.

Our due diligence with regards to Delta Plus and the Proposed Transaction included, but was not limited to, the items summarized below.

1. Held discussions with management in Overland Park, Kansas and telephonically that included, but were not limited to, Delta Plus’ history, the nature of and future outlook for its operations, the outlook for relevant industries, and competition;

2. Reviewed audited historical financial statements for Delta Plus Holdings, Inc. and Subsidiaries (including CJC) for the years ended December 31, 2003, 2004, 2005, and 2006;

3. Reviewed management prepared historical financial statements for Delta Plus (excluding CJC) for the years ended December 31, 2005 and 2006, internally prepared financial statements for the six month period ended June 30, 2007, and a management prepared net income figure for the six month period ended June 30, 2006;

4. Reviewed a management prepared pro forma balance sheet for Delta Plus as of June 30, 2007, giving effect to the contemplated flow of funds between Brooke Corp. and Delta Plus, immediately prior to the Proposed Transaction;

5. Reviewed Brooke Corp.’s financial statements and SEC filings, including the Form 10-Q for the three month period ended March 31, 2007 and Form 10-Q for the six month period ended June 30, 2007;

6. Reviewed management prepared projected financial results for Delta Plus for 2007 to 2010;

7. Reviewed a management representation letter executed by officers of both Buyer and Delta Plus regarding the preparation and presentation of the projected financial performance for Delta Plus;

8. Analyzed financial, market and transaction information on public companies and M&A transactions that we selected for purposes of our analysis of Delta Plus;

9. Reviewed the Exchange Agreement dated August 31, 2007;

10. Reviewed the Stock Purchase Agreement by and between Mark C. Concannon and other Sellers, and Brooke Corp., dated February 7, 2007;

11. Reviewed Brooke Corp’s Form A regarding the application to acquire Traders Insurance Company, a subsidiary of Delta Plus Holdings, Inc. dated February 6, 2007 and Brooke Corp’s response to the Insurance Department of the State of Missouri’s request for supplemental information regarding Brooke Corp’s Form A filing, dated March 2, 2007;

12. Reviewed other operating and financial information provided by Delta Plus management; and

13. Reviewed certain other relevant, publicly available information, including economic, industry, and investment data.

Our due diligence with regards to BCAP and the Proposed Transaction included, but was not limited to, the items summarized below.

1. Held discussions with management that included, but were not limited to, BCAP’s history, the nature of and future outlook for its operations, the outlook for relevant industries, and competition;

2. Reviewed BCAP’s financial statements and SEC filings, including the Form 10-KSB for the fiscal years ended December 31, 2003, 2004, 2005 and 2006 and Form 10-QSB for the six months ended June 30, 2007;

3. Reviewed management prepared consolidating balance sheet for BCAP as of June 30, 2007 and management prepared consolidating income statements for BCAP (including segment data for Brooke Capital Advisors (“BCA”), First Life America Corporation (“FLAC”) and BCAP Corporate) for the six month period ended June 30, 2006, the six month period ending June 30, 2007, and the pro forma full year 2006. Duff & Phelps also reviewed management prepared pro forma historical financials for “as if standalone” BCA and FLAC, including corporate cost allocations for the latest twelve month period ended June 30, 2007;

4. Reviewed BCAP management prepared projections for both “Base Case/Moderate Growth” and “Sales Budget/Aggressive Growth” case scenarios for the fiscal years ended December 31, 2007, 2008 and 2009 (the “BCAP Management Projections”). Duff & Phelps also reviewed management prepared pro forma projected financials for “as if standalone” BCA and FLAC, including corporate cost allocations for 2007, 2008 and 2009 (the “BCA and FLAC Projections”);

5. Discussed with management of BCAP, the available aggregate $6.3 million (estimated $680,000 usable per year) of tax-related net operating losses (“NOLs”) available to BCAP and the estimated allocation of NOLs to the as if standalone entities of BCA and FLAC;

6. Analyzed financial, market and transaction information on public companies and M&A transactions that we selected for purposes of our analysis of BCAP;

7. Reviewed the Stock Purchase Agreement by and among First American Capital Corporation (now referred to as BCAP), a Kansas corporation, and Brooke Brokerage Corporation, a Kansas corporation dated February 14, 2007;

8. Reviewed Brooke Corp.’s Form A (and associated exhibits) filed with the Insurance Department of the State of Kansas related to Brooke Corp.’s proposed acquisition of control of First Life America Corporation dated December 1, 2006;

9. Reviewed BCAP’s H-(e)1 Application (and associated exhibits) filed with the Office of Thrift Supervision on March 29, 2007 related to BCAP’s proposed acquisition of Brooke Savings Bank as amended and supplemented (May 18, 2007 and May 29, 2007);

10. Reviewed BCAP’s 8-K filing dated April 9, 2007 and other publicly available documents which detailed the terms and results of a “Dutch auction” tender offer conducted by BCAP;

11. Reviewed a management representation letter executed by BCAP officers regarding the preparation and presentation of the projected financial performance for BCAP, BFC and Delta Plus;

12. Reviewed other operating and financial information provided by BCAP management; and

13. Reviewed certain other relevant, publicly available information, including economic, industry, and investment data.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular.

This Opinion is not and should not be misconstrued as a solvency analysis or solvency opinion, financing feasibility analysis, and/or credit rating of BFC, Delta Plus or BCAP (both immediately prior to the Proposed Transaction and immediately after on a consolidated basis). Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s, BFC’s or Delta Plus’ solvency or of any specific assets or liabilities (contingent or otherwise).

In addition, this Opinion should not be misconstrued as a valuation opinion, investment advice, tax advice or accounting advice. In addition, Duff & Phelps is not expressing any opinion as to the market price or value of the common stock of the Company, BFC or Delta Plus after the date hereof. In rendering this Opinion, Duff & Phelps relied upon the fact that the Directors Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In preparing its forecasts, performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps (i) relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company, BFC, Delta Plus, or Brooke Corp. management, and did not attempt to independently verify such information, (ii) assumed that any estimates, evaluations and projections furnished to Duff & Phelps, including without limitation the BCAP Management Projections and BCA and FLAC Projections, were reasonably prepared and based upon the last and most relevant currently available information and good faith and reasonable judgment of the person furnishing the same, (iii) assumed that the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed and (iv) assumed that all contracts, agreements and transactions among BFC, BCAP, Delta Plus, Brooke Corp. or any affiliate of Brooke Corp. (collectively, “Related Party Transactions”) are on commercially reasonable terms equivalent to those which would be obtained on an arms’-length basis between unrelated parties. In performing its analysis and rendering its Opinion, Duff & Phelps did not assume any responsibility to undertake any analysis to determine whether the Related Party Transactions were entered into on commercially reasonable terms equivalent to those which would be obtained on an arms’-length basis between unrelated parties.

Duff & Phelps’ Opinion further assumes that information supplied and representations made by Company, BFC, Delta Plus and Brooke Corp. management are substantially accurate regarding the Company, BFC, Delta Plus, Brooke Corp. and the Proposed Transaction.

In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. Duff & Phelps has also assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreements.

The basis and methodology for this Opinion have been designed specifically for the express purposes of the Directors Committee and may not translate to any other purposes.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based proves to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Duff & Phelps has prepared this Opinion effective as of August 31, 2007. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Duff & Phelps reserves the right to change, modify or withdraw the Opinion.

This letter should not be construed as creating any fiduciary duty on Duff & Phelps’ part to any party.

It is understood that this Opinion is only for the information of the Directors Committee in connection with its consideration of the Proposed Transaction. This Opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, nor does it indicate that the consideration to be paid is the best possible attainable under any circumstances. Instead, it merely states whether the price in the Proposed Transaction is within a range suggested by certain financial analysis. This Opinion does not consider an evaluation of the strategic rationale for the Proposed Transaction and should not be misconstrued as advice on how the Directors Committee or

Company should proceed strategically. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.

Without our prior consent, this Opinion may not be quoted or referred to, in whole or in part, in any written document, relied upon by any person other than the Directors Committee, or used for any other purpose.

Conclusion

Based upon and subject to the foregoing, as of the Opinion Date, Duff & Phelps is of the opinion that the Proposed Consideration to be paid by the Company in the Proposed Transaction is fair to the Company, from a financial point of view.

Respectfully submitted,

Duff & Phelps, LLC